   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 8, 1997

                                                REGISTRATION NO. 333-26853
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-4

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                              CCA HOLDINGS CORP.
                             CCA ACQUISITION CORP.
                       CENCOM CABLE ENTERTAINMENT, INC.
                  CHARTER COMMUNICATIONS ENTERTAINMENT, L.P.
          (Exact Name of Registrants, as Specified in Their Charters)

        DELAWARE                     4841                    43-1720013
        DELAWARE                     4841                    43-1696238
        DELAWARE                     4841                    43-1258015
        DELAWARE                     4841                    43-1723475
     (State or Other           (Primary Standard          (I.R.S. Employer
      Jurisdiction                Industrial           Identification Number)
   of Incorporation or        Classification Code
      Organization)                 Number)


                      12444 POWERSCOURT DRIVE, SUITE 400
                           ST. LOUIS, MISSOURI 63131
                                (314) 965-0555
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrants' Principal Executive Offices)

                               ----------------
         MARCY LIFTON, ESQ.                            COPIES TO:
    CHARTER COMMUNICATIONS, INC.                   JOEL M. SIMON, ESQ.
 12444 POWERSCOURT DRIVE, SUITE 400         PAUL, HASTINGS, JANOFSKY & WALKER
      ST. LOUIS, MISSOURI 63131                            LLP
           (314) 965-0555                            399 PARK AVENUE
 (Name, Address, Including Zip Code,            NEW YORK, NEW YORK 10022
        and Telephone Number,                        (212) 318-6000
  Including Area Code, of Agent For
              Service)

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

  If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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
                                            PROPOSED    PROPOSED
                                             MAXIMUM     MAXIMUM
                                AMOUNT      OFFERING    AGGREGATE   AMOUNT OF
  TITLE OF EACH CLASS OF         TO BE        PRICE     OFFERING   REGISTRATION
SECURITIES TO BE REGISTERED  REGISTERED(1) PER UNIT(2)  PRICE(2)      FEE(3)
-------------------------------------------------------------------------------
Senior Subordinated Notes
 due 1999(4)..............    $82,000,000     100%     $82,000,000   $24,848

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(1) Estimated solely for purposes of calculating the registration fee.
(2) Exclusive of accrued interest.

(3) Previously paid.

(4) Issued by CCA Holdings Corp. and guaranteed by CCA Acquisition Corp., Cencom Cable Entertainment, Inc. and Charter Communications Entertainment, L.P.

  The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

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

                               CCA HOLDINGS CORP.
                             CCA ACQUISITION CORP.
                        CENCOM CABLE ENTERTAINMENT, INC.
                   CHARTER COMMUNICATIONS ENTERTAINMENT, L.P.

                             CROSS-REFERENCE SHEET

           PURSUANT TO ITEM 501(B) OF REGULATION S-K AND RULE 404(A)
                       SHOWING LOCATION IN PROSPECTUS OF
                      INFORMATION REQUIRED BY ITEMS IN S-4

REGISTRATION STATEMENT ITEM AND HEADING            PROSPECTUS CAPTION
---------------------------------------            ------------------
 1. Forepart of Registration Statement
     and Outside Front Cover Page of     Forepart of the Registration
     Prospectus........................  Statement; Outside Front Cover Page of
                                         Prospectus
 2. Inside Front and Outside Back Cover
     Pages of Prospectus...............  Inside Front and Outside Back Cover
                                         Pages of Prospectus
 3. Risk Factors, Ratio of Earnings to
     Fixed Charges and Other             Summary; Risk Factors; Unaudited
     Information.......................  Summary Historical and Unaudited Pro
                                         Forma Financial Data of CCA and
                                         Subsidiaries; Unaudited Pro Forma
                                         Financial Statements
 4. Terms of the Transaction...........  Summary; The Exchange Offer
 5. Pro Forma Financial Information....  Unaudited Summary Historical and
                                         Unaudited Pro Forma Financial Data of
                                         CCA and Subsidiaries; Unaudited Pro
                                         Forma Financial Statements;
                                         Supplemental Selected Historical
                                         Combined Financial Data
 6. Material Contracts with Company
   Being Acquired......................  Not Applicable
 7. Additional Information Required for
     Reoffering by Persons and Parties
     Deemed to be Underwriters.........  Not Applicable
 8. Interests of Named Experts and
   Counsel.............................  Not Applicable
 9. Disclosure of Commission Position
     on Indemnification for Securities
     Act Liabilities...................  Not Applicable
10. Information With Respect to S-3
   Registrants.........................  Not Applicable
11. Incorporation of Certain
   Information by Reference............  Not Applicable
12. Information with Respect to S-2 or
   S-3 Registrants.....................  Not Applicable
13. Incorporation of Certain
   Information by Reference............  Not Applicable
14. Information with Respect to
     Registrants Other than              Prospectus Summary; Supplemental
     S-2 or S-3 Registrants............  Selected Historical Combined Financial
                                         Data; Unaudited Pro Forma Financial
                                         Statements; Management's Discussion
                                         and Analysis of Financial Condition
                                         and Results of Operations; Business
15. Information with Respect to S-3
   Companies...........................  Not Applicable
16. Information with Respect to S-2 or
   S-3 Companies.......................  Not Applicable
17. Information with Respect to
     Companies Other than S-2 or S-3
     Companies.........................  Not Applicable
18. Information if Proxies, Consents or
     Authorizations are to be
     Solicited.........................  Not Applicable
19. Information if Proxies, Consents or
     Authorizations are not to be        Management; Certain Relationships and
     Solicited or in an Exchange         Related Transactions; The Exchange
     Offer.............................  Offer

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

PRELIMINARY PROSPECTUS            SUBJECT TO COMPLETION, DATED JULY 8, 1997

                               CCA HOLDINGS CORP.         [LOGO] CHARTER
                             CCA ACQUISITION CORP.               COMMUNICATIONS
                        CENCOM CABLE ENTERTAINMENT, INC.
                   CHARTER COMMUNICATIONS ENTERTAINMENT, L.P.

                               OFFER TO EXCHANGE
                  SERIES B SENIOR SUBORDINATED NOTES DUE 1999
              WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT
                       FOR ANY AND ALL OF ITS OUTSTANDING
                  SERIES A SENIOR SUBORDINATED NOTES DUE 1999

  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK TIME, ON       , 1997,
UNLESS EXTENDED (THE "EXPIRATION DATE").

  CCA Holdings Corp., a Delaware corporation (the "Issuer" or "CCA"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal, as the same may be amended or supplemented from time to time (which together constitute the "Exchange Offer"), to issue an aggregate of up to $82,000,000 principal amount of Series B Senior Subordinated Notes due 1999 (the "New Notes") in exchange for an identical face amount of outstanding Series A Senior Subordinated Notes due 1999 (the "Old Notes" and, with the New Notes, the "Notes"). Senior Subordinated Notes due 1999 of the Issuer ("Original Notes") were issued by the Issuer to HC Crown Corp. ("HC Crown"), an affiliate of Hallmark Cards, Incorporated, in connection with the Crown Transaction (as defined below) in reliance on Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). Subsequently, the Original Notes were converted into the Old Notes and the Old Notes were resold through a placement agent to certain "qualified institutional buyers" (as defined in Rule 144A under the Securities
Act), including an affiliate of HC Crown, in reliance on Rule 144A under the Securities Act. See "Prospectus Summary--The Crown Transaction, Issuance of the Notes and the Subordination Agreement." The terms of the New Notes are identical in all material respects to the terms of the Old Notes except that the registration and other rights relating to the exchange of Old Notes for New Notes and the restrictions on transfer set forth on the face of the Old Notes will not appear on the New Notes. See "The Exchange Offer." The New Notes are being offered hereunder in order to satisfy certain obligations of the Issuer under a letter agreement dated as of November 15, 1996 (the "Letter Agreement"). Based on an interpretation by the staff of the Securities and Exchange Commission (the "Commission") set forth in Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1989), Morgan Stanley & Co. Inc., SEC No-Action Letter (June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (July 2, 1993), New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold, and otherwise transferred by a holder thereof (other than a holder which is an "affiliate" of the Issuer or any of the Guarantors (as defined below) within the meaning of Rule 405 under the Securities Act, without compliance with the registration and (except as provided below) the prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement with any person to participate in or is engaged in or is planning to be engaged in the distribution of such New Notes. See "Prospectus Summary--The Exchange Offer."

  The Notes are unsecured obligations of the Issuer and are subordinated in right and priority of payment to all existing and future indebtedness of the Issuer, other than indebtedness that by its terms is expressly subordinated to the Notes. The obligations on the Notes are guaranteed (the "Guarantees") as set forth herein on a subordinated basis by two subsidiaries ("CAC" and "Cencom Cable") of the Issuer and by a limited partnership ("CCE, L.P.") in which the Issuer owns indirect limited and general partnership interests (collectively, the "Guarantors"). The Issuer and the Guarantors are holding companies that currently conduct substantially all their business through two limited partnerships ("CCE-I" and "CCE-II"); the Issuer and one of the Guarantors control CCE-I (and neither the Issuer nor any of the Guarantors controls CCE-
II). Because the Issuer and the Guarantors currently do not have any other assets which generate revenue or distributions, the Issuer and the Guarantors are dependent primarily upon distributions from CCE-I and its subsidiaries to service the Notes and the Guarantees. The receipt of such distributions by the Issuer are governed by the terms of the CCE, L.P. Partnership Agreement (as defined herein). See "CCE, L.P. Transaction--The Partnership Agreements." The Notes, except under certain limited circumstances, will not have the benefit of distributions from CCE-II or any other affiliates of the Issuer or the Guarantors. The Guarantees, by their terms, are limited to the proceeds of distributions received by the Guarantors from CCE-I. The CCE, L.P. Guarantee cannot be enforced until the repayment in full and termination of the CCE-I Credit Facility and the CCE-II Credit Facility (as defined herein), and any other senior indebtedness of CCE-II and senior indebtedness of New CCE Subsidiaries (as defined herein). The Guarantees issued by CAC and Cencom Cable cannot be enforced until the repayment in full and termination of the CCE-I Credit Facility (as defined herein). As of March 31, 1997, the Issuer's and the Guarantors' only indebtedness other than the Notes was approximately $55.5 million of deferred income

                                              (Continued on following page)


  SEE "RISK FACTORS" BEGINNING ON PAGE 24 FOR A DESCRIPTION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFER.
                                  ----------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES  AND EXCHANGE  COMMISSION OR ANY  STATE SECURITIES  COMMISSION
    PASSED  UPON   THE  ACCURACY  OR  ADEQUACY  OF  THIS   PROSPECTUS.  ANY
      REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is July __, 1997.

(Continued from previous page)

taxes and $0.5 million of current liabilities. As of March 31, 1997, the aggregate indebtedness of CCE-I (including current liabilities of approximately $30.9 million and other long-term liabilities of approximately $2.8 million) was approximately $489.5 million. Except for certain fees and expenses payable or which may become payable by the Company (as defined herein) on an ongoing basis as described herein, the Company will not make any distributions or advances, by dividend or otherwise, to any of its shareholders before the Notes are repaid in full. See "Prospectus Summary--The Company," and "--Organizational Structure."

  Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuer has agreed that, for a period of 180 days after the effective date hereof, it will make the Prospectus available to any broker-dealer for use in connection with any such resale. See "The Exchange Offer."

  The Issuer will not receive any proceeds from the Exchange Offer. HC Crown will pay all the expenses incident to the Exchange Offer. Tenders of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. If the Issuer terminates the Exchange Offer and does not accept for exchange any Old Notes, it will promptly return the Old Notes to the holders thereof. See "The Exchange Offer."

  Prior to this Exchange Offer, there has been no public market for the Old Notes or the New Notes. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Notes could be adversely affected. If a market for the New Notes should develop, the New Notes could trade at a discount from their principal amount. The Issuer does not currently intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system; however, the Notes have been designated for trading in the PORTAL market. There can be no assurance that an active public market for the New Notes will develop. Any person participating in the Exchange Offer who does not acquire the Old Notes in the ordinary course of business (i) cannot rely on the no-action letters referred to above, (ii) cannot tender its Old Notes in the Exchange Offer and
(iii) must comply with the registration and prospectus delivery requirements of the Securities Act before selling its Old Notes.

  The Exchange Agent for the Exchange Offer is Harris Trust and Savings Bank.

                      STATEMENT OF AVAILABLE INFORMATION

  The Issuer and the Guarantors have filed with the Commission a Registration Statement on Form S-4 with respect to the New Notes being offered hereby (including all exhibits and amendments thereto, the "Registration Statement"). This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. For further information with respect to the Issuer and the Guarantors and the securities offered hereby, reference is made to the Registration Statement and to the exhibits filed therewith. Statements made in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and, where applicable reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement is qualified by such reference.

  As a result of the filing of the Registration Statement, the Company will become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will be required to file reports and other information with the Commission. Such reports, the Registration Statement and other information may be inspected and copied, at prescribed rates, at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at the regional offices of the Commission located at Seven World Trade Center, New York, New York 10048, and at 500 West Madison Street, Suite 1400 Northwestern Atrium Center, Chicago, Illinois 60611. The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants, such as the Company, that file electronically with the Commission. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

  The duty to file reports and other information with the Commission will be automatically suspended as to any fiscal year, after the fiscal year ended December 31, 1997, during which the Notes are held of record by fewer than 300 persons. In the event the Company is not subject to the reporting requirements of the Exchange Act at any time following the consummation of the Exchange Offer, the Company will be required under the Indenture, dated as of February 13, 1997 (the "Indenture"), among the Issuer, the Guarantors and Harris Trust and Savings Bank, as trustee (the "Trustee"), pursuant to which the Old Notes were, and the New Notes will be, issued, to deliver to the Trustee and each holder of $1.0 million or more in unpaid principal amount of the Notes the following information and reports: (a) within 45 days after the last day of each quarter (other than the fourth quarter) in each fiscal year, the unaudited consolidated statement of operations and statement of cash flows of the Issuer for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter and the unaudited consolidated balance sheet of the Issuer as of the end of such quarter period; and (b) within 90 days after the end of each fiscal year, the consolidated statements of operations, shareholders' investment and cash flows of the Issuer for such fiscal year, and the consolidated balance sheet of the Issuer as of the end of such fiscal year. Certain other information and reports shall also be delivered to the Trustee and the holders. Such information will be made available upon request, which should be directed to the Secretary of the Company at 12444 Powerscourt Drive, Suite 400, St. Louis, Missouri 63131 (telephone number: (314) 965-0555).

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. As used in this Prospectus, unless the context otherwise requires, the term (i) "Issuer" or "CCA" refers to CCA Holdings Corp. and (ii) "Company" refers collectively to (a) CCA, and (b) CCA's direct and indirect consolidated and unconsolidated subsidiaries, including CAC, Cencom Cable, CCE, L.P., CCE-I, CCE-II and CC Radio. The term "CAC" refers to CCA Acquisition Corp., "Cencom Cable" refers to Cencom Cable Entertainment, Inc., "CCE, L.P." refers to Charter Communications Entertainment, L.P., "CCE-I" refers to Charter Communications Entertainment I, L.P., "CCE-II" refers to Charter Communications Entertainment II, L.P., "CC Radio" refers to Charter Communications Radio St. Louis, LLC, and "CASTL" refers to Cable Advertising St. Louis, L.L.C. CCE-I and CCE-II are collectively referred to herein as the "Operating Entities." All of the foregoing entities, excluding CCE-II and any other affiliated entities that are not controlled by the Issuer or the Guarantors, but including CCE, L.P., are sometimes collectively referred to as the "CCE-I Entities." See "Business--Background and Ownership Structure." A glossary of certain other terms appearing herein has been included in this Prospectus. See "Glossary."

  The Notes will be repaid by distributions to the Issuer from CAC, which CAC shall receive primarily from Cencom Cable, CCE, L.P. and CCE-I. Distributions made by Cencom Cable and CCE, L.P. will be made primarily from distributions received from CCE-I. Subject to certain limited exceptions, CCE-I may only make distributions once the obligations in respect of the senior credit facility of CCE-I (including any amendments or extensions or renewals of the commitments thereunder, the "CCE-I Credit Facility") are indefeasibly paid in full in cash and all commitments to lend in respect thereof are terminated. Although the CCE-I Credit Facility restricts CCE-I's ability to incur additional indebtedness, such restriction can be amended by mutual agreement of the lenders thereto and the obligors thereunder, without the consent of the holders. The benefit of distributions from CCE-II, if any, will not be available until the obligations under both the senior credit facility of CCE-II (including any amendments or extensions or renewals of the commitments thereunder, the "CCE-II Credit Facility"), the California Note (as defined herein), and any other indebtedness of CCE-II are indefeasibly paid in full in cash and all commitments to lend in respect of the CCE-II Credit Facility and any other indebtedness of CCE-II are terminated. Therefore, the presentation of information regarding the Company herein focuses on the CCE-I Entities. Holders of the Notes may ultimately benefit from distributions from CCE-II, but should not rely on distributions from CCE-II for payment of principal or interest on the Notes. Subject to certain restrictions, CCE, L.P. may establish new subsidiaries (the "New CCE Subsidiaries") from time to time, which could have financing arrangements that result in the sharing with other creditors of distributions to CCE, L.P. from CCE-II and/or such New CCE Subsidiaries. See "The Crown Transaction, Issuance of the Notes and Subordination Agreement--The Partnership Agreements" and "Certain Relationships and Related Transactions-- The Partnership Agreements," "Description of Notes--General" and "Description of Notes--Partnership Agreements" and "Description of Notes--Certain Covenants."

THE COMPANY

  The Company's principal business is the ownership, operation and development of cable television systems, which it currently conducts through two principal operating entities, CCE-I and CCE-II. CCE-I owns, operates and develops cable television systems in the St. Louis, Missouri metropolitan area including southwestern Illinois and in certain rural and suburban areas in Connecticut and Massachusetts ("CCE-I Systems"). As of March 31, 1997, CCE-I's cable television systems passed approximately 536,300 homes and served approximately 339,500 basic subscribers in western and northeastern Connecticut, Massachusetts, eastern Missouri and southwestern Illinois. CCE-II owns, operates and develops cable television systems in metropolitan areas of southern California ("CCE-II Systems"). As of March 31, 1997, CCE-II's cable television systems passed approximately 426,600 homes and served approximately 170,200 basic subscribers in southern California. CCE-I's and CCE-II's operations are managed by Charter Communications, Inc. ("Charter"), a privately-held owner and manager of cable television systems. As of March 31, 1997, Charter managed cable television systems which serve approximately 1,011,600 basic subscribers (including the Company's subscribers). Assuming completion of all publicly announced cable television industry transactions, management believes that Charter would be among the top ten largest multiple system operators ("MSOs") in the United States based on number of basic subscribers. The Company seeks to own and operate cable television systems serving an increased number of basic subscribers in the regions in which its cable television systems are presently located.

  The Issuer commenced operations in January 1995 in connection with consummation of the Crown Transaction (as defined herein, see "--The Crown Transaction, Issuance of the Notes and the Subordination Agreement--The Crown Transaction"), which included the purchase of the Crown Connecticut Systems (as defined herein) and the acquisition of Cencom Cable, an existing operator of cable systems in St. Louis. The cable television systems currently comprising CCE-I's operations were initially acquired pursuant to the Crown Transaction and as a result of several additional acquisitions completed in 1995 and 1996. The financial information contained herein with respect to periods prior to such acquisitions does not reflect any changes in the operation or management of such systems that CCE-I or the Company have implemented since the date of acquisition or that they intend to implement in the future; thus, this financial information is not necessarily indicative of the results of operations that would have been achieved had the systems been operated by the Company during all of the periods with respect to which financial information is presented herein or which may be achieved in the future.

  CCE-I owns and operates cable television systems which lie principally within two regions: northeastern and western Connecticut and central Massachusetts (the "Northeast Region"); and eastern Missouri and southwestern Illinois (the "Central Region" and collectively with the Northeast Region, the "Regions"). CCE-II owns and operates cable television systems which lie principally within southern California.

  The Company's cable television systems in the Northeast Region passed approximately 139,100 homes and served approximately 115,300 basic subscribers as of March 31, 1997. The Northeast Region is more diverse geographically than the Central Region, and consists of (i) the Newtown cluster in Connecticut (which includes 14 contiguous towns southwest of Hartford, Connecticut), and tends to be more affluent than other clusters within the Northeast Region, (ii) the Willimantic cluster, which includes 16 contiguous suburban and rural towns northeast of Hartford, and (iii) smaller clusters in Massachusetts consisting of rural communities near and suburbs of the cities of Boston, Springfield and Worcester, Massachusetts and Providence, Rhode Island.

  The Company's cable television systems in the Central Region passed approximately 397,200 homes and served approximately 224,200 basic subscribers in suburban St. Louis as of March 31, 1997. The Central Region does not include the City of St. Louis, but includes contiguous suburbs within other portions of St. Louis County and neighboring cities in eastern Missouri and southwestern Illinois. The Company, through CC Radio, owns a radio station in St. Louis. On January 27, 1997, the Company entered into an agreement to sell its interest in CC Radio, subject to regulatory approval, and expects to complete the sale in the third quarter of 1997. Since January 27, 1997, the radio station has been operated by the purchaser pursuant to a management agreement.

 Organizational Structure

  The capital stock of the Issuer is owned 85% by Kelso Investment Associates V, L.P., an investment fund, together with an affiliate (collectively, "Kelso") and certain other individuals; and 15% by Charter, with distributions on exit varying depending on the rates of return on the stockholders' equity investment in the Issuer. Kelso and certain other individuals have invested an aggregate of $68.0 million and $17.0 million in the Issuer and CCT Holdings Corp. ("CCT"), respectively, and Charter has invested an aggregate of $12.0 million and $3.0 million in the Issuer and CCT, respectively. Except for management fees and financial advisory fees and related expenses payable or which may become payable by the Company to Charter and Kelso & Company (an affiliate of Kelso) on an on-going basis and investment banking fees payable to such entities under certain circumstances, the Company will not make any distributions or advances, by dividend or otherwise, to either Charter or Kelso before the Notes are repaid in full. See "Certain Relationships and Related Transactions--Management Agreements-- Transaction Fees" and "Description of Notes--Transactions with Affiliates." The Issuer holds through CAC a 1% general partnership interest in CCE, L.P. and a 1.22% general partnership interest in CCE-I. As of June 30, 1997, the organizational structure of the Company and certain of its affiliates is as follows:





                          [ORGANIZATIONAL FLOW CHART]

 Priority of CCE-I and CCE-II Distributions

  The Company conducts business principally through CCE-I and CCE-II, each of which maintains a credit facility with certain lenders and is the indirect obligor under certain promissory notes issued in partial payment of the purchase price for the acquisition of certain assets as described herein.

  After the obligations in respect of the CCE-I Credit Facility are indefeasibly paid in full in cash and all commitments to lend in respect thereof are terminated, CCE-I will be permitted to make distributions to CCE, L.P., which in turn will make distributions of such funds to Cencom Cable and CAC for distribution to the Issuer. Distributions made by CCE-II will not be available to repay the Notes until the obligations under the CCE-II Credit Facility, the California Note (as defined herein) and any other indebtedness of CCE-II are indefeasibly paid in full in cash and all commitments to lend in respect of the CCE-II Credit Facility or any other indebtedness of CCE-II are terminated. Distributions made by CCE-I and CCE-II will be directed to the Issuer in a manner consistent with the foregoing priorities pursuant to the agreement of limited partnership of CCE, L.P. (the "CCE, L.P. Partnership Agreement"). Subject to certain restrictions, the CCE, L.P. Partnership Agreement may be amended to enable CCE, L.P. to establish New CCE Subsidiaries. Subject to certain restrictions, CCE, L.P. may establish New CCE Subsidiaries from time to time, which could have financing arrangements that result in the sharing with other creditors of distributions to CCE, L.P. from CCE-II and/or such New CCE Subsidiaries. See "Certain Relationships and Related Transactions--the Partnership Agreements," "Description of Other Indebtedness," "Description of Notes--General," "Description of Notes--Partnership Agreements" and "Description of Notes--Certain Covenants." In addition, the Guarantee issued by CCE, L.P. is limited exclusively to funds received by CCE, L.P. from CCE-I. Except as otherwise described herein, no funds from CCE-II or the New CCE Subsidiaries will be available should payment be sought under the Guarantees. See "Description of Notes--Guarantees." Any payment made on the Guarantee issued by CCE, L.P. (i) would result in an event of default under the California Note (as defined herein), and such an event of default would result in a default under the CCE-II Credit Facility and (ii) could result in a default under any senior credit facility or other financing arrangement of a New CCE Subsidiary. In addition the Subordination Agreement (as defined herein) limits the ability of the Guarantees to be enforced. See "--The Crown Transaction, Issuance of the Notes and the Subordination Agreement" in this Prospectus Summary.

BUSINESS STRATEGY

  Management believes clustered cable television systems offer significant growth opportunities, and management's principal objective is to increase the Company's operating cash flow by capitalizing upon such opportunities. To achieve its objective, the Company has pursued the following business strategies:

 Cluster Through Strategic Acquisitions in Metropolitan Markets

  The Company has sought to "cluster" its cable systems in suburban and ex-urban areas surrounding selected metropolitan markets. Management believes that such clustering offers significant opportunities to increase operating efficiencies and to improve operating margins and cash flow by spreading the Company's fixed costs over an expanding subscriber base. In addition, management believes that by concentrating its clusters in metropolitan markets, the Company will be able to generate higher growth in revenues and operating cash flow. Such metropolitan markets, because of their concentration of businesses and population, offer greater opportunities for advertising sales and telecommunications services such as competitive access service. In addition, because disposable income levels in many areas served by the Company's cable systems are generally higher than the national average, management believes that the Company will benefit from the opportunity to generate enhanced revenues from existing video services, such as pay television and pay-per-view services, as well as from future services, such as video-on-demand and Internet access services.

  Through strategic acquisitions, the Company seeks to enlarge the coverage of its current areas of operations, and if feasible, develop clusters in new geographic areas within existing regions. In developing and enhancing cable system clusters, the Company's acquisition strategy is opportunistic and depends in large part upon which cable systems become available in the marketplace. Because many of the Company's operating areas include other significant cable operators with nearby systems, marketplace availability and pricing may be heavily influenced by the interest level of other potential purchasers. This strategy is also subject to the changing competitive telecommunications market.

  In determining whether to acquire a particular system, the Company evaluates, among other things, the (i) location, size and strategic fit of the system with the Company's existing operations, (ii) technical quality of the system and anticipated capital expenditure requirements which may be necessary to comply with franchising requirements or to upgrade systems to satisfy the Company's operating standards, (iii) demographic trends of the market, (iv) existing and potential competition in the market, (v) price of the system relative to other characteristics of the system and (vi) number of years remaining until the system's franchises must be renewed, along with the seller's relationship with the relevant franchising authorities. By virtue of its relationship with Charter, management believes that the Company has increased access to acquisition opportunities that might otherwise not be available to a company of comparable size. The Company is not currently a party to any letter of intent or definitive agreement with respect to any acquisitions. From time to time, the Company reviews and analyzes potential acquisitions, which may include the acquisition of other cable systems managed by Charter or as to which Charter has secured purchase rights. The Company anticipates that future acquisitions will be financed with additional debt, or, depending on the size and circumstances of the acquisition, possibly with additional equity.

 Realize Operating Efficiencies

  Each of the Company's regions has centralized management and offers certain services that benefit the clusters and all customers within the region. By establishing such clusters, the Company is typically able to create regional customer service centers and establish centralized administration and technological support for local management, which enables the Company to eliminate duplicative management personnel and operations. After consummating an acquisition from an independent third party, the Company incorporates the system within the existing centralized network of operational and organizational functions. By combining the acquired systems with an existing cluster, or by adding a new cluster within an existing regional structure, the Company is able to reduce the operating costs of the system it acquires, and at the same time, spread its fixed costs over an expanded subscriber base and thereby improve operating cash flow and margins.

 Focus on the Customer

  The Company continually seeks to improve its understanding of, and relationship with, its customers. The Company's emphasis on customer satisfaction is evident in its customer service policies, marketing, programming and technological plans. The Company seeks to provide a high level of customer service by employing a well-trained staff of customer service representatives and experienced field technicians. Upon acquisition of a new system, the Company implements a 24-hour customer service hotline, provides completed repair service in 24 hours (with in excess of 90% of "no picture" problems solved on the same day as reported) and also offers an installation and service guarantee within a two-hour window period. The Company's programming packages offer different pricing options, including special value packages and add-on services. From a technological standpoint, the Company focuses on its customers through its emphasis on service reliability, improved picture quality and expanded channel capacity. In making any operational or organizational changes, the Company attempts to maintain strong community relations and enhance customer service. The Company is also working with Charter to develop a database that will assist management with its evaluation of the potential demand by existing and prospective customers for home entertainment, educational services and data transmission. Management believes this focus on the customer will, over time, increase both subscriber penetration and revenue per subscriber.

 Maximize Benefits Provided by Relationship with Charter

  The Company receives significant benefits from its relationship with Charter. The Company benefits from the financial and operational expertise of Charter's principals (Barry L. Babcock, Jerald L. Kent and Howard L.

Wood) and their familiarity with those of the Company's systems previously owned by a predecessor entity of the Company (the senior management team of which such individuals were a part). As of March 31, 1997, a majority of CCE-I's subscribers were served by systems formerly owned and operated by such predecessor entity. The Company also benefits from Charter's membership in the TeleSynergy programming cooperative, which offers its members certain programming benefits. Charter's prominence as one of the larger MSOs in the United States has also increased the Company's opportunities to investigate potential acquisitions, access debt financing and equity capital, and obtain marketing support and discounts on cable system equipment.

  Barry L. Babcock, Jerald L. Kent and Howard L. Wood formerly served as members of the senior management team of Cencom Cable Associates, Inc., which, during the nine year period prior to its sale in 1991 to Crown Media, Inc., purchased and developed the cable systems formerly owned by Cencom Cable. See "Business--Business Strategy--Maximize Benefits Provided by Relationship with Charter." In addition, Kelso and certain other individuals have invested approximately $68.0 million in the Issuer. As a result of such investment, Kelso and such individuals own directly or indirectly 85% of the outstanding equity interests in the Issuer, with distributions on exit varying depending on the rate of return on the stockholders' equity investment in the Issuer. See "Risk Factors--Control of the Issuer and the Company by Kelso."

THE CROWN TRANSACTION, ISSUANCE OF THE NOTES AND THE SUBORDINATION AGREEMENT

 The Crown Transaction

  In January 1995, the Company completed stock and asset acquisitions (the "Crown Transaction") from HC Crown and certain of its affiliates related to cable television systems. The cable television systems acquired in the Crown Transaction serve communities in St. Louis County, Missouri (the "Crown Missouri Systems") and in western and northeastern Connecticut (the "Crown Connecticut Systems"). The aggregate purchase price of the Crown Missouri Systems and the Crown Connecticut Systems was approximately $488.2 million, including related acquisition fees and expenses, and was a substantial component of a larger transaction in which HC Crown sold all of its cable television systems to a group of investors. Upon the completion of the Crown Transaction, the Crown Connecticut Systems were owned by CAC, a wholly owned subsidiary of the Issuer, and the Crown Missouri Systems were owned by Cencom Cable, a wholly owned subsidiary of CAC. The Crown Connecticut Systems and the Crown Missouri Systems were contributed by CAC and Cencom Cable to CCE-I in September 1995 concurrently with the consummation of the California Transaction (as defined herein) and in connection therewith, CCE-I assumed all obligations under the CCE-I Credit Facility in connection with such Systems being contributed to CCE-I. The Crown Connecticut Systems and the Crown Missouri Systems, together with the cable television systems constituting the Illinois Systems (as defined herein), the UVC Systems (as defined herein), the Park Hills Systems (as defined herein) and the Masada Systems (as defined herein) (together, the "Systems"), along with a radio station owned by CC Radio and a cable advertising business owned by CASTL (both subsidiaries of CCE-I), constitute the sole operating assets of CCE-I as of the date of this Prospectus.

 Issuance of the Notes and Subordination Agreement

  Senior Subordinated Notes due 1999 of the Issuer (the "Original Notes") were issued by the Issuer to HC Crown as partial payment of the purchase price in connection with the Crown Transaction, pursuant to the Senior Subordinated Loan Agreement (the "Original HC Crown Loan Agreement") between the Issuer and HC Crown dated as of January 18, 1995. In connection with the Original HC Crown Loan Agreement, HC Crown entered into a Subordination Agreement, dated as of January 18, 1995 among HC Crown, the Issuer and certain of the lenders under the CCE-I Credit Facility (as originally executed and delivered and thereafter amended and restated, the "Subordination Agreement") with respect to the subordination of obligations under the Notes. In addition, CCE, L.P., CAC and Cencom Cable subsequently issued to HC Crown guarantees of payment under the Notes; these guarantees are limited to funds received directly or indirectly from CCE-I by one or more of the Guarantors and are not enforceable until the CCE-I Credit Facility (and the CCE-II Credit Facility, any other senior indebtedness of CCE-II and senior indebtedness of New CCE Subsidiaries, in the case of the guarantee issued by CCE, L.P.) has been indefeasibly repaid in full in cash and the commitments to lend thereunder have terminated. See "Certain Relationships and Related Transactions--The Guarantees," "Description of Notes--The Guarantees" and "Description of Other Indebtedness." The subordination under the Subordination Agreement is in addition to the provisions contained in the Original HC Crown Loan Agreement pursuant to which the Notes are subordinated to all Senior Debt (as defined in "Description of Notes--Certain Definitions") of the Issuer. The Original HC Crown Loan Agreement, the three outstanding Guarantees and the Subordination Agreement were amended and restated as of November 15, 1996. In connection with the resale of the Notes to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act), the Amended and Restated HC Crown Loan Agreement and the Notes issued thereunder were converted into an indenture (the "Indenture") dated as of February 13, 1997 between the Issuer and Harris Trust and Savings Bank, as trustee (the "Trustee") and Senior Subordinated Notes issued thereunder containing substantially the same terms and conditions as are contained in the Amended and Restated HC Crown Loan Agreement and the Notes.

  In connection with the Crown Transaction and the establishment of the CCE-I Credit Facility, the Selling Securityholder agreed to subordinate its rights to receive payments on and exercise certain remedies with respect to the Notes prior to the indefeasible repayment in full in cash of and the termination of commitments to lend under the CCE-I Credit Facility. In particular, the holders do not have the right to compel payment of the Notes on the Stated Maturity Date or thereafter or to accelerate the maturity of the Notes upon the occurrence of a default under the Notes (including a payment default) prior to the indefeasible payment in full in cash of and termination of commitments to lend under the CCE-I Credit Facility. In the event the principal of and accrued interest on the Notes are not paid in full on the Stated Maturity Date, the annual rate at which interest on the Notes accrues will initially increase to 18% and will increase by an additional 2% on each successive anniversary of the Stated Maturity Date, up to 26%. A default rate of 3% per annum (the "Default Rate") may also be added if certain other events of default under the Notes occur and are continuing. Consequently, the maximum annual rate of interest at which the Notes may accrue interest is 29%. The CCE-I Credit Facility is scheduled to expire on December 31, 2004, but may, subject to certain limited exceptions, be extended or refinanced beyond that date without the consent of the holders. In connection with the establishment of the CCE-II Credit Facility, the holder of the California Note (as defined herein) agreed to subordinate its rights to receive payments on and exercise certain remedies with respect to the California Note (as defined herein) prior to the indefeasible repayment in full in cash of and the termination of commitments to lend under the CCE-II Credit Facility. In addition, distributions from CCE-II will only be available to service obligations in respect of the Notes after obligations in respect of the CCE-II Credit Facility, the California Note and any other indebtedness of CCE-II are indefeasibly paid in full in cash and all commitments to lend in respect of the CCE-II Credit Facility and any other indebtedness of CCE-II are terminated. See "Risk Factors--Segregation of Distributions to Service the Notes and the Guarantees; New CCE Subsidiaries." The Subordination Agreement has been amended and restated on substantially the same terms in connection with the issuance of the Notes pursuant to the Indenture.

 California Acquisitions and CCE, L.P. Transactions

  1. The California Transaction and the California Note. In November 1994, Charter began to manage certain cable television systems in the Los Angeles, California metropolitan area (the "Los Angeles Systems") then owned by Cencom Cable Television, Inc., an affiliate (the "Gaylord Affiliate") of the Gaylord Entertainment Company ("Gaylord").

  In September 1995, CCT, an affiliate of the Issuer and Charter, purchased the Los Angeles Systems and certain other cable television systems from the Gaylord Affiliate (the "California Transaction") as part of a larger transaction. The Los Angeles Systems were immediately contributed by CCT to CCE, L.P., and by CCE,

L.P. to CCE-II and constitute the sole assets of CCE-II. The consideration for the California Transaction consisted in part of a $165.7 million promissory note (the "California Note"), which was issued by CCT pursuant to a Senior Subordinated Loan Agreement dated as of September 29, 1995 (the "California Loan Agreement"). The portion of the aggregate purchase price attributable to the Los Angeles Systems was $340.9 million.

  2. New Financings. Concurrently with the consummation of the California Transaction, CCE-I entered into the CCE-I Credit Facility to borrow up to $300.0 million, in connection with a corporate reorganization whereby the Crown Connecticut Systems and the Crown Missouri Systems acquired in the Crown Transaction were contributed to CCE, L.P., and by CCE, L.P. to the newly formed CCE-I. The CCE-I Credit Facility replaced the credit facility established to finance the Crown Transaction. CCE-II originally entered into the CCE-II Credit Facility to borrow up to $235.0 million. That amount was increased to $375.0 million to facilitate the Long Beach Investment. The CCE-I Credit Facility and the CCE-II Credit Facility are sometimes referred to herein as the "Credit Facilities." See "Description of Other Indebtedness."

  3. Issuance of the Guarantees. Pursuant to the Original HC Crown Loan Agreement, in connection with the California Transaction, CCE, L.P., CAC and Cencom Cable issued the Guarantees to HC Crown. The Guarantees were amended and restated as of November 15, 1996 and were further amended and restated as of February 13, 1997 in connection with the issuance of the Notes pursuant to the Indenture on substantially the same terms as are contained in the Guarantees which were amended and restated as of November 15, 1996.

  The Guarantees, by their terms, are limited to the proceeds of distributions received by the Guarantors from CCE-I. The CCE, L.P. Guarantee cannot be enforced until the indefeasible repayment in full of and termination of commitments to lend under the CCE-I Credit Facility, the CCE-II Credit Facility, any other senior indebtedness of CCE-II and any senior indebtedness of New CCE Subsidiaries. In connection with the Long Beach Investment (as defined herein), CCE-II and Long Beach Acquisition Corp. ("LBAC") (which is an affiliate of the Issuer and CCE-II) became jointly and severally liable under the CCE-II Credit Facility, which was increased by $140.0 million upon consummation of the Long Beach Investment, and CCE-II borrowed $25.0 million under the CCE-II Credit Facility in order to make the Long Beach Investment. The CAC Guarantee and the Cencom Cable Guarantee cannot be enforced until the indefeasible repayment in full of and termination of the commitments to lend under the CCE-I Credit Facility. See "Certain Relationships and Related Transactions--The Guarantees," "Description of Notes--The Guarantees" and "Description of Other Indebtedness."

  4. The Partnership Agreements. The partnership agreements of CCE, L.P., CCE-I and CCE-II each currently provide for, among other things, distributions to their respective partners in proportion to their respective partnership interests and, in the case of CCE, L.P., the creation of preferred capital accounts and preferred distributions related thereto. The effect of these provisions is (i) to direct any distributions from CCE-I to CCE, L.P. and, then, to Cencom Cable and CAC which, in turn, will make distributions to the Issuer for repayment of the Notes, and (ii) to direct any distributions from CCE-II to CCE, L.P. and, then, to CCT for repayment of the California Note. Subject to the formation of New CCE Subsidiaries as described below, if the CCE-II Credit Facility, the California Note and any other indebtedness of CCE-II and indebtedness of New CCE Subsidiaries is repaid prior to payment in full of all amounts payable under the Notes, then all further distributions to CCE, L.P. from both CCE-I and CCE-II will be used to make distributions to CAC and Cencom Cable for distribution to the Issuer, and if the Notes are repaid prior to the payment in full of all amounts payable under the California Note, then all further distributions to CCE, L.P. from both CCE-I and CCE-II will be used to make distributions to CCT. Subject to certain limitations, the Indenture permits the formation of New CCE Subsidiaries below CCE, L.P. in the corporate structure and the contribution of additional assets to existing Subsidiaries other than CCE-I. New CCE Subsidiaries may engage in the cable television business or other businesses. In connection with their businesses, New CCE Subsidiaries, and in connection with such asset contributions to existing Subsidiaries, such existing Subsidiaries, may establish senior credit facilities and other financing arrangements (debt and/or equity), which may establish a basis for a new or revised preferred capital account in CCE, L.P. Once any applicable financing arrangement of CCE-II or any New CCE Subsidiary is repaid, the existence of the aforementioned new or revised preferred capital account in CCE, L.P. could result in any further distributions to CCE, L.P.
from CCE-II and/or any New CCE Subsidiaries being shared pro rata between the Notes and any such new or existing financing arrangements (with such sharing to be based upon the then outstanding preferred capital accounts in CCE, L.P.). Holders of the Notes should not rely on any distributions from CCE-II or any New CCE Subsidiaries for payment of principal or interest on the Notes. In connection with the creation of New CCE Subsidiaries or the contribution of additional assets to existing Subsidiaries of CCE, L.P., the CCE, L.P. Partnership Agreement's distribution provisions may be amended. See
"Description of Notes--Certain Covenants--Limitation on Changes to CCE, L.P. Partnership Agreement." For example (and without limiting the arrangements which could be entered into by a New CCE Subsidiary), in the event one or more New CCE Subsidiaries are formed below CCE, L.P. in the corporate structure in connection with the acquisition of new assets or equity interests and the issuance by an affiliate of CCE, L.P. of a note payable to the sellers of such assets or equity interests (i.e., a purchase money note, as was the case in the California Transaction and the Crown Transaction), then, the CCE, L.P. Partnership Agreement can be amended, so that (i) rather than all distributions to CCE, L.P. from CCE-II being available to service the Notes exclusively after payment of the California Note, such distributions would instead be available pro rata based on then outstanding preferred capital accounts (i.e., to service both the Notes and any new purchase money note owed to such sellers) and (ii) all cash generated by any New CCE Subsidiary would be used first to repay any credit facility entered into by such New CCE Subsidiary to accomplish the related acquisition. Any amounts thereafter distributed by such New CCE Subsidiary to CCE, L.P. would be used next to repay any new purchase money note, and after such new purchase money note is repaid, such distributions from such New CCE Subsidiary to CCE, L.P. would be available pro rata to service the Notes, the California Note and any other outstanding purchase money notes. See "Description of the Notes--Certain Covenants--Limitation on Changes to the CCE, L.P. Partnership Agreement."

  Notwithstanding the foregoing, such credit facilities, other financing arrangements and asset contributions and the existence of new or revised preferred capital accounts will not affect distributions to the Issuer from CAC, Cencom Cable, CCE, L.P. (to the extent the funds to be distributed by CCE, L.P. were obtained from CCE-I) or CCE-I.

 UVC Acquisition

  In October 1995, CCE-I acquired certain cable television systems serving communities in western St. Louis County (which augmented the Central Region) and central and southeastern Massachusetts (which extended the Company's operations in the Northeast Region) from United Video Cablevision, Inc. (the "UVC Systems"), for an aggregate purchase price of approximately $96.0 million, including related acquisition fees and expenses (the "UVC Acquisition"). As of March 31, 1997, the UVC Systems served approximately 48,600 basic subscribers.

 The Park Hills, Missouri Acquisition

  In January 1996, CCE-I acquired certain cable television systems serving communities in the Park Hills, Missouri area from Mineral Area Cable Vision Co. (the "Park Hills Systems"), for an aggregate purchase price of approximately $9.4 million, including related acquisition fees and expenses (the "Park Hills Acquisition"). As of March 31, 1997, the Park Hills Systems served approximately 6,100 basic subscribers.

 Illinois Acquisition

  In March 1996, CCE-I acquired certain cable television systems in that portion of Illinois located within the St. Louis metropolitan area (the "Illinois Systems") from Cencom Cable Income Partners, L.P., a Delaware limited partnership ("CCIP") whose general partner is an affiliate of Charter, for an aggregate purchase price of approximately $82.0 million, including related acquisition fees and expenses (the "Illinois Acquisition"). As of March 31, 1997, the Illinois Systems served approximately 45,600 basic subscribers. The Illinois Acquisition was part of a larger transaction whereby three Charter affiliates purchased all of the assets of CCIP and, in accordance with the terms of the partnership agreement of CCIP, independent appraisals were obtained valuing all of the assets of CCIP. The aggregate purchase price paid by the three Charter affiliates exceeded the appraisal value by 5 percent. The purchase price allocated to the Illinois Systems was determined by the three Charter affiliates based on the relative value of the Illinois Systems to the total assets being sold. On October 20, 1995, a purported class action lawsuit on behalf of the CCIP limited partners was filed in the Chancery Court of New Castle County, Delaware (the "Action"). The Action named as defendants the general partner of CCIP, the proposed purchasers of all the systems owned by CCIP (which includes CCE-I and certain other affiliates of Charter), Charter and certain individuals, including the directors and executive officers of the general partner of CCIP. On February 15, 1996, the Court of Chancery of the State of Delaware in and for New Castle County dismissed all of the plaintiff's claims for injunctive relief (including that which sought to prevent the consummation of the Illinois Acquisition); the plaintiff's claims for money damages which might result from the proposed sale by CCIP of its assets (including the Illinois Acquisition) remain pending. In October, 1996, the plaintiff filed a Consolidated Amended Class Action Complaint. The defendants filed an Answer to the amended complaint in December 1996. In January 1997, the defendants filed a Motion for Summary Judgment to dismiss all remaining claims as to all parties in the Action. Based upon, among other things, the advice of counsel, each of the defendants to the Action believes the Action to be without merit and is contesting it vigorously. There can be no assurance, however, that the plaintiff will not be awarded damages, some or all of which may be payable by CCE-I, in connection with the Action.

 Masada Acquisition

  On November 29, 1996, CCE-I acquired certain cable television systems serving suburban and ex-urban communities in Missouri that augment the St. Louis cluster, from Masada Cable Partners, L.P. (the "Masada Systems"), for an aggregate purchase price of approximately $23.7 million, before transaction costs and working capital adjustments (the "Masada Acquisition"). As of March 31, 1997, the Masada Systems served approximately 11,500 basic subscribers.

 Long Beach Investment by CCE-II

  On May 23, 1997, CCE-II made a $25.0 million investment (the "Long Beach Investment") in LBAC, in connection with the acquisition of LBAC by an affiliate of CCE-II and the Issuer. LBAC owns cable television systems (the "Long Beach Systems") serving communities in Long Beach, California. The Long Beach Investment was in the form of a note convertible into 27.5% of the stock of LBAC. In connection with the Long Beach Investment, CCE-II and LBAC became jointly and severally liable under the CCE-II Credit Facility, which was increased by $140.0 million upon consummation of the Long Beach Investment, and CCE-II borrowed $25.0 million under the CCE-II Credit Facility in order to make the Long Beach Investment. As of March 31, 1997, the Long Beach Systems served approximately 69,000 basic subscribers. The Notes do not contain any restrictions on the ability of CCE-II (or any New CCE Subsidiary) to incur additional indebtedness, including that contemplated in connection with the Long Beach Investment. The CCE-II Credit Facility restricts the ability of CCE-II to incur additional indebtedness, although such restriction can be amended by mutual agreement of the lenders thereto and the obligors thereunder, without the consent of the holders. See "Risk Factors--High Degree of Leverage." As is the case with the other assets owned by CCE-II, holders of the Notes should not rely on the note acquired in the Long Beach Investment or the revenues which will be generated by them for payment of principal or interest on the Notes.

CERTAIN REGULATORY AND LEGISLATIVE DEVELOPMENTS

  The cable television industry is subject to extensive regulation by federal, local and, in some instances, state government agencies. The Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") significantly expanded the scope of cable television regulation on an industry-wide basis by imposing rate regulation, requirements related to the carriage of local broadcast stations, customer service obligations and other requirements. Under the FCC's initial rate regulations pursuant to the 1992 Cable Act, regulated cable systems (i.e., those systems not subject to effective competition) were required to reduce their rates by up to 17%. On a going forward basis, regulated cable systems may be required to justify their rates (including rate increases) under a benchmark approach, a utility-type cost of service approach, or, if applicable, a small system cost-of-service showing.

  On February 1, 1996, Congress passed the Telecommunications Act of 1996 (the "Telecommunications Act"). The Telecommunications Act was signed into law by the President on February 8, 1996, and substantially amends the Communications Act of 1934 (the "Communications Act") (including the re-regulation of subscriber rates under the 1992 Cable Act). The Telecommunications Act alters federal, state and local laws and regulations pertaining to cable television, telecommunications and other services.

  Certain provisions of the Telecommunications Act could materially affect the growth and operation of the cable television industry and the cable services provided by the Company. Although the legislation is expected to substantially lessen regulatory burdens, the cable television industry may be subject to additional competition as a result thereof. There are numerous rulemakings which have been, and which will be undertaken by the FCC, which will interpret and implement the Telecommunications Act's provisions. In addition, certain provisions of the Telecommunications Act (such as the deregulation of cable programming rates) generally are not immediately effective. Furthermore, certain of the Telecommunications Act's provisions have been, and are likely to continue to be, judicially challenged. The Company is unable at this time to predict the outcome of such rulemakings or litigation or the substantive effect (financial or otherwise) of the new legislation and the rulemakings on the Company. See "Risk Factors--Potential Negative Effect on Operations due to Extensive Regulation of the Cable Television Industry" and "Business-- Regulation in the Cable Television Industry."

                               THE EXCHANGE OFFER

Letter Agreement.............. The Old Notes were sold by the Issuer on Janu-
                               ary 18, 1995 to HC Crown, which resold the Old Notes on February 10, 1997, through a placement agent to certain "qualified institutional buy-ers" (as defined in Rule 144A under the Securi-ties Act), including an affiliate of HC Crown. In connection with the resale of the Old Notes, the Issuer executed and delivered for the bene-fit of the holders of the Old Notes a letter agreement dated as of November 15, 1996 (the "Letter Agreement") providing, among other things, for the Exchange Offer.

The Exchange Offer............ New Notes are being offered in exchange for a like principal amount of Old Notes. As of the date hereof, approximately $82 million aggre-gate principal amount of Old Notes are out-standing. The Issuer will issue the New Notes to holders of Old Notes promptly following the Expiration Date. See "Risk Factors--Conse-quences of Failure to Exchange."

                               Based on interpretations by the staff of the Commission set forth in Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1989), Morgan Stanley & Co. Inc., SEC No-Action Letter (June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (July 2, 1993) the Issuer be-lieves that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise trans-ferred by any holder thereof (other than any such holder which is an "affiliate" of the Is-suer or any of the Guarantors within the mean-ing of Rule 405 under the Securities Act) with-out compliance with the registration and (ex-cept as provided in the following sentence) prospectus delivery provisions of the Securi-ties Act, provided that such New Notes are ac-quired in the ordinary course of such holder's business and that such holder is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, the distribution of such New Notes. Each broker or dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker or dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a pro-spectus in connection with any resale of such New Notes. See "Plan of Distribution."

Federal Income Tax Conse-      The substitution of New Notes for Old Notes
quences....................... pursuant to the Exchange Offer should not be treated as a sale, exchange, disposition or other taxable event with respect to the holders for Federal income tax purposes. A holder's ba-sis, holding period, issue price and amount of original issue discount, if any, with respect to a Note should not change upon the substitu-tion. Holders, however, are strongly urged to consult their own tax advisors. See "Certain
                               Federal Income Tax Consequences."

Expiration Date............... 5:00 p.m., New York City Time, on        ,
                               1997, unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Of-fer is extended.

Conditions to the Exchange     The Exchange Offer is subject to certain cus-
Offer......................... tomary conditions, which may be waived by the
                               Company. See "The Exchange Offer--Conditions."

Procedures for Tendering Old
  Notes....................... Each holder of Old Notes wishing to accept the
                               Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise de-liver such Letter of Transmittal, or such fac-simile, together with the Old Notes and any other required documentation to the exchange agent (the "Exchange Agent") at the address set forth herein. See "The Exchange Offer--Exchange Agent." Old Notes may be physically delivered, but physical delivery is not required if a con-firmation of a book-entry of such Old Notes to the Exchange Agent's account at The Depository Trust Company ("DTC" or the "Depositary") is delivered in a timely fashion. By executing the Letter of Transmittal, each holder will repre-sent to the Issuer that, among other things, the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the hold-er, that neither the holder nor any such other person is engaged in, or intends to engage in, or has an arrangement or understanding with any person to participate in, the distribution of such New Notes and that neither the holder nor any such other person is an "affiliate," as de-fined under Rule 405 of the Securities Act, of the Issuer or any of the Guarantors. Each bro-ker or dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker or dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "The Ex-change Offer- Procedures for Tendering" and "Plan of Distribution."

Special Procedures for Bene-   Any beneficial owner whose Old Notes are regis-
  ficial Owners............... tered in the name of a broker, dealer, commer-
                               cial bank, trust company or other nominee and who wishes to tender should contact such regis-tered holder promptly and instruct such regis-tered holder to tender on such beneficial own-er's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering the Old
                               Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take con-siderable time. See "The Exchange Offer--Proce-dures for Tendering."

Guaranteed Delivery Proce-     Holders of Old Notes who wish to tender their
dures......................... Old Notes and whose Old Notes are not entirely available or who cannot deliver their Old
                               Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration
                               Date must tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer--Guaranteed Delivery Proce-dures."

Withdrawal Rights............. Tenders may be withdrawn at any time prior to
                               5:00 p.m., New York City time, on the Expira-tion Date. See "The Exchange Offer--Withdrawal of Tenders."

Acceptance of Old Notes and
  Delivery of New Notes.......
                               The Issuer will accept for exchange any and all Old Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expi-ration Date. See "The Exchange Offer-- Terms of the Exchange Offer."

Exchange Agent................ Harris Trust and Savings Bank is serving as Ex-
                               change Agent in connection with the Exchange
                               Offer. See "The Exchange Offer--Exchange
                               Agent."

                                 THE NEW NOTES

  The Exchange Offer applies to approximately $82.0 million aggregate principal amount of Old Notes outstanding as of the date hereof. The form and the terms of the New Notes will be identical in all material respects to the form and the terms of the Old Notes, except that the New Notes will have been registered under the Securities Act and, therefore, will not contain legends restricting the transfer thereof. The New Notes evidence the same debt as the Old Notes exchanged for the New Notes and will be entitled to the benefits of the same Indenture under which the Old Notes were issued. See "Description of the Notes." Certain capitalized terms listed below are defined under the caption "Description of Notes--Certain Definitions."

Notes Offered................. $82,000,000 aggregate principal amount of Se-
                               nior Subordinated Notes due 1999, plus accrued interest since January 18, 1995.

Issuer........................
                               CCA Holdings Corp.

Stated Maturity Date;
Limitations on  Payment and
Exercise of Remedies..........
                               The stated maturity of the Notes is December
                               31, 1999 (the "Stated Maturity Date"). Pursuant to the terms of the Subordination Agreement, no payments are permitted to be made on the Notes (including on the Stated Maturity Date) until the indefeasible repayment in full in cash of and termination of commitments to lend under the CCE-I Credit Facility. Moreover, under the terms of the Notes and the Subordination Agree-ment, the holders do not have the right to com-pel payment of the Notes on the Stated Maturity Date or thereafter or to accelerate the matu-rity of the Notes upon the occurrence of a de-fault under the Notes (including a payment de-fault), except as permitted in the Indenture and the Subordination Agreement. See "Descrip-tion of Notes--Subordination." The CCE-I Credit Facility is scheduled to expire on December 31, 2004, but may, subject to certain limited ex-ceptions, be extended or refinanced beyond that date without the consent of the holders. If the Notes are not repaid by the Stated Maturity Date, then the interest rate thereon will in-crease (see "Interest" below).

Interest......................
                               Interest accrues on the Notes at an annual rate of 13%, compounded semi-annually, until the Stated Maturity Date. If principal plus accrued interest on the Notes is not paid at the Stated Maturity Date, the annual rate at which inter-est accrues on the Notes will initially in-crease to 18% and will increase by an addi-tional 2% on each successive anniversary of the Stated Maturity Date (up to 26%), compounded semi-annually, until the Notes are repaid. In addition, the interest rate on the Notes shall be increased by an additional 3% per annum if certain other events of default occur or are continuing (the "Default Rate"). As of March 31, 1997, accrued interest on the Notes was $26,250,910. For U.S. Federal income tax pur-poses, purchasers of the Notes will be required to include amounts in gross income generally in advance of the receipt of the cash payments to which the income is attributable. See "Certain Federal Income Tax Consequences."

Optional Redemption........... The Notes are redeemable at the Issuer's op-
                               tion, in whole or in part, at any time without premium or penalty provided that any such pre-payment of principal shall include all payments of accrued interest on the amount prepaid. There are no mandatory redemption or sinking fund provisions.

Guarantees.................... The obligations on the Notes are guaranteed on a subordinated basis by CAC, Cencom Cable and CCE, L.P. The Guarantees, by their terms, are limited to the proceeds of distributions re-ceived by the Guarantors from CCE-I. The CCE, L.P. Guarantee cannot be enforced until the in-defeasible repayment in full in cash of and termination of commitments to lend under the CCE-I Credit Facility, the CCE-II Credit Facil-ity, any other senior indebtedness of CCE-II and senior indebtedness of New CCE Subsidiar-ies. The CAC Guarantee and the Cencom Cable Guarantee cannot be enforced until the indefea-sible repayment in full in cash of and termina-tion of commitments to lend under the CCE-I Credit Facility. See "Description of Notes-- General" and "Description of Notes--The Guaran-tees."

Ranking....................... The Notes and the Guarantees are unsecured ob-
                               ligations of the Issuer and the Guarantors and are subordinate in right and priority of pay-ment to all existing and future indebtedness of the Issuer and the Guarantors, other than in-debtedness that by its terms is expressly sub-ordinated in right and priority of payment to the Notes and the Guarantees. Except for cer-tain management fees and financial advisory fees and related expenses payable or which may become payable by the Company to Charter and Kelso & Company on an on-going basis and in-vestment banking fees payable to such entities in certain circumstances, the Company will not make any distributions or advances to either Charter or Kelso before the Notes are repaid in full. See "Description of Notes--Certain Cove-nants--Transactions with Affiliates." The Is-suer and the Guarantors are holding companies that currently conduct substantially all of their business through the Operating Entities. As a result, all distributions from CCE-I and CCE-II would be subject to the claims of credi-tors of CCE-I and CCE-II, respectively, includ-ing, without limitation, pursuant to the CCE-I Credit Facility, the CCE-II Credit Facility and any other indebtedness of CCE-I and CCE-II. The Issuer and the Guarantors control CCE-I and are primarily dependent upon distributions from CCE-I and its subsidiaries to service their ob-ligations, including the Notes and the Guaran-tees. See "--Distributions from CCE-I as Pri-mary Source of Repayment." The current priori-ties with respect to such distributions are set forth in the CCE, L.P. Partnership Agreement. See "Description of Notes--the Partnership Agreements." Subject to certain restrictions, the CCE, L.P. Partnership Agreement may be amended to provide for, among other things, the creation of New CCE Subsidiaries, which could have financing arrangements that result in the sharing with other creditors of distributions to CCE, L.P. from CCE-II or such New CCE Subsidiaries. See "Certain Relation-ships and Related Transactions--the Partnership Agreements," "Description of Other In-debtedness," "Description of Notes--General," "Description of Notes--Partnership Agreements" and "Description of Notes--Certain Covenants."

                               As of March 31, 1997, the Issuer and the Guar-antors' indebtedness other than the Notes was approximately $55.5 million of deferred income taxes and approximately $0.5 million of current liabilities. As of March 31, 1997, the aggre-gate indebtedness (including current liabili-ties in an aggregate amount of approximately $30.9 million and other long-term liabilities of approximately $2.8 million) of CCE-I was ap-proximately $489.5 million and, as of such date, the aggregate indebtedness (including current liabilities in an aggregate amount of approximately $10.3 million, an intercompany note of $27.9 million and other long-term lia-bilities of $0.4 million) of CCE-II was approx-imately $234.4 million.

                               As of March 31, 1997, approximately $196.8 mil-lion was outstanding under the California Note. For financial reporting purposes, the amount of the California Note is approximately $206.2 million because interest accruing under the California Note is based on the average rate of interest over the life of the California Note (which approximates 15.43%) rather than the current stated interest rate.

                               The CCE-I Credit Facility restricts CCE-I's ability to incur additional indebtedness. The Indenture does not contain any restriction on CCE-II's ability to incur additional indebted-ness. Although the CCE-II Credit Facility re-stricts the ability of CCE-II to incur addi-tional indebtedness, such restriction can be amended by mutual agreement of the lenders thereto and the obligors thereunder, without the consent of the holders. See "Description of Notes--General" and "Risk Factors--High Degree of Leverage."

Distributions from CCE-I as
 Primary Source of             Except under certain limited circumstances, the
 Repayment.................... Notes will only have the benefit of distribu-
                               tions from CCE-I. As a result, the presentation of information regarding the Company focuses on the CCE-I Entities. Holders of the Notes may ultimately benefit from the CCE-II assets but should not rely on such assets or distributions generated by them for payment of principal or interest on the Notes.

Certain Covenants............. The Indenture contains certain covenants by the
                               Issuer, including, but not limited to, cove-nants with respect to the following matters:
                               (i) reporting and information requirements;
                               (ii) limitations on restricted payments by the Issuer and the Restricted Subsidiaries (as de-fined in the Indenture); (iii) limitations on mergers and consolidations; (iv) limitations on sales of assets; (v) limitations on changes of control of the Issuer; (vi) limitations on changes of management of CCE-I's cable televi-sion properties and of Char-ter; (vii) maintenance of a minimum Operating Cash Flow (as defined in the Indenture); (viii) limitations on Indebtedness (as defined in the Indenture); (ix) limitations on the use of the proceeds of the sale of any of the Issuer's ca-ble television properties; (x) limitations, un-der certain circumstances, on permitting the extension of the maturity of the CCE-I Credit Facility beyond July 17, 2005; (xi) limitations on change of ownership of Restricted Subsidiar-ies; (xii) limitations on transfer of assets of the Issuer and the Restricted Subsidiaries;
                               (xiii) limitations on certain transactions with affiliates; (xiv) limitations on Indebtedness of CCE, L.P.; (xv) limitations of certain af-filiate payments; (xvi) limitations on changes to the CCE, L.P. Partnership Agreement; (xvii) limitations on intercompany indebtedness; and (xviii) limitation on investing in radio opera-tions. These covenants are subject to important exceptions and qualifications. See "Description of Notes--Certain Covenants."

                               Charter and Kelso separately have undertaken, in an agreement with HC Crown which was amended and restated as of November 15, 1996, to cause the Issuer to comply with the reporting re-quirements and dividend, merger, divestiture and indebtedness restrictions set forth in the Indenture. However, neither Charter nor Kelso has issued a guarantee with respect to such compliance. Holders of Notes should not expect to rely on either Charter or Kelso for payment of principal or interest on the Notes. Charter and Kelso have also undertaken, in that agree-ment, to maintain their control of the Issuer while the Notes remain outstanding.

Registration Rights...........
                               In addition to the rights of the holders under the Letter Agreement, under the Indenture the holders are collectively entitled to a single additional demand registration right, pursuant to which the Issuer and the Guarantors will use their reasonable best efforts to cause to be-come effective a shelf registration statement (a "Shelf Registration Statement") with respect to the resale of the Notes and use their rea-sonable best efforts to keep such shelf regis-tration statement continuously effective until nine months after the effective date thereof. Expenses related to the exercise of such addi-tional demand registration rights, if exer-cised, will be borne by the holders of the Notes so exercising such demand registration rights.

RISK FACTORS

  Prospective purchasers of the Notes should consider carefully all of the information set forth in this Prospectus before making an investment in the Notes. In particular, prospective purchasers should consider the risks set forth under "Risk Factors."

 UNAUDITED SUMMARY HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA OF CCA AND
                                  SUBSIDIARIES

  The Unaudited Summary Historical and Unaudited Pro Forma Financial Data set forth below presents (i) summary historical financial and operating data for the Crown Systems (as defined herein) (CCA's predecessor) through January 1, 1995 (which was the effective date on which the Crown Systems were acquired by CCA), (ii) summary historical financial and operating data for CCA and its subsidiaries since January 1, 1995 (the date CCA effectively commenced operations), and (iii) summary pro forma financial and operating data assuming certain transactions described in Note (a) below. The financial data set forth below has been derived from the audited and unaudited historical financial statements of CCA and the Crown Systems, and from the Unaudited Selected Historical and Unaudited Pro Forma Financial Data appearing elsewhere in this Prospectus, and should be read in conjunction with the historical financial statements and the notes thereto, and reports of independent public accountants. The unaudited pro forma financial and operating data include data derived from certain cable systems owned by entities other than CCA prior to their acquisition by CCA. Accordingly, the financial information contained herein with respect to periods prior to such acquisition does not reflect any changes in the operations or management of such systems that CCA has made since the date of acquisition or that it intends to make in the future; thus, this financial information is not necessarily indicative of the results of operations that would have been achieved had the systems been operated by CCA during all the periods with respect to which financial information is presented herein or that may be achieved in the future. There are no pro forma adjustments reflected in the pro forma balance sheet data as all acquisitions were consummated prior to December 31, 1996.

                              CCA AND SUBSIDIARIES

      UNAUDITED SUMMARY HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA

   (NUMBERS IN THOUSANDS, EXCEPT FOR FINANCIAL RATIOS AND SUBSCRIPTION DATA)
                                  (UNAUDITED)

                              PREDECESSOR OF CCA                                  CCA
                          --------------------------------    --------------------------------------------------
                                                                                                 THREE MONTHS
                           YEAR ENDED DECEMBER 31,              YEAR ENDED DECEMBER 31,        ENDED MARCH 31,
                          --------------------------------    -----------------------------    -----------------
                                                                                     PRO
                                                                                  FORMA (a)
                            1992        1993        1994        1995      1996      1996        1996      1997
                          --------    --------    --------    --------  --------  ---------    -------  --------
STATEMENT OF OPERATIONS
 DATA:
Revenues................  $ 81,557    $ 85,627    $ 87,623    $ 99,689  $143,023  $151,548     $30,813  $ 40,487
Operating Expenses:
 Operating, general and
  administrative........    41,603      43,270      44,164      48,943    71,498    76,026      15,930    20,665
 Management fees........     2,617(b)    2,723(b)    2,781(b)    6,499     5,034     6,138(c)    1,106     1,331
 Depreciation and
  amortization..........    47,662      54,804      54,272      51,194    65,757    68,958      15,107    15,218
                          --------    --------    --------    --------  --------  --------     -------  --------
  Total operating
   expenses.............    91,882     100,797     101,217     106,636   142,289   151,122      32,143    37,214
                          --------    --------    --------    --------  --------  --------     -------  --------
Operating Income
 (loss).................   (10,325)    (15,170)    (13,594)     (6,947)      734       426      (1,330)    3,273
 Interest expense.......   (19,547)    (12,051)    (15,053)    (35,461)  (46,654)  (50,132)    (10,446)  (12,894)
 Interest income........        66         --           20         504       164       223          67         1
 Other income
  (expense).............       267           8         444          42    (1,058)   (1,058)       (517)       57
                          --------    --------    --------    --------  --------  --------     -------  --------
Loss before equity in
 loss of unconsolidated
 limited partnerships,
 provision for income
 taxes, loss from
 discontinued operation
 and minority interest
 in loss of subsidiary..   (29,539)    (27,213)    (28,183)    (41,862)  (46,814)  (50,541)    (12,226)   (9,563)
 Equity in loss of
  unconsolidated limited
  partnerships..........       --          --          --       (1,402)   (6,303)   (6,303)     (1,838)   (1,910)
 Provision for income
  taxes.................       --          --          --          --        --        --          --        --
 Loss from discontinued
  operation.............       --          --          --          --     (1,516)      --          --        --
 Minority interest in
  loss of subsidiary....       --          --          --        1,503    15,999    17,676       4,112     2,715
                          --------    --------    --------    --------  --------  --------     -------  --------
Net loss................  $(29,539)   $(27,213)   $(28,183)   $(41,761) $(38,634) $(39,168)    $(9,952) $ (8,758)
                          ========    ========    ========    ========  ========  ========     =======  ========
Ratio of earnings to
 fixed charges (d)......       --          --          --          --        --        --          --        --
BALANCE SHEET DATA (AT
 END OF PERIOD):
Total assets............                                      $666,139  $744,081  $744,081              $732,123
Deferred taxes..........                                        55,500    55,500    55,500                55,500
Total debt (including
 current maturities)....                                       447,439   572,843   572,843               576,251
Shareholders' investment
 (deficit)..............                                        38,239      (395)     (395)               (9,153)
FINANCIAL RATIOS AND
 OTHER DATA:
EBITDA (e)..............  $ 39,954    $ 42,357    $ 43,459    $ 50,746  $ 71,525  $ 75,522     $14,883  $ 19,822
EBITDA margin (f).......      49.0%       49.5%       49.6%       50.9%     50.0%     49.8%       48.3%     49.0%
Capital expenditures
 (g)....................  $ 13,375    $ 19,128    $ 24,513    $ 22,024  $ 33,898  $ 35,461     $ 6,778  $  7,964
Total debt to EBITDA....                                           8.8x      8.0x      7.6x                  7.3x
EBITDA to interest
 expense................                                           1.4x      1.5x      1.5x                  1.5x
Cash flows from
 operating activities...  $ 19,484    $ 28,935    $ 28,329    $ 27,074  $ 37,028  $ 39,984     $ 2,101  $  6,222
OPERATING STATISTICAL
 DATA (AT END OF PERIOD,
 EXCEPT AVERAGES):
Homes passed............   339,142     344,418     350,404     413,930   533,563   533,563     423,757   536,321
Basic subscribers.......   185,767     196,087     206,948     266,119   338,284   338,284     272,581   339,497
Basic penetration.......      54.8%       56.9%       59.1%       64.3%     63.4%     63.4%       64.3%     63.3%
Premium service units...   125,745     126,396     145,967     173,172   194,602   194,602     170,615   184,417
Premium penetration.....      67.7%       64.5%       70.5%       65.1%     57.5%     57.5%       62.6%     54.3%
Average monthly revenue
 per basic subscriber
 (h)....................  $  36.59    $  36.39    $  35.28    $  36.89  $  38.20  $  37.33     $ 37.68  $  39.75

--------
(a) The pro forma statement of operations data assumes the consummation of the Illinois Acquisition and the Masada Acquisition as if the applicable transactions had occurred on January 1, 1996. There are no pro forma adjustments reflected in the pro forma balance sheet data as all acquisitions were consummated prior to December 31, 1996.
(b) Represents combined management fees for the Crown Systems (during periods prior to their acquisition by CCA), for those systems which paid management fees. These fees are not necessarily indicative of the management fees that would have been charged had the Crown Systems been operated by CCA or that may be expected for any future periods.

(c) CCE-I pays annual management and financial advisory fees to Charter and Kelso & Company equal to certain specified contractual amounts set forth in the management and financial advisory agreements executed with Charter and Kelso & Company, which amounts increase upon the acquisition of additional cable television systems and decrease with the disposition of any cable television systems. As of March 31, 1997, CCE-I pays Charter $4,845,000 annually and Kelso & Company $552,500 annually based upon the current contracts. In addition, the management agreement with Charter provides for an annual bonus equal to 30% of the excess, if any, of operating cash flow (as defined in the management agreement) over the projected operating cash flow for the year; however, payment of such bonus is deferred until termination of the CCE-I Credit Facility. The accrued but unpaid bonus as of March 31, 1997 and December 31, 1996 was $1,755,000 of which $740,000 was recorded during 1996. See "Certain Relationships and Related Transactions."

(d) The combined earnings of the Crown Systems were inadequate to cover fixed charges by $29.5 million, $27.2 million and $28.2 million for the years ended December 31, 1992, 1993 and 1994, respectively. The earnings of CCA were inadequate to cover fixed charges by $41.8 million and $38.6 million for the years ended December 31, 1995 and 1996, respectively, and $10.0 million and $8.8 million for the three months ended March 31, 1996 and 1997, respectively.
(e) EBITDA represents income (loss) before interest expense, interest income, income taxes, depreciation and amortization, management fees, other income (expense), equity in loss of unconsolidated limited partnerships, loss from discontinued operation and minority interest in loss of subsidiary. EBITDA is calculated before payment of management fees. Management believes that EBITDA is a meaningful measure of performance because it is commonly used in the cable television industry to analyze and compare cable television companies on the basis of operating performance, leverage and liquidity. EBITDA is not presented in accordance with generally accepted accounting principles and should not be considered an alternative to, or more meaningful than, operating income or operating cash flows as an indicator of CCA's operating performance. EBITDA does not include CCA's debt obligations or other significant commitments.
(f) Represents EBITDA as a percent of revenues.
(g) Capital expenditures exclude cash consideration paid in connection with the acquisition of cable television systems.

(h) Revenues divided by basic subscribers divided by the number of months in the period.

                                 RISK FACTORS

  An investment in the Notes is highly speculative. Prospective investors should carefully consider the following risk factors in addition to the other information set forth in this Prospectus.

HIGH DEGREE OF LEVERAGE

  The Company is, and will continue to be, highly leveraged as a result of the substantial indebtedness it has incurred, and intends to incur, to finance acquisitions and expand its operations. As of March 31, 1997, the Company's aggregate indebtedness (including current liabilities in an aggregate amount of approximately $41.7 million, deferred taxes of $55.5 million, an intercompany note of $27.9 million and other long-term liabilities of $3.2 million) was approximately $888.2 million. As of March 31, 1997, the Issuer's and the Guarantors' indebtedness other than the Notes was approximately $55.5 million of deferred income taxes and approximately $.5 million of current liabilities. As of March 31, 1997, the aggregate indebtedness of CCE-I (including current liabilities in an aggregate amount of approximately $30.9 million and other long-term liabilities of $2.8 million) was approximately $489.5 million. As of March 31, 1997, the aggregate consolidated indebtedness of CCE-II (including current liabilities in an aggregate amount of approximately $10.3 million, an intercompany note of $27.9 million and other long-term liabilities of $0.4 million) was approximately $234.4 million. The California Note is a direct obligation of CCT and, therefore, is not treated as indebtedness of the Company or its subsidiaries; as of March 31, 1997, CCT's obligation on the California Note, including accrued interest, was $206.2 million for financial reporting purposes. As of March 31, 1997, the Company was approaching the maximum levels of indebtedness allowable under the Original HC Crown Loan Agreement. See "Description of Notes--Certain Covenants." The lenders under the CCE-II Credit Facility have a first priority right to the revenues and cash flow generated by and assets of CCE-II. In connection with the Long Beach Investment, CCE-II and LBAC (which is an affiliate of the Issuer and CCE-II) became jointly and severally liable under the CCE-II Credit Facility (approximately $195.8 million outstanding at March 31, 1997), which was increased by $140.0 million upon consummation of the Long Beach Investment. After the repayment of the obligations under the CCE-II Credit Facility, distributions from CCE-II shall be directed to CCT for payments on the California Note. Subject to the creation of New CCE Subsidiaries and the contribution of additional assets to existing Subsidiaries of CCE, L.P., if any, once the obligations in respect of the CCE-II Credit Facility, the California Note and any other indebtedness of CCE-II are indefeasibly paid in full in cash and all commitments to lend in respect of the CCE-II Credit Facility and any other indebtedness of CCE-II are terminated, distributions from CCE-II will be available to service outstanding obligations under the Notes (on a shared basis with any other purchase money notes that might be outstanding as described in the third paragraph under "Risk Factors--Segregation of Distributions to Service the Notes and the Guarantees; New CCE Subsidiaries" in connection with future acquisition transactions). The Indenture does not contain any restriction on the ability of any subsidiary (other than CCE-I and its Restricted Subsidiaries) of CCE, L.P. including CCE-II to incur indebtedness, including indebtedness incurred in connection with the Long Beach Investment. See "Business--Description of the Systems--Long Beach Investment by CCE-II."

  The Company anticipates that, in light of the amount of its existing indebtedness, it will continue to be highly leveraged for the foreseeable future. The Company's highly leveraged capital structure, combined with the unavailability of CCE-II distributions until the CCE-II Credit Facility, the California Note and any other indebtedness of CCE-II are repaid, could adversely affect the Issuer's ability to service the Notes and could significantly limit the Company's ability to finance its operations and fund its capital expenditure requirements, to compete effectively, to expand its business, to comply with its obligations under its franchise agreements and to operate under adverse economic conditions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

DEFICIENCY OF EARNINGS AVAILABLE TO COVER FIXED CHARGES

  The historical earnings of CCA and the Crown Systems were inadequate to cover their fixed charges by $28.2 million, $41.8 million and $38.6 million for the years ended December 31, 1994, 1995 and 1996, respectively, and $10.0 million and $8.8 million for the three months ended March 31, 1996 and 1997, respectively.

  In addition, the Company expects to service its other indebtedness and to fund general working capital needs and capital expenditure requirements with cash generated by CCE-I and borrowings from other sources. In the event that the Company is unable to meet its working capital needs and capital expenditure requirements with cash generated from the CCE-I operations or borrowings from other sources, the Company will have to consider various options, such as selling certain assets, refinancing outstanding indebtedness or obtaining additional equity capital. There can be no assurance that the Company will be able to raise new equity capital, refinance its outstanding indebtedness, or obtain new financing in the future, or that, if the Company is able to do so, the terms available will be favorable to the Company.

SEGREGATION OF DISTRIBUTIONS TO SERVICE THE NOTES AND THE GUARANTEES; NEW CCE SUBSIDIARIES

  The CCE, L.P. Partnership Agreement provides, among other things, that while any amounts remain outstanding under both the Notes and the California Note, distributions to CCE, L.P. from CCE-I will be distributed by CCE, L.P. to CAC and Cencom Cable for distribution to the Issuer for use solely to service the Notes and distributions to CCE, L.P. from CCE-II will be distributed by CCE, L.P. to CCT for use solely to service the California Note. CCT, on the one hand, and CAC and Cencom Cable, on the other hand, have agreed to use all distributions so received to repay the California Note and the Notes, respectively. If the California Note is repaid prior to payment in full of all amounts payable under the Notes, then all distributions to CCE, L.P. from both CCE-I and CCE-II will, subject to the next two paragraphs, be distributed to service the Notes. If CCE-I is unable to make distributions to CCE, L.P., under the terms of the CCE, L.P. Partnership Agreement, CCE, L.P. will not be able to use any amounts distributed to it by CCE-II to make distributions to CAC, Cencom Cable and the Issuer until the CCE-II Credit Facility, the California Note and any other indebtedness of CCE-II are indefeasibly paid in full in cash and all commitments to lend in respect of the CCE-II Credit Facility and any other indebtedness of CCE-II are terminated. There can be no assurance that CCE-I or CCE-II will make any distributions to CCE, L.P., particularly since the CCE-I and CCE-II Credit Facilities and any other senior indebtedness of CCE-II must be indefeasibly repaid in full prior to CCE-I and CCE-II, respectively, making any distributions to CCE, L.P.

  The Guarantees are limited to the proceeds of distributions received by the Guarantors from CCE-I. Thus, even if CCE, L.P. were receiving distributions from CCE-II or any New CCE Subsidiary, such distributions would not be available under any circumstances through a claim on the Guarantees. Notwithstanding the foregoing, the CCE, L.P. Partnership Agreement provides for distributions from CCE-II to be applied towards repayment of the Notes, if the CCE-II Credit Facility, the California Note and any other senior indebtedness of CCE-II have been indefeasibly repaid in full in cash.

  Subject to certain limitations, the Indenture permits the formation of New CCE Subsidiaries and contributions of additional assets to existing Subsidiaries of CCE, L.P. New CCE Subsidiaries may engage in the cable television business or other businesses. In connection with their businesses, New CCE Subsidiaries, and, in connection with such asset contributions, existing Subsidiaries of CCE, L.P., may establish senior credit facilities and other financing arrangements (debt and/or equity), which may establish a basis for a new or revised preferred capital account in CCE, L.P. The contribution of assets to existing CCE, L.P. Subsidiaries could establish the basis for revised preferred capital accounts in CCE, L.P. Until any applicable financing arrangement of CCE-II or any New CCE Subsidiary is repaid, such arrangement could result in any distributions to CCE, L.P. from CCE-II and any New CCE Subsidiaries being shared pro rata between the Notes and any such new or existing financing arrangement (with such sharing to be based upon the then outstanding preferred capital accounts in CCE, L.P.). Holders of the Notes should not rely on any distributions from CCE-II or any New CCE Subsidiaries for payment of principal or interest on the Notes. In connection with the creation of New CCE Subsidiaries or the contribution of additional assets to existing Subsidiaries of CCE, L.P., the CCE, L.P. Partnership Agreement's distribution provisions may be amended. See "Description of Notes--Certain Covenants--Limitation on Changes to CCE, L.P. Partnership Agreement." For example (and without limiting the arrangements which could be entered into by a New CCE Subsidiary), in the event one or more New CCE Subsidiaries are formed in connection with the acquisition of new assets or equity interests and the issuance by an affiliate of CCE, L.P. of a purchase money note payable to the sellers of such assets or equity interests (i.e., a purchase money note, as was the case in the California Transaction and the Crown Transaction), then, the CCE, L.P. Partnership Agreement can be amended, so that (i) rather than all distributions to CCE, L.P. from CCE-II being available to service the Notes after payment of the California Note, such distributions would instead be available pro rata based on preferred capital accounts to service both the Notes and any new purchase money note owed to such sellers and (ii) all cash generated by any New CCE Subsidiary would be used first to repay any senior credit facility entered into by such New CCE Subsidiary to accomplish the related acquisition. Any amounts thereafter distributed to CCE, L.P. by such New CCE Subsidiary would be used next to repay any new purchase money note, and after such new purchase money note is repaid, such distributions from such New CCE Subsidiary to CCE, L.P. would be available pro rata to service the Notes, the California Note and any other outstanding purchase money notes. See "Description of Notes--Certain Covenants."

  Such credit facilities, other financing arrangements and asset contributions and the existence of new or revised preferred capital accounts will not affect distributions to the Issuer from CAC, Cencom Cable, CCE, L.P. (to the extent the funds to be distributed by CCE, L.P. were obtained from CCE-I) or CCE-I.

  Holders of the Notes may benefit from distributions from CCE-II (and New CCE Subsidiaries referred to in the preceding paragraph), but should not rely on such distributions made by them for payment of principal or interest on the Notes. Accordingly, the presentation of information regarding the Company focuses on the CCE-I Entities. Thus, holders of the Notes should not rely on the assets of CCE-II (or any New CCE Subsidiary) or cash flow generated by such assets for payment of principal or interest on the Notes. See "Certain Relationship and Related Transactions--The Partnership Agreements."

LIMITED RIGHTS AND REMEDIES ON DEFAULT; LIMITATION ON ENFORCEMENT OF
GUARANTEES

  The holders have limited rights and remedies upon the occurrence of an Event of Default (as defined in the Indenture; see "Description of Notes--Events of Default" herein), including the failure to pay the Notes at the Stated Maturity Date. The holders do not have the right to compel payment on the Stated Maturity Date or thereafter or to accelerate the Notes or commence a bankruptcy action against the Issuer. Among such limited rights upon the occurrence of an Event of Default is the right of the holders to increased rates of interest on amounts outstanding under the Notes. Until the Stated Maturity Date, if an Event of Default occurs and shall be continuing for any reason other than failure to pay principal or interest when due, all principal, interest and other amounts due from the Issuer shall bear the 13% per annum stated rate of interest plus the 3% per annum Default Rate of interest set forth in Section 10.01 of the Indenture. If the Issuer fails to pay all of the outstanding principal on or prior to the Stated Maturity Date or all of the accrued and unpaid interest on or prior to the third day following the Stated Maturity Date, there shall be imposed upon the unpaid principal amount of each Note, in addition to the 13% per annum stated rate of interest and the 3% per annum Default Rate of interest, if applicable, a penalty rate of interest that increases yearly from 2000 to 2004. See "Description of Notes--Events of Default." Because of the restrictions contained in the Subordination Agreement, as long as such agreement is in effect it is expected that if an Event of Default occurs such Default Rate of interest and/or penalty rate of interest shall accrue but not be currently payable at such time. See "Description of Notes--Subordination."

  The CCE, L.P. Guarantee cannot be enforced until the repayment in full and termination of the CCE-I Credit Facility, the CCE-II Credit Facility, any other senior indebtedness of CCE-II and senior indebtedness of New CCE Subsidiaries. The Indenture prohibits CCE, L.P. from incurring indebtedness but does not contain any restriction on the ability of any subsidiary of CCE, L.P. to incur indebtedness (other than CCE-I and its Restricted Subsidiaries, as defined in the Indenture) or the ability of CCE-II to incur additional indebtedness, including but not limited to indebtedness incurred pursuant to the Long Beach Investment in connection with which CCE-II and LBAC became jointly and severally liable under the CCE-II Credit Facility, which was increased by $140.0 million upon consummation of the Long Beach Investment. See "Description of the Systems--Long Beach Investment by CCE-II." The CAC Guarantee and the Cencom Cable Guarantee cannot be enforced until the indefeasible repayment in full in cash of and termination of the commitments to lend under the CCE-I Credit Facility. The CCE-I Credit Facility restricts CCE-I's ability to incur additional indebtedness.

RESTRICTIONS IMPOSED BY LENDERS

  The lenders under the CCE-I Credit Facility who have security interests in all of the assets of CCE-I and CCE-II, respectively, as well as the lenders under the CCE-II Credit Facility who have security interests in all of the assets of CCE-II and security interests in the partnership interests of CCE-II held by certain subsidiaries and affiliates of the Issuer, will have available to them all of the remedies available to secured creditors under applicable law. Moreover, the Indenture and the Subordination Agreement (pursuant to which the holders of the Notes are and will continue to be bound) prohibit any and all payments on the Notes until all obligations owing under the CCE-I Credit Facility (including any refinancings thereof) are indefeasibly paid in full in cash and all commitments to lend in respect thereof are terminated. The final maturity dates of the CCE-I Credit Facility and the CCE-II Credit Facility are December 31, 2004 and March 31, 2006 respectively. The final maturity dates of the Credit Facilities may, subject to certain limited exceptions, be extended by mutual agreement of the lenders thereto and the obligors thereunder, without the consent of the holders.

  The CCE-I Credit Facility imposes restrictions that, among other things, limit the amount of additional indebtedness that may be incurred by CCE-I, and imposes limitations on, among other things, investments, loans and other payments, certain transactions with affiliates and certain mergers and acquisitions. In addition, the CCE-I Credit Facility substantially prohibits CCE-I from making any distributions to CCE, L.P. or to the other partners of CCE-I. The ability of CCE-I to comply with the applicable covenants and restrictions contained in the CCE-I Credit Facility can be affected by events beyond its control, and there can be no assurance that CCE-I will achieve operating results that would permit compliance with such provisions. The breach of any of the provisions of the CCE-I Credit Facility would, under certain circumstances, result in a default thereunder, permitting the lenders thereunder to accelerate the indebtedness under the CCE-I Credit Facility or foreclose upon the assets pledged to secure such payment. In such event, the holders of the Notes might not be able to receive payment until such time as the payment default is cured or waived, any such acceleration is rescinded or the obligations owing under the CCE-I Credit Facility are indefeasibly paid in full in cash and all commitments to lend in respect thereof are terminated. Any of such events would adversely affect the Issuer's ability to service the Notes. The CCE-II Credit Facility contains similar restrictions applicable to CCE-II.

DEPENDENCE ON DISTRIBUTIONS FROM DIRECT AND INDIRECT SUBSIDIARIES

  The Issuer is a holding company which has no significant assets, other than its indirect investments in CCE-I and CCE-II. The Issuer must rely upon distributions originating from CCE-I to generate the funds necessary to meet its obligations, including the payment of principal or interest on the Notes. The Issuer is dependent upon the receipt of distributions from CAC and Cencom Cable, both of which, in turn, are dependent upon the receipt of distributions from CCE, L.P., which, in turn, is dependent upon distributions from CCE-I to provide it with funds. Thus, the Issuer will not have sufficient funds available to repay the Notes in the event that CAC, Cencom Cable, CCE, L.P. or CCE-I, as the case may be, is prevented for any reason from making distributions. In this connection, it should be noted that the CCE-I Credit Facility substantially prohibits distributions from CCE-I to CCE, L.P., until the obligations under such credit facility are fully paid. The rights of the Issuer and its creditors, including the holders of the Notes, to realize upon the assets of any of the Company's subsidiaries upon any such subsidiary's bankruptcy, liquidation or reorganization (and the consequent rights of the holders of the Notes to participate in the realization of those assets), will be subject to the prior claims of such subsidiary's respective creditors, including the lenders under the CCE-I Credit Facility and, in the case of CCE-II, the lenders under the CCE-II Credit Facility, the holder of the California Note and the lenders under any other indebtedness of CCE-II, and in the case of any New CCE Subsidiary, any lender to such New CCE Subsidiary. In any such event, there may not be sufficient assets remaining to pay amounts due on any or all of the Notes then outstanding. See "Description of Notes-- Subordination" and "Description of Other Indebtedness." The CCE-I Credit Facility permits CCE-I to incur additional indebtedness under certain circumstances. See "Description of Notes."

CONTRACTUAL SUBORDINATION

  The Notes are unsecured obligations of the Issuer and by virtue of the terms of the Subordination Agreement and the terms of the Notes are subordinate in right and priority of payment to all existing indebtedness of the Issuer, other than indebtedness that by its terms is expressly subordinated in right and priority of payment to the Notes. The Issuer conducts its business principally through the Operating Entities. See "Business--Company's Background and Ownership Structure."

CONTROL OF THE COMPANY BY KELSO

  Kelso and certain other individuals own an 85% interest in the Issuer, which holds through CAC a 1% general partnership interest in CCE, L.P. and a 1.22% general partnership interest in CCE-I. Kelso also owns an 85% interest in CCT, which in turn holds a 1% general partnership interest in CCE, L.P. and a 1% general partnership interest in CCE-II. Kelso and certain other individuals own approximately 19.9% of Charter. Because Kelso directly controls the Issuer and indirectly controls CAC and Cencom Cable, as well as the general partners of CCE, L.P., CCE-I and CCE-II, Kelso can, subject to applicable law, exercise effective control over the management and affairs of the Company, CCT and their subsidiaries.

NONRECOURSE NATURE OF NOTES AS TO KELSO, CHARTER AND OTHERS

  The Issuer is the sole obligor under the Notes. Although Charter and Kelso have agreed to cause certain covenants under the Indenture to be complied with, none of Charter, Kelso or any of their respective directors, officers, partners, stockholders, employees or affiliates (other than the Guarantors) will be an obligor under or guarantor of the Notes. There should be no expectation that Charter, Kelso or any person other than the Issuer will, in the future, fund the operations or deficits of the Issuer or any of their respective subsidiaries. The CCE, L.P. Guarantee cannot be enforced until repayment in full of and termination of commitments to lend under the CCE-I Credit Facility, the CCE-II Credit Facility, any other senior indebtedness of CCE-II and senior indebtedness of new CCE Subsidiaries. The CAC Guarantee and the Cencom Cable Guarantee cannot be enforced until the repayment in full of and termination under the CCE-I Credit Facility. See "Description of Notes-- General" and "Description of Notes--The Guarantees."

DEPENDENCE ON CHARTER AND KEY PERSONNEL OF CHARTER; POTENTIAL CONFLICTS OF INTEREST

  The Company's success depends on the management of its cable systems by Charter and, therefore, on Charter's ability to attract, motivate and retain highly qualified management, sales and technical personnel. In the event Charter is unable to continue to do so, the operations and growth prospects of the Company could be adversely affected. Charter is dependent upon the services of certain key personnel, including Messrs. Babcock, Kent and Wood. In the event Charter loses the services of any of Messrs. Babcock, Kent or Wood, or certain other key personnel, its ability to conduct its business, including management of the Systems, could be adversely affected. In addition, in certain circumstances, in the event that the partnership that controls Charter fails to be Controlled (as defined in the CCE-I Credit Facility) by at least one of Messrs. Babcock, Kent or Wood, or a majority of the voting equity and economic interests in such partnership fails to be owned by at least one of such individuals, an Event of Default (as defined in the CCE-I Credit Facility) shall occur under the CCE-I Credit Facility.

  Furthermore, Charter's management of other cable systems could adversely affect Charter's ability to manage the Systems by limiting the availability and accessibility of certain Charter personnel, including the personnel who service the Systems as well as other Charter-managed systems in the same operating region (but owned by other legal entities).

  In the event the Company's relationship with Charter is terminated for any reason, the Company will no longer benefit from, among other things, advantageous programming opportunities, acquisition opportunities and financing relationships which are made available to the Company through Charter. See "Business--Business Strategy--Maximize Benefits Provided by Relationship with Charter." In such event, the Company's operating expenses and access to capital could be adversely affected.

  The other cable systems managed by Charter and owned by certain of its affiliated entities are located principally in Alabama, Georgia, Kentucky, Louisiana, Missouri, North Carolina, South Carolina, Tennessee and Texas. Although the Company's acquisition strategy calls for the acquisition of additional cable systems in the vicinity of the Company's existing operations, such systems may become available for sale in tandem with systems located in other portions of the country, for aggregate amounts which exceed the Company's purchasing ability, or which otherwise do not fit the Company's business strategy. It is possible, therefore, that systems in close proximity to the Regions which are identified for sale may be acquired by Charter itself or other Charter-affiliated entities. There can be no assurance that such systems, if acquired by Charter or a Charter-affiliated entity, would ultimately be sold or otherwise transferred to the Company, or that the Company will be able to take advantage of any other opportunity which becomes available to Charter or any of its affiliates.

  Subject to certain exceptions, the Issuer will not permit CCE-I to engage in any transaction with an affiliate on terms less advantageous to CCE-I than would be the case if such transaction were effected on an arm's length basis with a non-affiliate. This restriction shall not apply to any transaction (including the payment of fees and expenses) permitted under the CCE-I Credit Facility from time to time or, after the CCE-I Credit Facility Termination Date (as defined in "Description of Notes--Certain Definitions"), which is consistent with past practice.

LIMITED OPERATING HISTORY

  The Issuer was formed on November 17, 1994 to consummate the Crown Transaction in January 1995 and thereafter act as a holding company for CAC and Cencom Cable. The Company has grown principally through acquisitions. See "Business--Description of the Systems." Prospective investors, therefore, have limited historical financial information about the Company and about the results that can be achieved by Charter in managing the Systems to evaluate its performance and an investment in the Notes. In addition, as a result of the Company's rapid growth through acquisitions, past operating history is not necessarily indicative of future results. Further, there can be no assurance that the Company will be able to implement successfully its business strategy.

RISKS RELATING TO ACQUISITION STRATEGY

  A significant element of the Company's strategy is to expand its operations by acquiring cable television systems located in reasonable proximity to existing systems or of a sufficient size to enable the acquired system to serve as the basis for a new cluster. There can be no assurance that the Company will be able to identify and acquire such systems or that it will be able to finance such acquisitions in the future. Furthermore, any acquisition may have an adverse effect upon the Company's operating results or cash flow, particularly for acquisitions of new systems which require significant capital expenditures. Thus, there can be no assurance that the Company will be able to integrate successfully any acquired business with its existing operations or realize any efficiencies therefrom, or that any such acquisition will be profitable or that the Company will be able to obtain any required financing to acquire additional systems in the future. See "Business--Description of the Systems" and "Business--Business Strategy."

POTENTIAL NEGATIVE EFFECT ON OPERATIONS DUE TO EXTENSIVE REGULATION OF THE CABLE TELEVISION INDUSTRY

  The cable television industry is subject to extensive regulation by federal, local and, in some instances, state governmental agencies. The Cable Communications Policy Act of 1984 (the "1984 Cable Act") and the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act," together with the 1984 Cable Act, the "Cable Acts"), both of which amended the Communications Act, established a national policy to guide the development and regulation of cable television systems. The 1992 Cable Act significantly expanded the scope of cable television regulation on an industry-wide basis by imposing rate regulation, carriage requirements for local broadcast stations, customer service obligations and other requirements. The 1992 Cable Act and the FCC's rules implementing that Act generally have increased the administrative and operational expenses and in certain instances required rate reductions for cable television systems and have resulted in additional regulatory oversight by the FCC and local or state franchise authorities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business--Regulation in the

Cable Television Industry." Under the FCC's initial rate regulations pursuant to the 1992 Cable Act, many cable systems were required to reduce their rates, some by 17%. See "Business--Regulation in the Cable Television Industry."

 Telecommunications Legislation; Additional Competition

  The Telecommunications Act was signed into law by the President on February 8, 1996, and substantially amends the Communications Act by altering federal, state and local laws and regulations pertaining to cable television, telecommunications and other services. The Telecommunications Act also authorizes additional competition in the cable television industry, including competition from local exchange companies ("LECs"), which include the Regional Bell Operating Companies ("RBOCs"), and from public utilities. See "-- Competition in the Cable Television Business" and "Business--Regulation in the Cable Television Industry--Telecommunications Legislation."

 Telephone Company Provision of Video Programming; Additional Competition

  Under the Telecommunications Act, telephone companies can compete directly with cable operators in the provisioning of video programming in the telephone company's service areas, with certain regulatory safeguards. The new legislation recognizes several multiple entry options for telephone companies to provide competitive video programming. Local exchange carriers, including the RBOCs, will be allowed to compete with cable operators both inside and outside the LECs' telephone service areas with certain limitations, including limitations on LEC buyouts of cable systems within the LEC's telephone service area, cable operator buyouts of LEC systems within the cable operator's franchise area, and joint ventures between cable operators and LECs in the same markets. However, there are some statutory exceptions, and the FCC may grant waivers of the buyout provisions in certain cases. See "--Competition in the Cable Television Business" and "Business--Regulation in the Cable Television Industry."

 Miscellaneous Requirements and Provisions Affecting Cable Operators

  The Telecommunications Act also imposes other miscellaneous requirements on cable operators, including an obligation to fully scramble or block at no charge the audio and video portion of any channel not specifically subscribed to by a household. The Telecommunications Act also amends the definition of "cable system" so that a broader class of entities (including some entities which may compete with the Company) providing video programming will be exempt from regulation as a cable system under the Communications Act.

 Franchise Expiration; Renewal

  A franchise relating to the CCE-I Systems (as defined herein) located in the State of Connecticut is currently being negotiated to be renewed. Connecticut regulates cable systems on a statewide basis (as opposed to franchising by the various municipalities). The Company's franchise for "Area 13" in Connecticut (the northeastern system) is scheduled to expire in July 1998. The Company requested the commencement of renewal proceedings in January 1996 with the Connecticut Department of Public Utility Control ("DPUC"). The DPUC granted the Company's request for an "informal renewal" and has requested, in conformance with general procedures, that the Company submit its Proposal for Renewal as the next step in the process. The DPUC has also undertaken, pursuant to its customary procedures, a community needs assessment. Management believes that it generally has a good relationship with the DPUC.

  Franchises, including the Connecticut franchise referenced above, covering an aggregate of approximately 40% of the Company's total subscriber base, are currently within the three year renewal window provided in the Communications Act. While there can be no assurance that all of these franchises will be renewed on commercially reasonable terms, the Company believes that it maintains generally good relationships with its franchising authorities.

COMPETITION IN THE CABLE TELEVISION BUSINESS

  Cable television companies generally operate under non-exclusive franchises granted by local authorities that are subject to renewal and renegotiation from time to time. The 1992 Cable Act prohibits franchising authorities from granting exclusive cable television franchises and from unreasonably refusing to award additional competitive franchises. Cable system operators may therefore experience competition from other operators building a cable television system in a franchise area in which such a system had previously been constructed (i.e., an "overbuild"). The 1992 Cable Act also permits municipal authorities to operate cable television systems in their communities without franchises.

  Cable television systems also face competition from alternative methods of receiving and distributing television signals and from other sources of home entertainment. Within the home video programming market, the Company competes primarily with home satellite and wireless cable providers and, when existing franchises become available for renewal, with other cable operators. In addition, the Telecommunications Act allows LECs to provide a wide variety of video services competitive with services provided by cable systems and to provide cable services directly to customers in the telephone companies' service areas, with some regulatory safeguards. In Connecticut, the DPUC recently granted to a subsidiary of a local telephone company a statewide franchise. The local telephone company subsidiary proposed to provide cable television services initially to customers in at least one community currently served by CCE-I. This new statewide cable franchise is currently being challenged by a regional cable association. The association filed an appeal in the Connecticut Superior Court challenging the DPUC's grant of the statewide franchise on several substantive and procedural grounds. The Company cannot predict the outcome of this litigation. According to the terms of its franchise, the service must pass all homes in Connecticut within eleven years. See "Business--Competition in the Cable Television Business." Management cannot predict the extent to which competition will materialize in the cable industry generally from other cable television operators, telephone companies, other distribution systems for delivering video programming to the home, or other potential competitors, including those from technologies not yet available in the marketplace, and, if such competition materializes, the extent of its effect on the Company. Many of the Company's competitors or potential competitors have greater technical, financial and other resources than the Company. See "Business--Competition in the Cable Television Business."

ORIGINAL ISSUE DISCOUNT CONSEQUENCES OF THE NOTES

  Under the Notes, interest is not due and payable until the final maturity of the Notes. Consequently, the holders of the Notes generally will be required to include amounts in gross income for Federal income tax purposes in advance of the receipt of the cash payments to which such income is attributable. See "Certain Federal Income Tax Consequences" for a more detailed discussion of the Federal income tax consequences to the holders of the Old Notes of the acquisition, ownership and disposition (including repayment or redemption) of the New Notes.

ABSENCE OF PUBLIC MARKET; RESTRICTIONS ON RESALE

  There is currently no established public market for the Notes. There can be no assurance as to (i) the liquidity of any market that may develop, (ii) the ability of the holders of Notes to sell their Notes or (iii) the price at which the holders of Notes would be able to sell their Notes. If such a market were to exist, the Notes could trade at prices that may be higher or lower than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar securities and the financial performance of the Issuer. The Issuer does not presently intend to apply for the listing of the Notes on any national securities exchange or on the National Association of Securities Dealers Automated Quotation System; however, the Notes have been designated for trading in the PORTAL market. Accordingly, no assurance can be given as to the development or liquidity of any market for the Notes.

  Under the Indenture, the holders are collectively entitled to a single additional demand registration right (independent of the registration pursuant to which this Exchange Offer is being made), which, if exercised, will be at the expense of the holders of the Notes as described herein. See "Description of the Notes--Registration Rights."

CONSEQUENCES OF FAILURE TO EXCHANGE; RESALES BY BROKER-DEALERS

  Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Issuer does not currently anticipate it will register the Old Notes under the Securities Act, except in the event that holders of $15 million or more of the Notes request registration pursuant to the registration right described in Section 12.01(b) of the Indenture. Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties unrelated to the Issuer, New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Issuer or any of the Guarantors within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuer has agreed that, for a period of 180 days after the effective date of this Prospectus, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes will be adversely affected.

                              THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

  The Old Notes were sold by the Issuer on January 18, 1995 to HC Crown, which resold the Old Notes to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act), including an affiliate of HC Crown. In connection with the sale of the Old Notes, the Issuer and HC Crown entered into a Letter Agreement dated as of November 15, 1996 (the "Letter Agreement") pursuant to which the Issuer agreed to file with the Commission a registration statement (the "Exchange Offer Registration Statement") with respect to an offer to exchange the Old Notes for New Notes. In addition, the Issuer agreed to use its best efforts to cause the Exchange Offer Registration Statement to become effective under the Securities Act and to issue the New Notes pursuant to the Exchange Offer.

  The Exchange Offer is being made pursuant to the Letter Agreement to satisfy the Issuer's obligations thereunder. The term "holder of Old Notes," with respect to the Exchange Offer, means any person in whose name Old Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Notes are held of record by the Depository Trust Company (the "Depositary"). The Issuer is not required to file any registration statement to register any outstanding Old Notes. Holders of Old Notes who do not tender their Old Notes or whose Old Notes are tendered but not accepted would have to rely on exemptions to registration requirements under the securities laws, including the Securities Act, if they wish to sell their Old Notes.

  Based on an interpretation by the staff of the Commission set forth in Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1989), Morgan Stanley & Co. Inc., SEC No-Action Letter (June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (July 2, 1993), the Issuer believes that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder of such New Notes (other than a person that is an "affiliate" of the Issuer or any of the Guarantors within the meaning of Rule 405 under the Securities Act and except as set forth in the next paragraph) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and such holder is not participating, and has no arrangement or understanding with any person to participate, in the distribution of such New Notes.

  If any person were to be participating in the Exchange Offer for the purpose of distributing securities in a manner not permitted by the staff's interpretation (i) the position of the staff of the Commission enunciated in interpretive letters would be inapplicable to such person and (ii) such person would be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

  Except as aforesaid, this Prospectus may not be used for any offer to resell, resale or other transfer of New Notes.

  The Exchange Offer is not being made to, nor will the Exchange Agent accept surrenders for exchange from, holders of Old Notes in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or Blue Sky laws of such jurisdiction. Prior to the Exchange Offer, however, the Issuer will use its best efforts to register or qualify the New Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as any such holder requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the New Notes.

TERMS OF THE EXCHANGE OFFER

  Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal the Company will accept any and all Old Notes validly tendered prior to 5:00 p.m., New York time, on the Expiration Date (as defined below). The Issuer will issue up to $82.0 million aggregate principal amount of New Notes in exchange for a like principal amount of outstanding Old Notes which are validly tendered and accepted in the Exchange Offer. Subject to the conditions of the Exchange Offer described below, the Issuer will accept any and all Old Notes which are so tendered. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer.

  The form and terms of the New Notes will be the same in all material respects as the form and terms of the Old Notes, except that the New Notes will be registered under the Securities Act and hence will not bear legends restricting the transfer thereof.

  Holders of Old Notes do not have any appraisal or dissenters' rights under the General Corporation Law of the State of Delaware or the Indenture in connection with the Exchange Offer. The Issuer intends to conduct the Exchange Offer in accordance with the provisions of the Letter Agreement. Old Notes which are not tendered for exchange or are tendered but not accepted in the Exchange Offer will remain outstanding and be entitled to the benefits of the Indenture. Under the Indenture, the holders are entitled to a single demand registration right (in addition to the registration pursuant to which this Exchange Offer is being made), pursuant to which the Issuer and the Guarantors will use their reasonable best efforts to cause to become effective a shelf registration statement with respect to the resale of the Notes and to keep such shelf registration statement continuously effective until nine months after the effective date thereof.

  The Issuer shall be deemed to have accepted validly tendered Old Notes when, as and if the Issuer has given oral or written notice thereof to Harris Trust and Savings Bank acting in its capacity as the exchange agent (the "Exchange Agent") for the Exchange Offer. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the New Notes from the Issuer.

  If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

  Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. HC Crown will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; CLOSING

  The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
  , 1997, unless the Issuer, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

  In order to extend the Exchange Offer, the Issuer will notify the Exchange Agent of any extension by oral or written notice and will announce such extension on the next business day after the previously scheduled Expiration Date. Such announcement will state that the Issuer is extending the Exchange Offer for a specified period of time. Without limiting the manner in which the Issuer may choose to make a public announcement of any extension of the Exchange Offer, the Issuer shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

CONDITIONS

  Notwithstanding any other term of the Exchange Offer, the Issuer will not be required to accept any Old Notes for exchange, or exchange any New Notes for any Old Notes, and may terminate or amend the Exchange Offer before the acceptance of any Old Notes for exchange, if the Exchange Offer violates any applicable law or interpretation by the staff of the Commission.

  If the Issuer determines in its sole discretion that the foregoing condition exists, the Issuer may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders who tendered such Old Notes to withdraw their tendered Old Notes, or (iii) waive such condition with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Issuer will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the holders, and the Issuer will extend the Exchange Offer as required by applicable law.

PROCEDURES FOR TENDERING

  Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Old Notes (unless such tender is being effected pursuant to the procedure for book-entry transfer described below) and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date.

  Any financial institution that is a participant in the Depositary's Book-Entry Transfer Facility system may make book-entry delivery of the Old Notes by causing the Depositary to transfer such Old Notes into the Exchange Agent's account in accordance with the Depositary's procedure for such transfer. Although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at the Depositary, the Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received or confirmed by the Exchange Agent at its addresses set forth in "Exchange Agent" below prior to 5:00 p.m., New York City time, on the Expiration Date. DELIVERY OF DOCUMENTS TO THE DEPOSITARY IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

  The tender by a holder of Old Notes will constitute an agreement between such holder and the Issuer in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

  The method of delivery of Old Notes and the Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the holders of Old Notes. Instead of delivery by mail it is recommended that holders of Old Notes use an overnight or hand delivery service. In all cases sufficient time should be allowed to assure delivery to the Exchange Agent before the Expiration Date. No Letter of Transmittal or Old Notes should be sent to the Issuer. Holders of Old Notes may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the tenders for such Holders.

  Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder of Old Notes which has not completed the box entitled "Special Payment Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member of a signature guarantee program within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

  If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, owners of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Issuer, evidence satisfactory to the Issuer of their authority to so act must be submitted with the Letter of Transmittal.

  All questions as to the validity, form, eligibility (including time of receipt) and acceptance and withdrawal of tendered Old Notes will be determined by the Issuer in its sole discretion, which determination will be final and binding. The Issuer reserves the absolute right to reject any and all Old Notes not properly tendered or any

Old Notes the Issuer's acceptance of which would, in the opinion of counsel for the Issuer, be unlawful. The Issuer also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Issuer's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such times as the Issuer shall determine. Although the Issuer intends to request the Exchange Agent to notify holders of Old Notes of defects or irregularities with respect to tenders of Old Notes, neither the Issuer, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

  In addition, the Issuer reserves the right in its sole discretion (subject to limitations contained in the Indenture) (i) to purchase or make offers for any Old Notes that remain outstanding subsequent to the Expiration Date and
(ii) to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

  By tendering, each holder of Old Notes will represent to the Issuer that, among other things, the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder and that neither the holder nor any such other person (i) has an arrangement or understanding with any person to participate in the distribution of such New Notes, (ii) is an "affiliate", as defined in Rule 405 under the Securities Act, of the Issuer or any of the Guarantors or (iii) is engaged in, or intends to engage in, a distribution of the New Notes. If the holder is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, such holder by tendering will acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

GUARANTEED DELIVERY PROCEDURES

  Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, or (ii) who cannot deliver their Old Notes and other required documents to the Exchange Agent, or cannot complete the procedure for book-entry transfer prior to the Expiration Date, may effect a tender if:

    (a) The tender is made through an Eligible Institution;

    (b) Prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Old Notes (if available) and the principal amount of Old Notes tendered together with a duly executed Letter of Transmittal (or a facsimile thereof), stating that the tender is being made thereby and guaranteeing that, within five business days after the Expiration Date, the certificate(s) representing the Old Notes to be tendered in proper form for transfer (or a confirmation of a book-entry transfer into the Exchange Agent's account at the Depositary of Old Notes delivered electronically) and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

    (c) Such certificate(s) representing all tendered Old Notes in proper form for transfer (or confirmation of a book-entry transfer into the Exchange Agent's account at the Depositary of Old Notes delivered electronically) and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three business days after the Expiration Date.

  Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders of Old Notes who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

  Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date, unless previously accepted for exchange.

  To withdraw a tender of Old Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date, and prior to acceptance for exchange thereof by the Issuer. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (iii) be signed by the Depositor in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender, and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Issuer, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly re-tendered. Any Old Notes which have been tendered but which are not accepted for exchange or which are withdrawn will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be re-tendered by following one of the procedures described above under "Procedures for Tendering" at any time prior to the Expiration Date.

EXCHANGE AGENT

  Harris Trust and Savings Bank has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

  By Registered or Certified Mail:
                               Harris Trust and Savings Bank
                               c/o Harris Trust Company of New York
                               Wall Street Station
                               P.O. Box 1010
                               New York, NY 10268-1010

  Facsimile Transmission Number:
                               (212) 701-7636
                               (212) 701-7637

  By Hand/Overnight Delivery:  Harris Trust and Savings Bank
                               c/o Harris Trust Company of New York
                               77 Water Street, 5th Floor
                               New York, NY 10005

FEES AND EXPENSES

  The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by HC Crown. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail; however, additional solicitation may be made by telephone, facsimile or other electronic transmission or in person by officers and regular employees of the Issuer and their affiliates.

  The Issuer has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Issuer, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. HC Crown may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus, Letters of Transmittal and related documents to the beneficial owners of the Old Notes and in handling or forwarding tenders for exchange. HC Crown will pay the other expenses to be incurred in connection with the Exchange Offer, including fees and expenses of the Trustee, accounting and legal fees and printing costs.

  HC Crown will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE OLD NOTES

  Generally, holders of Old Notes (other than any holder which is an "affiliate" of the Issuer or any of the Guarantors within the meaning of Rule 405 under the Securities Act) that exchange their Old Notes for New Notes pursuant to the Exchange Offer may offer such New Notes for resale, resell such New Notes, and otherwise transfer such New Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided such New Notes are acquired in the ordinary course of the holders' business, and such holders have no arrangement with any person to participate in a distribution of such New Notes. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register the New Notes prior to offering or selling such New Notes. Upon request by holders of Old Notes prior to the Exchange Offer, the Issuer will register or qualify the New Notes in certain jurisdictions subject to the conditions in the Letter Agreement. If a holder does not exchange such Old Notes for New Notes pursuant to the Exchange Offer, such Old Notes will continue to be subject to the restrictions on transfer contained in the legend thereon. In general the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. To the extent that Old Notes are not tendered or are tendered but not accepted in the Exchange Offer, a holder's ability to sell untendered Old Notes could be adversely affected.

ACCOUNTING TREATMENT

  The New Notes will be recorded at the same carrying value as the Old Notes, as reflected in the Issuer's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Issuer upon the consummation of the Exchange Offer.

FEDERAL INCOME TAX CONSEQUENCES

  Under current Federal law, which is subject to retroactive change, the substitution of New Notes for Old Notes pursuant to the Exchange Offer should not be treated as a sale, exchange, disposition or other taxable event for the holders of the Old Notes for Federal income tax purposes. Holders should not recognize any taxable gain or loss or any interest income as a result of substituting New Notes for Old Notes pursuant to the Exchange Offer, and a holder should have the same adjusted tax basis and holding period in the New Notes as it had in the Old Notes immediately before the substitution and the New Notes should have the same issue price (and adjusted issue price immediately after the substitution) and the same amount of original issue discount, if any, as the Old Notes. Holders, however, are strongly urged to consult their own tax advisors regarding the consequences of the Exchange Offer, including the effect under Federal, state, local and any applicable foreign laws. For federal income tax consequences of ownership of the Notes generally, see "Certain Federal Income Tax Consequences."

                                  THE COMPANY

  The Company's principal business is the ownership, operation and development of cable television systems. CCE-I owns, operates and develops cable television systems in the St. Louis, metropolitan area including southwestern Illinois and in certain rural and suburban areas in Connecticut and Massachusetts. As of March 31, 1997, the cable television systems owned by CCE-I passed approximately 536,300 homes and served approximately 339,500 basic subscribers in western and northeastern Connecticut, Massachusetts, eastern Missouri and southwestern Illinois. In addition, CCE-II owns, operates and develops cable television systems in metropolitan areas of southern California. The Company's operations are managed under the direction of Charter, a privately held owner and manager of cable television systems. As of March 31, 1997, Charter managed cable television systems which serve approximately 1,011,600 basic subscribers (including the Company's subscribers). Assuming completion of all publicly announced cable television industry transactions, management believes that Charter would be among the top ten largest MSOs in the United States based on number of basic subscribers. The Company seeks to own and operate cable television systems serving an increased number of basic subscribers in the Regions.

  Barry L. Babcock, Jerald L. Kent and Howard L.Wood formerly served as members of the senior management team of Cencom Cable Associates, Inc. ("Cencom"), which, during the nine-year period prior to its sale in 1991 to Crown Media, Inc. ("Crown Media"), purchased and developed cable television systems through acquisitions ("Cencom Systems"). See "Business--Business Strategy--Maximize Benefits Provided by Relationship with Charter." In addition, Kelso and certain other individuals have invested an aggregate of approximately $68.0 million in the Issuer. As a result of such investment, Kelso and such individuals own directly or indirectly 85% of the outstanding equity interests in the Issuer, with distributions on exit varying depending on the rates of return on the stockholders' equity investment in the Issuer. See "Risk Factors--Control of the Issuer and the Company by Kelso."

  The principal executive offices of the Issuer are located at 12444 Powerscourt Drive, Suite 400, St. Louis, Missouri 63131. Its telephone number is (314) 965-0555.

                                CAPITALIZATION

  The following table sets forth the consolidated unaudited capitalization of the Issuer as of March 31, 1997. This table should be read in conjunction with the audited and unaudited Financial Statements of the Issuer and the related Notes thereto included elsewhere in this Prospectus.

                                                                    UNAUDITED
                                                                 AS OF MARCH 31,
                                                                      1997
                                                                 ---------------
                                                                     ACTUAL
                                                                 ---------------
                                                                  (IN MILLIONS)
   Debt:
     CCE-I Credit Facility......................................     $468.0(a)
     Notes (including accrued interest).........................      108.3
                                                                     ------
       Total debt...............................................      576.3
   Equity:
     Total contributed capital..................................       80.0
     Accumulated losses.........................................      (89.2)
                                                                     ------
     Total capitalization.......................................     $567.1
                                                                     ======

--------

(a) As of March 31, 1997, $37.0 million was unused and available for borrowing, under the CCE-I Credit Facility.

     UNAUDITED SELECTED HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA

  The unaudited statements of operations, balance sheets, financial ratios and other data for the years ended December 31, 1995 and 1996, set forth below have been derived from the consolidated financial statements of CCA which have been audited by Arthur Andersen LLP. The unaudited combined statement of operations, financial ratios and other data for the year ended December 31, 1994, set forth below have been derived from the financial statements of Cencom Cable Entertainment, Inc.--Missouri System which have been audited by Arthur Andersen LLP, the financial statements of Crown Media, Inc.--Western Connecticut and Crown Cable, L.P. acquired from HC Crown (the "Crown Systems") which have been audited by KPMG Peat Marwick LLP, and represent CCA's predecessor. The unaudited combined statement of operations, financial ratios and other data for the year ended December 31, 1993, set forth below has been derived from the financial statements of Cencom Cable Entertainment, Inc.-- Missouri System, Crown Media, Inc.--Western Connecticut and Crown Cable, L.P., which have been audited by KPMG Peat Marwick LLP. The unaudited combined statement of operations, financial ratios and other data for the year ended December 31, 1992, set forth below have been derived from the unaudited financial statements of Cencom Cable Entertainment, Inc.--Missouri System and the unaudited financial statements of Tele-media Company of Northeastern Connecticut, L.P., the Housatonic CableVision Company, L.P., the New Milford CableVision Company and the Mid-Connecticut CableVision Company (which collectively represent the predecessor of the Crown Systems).

  The unaudited financial data for the three month periods ended March 31, 1996 and 1997, include all adjustments, consisting of normal recurring adjustments, which management considers necessary for the fair presentation of the financial position and the results of operations of CCA for such periods. The results for the three month periods are not necessarily indicative of the results to be expected for the full year. The data set forth below should be read in conjunction with the historical financial statements and the notes thereto, reports of the independent public accountants thereto and the other financial information included elsewhere in the Prospectus.

  The unaudited pro forma financial statements are based upon the historical financial statements of CCA, the Illinois Systems (prior to their acquisition by CCE-I) and the Masada Systems (prior to their acquisition by CCE-I). The unaudited pro forma balance sheet and pro forma statement of operations data has been derived from the audited and unaudited financial statements of operations included elsewhere in this Prospectus.

  The following unaudited pro forma statement of operations data for the year ended December 31, 1996 gives effect to the applicable pro forma adjustments, as if such pro forma adjustments had occurred on January 1, 1996. There are no pro forma adjustments reflected in the pro forma balance sheet data as all acquisitions were consummated prior to December 31, 1996. The historical acquisitions have been accounted for under the purchase method of accounting. The unaudited pro forma financial information may therefore not be indicative of the actual results of operations of CCA had the transactions been completed on the dates assumed, nor are such financial statements necessarily indicative of the results of operations of CCA that may exist in the future. The unaudited pro forma financial information should be read in conjunction with the historical financial statements and the related Notes thereto appearing elsewhere in this Prospectus.

                              CCA AND SUBSIDIARIES

      UNAUDITED SELECTED HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA (NUMBERS IN THOUSANDS, EXCEPT FOR FINANCIAL RATIOS AND SUBSCRIBER DATA)
                                  (UNAUDITED)

                              PREDECESSOR OF CCA                                     CCA
                          ---------------------------------    -----------------------------------------------------
                                                                                                 THREE MONTHS ENDED
                            YEAR ENDED DECEMBER 31,              YEAR ENDED DECEMBER 31,             MARCH 31,
                          ---------------------------------    ------------------------------    -------------------
                                                                                       PRO
                                                                                    FORMA (a)
                            1992        1993        1994         1995       1996      1996         1996      1997
                          --------    --------    ---------    ---------  --------  ---------    --------- ---------
STATEMENT OF OPERATIONS
 DATA:
Revenues................  $ 81,557    $ 85,627    $  87,623    $  99,689  $143,023  $151,548     $ 30,813  $  40,487
Operating Expenses:
Operating, general and
 administrative.........    41,603      43,270       44,164       48,943    71,498    76,026       15,930     20,665
Management fees.........     2,617(b)    2,723(b)     2,781(b)     6,499     5,034     6,138(c)     1,106      1,331
Depreciation and
 amortization...........    47,662      54,804       54,272       51,194    65,757    68,958       15,107     15,218
                          --------    --------    ---------    ---------  --------  --------     --------  ---------
Total operating
 expenses...............    91,882     100,797      101,217      106,636   142,289   151,122       32,143     37,214
                          --------    --------    ---------    ---------  --------  --------     --------  ---------
Operating Income
 (loss).................   (10,325)    (15,170)     (13,594)      (6,947)      734       426       (1,330)     3,273
Interest expense........   (19,547)    (12,051)     (15,053)     (35,461)  (46,654)  (50,132)     (10,446)   (12,894)
Interest income.........        66         --            20          504       164       223           67          1
Other income (expense)..       267           8          444           42    (1,058)   (1,058)        (517)        57
                          --------    --------    ---------    ---------  --------  --------     --------  ---------
Loss before equity in
 loss of unconsolidated
 limited partnerships,
 provision for income
 taxes, loss from
 discontinued operation
 and minority interest
 in loss of subsidiary..   (29,539)    (27,213)     (28,183)     (41,862)  (46,814)  (50,541)     (12,226)    (9,563)
Equity in loss of
 unconsolidated limited
 partnerships...........       --          --           --        (1,402)   (6,303)   (6,303)      (1,838)    (1,910)
Provision for income
 taxes..................       --          --           --           --        --        --           --         --
Loss from discontinued
 operation..............       --          --           --           --     (1,516)      --           --         --
Minority interest in
 loss of subsidiary.....       --          --           --         1,503    15,999    17,676        4,112      2,715
                          --------    --------    ---------    ---------  --------  --------     --------  ---------
Net loss................  $(29,539)   $(27,213)   $ (28,183)   $ (41,761) $(38,634) $(39,168)    $ (9,952) $  (8,758)
                          ========    ========    =========    =========  ========  ========     ========  =========
Ratio of earnings to
 fixed
 charges (d)............       --          --           --           --        --        --           --         --
BALANCE SHEET DATA (AT
 END OF PERIOD):
Total assets............                                       $ 666,139  $744,080  $744,080               $ 732,123
Deferred taxes..........                                          55,500    55,500    55,500                  55,500
Total debt (including
 current maturities)....                                         447,439   572,843   572,843                 576,251
Shareholders' investment
 (deficit)..............                                          38,239      (395)     (395)                 (9,153)
FINANCIAL RATIOS AND
 OTHER DATA:
EBITDA (e)..............  $ 39,954    $ 42,357    $  43,459    $  50,746  $ 71,525  $ 75,522     $ 14,883  $  19,822
EBITDA margin (f).......      49.0%       49.5%        49.6%        50.9%     50.0%     49.8%        48.3%      49.0%
Capital expenditures
 (g)....................  $ 13,375    $ 19,128    $  24,513    $  22,024  $ 33,898    35,461     $  6,778  $   7,964
Total debt to EBITDA....                                             8.8x      8.0x      7.6x                    7.3x
EBITDA to interest
 expense................                                             1.4x      1.5x      1.5x                    1.5x
Cash flows from
 operating activities...  $ 19,484    $ 28,935    $  28,329    $  27,074  $ 37,028  $ 39,984     $  2,101  $   6,222
OPERATING STATISTICAL
 DATA (AT END OF PERIOD,
 EXCEPT AVERAGES):
Homes passed............   339,142     344,418      350,404      413,930   533,563   533,563      423,757    536,321
Basic subscribers.......   185,767     196,087      206,948      266,119   338,284   338,284      272,581    339,497
Basic penetration.......      54.8%       56.9%        59.1%        64.3%     63.4%     63.4%        64.3%      63.3%
Premium service units...   125,745     126,396      145,967      173,172   194,602   194,602      170,615    184,417
Premium penetration.....      67.7%       64.5%        70.5%        65.1%     57.5%     57.5%        62.6%      54.3%
Average monthly revenue
 per basic subscriber
 (h)....................  $  36.59    $  36.39    $   35.28    $   36.89  $  38.20     37.33     $  37.68  $   39.75

--------

(a) The pro forma statement of operations data assumes the consummation of the Illinois Acquisition and the Masada Acquisition as if the applicable transactions had occurred on January 1, 1996. There are no pro forma adjustments reflected in the pro forma balance sheet data as all acquisitions were consummated prior to December 31, 1996.
(b) Represents combined management fees for the Crown systems during periods prior to their acquisition by CCA for those systems which paid management fees. These fees are not necessarily indicative of the management fees that would have been charged had the Crown systems been operated by CCA or that may be expected for any future periods.

(c) CCE-I pays annual management and financial advisory fees to Charter and Kelso & Company equal to certain specified contractual amounts set forth in the management and financial advisory agreements executed with Charter and Kelso & Company, such amounts increase upon the acquisition of additional cable television systems and decrease with the disposition of any cable television systems. As of March 31, 1997, CCE-I pays Charter $4,845,000 annually and Kelso & Company $552,500 annually based upon the current contracts. In addition, the management agreement with Charter provides for an annual bonus equal to 30% of the excess, if any, of operating cash flow (as defined in the management agreement) over the projected operating cash flow for the year; however, payment of such bonuses is deferred until termination of the CCE-I Credit Facility. The accrued but unpaid bonus as of March 31, 1997 and December 31, 1996 was $1,755,000 of which $740,000 was recorded during 1996. See "Certain Relationships and Related Transactions" and "Description of Notes."

(d) The combined earnings of the Crown Systems were inadequate to cover fixed charges by $29.5 million, $27.2 million and $28.2 million for the years ended December 31, 1992, 1993 and 1994, respectively. The earnings of CCA's systems were inadequate to cover fixed charges by $41.8 million and $38.6 million for the years ended December 31, 1995 and 1996, respectively, and $10.0 million and $8.8 million for the three months ended March 31, 1996 and 1997, respectively.
(e) EBITDA represents income (loss) before interest expense, interest income, income taxes, depreciation and amortization, management fees, other income (expense), equity in loss of unconsolidated limited partnerships, loss from discontinued operation and minority interest in loss of subsidiary. Management believes EBITDA is a meaningful measure of performance because it is commonly used in the cable television industry to analyze and compare cable television companies on the basis of operating performance, leverage and liquidity. EBITDA is not presented in accordance with generally accepted accounting principles and should not be considered an alternative to, or more meaningful than, operating income or operating cash flows as an indicator of CCA's operating performance. EBITDA does not include CCA's debt obligations or significant commitments.
(f) Represents EBITDA as a percent of revenues.
(g) Capital expenditures exclude cash consideration paid in connection with the acquisition of cable systems.

(h) Revenues divided by basic subscribers divided by the number of months in the period.

                   UNAUDITED PRO FORMA FINANCIAL STATEMENTS

  The following unaudited pro forma financial statements are based upon the historical financial statements of CCA, the Illinois Systems (prior to their acquisition by CCE-I), and the Masada Systems (prior to their acquisition by CCE-I). The following unaudited pro forma statement of operations data for the year ended December 31, 1996, gives effect to the applicable pro forma adjustments, as if such pro forma adjustments had occurred on January 1, 1996. There are no pro forma adjustments reflected in the pro forma balance sheet data as all acquisitions were consummated prior to December 31, 1996. The acquisitions of the Illinois Systems and the Masada Systems have been accounted for under the purchase method of accounting. The unaudited pro forma financial statements may not be indicative of what the results of CCA would have been had the transactions been completed on the dates assumed, nor are such financial statements necessarily indicative of the results of operations of CCA that may exist in the future. The unaudited pro forma financial statements should be read in conjunction with the Notes thereto and with the historical financial statements and the related Notes thereto appearing elsewhere in this Prospectus.

                              CCA AND SUBSIDIARIES

             UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENT DATA
 (FOR THE YEAR ENDED AND AS OF DECEMBER 31, 1996) (NUMBERS IN THOUSANDS, EXCEPT
                   FOR FINANCIAL RATIOS AND SUBSCRIBER DATA)

                                                             HISTORICAL     PRO FORMA
                                     HISTORICAL   HISTORICAL  PRO FORMA     HISTORICAL
                            CCA     ACQUISITIONS   COMBINED  ADJUSTMENTS   ACQUISITIONS
                          --------  ------------  ---------- -----------   ------------
STATEMENT OF OPERATIONS
 DATA:
Revenues................  $143,023     $8,525 (a)  $151,548    $   --        $151,548
Operating Expenses:
 Operating, general and
  administrative........    71,498      4,528 (a)    76,026        --          76,026
 Management fees........     5,034        503 (a)     5,537        601(b)       6,138
 Depreciation and
  amortization..........    65,757      3,629 (a)    69,386       (428)(c)     68,958
                          --------     ------      --------    -------       --------
  Total operating
   expenses.............   142,289      8,660       150,949        173        151,122
                          --------     ------      --------    -------       --------
Operating Income
 (loss).................       734       (135)(a)       599       (173)           426
 Interest expense.......   (46,654)    (1,610)(a)   (48,264)    (1,868)       (50,132)
 Interest income........       164         59 (a)       223        --             223
 Other income
  (expense).............    (1,058)       --         (1,058)       --          (1,058)
                          --------     ------      --------    -------       --------
Loss before equity in
 loss of unconsolidated
 limited partnerships,
 provision for income
 taxes, loss from dis-
 continued operation and
 minority interest in
 loss of subsidiary.....   (46,814)    (1,686)      (48,500)    (2,041)       (50,541)
 Equity in loss of
  unconsolidated limited
  partnerships..........    (6,303)       --         (6,303)       --          (6,303)
 Provision for income
  taxes.................       --         --            --         --             --
 Loss from discontinued
  operation.............    (1,516)     1,516 (i)       --         --             --
 Minority interest in
  loss of subsidiary....    15,999        --         15,999      1,677(j)      17,676
                          --------     ------      --------    -------       --------
Net loss................  $(38,634)    $ (170)     $(38,804)   $  (364)      $(39,168)
                          ========     ======      ========    =======       ========
BALANCE SHEET (AT END OF
 PERIOD):
Cash and cash equiva-
 lents..................  $  2,935                 $  2,935                  $  2,935
Receivables, net........     5,466                    5,466                     5,466
Systems and equipment,
 net....................   206,351                  206,351                   206,351
Franchise costs, net....   439,232                  439,232                   439,232
Other assets............    10,158                   10,158                    10,158
Investment in unconsoli-
 dated limited partner-
 ships..................    78,070                   78,070                    78,070
Net assets of discontin-
 ued operation..........     1,869                    1,869                     1,869
                          --------                 --------                  --------
  Total assets..........  $744,081                 $744,081                  $744,081
                          ========                 ========                  ========
Accounts payable and ac-
 crued expenses.........  $ 24,678                 $ 24,678                  $ 24,678
Subscriber deposits and
 deferred revenue.......     1,182                    1,182                     1,182
Deferred taxes..........    55,500                   55,500                    55,500
Total debt, including
 current maturities of
 $5,880.................   572,843                  572,843                   572,843
Minority interest in
 subsidiary.............    90,273                   90,273                    90,273
                          --------                 --------                  --------
  Total liabilities.....   744,476                  744,476                   744,476
Shareholders' investment
 (deficit)..............      (395)                    (395)                     (395)
                          --------                 --------                  --------
Total liabilities and
 shareholders' invest-
 ment (deficit).........  $744,081                 $744,081                  $744,081
                          ========                 ========                  ========
FINANCIAL RATIOS AND
 OTHER DATA:
 EBITDA (e).............  $ 71,525      3,997      $ 75,522                  $ 75,522
 EBITDA margin (f)......      50.0%      46.9%         49.8%                     49.8%
 Capital expenditures
  (g)...................  $ 33,898     $1,563      $ 35,461                  $ 35,461
 Cash flow from
  operating activities..  $ 37,028     $5,425      $ 42,453    $(2,469)      $ 39,984
OPERATING STATISTICAL
 DATA (AT END OF PERIOD,
 EXCEPT
 AVERAGES):
Homes passed............   533,563                  533,563                   533,563
Basic subscribers.......   338,284                  338,284                   338,284
Basic penetration.......      63.4%                    63.4%                     63.4%
Premium units...........   194,602                  194,602                   194,602
Premium penetration.....      57.5%                    57.5%                     57.5%
Monthly revenue per ba-
 sic subscriber(h)......  $  38.20     $32.52      $  37.33                  $  37.33

        NOTES TO THE UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

               (FOR THE YEAR ENDED AND AS OF DECEMBER 31, 1996)
                            (NUMBERS IN THOUSANDS)

(a) Amounts reflect the historical 1996 results for the following systems which were acquired during 1996. Certain reclassifications have been made between operating, general and administrative expenses to conform the presentation to that of CCA.

                                                       MASADA SYSTEMS
                                      ILLINOIS SYSTEMS    1/1/96-
                                       1/1/96-3/28/96     11/29/96     TOTAL
                                      ---------------- -------------- --------
Revenues.............................      $4,190         $ 4,335       $8,525
Operating expenses:
  Operating, general and
   administrative....................       2,133           2,395        4,528
  Management fees....................         210             293          503
  Depreciation and amortization......       1,010           2,619        3,629
                                           ------         -------     --------
    Total operating expenses.........       3,353           5,307        8,660
                                           ------         -------     --------
Operating income.....................         837            (972)        (135)
  Interest expense...................        (516)         (1,094)      (1,610)
  Interest income....................          13              46           59
                                           ------         -------     --------
Net income...........................      $  334         $(2,020)    $ (1,686)
                                           ======         =======     ========

(b) To eliminate the historical management fees expense and to record for the year ended December 31, 1996 management fee expense pursuant to CCE-I's management agreement.
(c) To eliminate the historical depreciation and amortization expense and to record for the year ended December 31, 1996 depreciation and amortization expense based upon the allocation of purchase price to various categories of systems equipment and franchises and depreciated using methods and terms consistent with those utilized by CCE-I. The franchise costs are being amortized over 15 years.
(d) To eliminate historical interest expense and to record for the year ended December 31, 1996 interest expense based upon CCE-I's pro forma borrowings under the CCE-I Credit Facility assuming an average interest rate of 8.05%. Also, includes amortization of all deferred debt issuance costs.
(e) EBITDA represents income (loss) before interest expense, interest income, income taxes, depreciation and amortization, management fees, other income (expense), equity in loss of unconsolidated limited partnerships, loss from discontinued operation and minority interest in loss of subsidiary. EBITDA is calculated before payment of management fees so as to be consistent with certain financial terms contained in the CCE-I Credit Facility. Management believes that EBITDA is a meaningful measure of performance because it is commonly used in the cable television industry to analyze and compare cable television companies on the basis of operating performance, leverage and liquidity. EBITDA is not presented in accordance with generally accepted accounting principles and should not be considered an alternative to, or more meaningful than, operating income or operating distributions as an indicator of the CCE-I's operating performance. EBITDA does not include CCE-I's debt obligations or other significant commitments.
(f) Represents EBITDA as a percent of revenues.
(g) Capital expenditures exclude cash consideration paid in connection with the acquisition of cable television systems.
(h) Revenues divided by basic subscribers divided by 12 months.
(i) To eliminate the loss from discontinued operation.
(j) To record minority interest (45%) in the Illinois Systems (January 1, 1996 to March 28, 1996) and the Masada Systems (January 1, 1996 to November 29,
    1996).

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

  The Company has operated cable television systems for a limited period of time and had no operations prior to January 1995. The Company acquired (i) the Crown Systems as of January 1, 1995 for aggregate consideration of approximately $488.2 million, (ii) the UVC Systems on October 30, 1995 for approximately $96.0 million and (iii) the Illinois Systems on March 29, 1996 for approximately $82.0 million (iv) the Masada Systems on November 29, 1996 for approximately $23.7 million (the Crown Systems, the UVC Systems, the Illinois Systems and the Masada Systems are sometimes referred to herein as the "CCE-I Systems"). The following discussion of results of operations for the years ended December 31, 1994, 1995, 1996 and for the three months ended March 31, 1996 and 1997, is based on the historical results of operations of CCA and the Crown Systems. Since the Crown Systems were not acquired until 1995, the financial information contained herein with respect to periods prior to this acquisition does not reflect any changes in the operation or management of these systems that CCA has made since the date of such acquisition or that it intends to make in the future; thus, this financial information is not necessarily indicative of the results of operation that would have been achieved had the systems been operated by CCA during all of the periods with respect to which financial information is presented herein or which may be achieved in the future. Information relating to the payment of management fees, programming costs and other similar matters for years prior to the acquisition by CCA of the systems discussed herein is not comparable to the discussion of such matters after such systems have been fully integrated with the CCE-I Systems. See "Business--Description of the Systems" for a description of the CCE-I Systems.

OVERVIEW

  The CCE-I Systems generate substantially all of their revenues from monthly customer fees for basic tier, expanded basic tier, premium and other cable television services (such as the rental of converters and remote control devices and installation charges). Additional revenues are generated from pay-per-view programming and the sale of advertising and commissions from home shopping networks.

  The CCE-I Systems have generated increases in revenues in each of 1994, 1995 and 1996. This growth was accomplished primarily through internal subscriber growth and the UVC Acquisition in 1995, the Illinois Acquisition and Masada Acquisition in 1996, which offset the adverse effects of FCC-required rate rollbacks in certain systems, that became effective in September 1993. Systems operating, general and administrative expenses have increased during such three year period due to increased customer growth and expenses related to implementing rate regulation (pursuant to the 1992 Cable Act and the FCC's regulations promulgated thereunder). In particular, programming costs, which comprise a substantial portion of systems operating expenses, have increased both in dollars and as a percentage of revenues for the past three years. This increase is due to several factors, including subscriber growth, the provision of additional channels to customers, the expiration of certain programming agreements with favorable terms, which were assigned to CCE-I in the Crown Transaction and industry-wide increases in costs to purchase cable programming. While CCE-I's retention of Charter as manager of the CCE-I Systems is expected to result in better control over programming costs, there can be no assurance that this result will be achieved. Furthermore, management believes it will be able, under the FCC's existing cable rate regulations, to increase its rates for cable services to offset increases in the costs of programming. The high level of depreciation and amortization associated with the acquisitions and capital expenditures related to continued construction, upgrade and expansion of the CCE-I Systems, together with interest costs related to CCE-I's financing activities, have caused the CCE-I Systems to report net losses. CCE-I believes that such net losses are common for cable television companies and that such net losses will continue for the foreseeable future. EBITDA (as defined herein), which is a common industry measure of performance, has been between 49.6% and 50.9% of revenues during the years ended December 31, 1994, 1995 and 1996.

  CCE-I pays annual management and financial advisory fees to Charter and Kelso & Company equal to certain specified amounts set forth in the management and financial advisory agreements executed with Charter and Kelso & Company; such amounts increase upon the acquisition of additional cable television systems and decrease with the disposition of any cable television systems. As of March 31, 1997, CCE-I pays Charter $4,845,000 annually and Kelso & Company $552,500 annually. In addition, the management agreement with Charter provides for an annual bonus equal to 30% of the excess, if any, of operating cash flow (as defined in the management agreement) over the projected operating cash flow for the year; however, payment of such bonuses is deferred until termination of the CCE-I Credit Facility. The accrued but unpaid bonus as of March 31, 1997 and December 31, 1996 was $1,755,000, of which $740,000 was recorded during 1996. See "Certain Relationships and Related Transactions" and "Description of Notes."

                          PREDECESSOR OF
                                CCA                                          CCA
                         ------------------ ---------------------------------------------------------------------------
                            YEAR ENDED
                           DECEMBER 31,           YEAR ENDED DECEMBER 31,            THREE MONTHS ENDED MARCH 31,
                         ------------------ -------------------------------------  ------------------------------------
                               1994               1995               1996                1996               1997
                         ------------------ ------------------ ------------------  -----------------  -----------------
                                     % OF               % OF               % OF               % OF               % OF
                          AMOUNT   REVENUES  AMOUNT   REVENUES  AMOUNT   REVENUES  AMOUNT   REVENUES  AMOUNT   REVENUES
                         --------  -------- --------  -------- --------  --------  -------  --------  -------  --------
STATEMENT OF OPERATIONS
 DATA:
Revenues...............  $ 87,623   100.0%  $ 99,689   100.0%  $143,023   100.0%   $30,813   100.0%   $40,487   100.0%
Operating Expenses:
 Operating, general and
  administrative.......    44,164    50.4%    48,943    49.1%    71,498    50.0%    15,930    51.7%    20,665    51.0%
 Management fees(a)....     2,781     3.2%     6,499     6.5%     5,034     3.5%     1,106     3.6%     1,331     3.3%
 Depreciation and
  amortization.........    54,272    61.9%    51,194    51.4%    65,757    46.0%    15,107    49.0%    15,218    37.6%
                         --------   ------  --------   ------  --------   -----    -------   -----    -------   -----
  Total operating
   expense.............   101,217   115.5%   106,636   107.0%   142,289    99.5%    32,143   104.3%    37,214    91.9%
                         --------   ------  --------   ------  --------   -----    -------   -----    -------   -----
Operating Income
 (loss)................   (13,594)  (15.5%)   (6,947)   (7.0%)      734     0.5%    (1,330)   (4.3%)    3,273     8.1%
 Interest expense......   (15,053)  (17.2%)  (35,461)  (35.6%)  (46,654)  (32.6%)  (10,446)  (33.9%)  (12,894)  (31.8%)
 Interest income.......        20     0.0%       504     0.5%       164     0.1%        67     0.2%         1     0.0%
 Other income
  (expense)............       444     0.5%        42     0.0%    (1,058)   (0.7%)     (517)   (1.7%)       57     0.1%
                         --------   ------  --------   ------  --------   -----    -------   -----    -------   -----
Loss before equity in
 loss of unconsolidated
 limited partnerships,
 provision for income
 taxes, loss from
 discontinued operation
 and minority interest
 in loss of
 subsidiary............   (28,183)  (32.2%)  (41,862)  (42.0%)  (46,814)  (32.7%)  (12,226)  (39.7%)   (9,563)  (23.6%)
 Equity in loss from
  unconsolidated
  limited
  partnerships.........       --       --     (1,402)   (1.4%)   (6,303)   (4.4%)   (1,838)   (6.0%)   (1,910)   (4.7%)
 Provision for income
  taxes................       --       --        --       --        --      --         --      --         --      --
 Loss from discontinued
  operation............       --       --        --       --     (1,516)   (1.1%)      --      --         --      --
 Minority interest in
  loss of subsidiary...       --       --      1,503     1.5%    15,999    11.2%     4,112    13.4%     2,715     6.7%
                         --------   ------  --------   ------  --------   -----    -------   -----    -------   -----
Net loss...............  $(28,183)  (32.2%) $(41,761)  (41.9%) $(38,634)  (27.0%)  $(9,952)  (32.3%)  $(8,758)  (21.6%)
                         ========   ======  ========   ======  ========   =====    =======   =====    =======   =====
EBITDA(b)..............  $ 43,459    49.6%  $ 50,746    50.9%  $ 71,525    50.0%   $14,883    48.3%   $19,822    49.0%

--------

(a) Represents combined management fees paid by the Crown Systems during periods prior to the acquisition of the systems by CCA for those systems which paid management fees. These fees are not necessarily indicative of the management fees that would have been charged had the Systems been operated by CCA and that may be expected for any future periods. CCE-I pays annual management and financial advisory fees to Charter and Kelso & Company equal to certain specified contractual amounts set forth in the management agreements executed with Charter and Kelso & Company; such amounts increase upon the acquisition of additional cable television systems and decrease with the disposition of any cable television systems. As of March 31, 1997, CCE-I pays Charter $4,845,000 annually and Kelso & Company $552,500 annually based upon the current contracts. In addition, the management agreement with Charter provides for an annual bonus equal to 30% of the excess, if any, of operating cash flow (as defined in the management agreement) over the projected operating cash flow for the year; however, payment of such bonuses is deferred until termination of the applicable CCE-I Credit Facility. The accrued but unpaid bonus as of March 31, 1997 and December 31, 1996 was $1,755,000, of which $740,000 was recorded during 1996. See "Certain Relationships and Related Transactions" and "Description of Notes."
(b) EBITDA represents income (loss) before interest expense, interest income, income taxes, depreciation and amortization, management fees, other income (expense), equity in loss of unconsolidated limited partnerships, loss from discontinued operation and minority interest in loss of subsidiary. Management believes EBITDA is a meaningful measure of performance because it is commonly used in the cable television industry to analyze and compare cable television companies on the basis of operating performance, leverage and liquidity. EBITDA is not presented in accordance with generally accepted accounting principles and should not be considered an alternative to, or more meaningful than, operating income or operating cash flows as an indicator of CCA's operating performance. EBITDA does not include CCA's debt obligations or significant commitments.

THREE MONTHS ENDED MARCH 31, 1997 COMPARED TO THREE MONTHS ENDED MARCH 31,
1996

  Revenues. Revenues increased by $9.7 million, or approximately 31.5%, from $30.8 million for the three months ended March 31, 1996 to $40.5 million for the three months ended March 31, 1997. Average monthly revenue per basic subscriber increased from $37.68 for the three months ended March 31, 1996 to $39.75, or 5.5%, for the three months ended March 31, 1997. Homes passed increased 26.6%, from 423,757 at March 31, 1996 to 536,321 at March 31, 1997.
There was a significant increase in homes passed resulting from the acquisitions of the Illinois Systems in March 1996 and the Masada Systems in November 1996. Basic service subscribers increased 24.5%, from 272,581 at March 31, 1996 to 339,497 at March 31, 1997. The basic penetration rate decreased from 64.3% for three months ended March 31, 1996 to 63.3% for the three months ended March 31, 1997, as a result of an increase in the number of homes passed without an equivalent increase in the number of basic subscribers.

  Revenues of the Crown Systems, excluding the activity of any other systems acquired during the periods, increased by $2.1 million, or approximately 7.5%, from $27.9 million for the three months ended March 31, 1996 to $30.0 million for the three months ended March 31, 1997.

  Operating, general and administrative expenses. Operating, general and administrative expenses increased by $4.8 million, or approximately 30.2%, from $15.9 million for the three months ended March 31, 1996 to $20.7 million for the three months ended March 31, 1997. These increases were due to acquisitions of the Illinois Systems in March 1996 and the Masada Systems in November 1996.

  Management fees. Management fees increased by $0.2 million, or approximately 18.2%, from $1.1 million for the three months ended March 31, 1996 to $1.3 million for the three months ended March 31, 1997, representing a decrease, as a percentage of revenues, from 3.6% for the three months ended March 31, 1996 to 3.3% for the three months ended March 31, 1997.

  Depreciation and amortization. Depreciation and amortization expense increased by $0.1 million, or 0.7%, from $15.1 million for the three months ended March 31, 1996 to $15.2 million for the three months ended March 31, 1997. There was a significant increase in amortization resulting from the acquisitions of the Illinois Systems in March 1996 and the Masada Systems in November 1996. In connection with such acquisitions, the acquired franchises were recorded at fair market value which resulted in a stepped-up basis upon acquisition. The increase in amortization was partially offset by the fact that a covenant-not-to-compete became fully amortized in 1996.

  Interest expense. Interest expense increased by $2.5 million, or approximately 24.0%, from $10.4 million for the three months ended March 31, 1996 to $12.9 million for the three months ended March 31, 1997. This increase resulted primarily from the additional indebtedness incurred in connection with the acquisitions of the Illinois Systems in March 1996 and the Masada Systems in November 1996.

  Net Loss. Net loss decreased by approximately $1.2 million from approximately $10.0 million for the three months ended March 31, 1996 to approximately $8.8 million for the three months ended March 31, 1997. Significant increases in operating expenses and interest expense were offset by increased revenues and an allocation of CCE-I's loss to a minority interest holder in CCE-I.

  The loss prior to allocations for the equity loss in unconsolidated limited partnerships and the minority interest in subsidiaries decreased by $2.6 million, or approximately 21.3%, from $12.2 million for the three months ended March 31, 1996 to $9.6 million for the three months ended March 31, 1997.

  EBITDA. EBITDA increased by $4.9 million, or approximately 32.9%, from $14.9 million for the three months ended March 31, 1996 to $19.8 million for the three months ended March 31, 1997, due to an increase in revenues which was offset by an increase in systems operating expenses. EBITDA, as a percentage of revenues, increased slightly from 48.3% for the three months ended March 31, 1996 to 49.0% for the three months ended March 31, 1997. Management believes that EBITDA is a meaningful measure of performance because it is commonly used in the cable television industry to analyze and compare cable television companies on the basis of operating performance, leverage and liquidity.
EBITDA does not include debt obligations or other significant commitments.

FISCAL 1996 TO FISCAL 1995

  Revenues. Revenues increased by $43.3 million, or approximately 43.4%, from $99.7 million in fiscal 1995 to $143.0 million in fiscal 1996. Average monthly revenue per basic subscriber increased 3.6% from $36.89 in fiscal 1995 to $38.20 in fiscal 1996. Homes passed increased 28.9%, from 413,930 at December 31, 1995 to 533,563 at December 31, 1996. There was a significant increase in homes passed resulting from the acquisitions of the Illinois Systems in March 1996 and the Masada Systems in November 1996. Basic service subscribers increased 27.1%, from 266,119 at December 31, 1995 to 338,284 at December 31, 1996. The basic penetration rate decreased from 64.3% in fiscal 1995 to 63.4% in fiscal 1996, as a result of an increase in the number of homes passed without an equivalent increase in the number of basic subscribers.

  Revenues of the Crown Systems, excluding the activity of any other systems acquired during the periods, increased by $10.5 million, or approximately 10.9%, from $96.6 million in fiscal 1995 to $107.1 million in fiscal 1996.

  Operating, general and administrative expenses. Operating, general and administrative expenses increased by $22.6 million, or approximately 46.2%, from $48.9 million in fiscal 1995 to $71.5 million in fiscal 1996. These increases were due to the acquisitions of the UVC Systems in October 1995, the Illinois Systems in March 1996 and the Masada Systems in November 1996.

  Management fees. Management fees decreased by $1.5 million, or approximately 23.1%, from $6.5 million in fiscal 1995 to $5.0 million in fiscal 1996, representing a decrease, as a percentage of revenues, from 6.5% in fiscal 1995 to 3.5% in fiscal 1996.

  Depreciation and amortization. Depreciation and amortization expense increased by $14.6 million, or 28.5%, from $51.2 million in fiscal 1995 to $65.8 million in fiscal 1996. There was a significant increase in amortization resulting from the acquisitions of the UVC Systems in October 1995 the Illinois Systems in March 1996 and the Masada Systems in November 1996. In connection with such acquisitions, the acquired franchises were recorded at fair market value which resulted in a stepped-up basis upon acquisition. In addition, the increase in depreciation and amortization expense occurred as a result of the amortization of certain acquisition-related costs such as legal, accounting and due diligence expenses and deferred debt costs.

  Interest expense. Interest expense increased by $11.2 million, or approximately 31.5%, from $35.5 million in fiscal 1995 to $46.7 million in fiscal 1996. This increase resulted primarily from the additional indebtedness incurred in connection with the acquisitions of the UVC Systems in October 1995, the Illinois Systems in March 1996 and the Masada Systems in November 1996.

  Discontinued Operations. The Company acquired and began operating a radio station in April 1996. The revenues generated by the radio operation from April 1996 to December 31, 1996 were approximately $1.5 million. The net loss related to this operation during the same period of time was approximately $1.5 million and is classified as a discontinued operation. Subsequent to year-end, the Company entered into an agreement to sell the radio operation.

  Net Loss. Net loss decreased by approximately $3.2 million from approximately $41.8 million in fiscal 1995 to approximately $38.6 million in fiscal 1996. Significant increases in operating expenses and interest expense were offset by increased revenues and an allocation of CCE-I's loss to a minority interest holder in CCE-I.

  The increase in revenues that resulted from cable television subscriber growth was not sufficient to offset the significant costs related to the acquisitions of the UVC Systems in October 1995, the Illinois Systems in March 1996, and the Masada Systems in November 1996, such acquisitions caused a substantial increase in interest expense due to increased borrowings.

  EBITDA. EBITDA increased by $20.8 million, or approximately 41.0%, from $50.7 million in fiscal 1995 to $71.5 million in fiscal 1996, due to an increase in revenues which was offset by an increase in systems operating expenses. EBITDA, as a percentage of revenues, decreased slightly from 50.9% in fiscal 1995 to 50.0% in fiscal 1996. Management believes that EBITDA is a meaningful measure of performance because it is commonly used in the cable television industry to analyze and compare cable television companies on the basis of operating performance, leverage and liquidity. EBITDA does not include debt obligations or other significant commitments.

 FISCAL 1995 COMPARED TO FISCAL 1994

  Revenues. Revenues increased by $12.1 million, or approximately 13.8%, from $87.6 million in fiscal 1994 to $99.7 million in fiscal 1995. Average monthly revenue per basic subscriber increased from $35.28 in fiscal 1994 to $36.89, or 4.6%, in fiscal 1995. Homes passed increased 18.1% from 350,404 at December 31, 1994 to 413,930 at December 31, 1995. Basic service subscribers increased 28.6%, from 206,948 at December 31, 1994 to 266,119 at December 31, 1995. The
basic penetration rate increased by 5.2% from fiscal 1994 to fiscal 1995 from 59.1% to 64.3%. There was an increase in revenues resulting from the acquisition of the UVC Systems on October 31, 1995. Revenue growth during 1994 and 1995 was limited by rate rollbacks of up to 17.0% beginning in July 1994 experienced by certain of the CCA Systems (such rate rollbacks have remained in effect throughout 1995, and have therefore had a more significant effect on revenue growth in 1995 than 1994). In fiscal 1994 and 1995, however, there were limited instances of rate increases representing a pass-through of certain external costs (such as copyright, programming and franchise fees).

  Revenues of the Crown Systems, excluding the activity of any other systems acquired during the periods, increased by $9.0 million, or approximately 10.3%, from $87.6 million in fiscal 1994 to $96.6 million in fiscal 1995.

  Operating, general and administrative expenses. Operating, general and administrative expenses increased by $4.7 million, or approximately 10.6%, from $44.2 million in fiscal 1994 to $48.9 million in fiscal 1995, and the expenses, as a percentage of revenues, decreased from 50.4% in fiscal 1994 to 49.1% in fiscal 1995. CCA experienced added costs relating to the UVC Acquisition on October 31, 1995.

  Management fees. Management fees increased by $3.7 million, or approximately 132.1%, from $2.8 million in fiscal 1994 to $6.5 million in fiscal 1995, representing an increase, as a percentage of revenues, from 3.2% in fiscal 1994 to 6.5% for fiscal 1995. Prior to their acquisition by CCA, the predecessor paid management fees to Crown.

  Depreciation and amortization. Depreciation and amortization expense decreased by $3.1 million, or approximately 5.7%, from $54.3 million in fiscal 1994 to $51.2 million in fiscal 1995. There was a decrease in amortization due to the Crown Transaction and the amortization policy used by CCE-I.

  Interest expense. Interest expense increased by $20.4 million, or approximately 135.1%, from $15.1 million in fiscal 1994 to $35.5 million in fiscal 1995. This increase resulted primarily from the additional indebtedness incurred in connection with the Crown Transaction and the UVC Transaction in fiscal 1995.

  Other Income. The Crown Systems generated other income of approximately $0.4 million in fiscal 1994 as compared to approximately $42,000 in fiscal 1995. The 1994 income was due primarily to the settlement of a lawsuit related to the Crown Missouri Systems. The income represents the reversal of accruals established in prior years related to such litigation.

  Net loss. Net loss increased by $13.6 million, or approximately 48.2%, from $28.2 million in fiscal 1994 to $41.8 million in fiscal 1995. This increase resulted primarily from an increase in interest expense due to increased borrowing. In addition, the net loss was decreased during fiscal 1995 as approximately $1.5 million of CCE-I's loss was allocated to a minority interest holder in CCE-I. This amount was offset by an increase in net loss related to the loss incurred by an unconsolidated limited partnership of which CCA was allocated approximately $1.4 million of the loss.

  The loss prior to these allocations increased by $13.7 million, or approximately 48.6%, from $28.2 million in fiscal 1994 to $41.9 million in fiscal 1995.

  EBITDA. EBITDA increased by $7.2 million, or approximately 16.6%, from $43.5 million in fiscal 1994 to $50.7 million in fiscal 1995, due to an increase in revenues which was partially offset by an increase in systems operation expenses. EBITDA, as a percentage of revenues, increased slightly from 49.6% in fiscal 1994 to 50.9% in fiscal 1995. Management believes that EBITDA is a meaningful measure of performance because it is commonly used in the cable television industry to analyze and compare cable television companies on the basis of operating performance, leverage and liquidity.

LIQUIDITY AND CAPITAL RESOURCES

  The cable television business has substantial ongoing capital requirements for construction, expansion and maintenance of plant. Historically, the Company has been able to meet its capital requirements through its operating cash flow, equity contributions and available borrowings. Subject to the availability of sufficient financing, the Company intends to continue the pursuit of a business strategy which includes selective strategic acquisitions.

  The CCE-I Credit Facility was increased by $85.0 million in 1996 in connection with the UVC Acquisition and by $120.0 million in 1996 in connection with the Illinois and Masada Acquisitions. As of March 31, 1997, CCE-I had an aggregate of approximately $468.0 million of indebtedness outstanding (and $37.0 million unused and available for borrowing) under the CCE-I Credit Facility. See "Description of Other Indebtedness."

  The historical cash flow from operating activities for CCA totaled approximately $27.1 million and $37.0 million for the years ended December 31, 1995 and 1996, respectively, and $2.1 million and $6.2 million for the three months ended March 31, 1996, and 1997, respectively.

  Distributions provided by operating activities together with third party borrowings have been historically sufficient to fund CCE-I's debt service, capital expenditures and working capital requirements. Future distributions provided by operating activities and availability for borrowings under the CCE-I Credit Facility are anticipated to be sufficient, during the next 12 months, to meet CCE-I's ongoing debt service, capital expenditures and working capital needs. The Company anticipates that future acquisitions could be financed through borrowings, either presently available under the CCE-I Credit Facility or as a result of amending the CCE-I Credit Facility to allow for expanded borrowing capacity. Although to date, the Company has been able to obtain financing on satisfactory terms, there can be no assurance that this will continue to be the case in the future.

  CCE-I manages risk arising from fluctuations in interest rates through the use of interest rate swap and cap agreements required under the terms of the CCE-I Credit Facility. Interest rate swap and cap agreements are accounted for by CCE-I as a hedge of the related debt obligation. As a result, the net settlement amount of any such swap or cap agreement is recorded as an adjustment to interest expense in the period incurred. The effects of CCE-I's hedging practices on its weighted average borrowing rate and on reported interest expense were not material for the years ended December 31, 1996 and 1995.

  CCE-I has insurance covering risks incurred in the ordinary course of business, including general liability, property and business interruption coverage. As is typical in the cable television industry, CCE-I does not maintain insurance covering its underground plant, the cost of which management believes is currently prohibitive. Management believes that CCE-I's insurance coverage is adequate and intends to monitor the insurance markets to attempt to obtain coverage for CCE-I underground plants at reasonable and cost-effective rates.

 Capital Expenditures

  The capital expenditures for CCE-I and the previous owner of the Crown Systems (excluding acquisition costs of systems) totaled approximately $24.5 million, $22.0 million and $33.9 million for the years ended December 31, 1994, 1995 and 1996, respectively, and approximately $6.8 million and $8.0 million for the three months ended March 31, 1996 and 1997, respectively. These expenditures were primarily for expansion and rebuild of cable plant and rewiring of associated headend equipment, converters, office expansion and relocation, upgrade and replacement of service vehicles, and routine maintenance and replacement of cable plant and related equipment. These capital expenditures were financed through a variety of sources which included
(i) amounts available under credit facilities and (ii) distributions from operations. Capital expenditures in the future will include maintenance capital expenditures, expansion of the cable plant, converters, rewiring of associated electronic equipment, land and building renovation costs, new vehicles, test equipment and computer equipment. The remaining capital items will include capitalized labor and capital expenditures required to add new subscribers and to upgrade plant. CCE-I expects to finance the anticipated capital expenditures with distributions generated from operations and additional borrowings under the CCE-I Credit Facility.

 The Credit Facilities

  As of March 31, 1997, CCE-I had an aggregate of approximately $468.0 million of indebtedness outstanding ($37.0 million unused and available for borrowing) under the CCE-I Credit Facility. The CCE-I Credit Facility requires CCE-I to purchase and maintain interest rate protection on at least 50% of the outstanding principal under the CCE-I Credit Facility, so that the weighted average interest rate protection is not less than 18 months at all dates of determination. CCE-I may enter into interest cap agreements to satisfy this requirement, provided that the interest rate related thereto shall not exceed by 2% per annum the United States Treasury rate in effect on the date of the agreement for the applicable hedge period. For additional information on the terms of the CCE-I Credit Facility, see the historical financial statements and the notes thereto included elsewhere herein.

  CCE-I intends to utilize the CCE-I Credit Facility as it presently exists or as amended in the future to fund capital expenditures and working capital, to acquire additional cable systems and for related strategic acquisitions and for general corporate purposes. See "Business--Business Strategy." CCE-I expects that it will be able, during the next 12 months, to meet its debt service, working capital and capital expenditure requirements through its operating distributions and borrowings under the CCE-I Credit Facility. See "Description of Other Indebtedness."

  In addition to the CCE-I Credit Facility, CCA holds an indirect 55% unconsolidated limited partnership interest in CCE-II, which maintains its own credit facility, the CCE-II Credit Facility. As of March 31, 1997, CCE-II had an aggregate of approximately $195.8 million of indebtedness outstanding (and $39.2 million unused and available for borrowing) under the CCE-II Credit Facility. The Indenture does not contain any restriction on the ability of any subsidiary of CCE, L.P. to incur indebtedness (other than CCE-I and its Restricted Subsidiaries (as defined in the Indenture)) or the ability of CCE-II to incur additional indebtedness, including pursuant to a currently contemplated investment in which CCE-II and LBAC, which is an affiliate of the Issuer and CCE-II, became jointly and severally liable under the CCE-II Credit Facility, which was increased by $140.0 million upon consummation of the Long Beach Investment. See "Description of the Systems--Long Beach Investment by CCE-II." CCE-II drew down $25.0 million under the CCE-II Credit Facility in order to make the Long Beach Investment. This investment was in the form of an equity interest representing, or a loan convertible into, 27.5% of the stock of LBAC. See "Description of Other Indebtedness--Charter Communications Entertainment II, L.P."

            THE FOLLOWING DATA HAS NOT BEEN PREPARED IN ACCORDANCE
          WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND DOES NOT
                   COMPLY WITH ARTICLE 11 OF REGULATION S-X

                       SUPPLEMENTAL SELECTED HISTORICAL
                            COMBINED FINANCIAL DATA

  The supplemental table set forth below has not been prepared in accordance with generally accepted accounting principles or Article 11 of Regulation S-X. Since the acquisitions (depicted below) did not meet the specified criteria to be accounted for under the pooling-of-interests method, the reported operations of the acquired systems should not be combined and restated as operations of CCE-I. However, such data is included for the purpose of providing supplemental information to assist investors.

  For financial reporting purposes, CCE-I had no operations prior to its acquisition of the Crown Systems effective January 1995. The combined historical results of operations, balance sheet, selected financial ratios and operating statistical data set forth below (which have been derived by combining historical results of operations of systems acquired by CCE-I during 1995 and 1996, and which therefore reflect results of periods prior to CCE-I's management of such systems) do not purport to represent what CCE-I's actual results of operations would have been had the system been owned by CCE-I throughout the periods indicated. The combined historical results include the operations of the Systems prior to their acquisition by CCE-I.

  The unaudited combined statement of operations data for the year ended December 31, 1994 set forth below have been derived from the unaudited financial statements of the Crown Missouri Systems, Crown Connecticut Systems, the UVC Systems, the Illinois Systems and the Masada Systems. The unaudited combined statement of operations data for the year ended December 31, 1995 have been derived from the unaudited financial statements of CCE-I for the year ended December 31, 1995, the UVC Systems for the 10 months ended October 31, 1995, the Illinois Systems and the Masada Systems for the year ended December 31, 1995. The unaudited combined statement of operations data for the year ended December 31, 1996 have been derived from the unaudited financial statements of CCE-I for the year ended December 31, 1996, the Illinois Systems for the period ended March 29, 1996 and the Masada Systems for the period ended November 29, 1996.

  The unaudited balance sheet data as of December 31, 1996 set forth below have been derived from the unaudited financial statements of CCE-I.

  The data should be read in conjunction with the historical financial statements and notes related thereto, the reports of independent auditors, and the other financial information included elsewhere in this Prospectus.

  The unaudited financial data for the three month period ended and as of March 31, 1997 set forth below have been derived from the unaudited financial statements of CCE-I.

                          CCE-I SUPPLEMENTAL SCHEDULE

      (NUMBERS IN THOUSANDS, EXCEPT FINANCIAL RATIOS AND SUBSCRIBER DATA)

                                         COMBINED HISTORICAL
                               ------------------------------------------------
                                                                   THREE MONTHS
                                                                      ENDED
                                YEAR ENDED DECEMBER 31,             MARCH 31,
                               --------------------------------    ------------
                                 1994        1995        1996          1997
                               --------    --------    --------    ------------
                                  (DOLLARS IN THOUSANDS, EXCEPT PER
                                          SUBSCRIBER DATA)
                                              UNAUDITED
STATEMENT OF OPERATIONS DATA:
Revenues.....................  $124,344    $135,409    $151,548      $ 40,487
Operating Expenses:
 Operating, general and
  administrative.............    62,994      66,639      75,653        20,543
 Management fees.............     4,184(a)    8,126(a)    5,537(a)      1,331(a)
 Depreciation and
  amortization...............    66,482      61,494      69,386        15,218
                               --------    --------    --------      --------
 Total operating expenses....   133,660     136,259     150,576        37,092
                               --------    --------    --------      --------
Operating Income (loss)......    (9,316)       (850)        972         3,395
 Interest expense............   (21,764)    (32,256)    (35,860)       (9,487)
 Interest income.............        45         572         223             1
 Other income (expense)......       269         (53)     (1,058)           57
 Loss from discontinued
  operation..................       --          --       (1,516)          --
                               --------    --------    --------      --------
Net loss.....................  $(30,766)   $(32,587)   $(37,239)     $ (6,034)
                               ========    ========    ========      ========
Ratio of earnings to fixed
 charges(b)..................       --          --          --            --
BALANCE SHEET DATA (AT END OF
 PERIOD):
Total assets.................                          $666,011      $655,963
Total debt (including current
 maturities).................                           468,000       468,000
Partners' capital............                           172,524       166,490
FINANCIAL RATIOS AND OTHER
 DATA:
EBITDA(c)....................    61,350    $ 68,770    $ 75,895      $ 19,944
EBITDA margin(d).............      49.3%       50.8%       50.1%         49.3%
Capital expenditures(e)......  $ 29,876    $ 26,488    $ 35,461         7,964
Total debt to EBITDA.........                               6.1x          5.9x
EBITDA to interest expense...                               2.1x          2.1x
OPERATING STATISTICAL DATA
 (AT END OF PERIOD, EXCEPT
 AVERAGES):
Homes passed.................   508,605     515,769     533,563       536,321
Basic subscribers............   304,685     322,309     338,284       339,497
Basic penetration............      59.9%       62.5%       63.4%         63.3%
Premium service units........   209,428     205,535     194,602       184,417
Premium penetration..........      68.7%       63.7%       57.5%         54.3%
Monthly revenue per basic
 subscriber(f)...............    $34.01      $35.01    $  37.33      $  39.75

--------
(a) Represents combined management fees for the CCE-I Systems during periods prior to their acquisition by CCE-I, for those systems which paid management fees. These fees are not necessarily indicative of the management fees that would have been charged had the CCE-I Systems been operated by CCE-I or that may be expected for any future periods.

(b) The combined earnings of the CCE-I systems were inadequate to cover fixed charges by $30.8 million, $32.6 million and $37.2 million for the years ended December 31, 1994, 1995, and 1996 and $6.0 million for the three months ended March 31, 1997, respectively.
(c) EBITDA represents income (loss) before interest expense, interest income, income taxes, depreciation and amortization, management fees, other income (expense), equity in loss of unconsolidated limited partnerships, loss from discontinued operation and minority interest in loss of subsidiary. Management believes EBITDA is a meaningful measure of performance because it is commonly used in the cable television industry to analyze and compare cable television companies on the basis of operating performance, leverage and liquidity. EBITDA is not presented in accordance with generally accepted accounting principles and should not be considered an alternative to, or more meaningful than, operating income or operating cash flows as an indicator of CCE-I's operating performance. EBITDA does not include CCE-I's debt obligations or other significant commitments.
(d) Represents EBITDA as a percent of revenues.
(e) Capital expenditures exclude cash consideration paid in connection with the acquisition of cable television systems.

(f) Revenues divided by basic subscribers divided by the number of the months in the period.

                                   BUSINESS

GENERAL

  The Company's principal business is the ownership, operation and development of cable television systems, which it currently conducts through two principal operating entities, CCE-I and CCE-II. CCE-I owns, operates and develops cable television systems in the St. Louis, Missouri metropolitan area including southwestern Illinois and in certain rural and suburban areas in Connecticut and Massachusetts. As of March 31, 1997, CCE-I's cable television systems passed approximately 536,300 homes and served approximately 339,500 basic subscribers in western and northeastern Connecticut, central Massachusetts, eastern Missouri and southwestern Illinois. CCE-II owns, operates and develops cable television systems in metropolitan areas of southern California. As of March 31, 1997, CCE-II's cable television systems passed approximately 426,600 homes and served approximately 170,200 basic subscribers in southern California. CCE-I's and CCE-II's operations are managed by Charter. As of March 31, 1997, Charter managed cable television systems which serve approximately 1,011,600 basic subscribers (including the Company's subscribers). Assuming completion of all publicly announced cable television industry transactions, management believes that Charter would be among the top ten largest multiple system operators in the United States based on number of basic subscribers. The Company seeks to own and operate cable television systems serving an increased number of basic subscribers in the regions in which its cable television systems are presently located.

  Barry L. Babcock, Jerald L. Kent and Howard L. Wood formerly served as members of the senior management team of Cencom Cable Associates, Inc., which, during the nine year period prior to its sale in 1991 to Crown Media, purchased and developed through acquisitions the Cencom Systems. See "Business--Business Strategy--Maximize Benefits Provided by Relationship with Charter." In addition, Kelso and certain other individuals have invested approximately $68.0 million in the Issuer. As a result of such investment, Kelso and such individuals own directly or indirectly 85% of the outstanding equity interests in the Company. In addition, Kelso and certain other individuals own approximately 19.9% of Charter. See "Risk Factors--Control of the Company by Kelso."

  CCE-I owns and operates cable television systems which lie principally within two clusters: northeastern and western Connecticut and central Massachusetts (the "Northeast Region"); and eastern Missouri and southwestern Illinois (the "Central Region" and collectively with the Northeast Region, the "Regions"). CCE-II owns and operates cable television systems which lie principally within southern California. In all, as of March 31, 1997, approximately 69.9% of the Company's basic subscribers are served by cable television systems which were part of the Cencom Systems. As such, management of the Company has a high degree of familiarity with a substantial portion of the Systems in the Regions. See "Business--Description of the Systems-- Historical Acquisitions" and "Recent Developments."

  The Company has sought to "cluster" its cable systems in concentrated geographic areas in top metropolitan markets. Management believes that such clustering offers significant opportunities to increase operating efficiencies and to improve operating margins and cash flow by spreading the Company's fixed costs over an expanding subscriber base. By establishing such clusters, the Company is typically able to create regional customer service centers and establish centralized administration and technological support for local management, which enables the Company to eliminate duplicative management personnel and operations. In addition, management believes that by concentrating its clusters in top metropolitan markets the Company will be able to generate higher growth in revenues and operating cash flow. Such metropolitan markets, because of their concentration of businesses and population, offer greater opportunities for advertising sales and telecommunications services such as competitive access service. In addition, because disposable income levels in the areas served by the CCE-I Systems are generally higher than the national average, management believes that the Company will benefit from the opportunity to generate enhanced revenues from existing video services, such as pay television and pay-per-view services, as well as from future services, such as video-on-demand and Internet access services. See "Business--Business Strategy--Realize Operating Efficiencies" and "The Company."

  As part of its commitment to customer service, the Company emphasizes high technical standards in all of its cable television systems. As of March 31, 1997, CCE-I's cable systems had an average channel capacity of approximately 54 channels, and approximately 89% of CCE-I's subscribers were served by systems that offered addressable technology. Addressable technology enables the Company, from its office or at the headend (which processes and combines signals for distribution within the cable network), to change the premium channels being delivered to subscribers or to activate pay-per-view services. The CCE-I Systems are selectively upgraded to increase channel capacity and to improve picture quality and reliability for the delivery of additional programming and new services. The Company is currently installing fiber optic technology (which is capable of carrying significantly more video, data and voice channels than coaxial technology) in certain of its systems. The Company believes that the use of fiber optic technology improves system reliability and lowers operational costs, provides a platform for the further development and diversification of revenues from existing video services (such as pay-per-view and home shopping) and advertising sales, and also provides the potential to develop new and additional services, such as competitive access, interactive services and data services, such as Internet access. The Company expects to continue selectively upgrading its systems with fiber optic cable so that, by the year 2000, average channel capacity in the CCE-I Systems will increase to approximately 60-70 channels and substantially all of the Company's customers are expected to be served by systems that offer addressable technology.

BUSINESS STRATEGY

  Management believes clustered cable television systems in major metropolitan markets offer superior growth opportunities, and management's principal objective is to increase the Company's operating cash flow by capitalizing upon such opportunities. To achieve its objective, the Company has pursued the following business strategies:

 Cluster Through Strategic Acquisitions in Metropolitan Markets

  The Company has sought to "cluster" its cable systems in suburban and rural areas surrounding selected metropolitan markets. Management believes that such clustering offers significant opportunities to increase operating efficiencies and to improve operating margins and cash flow by spreading the Company's fixed costs over an expanding subscriber base. In addition, management believes that by concentrating its clusters in metropolitan markets, the Company will be able to generate higher growth in revenues and operating cash flow. Such metropolitan markets, because of their concentration of businesses and population, offer greater opportunities for advertising sales and telecommunications services such as competitive access service. In addition, because disposable income levels in many areas served by the Company's cable systems are generally higher than the national average, management believes that the Company will benefit from the opportunity to generate enhanced revenues from existing video services, such as pay television and pay-per-view services, as well as from future services, such as video-on-demand and Internet access services.

  Through strategic acquisitions, the Company seeks to enlarge the coverage of its current areas of operations, and if feasible, develop clusters in new geographic areas within existing regions. In developing and enhancing cable system clusters, the Company's acquisition strategy is, by necessity, opportunistic and depends in large part upon which cable systems become available in the marketplace. Because many of the Company's operating areas include other significant cable operators with nearby systems, market place availability and pricing may be heavily influenced by the interest level of other potential purchasers. This strategy is also subject to the changing competitive telecommunications market.

  CCE-I owns and operates cable television systems which lie principally within two regions: the Northeast Region and the Central Region. CCE-II owns and operates cable television systems which lie principally within southern California.

  The Central Region's systems passed approximately 397,200 homes and served approximately 224,200 basic subscribers in the suburban St. Louis area as of March 31, 1997. The Central Region does not include the City of St. Louis, but includes contiguous suburbs in eastern Missouri and southwestern Illinois.

  The Northeast Region includes selected areas of Connecticut and Massachusetts, and its systems passed approximately 139,100 homes and served approximately 115,300 basic subscribers as of March 31, 1997. The Northeast Region, which is composed of several clusters, is more diverse geographically than the Central Region. The Newtown cluster in Connecticut consists of 14 contiguous towns southwest of Hartford, Connecticut, and tends to be more affluent than other clusters within the region. The Willimantic cluster consists of 16 contiguous suburban and rural towns northeast of Hartford. Within Massachusetts, there are five clusters, consisting of rural and suburban communities surrounding the cities of Boston, Springfield and Worcester, Massachusetts and Providence, Rhode Island.

  In determining whether to acquire a particular system, the Company evaluates, among other things, the (i) location, size and strategic fit of the system with the Company's existing operations, (ii) technical quality of the system and anticipated capital expenditure requirements which may be necessary to comply with franchising requirements or to upgrade systems to satisfy the Company's operating standards, (iii) demographic trends of the market, (iv) existing and potential competition in the market, (v) price of the system relative to other characteristics of the system and (vi) number of years remaining until the system's franchises must be renewed, along with the seller's relationship with the relevant franchising authorities. By virtue of its relationship with Charter, management believes that the Company has increased access to acquisition opportunities that might otherwise not be available to a Company of comparable size. Except as described under "Description of the Systems--Masada Acquisition," below, the Company is not currently a party to any letter of intent or definitive agreement with respect to any acquisitions. From time to time, the Company reviews and analyzes potential acquisitions, which may include the acquisition of other cable systems managed by Charter or as to which Charter has secured purchase rights. The Company anticipates that future acquisitions will be financed with additional debt, or, depending on the size and circumstances of the acquisition, possibly with additional equity.

 Realize Operating Efficiencies

  Each region has centralized management and offers certain services that benefit the clusters and all customers within the region. By establishing such clusters, the Company is typically able to create regional customer service centers and establish centralized administration and technological support for local management, which enables the Company to eliminate duplicative management personnel and operations. After consummating an acquisition from an independent party, the Company incorporates the system within the existing centralized network of operational and organizational functions. By combining the acquired systems with an existing cluster, or by adding a new cluster within an existing regional structure, the Company is able to reduce the operating costs of the system it acquires, and at the same time, spread its fixed costs over an expanded subscriber base and thereby improve operating cash flow and margins.

 Focus on the Customer

  The Company continually seeks to improve its understanding of, and relationship with, its customers. The Company's emphasis on customer satisfaction is evident in its customer service policies, marketing, programming and technological plans. The Company seeks to provide a high level of customer service by employing a well-trained staff of customer service representatives and experienced field technicians. Upon acquisition of the new system, the Company implements a 24-hour customer service hotline, provides completed repair service in 24 hours (with in excess of 90% of "no picture" problems solved on the same day as reported) and also offers an installation and service guarantee within a two-hour window period. The Company's programming packages offer different pricing options, including special value packages and add-on services. From a technological standpoint, the Company focuses on its customers through its emphasis on service reliability, improved picture quality and expanded channel capacity. In making any operations or organizational changes, the Company attempts to maintain strong community relations and enhance customer service. The Company is also working with Charter to develop a database that will assist management with its evaluation of the potential demand by existing and prospective customers for home entertainment, educational services and data transmission. Management believes this focus on the customer will, over time, increase both subscriber penetration and revenue per subscriber.

 Maximize Benefits Provided by Relationship with Charter

  The Company receives significant benefits from its relationship with Charter. The Company benefits from the financial and operational expertise of Charter's principals (Messrs. Babcock, Kent and Wood, formerly part of the senior management team of a predecessor entity of the Company) and their familiarity with those of the Company's systems previously owned by such predecessor entity. As of March 31, 1997, a majority of CCE-I's subscribers were served by systems formerly owned and operated by such predecessor entity. The Company also benefits from Charter's financial and operational expertise, and from Charter's membership in the TeleSynergy programming cooperative, which Charter joined in October 1995 and which offers its members certain programming benefits. Charter's prominence as one of the larger MSO's has also increased the Company's opportunities to investigate potential acquisitions, access debt financing and equity capital and obtain marketing support and discounts on cable system equipment.

THE CABLE TELEVISION INDUSTRY

  Cable television was introduced in the early 1950s to provide television signals to small or rural towns with little or no available off-air television signals and to communities with reception difficulties caused by terrain problems. Since that time, the cable television industry has added non-broadcast programming, utilized improved technology to increase channel capacity and expanded its service markets to include more densely populated areas and those communities in which off-air reception is not problematic. Enhanced channel capacity has increased the potential number of programming offerings available to the subscriber and, consequently, increased the potential revenue available per subscriber. State-of-the-art cable television systems are currently capable of providing approximately 36 to 108 channels of programming.

  Cable television systems offer customers various levels (or "tiers") of basic cable service consisting of off-air television signals of local networks, independent and educational stations, a limited number of television signals from "superstations" originating from distant cities, various satellite-delivered, non-broadcast channels and certain programming originated locally by the cable systems. For an extra monthly charge, cable systems also typically offer premium television services to their customers, consisting of satellite-delivered channels generally providing feature films, live sports events, concerts and other special entertainment features. See""--Marketing, Programming and Rates."

  A cable television system consists of two principal operating components: one or more signal origination points called "headends," which receive television, radio and data signals that are transmitted by means of off- air antennas, microwave relay systems and satellite earth stations, and a signal distribution system. Each headend includes a tower, antennae or other receiving equipment at a location favorable for receiving broadcast signals and one or more earth stations that receives signals transmitted by satellite. The headend facility also houses the electronic equipment which amplifies, modifies and modulates the signals, preparing them for passage over the system's network of cables. Cable television systems may also originate their own programming and other information services for distribution through the systems.

  The signal distribution system consists of amplifiers and trunk lines which originate at the headend and carry the signal to various parts of the system, smaller distribution cables and distribution amplifiers which carry the signal to the immediate vicinity of the subscriber and drop lines which carry the signal into the subscriber's home. In the past several years, many cable operators have utilized fiber optic (in place of co-axial cable) technology to transmit signals through the primary trunk lines.

DESCRIPTION OF THE SYSTEMS

 General

  The Company acquired the CCE-I Systems in a series of transactions commencing in January 1995. The CCE-I Systems, generally lie within two clusters: the Northeast Region in northeastern and western Connecticut and central Massachusetts; and the Central Region comprising suburbs of St. Louis in eastern Missouri and southwestern Illinois. As of March 31, 1997, the CCE-I Systems, passed approximately 536,300 homes and provided service to approximately 339,500 subscribers.

 Demographic Profile

  The following table sets forth certain subscriber and comparative demographic data relating to the Clusters as of March 31, 1997;

                                                                  1994 MEDIAN
                                             BASIC                 HOUSEHOLD
          CLUSTERS           HOMES PASSED SUBSCRIBERS PENETRATION   INCOME
          --------           ------------ ----------- ----------- -----------
St. Louis County............   397,200      224,200      56.4%      $44,459(a)
Connecticut/Massachusetts...   139,100      115,300      82.9%       48,966(a)
                               -------      -------
Total.......................   536,300      339,500       --            --
                               =======      =======
St. Louis and
 Connecticut/Massachusetts
 Average....................       --           --       63.3%      $45,981(a)
National Average............       --           --       65.7%      $37,070

--------
(a) Based on latest available data from The 1994 County and City Data Book (the most recent edition) and The 1986 County and City Data Book for the counties in which CCE-I operates weighted by the number of basic subscribers in each county.

  As set forth in the table above, CCE-I serves subscribers with household income levels that are substantially higher than the national average. In the most recent year for which there is public data, the weighted average household income for subscribers served by CCE-I was $45,981, or 24% above the national average of $37,070.

  Over the last 15 years, the population of the counties comprising the St. Louis Cluster has grown 4.2% and the population of the counties comprising the Connecticut/Massachusetts Cluster has grown 6.3%.

  The City of St. Louis and its surrounding area is the 20th largest Designated Market Area ("DMA") and the 16th largest Metropolitan Statistical Area ("MSA") in the United States. Connecticut and Massachusetts are the 28th and 13th largest states in the United States ranked by population, respectively. The term "DMA" is defined by the A.C. Nielsen Company and reflects rankings based on population. The DMA rankings have been obtained from BIA Publications, Inc. (1996). The term "MSA" is as defined by the Office of Management and Budget on December 31, 1992 and as revised through July 1, 1994. The MSA rankings have been obtained from Rand McNally 1996 Commercial Atlas & Marketing Guide, BIA Publications, Inc. (1996).

 Historical Acquisitions

  Crown Systems Acquisition. In January 1995, the Company completed the acquisition of the Crown Missouri Systems and the Crown Connecticut Systems, for an aggregate purchase price of approximately $488.2 million, including related acquisition fees and expenses. As of March 31, 1997, the Crown Missouri Systems and the Crown Connecticut Systems provided service to approximately 141,100 and 86,500 basic subscribers, respectively.

  The Crown Transaction was part of a larger transaction in which HC Crown sold its cable television systems to a group of investors, including Charter, the Company and certain affiliates of Charter, for a total purchase price of approximately $900.0 million. As a result of this transaction, Charter-affiliated entities acquired certain of the cable television systems owned by HC Crown, serving approximately 260,000 basic subscribers in Connecticut, Kentucky, Missouri, North Carolina and South Carolina, adding to Charter's then-existing subscriber base of approximately 280,000.

  UVC Systems Acquisition. In October 1995, the Company, through CCE-I, purchased the UVC Systems for an aggregate purchase price of approximately $96.0 million, including related acquisition fees and expenses. As of March 31, 1997, the UVC Systems passed approximately 60,900 homes and served approximately 48,600 basic subscribers in the western suburbs of St. Louis and in Massachusetts.

  Park Hills, Missouri, Systems Acquisition. In January 1996, the Company, through CCE-I, purchased the Park Hills Systems for an aggregate purchase price of approximately $9.4 million, including related acquisition fees and expenses. As of March 31, 1997, the Park Hills Systems passed approximately 9,600 homes and served approximately 6,100 basic subscribers in the Park Hills, Missouri area.

  Illinois Systems Acquisition. In March 1996, the Company, through CCE-I, purchased the Illinois Systems from CCIP, whose general partner is an affiliate of Charter, for an aggregate purchase price of approximately $82.0 million, including related acquisition fees and expenses. As of March 31, 1997, the Illinois Systems passed approximately 75,900 homes and served approximately 45,600 basic subscribers. The Illinois Acquisition was part of a larger transaction whereby three Charter affiliates purchased all of the assets of CCIP and, in accordance with the terms of the partnership agreement of CCIP, independent appraisals were obtained valuing all of the assets of CCIP. The aggregate purchase price paid by the three Charter affiliates exceeded the appraisal value by five percent. The purchase price allocated to the Illinois Systems was determined by the three Charter affiliates based on the relative value of the Illinois Systems to the total assets being sold.

  On October 20, 1995, a purported class action lawsuit on behalf of the CCIP limited partners was filed in the Chancery Court of New Castle County, Delaware. The Action named as defendants the general partner of CCIP, the proposed purchasers of all of the systems owned by CCIP (which includes CCE-I and certain other affiliates of Charter), Charter and certain individuals, including the directors and executive officers of the general partner of CCIP. On February 15, 1996, the Court of Chancery of the State of Delaware in and for New Castle County dismissed all of the plaintiff's claims for injunctive relief (including that which sought to prevent the consummation of the Illinois Acquisition); the plaintiff's claims for money damages which might result from the proposed sale by CCIP of its assets (including the Illinois Acquisition) remain pending. In October, 1996, the plaintiff filed a Consolidated Amended Class Action Complaint. The defendants filed an Answer to the amended complaint in December 1996. In January 1997, the defendants filed a Motion for Summary Judgment to dismiss all remaining claims as to all parties in the Action. Based upon, among other things, the advice of counsel, each of the defendants to the Action believes the Action to be without merit and is contesting it vigorously. There can be no assurance, however, that the plaintiff will not be awarded damages, some or all of which may be payable by CCE-I, in connection with the Action.

  The California Acquisition. In September 1995, CCT purchased the Los Angeles Systems and the certain other cable television systems from the Gaylord Affiliate for an aggregate purchase price of approximately $340.9 million, including related acquisition fees and expenses. In conjunction with the California Transaction, the Los Angeles Systems were immediately contributed to CCE-II; and such other systems were sold to Charter Communications Properties, Inc. As a result, the Los Angeles Systems constitute the sole assets of CCE-II.

 Masada Acquisition

  On November 29, 1996, the Company, through CCE-I, acquired certain cable television systems serving communities in the St. Louis, Missouri metropolitan area from Masada Cable Partners, L.P., for an aggregate purchase price of approximately $23.7 million, before transaction costs and working capital adjustments. As of March 31, 1997, the Masada Systems served approximately 11,500 basic subscribers.

 Long Beach Investment by CCE-II

  On May 23, 1997, CCE-II made a $25.0 million investment in LBAC, in connection with the acquisition of LBAC by an affiliate of CCE-II and the Issuer. LBAC owns the Long Beach Systems serving communities in

Long Beach, California. The Long Beach Investment was in the form of a note convertible into 27.5% of the stock of LBAC. In connection with the Long Beach Investment, CCE-II and LBAC became jointly and severally liable under the CCE-II Credit Facility, which was increased by $140.0 million upon consummation of the Long Beach Investment, and CCE-II borrowed $25.0 million under the CCE-II Credit Facility in order to make the Long Beach Investment. As of March 31, 1997, the Long Beach Systems served approximately 69,000 basic subscribers. As is the case with the other assets owned by CCE-II, holders of the Notes should not rely on the note acquired in the Long Beach Investment or the revenues which will be generated by them for payment of principal or interest on the Notes.

OPERATIONS AND MANAGEMENT BY CHARTER

  Charter manages the Company's operations under a decentralized management structure that is intended to maximize the Company's presence in each of its clusters and thereby enhance customer service and strengthen community relations. Each of the Company's clusters has a regional senior vice president of operations who is responsible for overseeing the day-to-day operations of the systems in such manager's cluster, including, in some cases, systems not owned by the Company. See "Risk Factors--Dependence on Charter and Key Personnel of Charter; Potential Conflicts of Interest." Regional management also provides full marketing support and has established a 24-hour customer service hotline. Regional costs, including personnel and other operating expenses, are allocated to the Systems and (where applicable) to certain other systems owned by affiliates of Charter, pro rata based on the number of subscribers. By spreading such costs over a broader base of subscribers, the Company experiences lower operating costs per subscriber than it would without its affiliation with Charter.

  The Company relies on Charter for all of its strategic and managerial advice, as well as administrative support, including accounts payable, accounts receivable, billing, payroll and human resources. Charter is dependent upon the services of certain key personnel, including Messrs. Babcock, Kent and Wood. Charter also coordinates and provides advice with respect to all programming arrangements, capital expenditure requirements, engineering planning, and acquisitions and financing of cable television systems. In the event the Company's relationship with Charter terminates for any reason, the Company will no longer benefit from, among other things, the cost savings on programming and access to acquisition opportunities and financing relationships that are made available to the Company through Charter. Charter also provides in-house legal support. See "Certain Relationships and Related Transactions."

MARKETING, PROGRAMMING AND RATES

  The Company's marketing programs are based upon offering various packages of cable services designed to appeal to different market segments. Charter, in its capacity as manager of the CCE-I Systems, performs and utilizes market research on selected systems, compares the data to national research and tailors a marketing program for each individual market. The Company uses a coordinated array of marketing techniques to attract and retain subscribers, including door-to-door solicitation, telemarketing, media advertising and direct mail solicitations. The Company regularly implements these marketing efforts in order to gain new subscribers and to increase basic and premium service penetration in the communities served by its systems. In addition, the Company is in the process of developing a new five channel "customer choice" tier of programming, adding four new premium channels, enabling "multiplex" programming, and offering customers the ability to customize programming packages. The Company is in the process of developing an in-depth customer profile data base which will result in more targeted direct marketing efforts and is intended to increase sales per customer. Such information would then allow the Company to tailor its marketing efforts with respect to the specific programming.

  Charter has entered into various contracts to obtain basic and premium programming with a number of suppliers. This programming is made available to the Company for a fixed fee per subscriber. Charter's programming contracts generally continue for a fixed period of time and are subject to negotiated renewal. Some program suppliers offer marketing and pricing support. In particular, Charter has negotiated programming agreements with premium service suppliers that offer cost incentives under which premium service unit prices decline as certain premium service growth thresholds are met. In October 1995, Charter joined the TeleSynergy programming cooperative, which consists of midsize MSOs, and which is expected to offer its members certain programming benefits.

  The Company's aggregate programming costs are expected to increase in the future due to additional programming being provided to customers, increased costs to produce or purchase cable programming, inflationary increases and other factors affecting the cable television industry. Under FCC rate regulation, opportunities exist for program suppliers to increase their rates, subject to certain limitations. See "--Regulation in the Cable Television Industry--Cable Acts and FCC Regulation." Management believes that the increases in the Company's programming costs which it expects to incur will be less than the possible increases the Company would otherwise expect to incur without the benefit of Charter's membership in TeleSynergy. Subject to the foregoing, management believes the Company will be able to pass-through expected increases in its programming costs to subscribers, although there can be no assurance that it will be able to do so. Management believes that the CCE-I Systems will continue to have access to programming services at competitive prices, although there can be no assurance that it will continue to do so.

  Although services vary from system to system due to differences in channel capacity, viewer interests and community demographics, each of the CCE-I Systems offers a "basic service tier," consisting of local television channels (network and independent stations) available over-the-air, local public channels, governmental, home-shopping and leased access channels. Each of the CCE-I Systems offers, for a monthly fee, an expanded basic tier of "superstations" originating from distant cities (such as WTBS, WGN and WWOR), various satellite-delivered, non-broadcast channels (such as Cable News Network ("CNN"), MTV, Music Television, the USA Network, Entertainment and Sports Programming Network ("ESPN") and Turner Network Television ("TNT")) and certain programming originated locally by the cable system (such as public, governmental and educational access programs) providing information with respect to news, time, weather and the stock market. In addition to these services, the CCE-I Systems typically provide four or more premium services purchased from independent suppliers and combined in different formats to appeal to the various segments of the viewing audience, such as Home Box Office ("HBO"), Cinemax, Showtime, The Movie Channel and The Disney Channel. These services are satellite-delivered channels consisting principally of feature films, original programming, live sports events, concerts and other special entertainment features, usually presented without commercial interruption. Such premium programming services are offered by the CCE-I Systems both on an a la carte basis and as part of premium service packages designed to enhance customer value and to enable the CCE-I Systems to take advantage of programming agreements offering cost incentives based on premium service unit growth. A "premium service unit" is a single premium service for which a subscriber must pay an additional monthly fee in order to receive the service. Subscribers may subscribe for one or more premium service units. The CCE-I Systems also typically provide one or more pay-per-view services purchased from independent suppliers such as Request, Viewer's Choice, Showtime Event Television, etc. These services are satellite-delivered channels, consisting principally of feature films, live sporting events, concerts and other special "events," usually presented without commercial interruption. Such pay-per-view services are offered by the Company on a "per viewing" basis, with subscribers only paying for programs which they select for viewing. Additionally, the Company plans to upgrade certain of its systems with fiber optic cable, which will allow the Company to expand its ability to use "tiered" packaging strategies for marketing premium services and promoting niche programming services. Management believes that this ability will increase basic and premium service penetration as well as revenue per subscriber.

  Rates to subscribers vary from market to market and in accordance with the type of service selected. As of March 31, 1997, the monthly basic fees for the basic service tier in the CCE-I Systems ranged from $8.20 to $20.43 for the Central Region Systems and $11.22 to $13.01 for the Northeast Region Systems and the monthly fees for the expanded basic service tier in the CCE-I Systems ranged from $13.64 to $18.23 for the Central Region Systems and $13.50 to $17.73 for the Northeast Region Systems. These rates reflect reductions enacted in response to the 1992 Cable Act's re-regulation of cable television industry rates, and in particular, the FCC's rate regulations which became effective in 1993 and 1994 implementing the 1992 Cable Act. A one-time installation fee, which may be waived in part during certain promotional periods, is charged to new subscribers. Management believes that the Company's rate practices are generally consistent with the current practices in the industry. See "--Regulation in the Cable Television Industry."

TECHNOLOGICAL DEVELOPMENTS AND STRATEGY

  As part of its commitment to customer service, the Company endeavors to maintain high technical performance standards in all of its cable systems. All acquired and existing systems are selectively upgraded to increase channel capacity and improve picture quality and reliability for the delivery of additional programming and new services. As part of its evaluation process, management considers a number of factors before initiating a system upgrade. Such factors include management's assessment of the (i) upgrades that may be required by a franchising authority in connection with the renewal of one of the Company's franchises, (ii) programming alternatives offered by competitors located near the CCE-I Systems and (iii) cost-effectiveness of any such upgrades.

  The following table sets forth certain information regarding the channel capacities, miles of plant and basic subscribers for CCE-I's existing owned and operated systems as of March 31, 1997.

                                   37 TO 42 43 TO 54 55 TO 62 63 TO 78*
                                   CHANNELS CHANNELS CHANNELS CHANNELS   TOTAL
                                   -------- -------- -------- --------- -------
OWNED SYSTEMS:
 Number of Systems................      16        2       10        0        28
 Miles of Plant...................   1,307    3,888    4,901      196    10,292
 Basic Subscribers................  57,175  133,354  143,683    5,288   339,500
 % of Total Basic Subscribers.....      17       39       42        2       100

--------
* While the capacity exists to carry this level of channels to the number of subscribers disclosed, this capability is currently not utilized as portions of the trunk and distribution plant associated with the headend do not have this capacity.

  The CCE-I Systems have an average capacity of approximately 54 channels and approximately 89% of CCE-I's subscribers are currently served by systems that offer addressable technology. Addressable technology enables the Company, from the office or headend, to change the premium channels being delivered to each subscriber or to activate pay-per-view services. These service level changes can be effectuated without the delay or expense associated with dispatching a technician to the subscriber's home. Addressable technology also reduces premium service theft and allows Charter automatically to disconnect delinquent accounts.

  The use of fiber optic technology in concert with coaxial cable has significantly enhanced cable system performance. Fiber optic strands are capable of carrying hundreds of video, data and voice channels over extended distances without the extensive signal amplification typically required for coaxial cable. To date, Charter has used fiber to interconnect headends, to eliminate headends by installing fiber backbones, and to reduce amplifier cascades, thereby improving both picture quality and system reliability.

  Digital compression and high capacity data modems may become commercially viable within the next few years. These developments may enable an increase in system channel capacity and may allow the introduction of alternative communications delivery systems for data and voice. Management does not currently plan to deploy digital technology, as it believes such technologies will not become cost-effective for the CCE-I Systems in the near term. However, the Company will continue to monitor the development of such technology and its utilization by other cable operators, and the cost-effectiveness of such technology.

CUSTOMER SERVICE AND COMMUNITY RELATIONS

  The Company is dedicated to providing superior service to its customers. As part of this effort, the Company emphasizes improving system reliability, which includes enhancing technology of the systems, increasing the level of engineering resources and providing the highest level of customer service. The Company has also emphasized the availability of customer service and technical support response time by implementing a 24-hour customer service hotline and offering installation and service guarantees that provide free installation if the Company's installer is late for a scheduled appointment and a $20 credit if the Company's service technician is late for a service call. As a result of the Company's clustering of its cable systems, the Company's technicians from each of the local clusters are able to assist each other as and when necessary. See "--Properties."

  Charter and the Company are also dedicated to fostering strong community relations in the towns and cities served by the CCE-I Systems. The Company supports local charities and community causes through marketing promotions. The Company installs and provides free basic cable service to public schools, government buildings and not-for-profit hospitals in the communities in which it operates. Management believes that its relations with the communities in which the Company operates are generally good.

FRANCHISES

  The Company operates pursuant to an aggregate of 123 non-exclusive franchises, permits or similar authorizations issued by governmental authorities. Franchises or permits are awarded by a governmental authority and generally are not transferable without the consent of the authority. Most of the franchises pursuant to which the CCE-I Systems operate may be terminated prior to their stated expiration by the granting authority, after due process, following a breach of a material provision of such franchise. Under the terms of most of the franchises, a franchise fee of up to 5% of the gross revenues derived by a cable system from the provision of cable television services (the maximum amount that may be charged by a franchising authority under the 1984 Cable Act) is payable to the franchising authority.

  The table below illustrates the grouping of the franchises of the CCE-I Systems by date of expiration and sets forth the approximate number and percentage of basic service customers for each group of franchises as of March 31, 1997.

                          CCE-I FRANCHISE INFORMATION

                                         PERCENTAGE OF APPROXIMATE PERCENTAGE OF
                              NUMBER OF      TOTAL      NUMBER OF      TOTAL
YEAR OF FRANCHISE EXPIRATION  FRANCHISES  FRANCHISES   SUBSCRIBERS  SUBSCRIBERS
----------------------------  ---------- ------------- ----------- -------------
1997-1998.................        17            14%      113,500          34%
1999-2001.................        45            36%       72,500          21%
After 2001................        61            50%      153,500          45%
                                 ---         -----       -------       -----
  Total...................       123         100.0%      339,500       100.0%
                                 ===         =====       =======       =====

  The Cable Acts provide for an orderly franchise renewal process in which franchise renewal may not be unreasonably withheld. If a renewal is withheld and the franchising authority acquires ownership of the cable system or effects a transfer of ownership to another party, the franchise authority must pay the cable operator the "fair market value" for the system covered by such franchise. The Cable Acts also establish comprehensive renewal procedures requiring that an incumbent franchisee's renewal application be asserted on its own merit and not as part of a comparative process with competing applications. In connection with the franchise renewal process, many governmental authorities require the cable operator to commit to making certain technological upgrades to the system, which may require substantial capital expenditures.

  Management believes that the Company generally has good relationships with the franchising authorities. In the past, all of the material franchises relating to the CCE-I Systems eligible for renewal have been renewed or extended at or prior to their stated expirations. The Company's franchise for "Area 13" in Connecticut (the northeastern system), with 33,000 subscribers as of March 31, 1997, is scheduled to expire in July 1998. Connecticut regulates cable systems on a statewide basis (as opposed to franchising by the various municipalities). The Company requested the commencement of renewal proceedings in January 1996 with the DPUC. The DPUC granted the Company's request for an "informal renewal" and has requested, in conformance with general procedures, that the Company submit its Proposal for Renewal as the next step in the informal process. The DPUC has also undertaken, pursuant to its customary procedures, a community needs assessment.

Management believes that it generally has a good relationship with the DPUC. No material franchise authority has ever refused to consent to a franchise transfer to the Company, although there can be no assurance that all franchise authorities will consent to franchise transfers to the Company in the future, or that the terms and conditions of any such transfers will be acceptable to the Company.

COMPETITION IN THE CABLE TELEVISION BUSINESS

  Cable television companies generally operate under non-exclusive franchises granted by local authorities that are subject to renewal and renegotiation from time to time. The 1992 Cable Act prohibits franchising authorities from granting exclusive cable television franchises and from unreasonably refusing to award additional competitive franchises. Cable system operators may therefore experience competition from other operators building a system in an existing franchise area (i.e., an "overbuild"). The 1992 Cable Act also permits municipal authorities to operate cable television systems in their communities without franchises. There are virtually no overbuilds in the areas in which the CCE-I Systems are located, although other cable operators may operate systems in the vicinity of the CCE-I Systems. Cable systems operators also compete for the right to construct systems in new housing developments adjoining or otherwise located in proximity to such operator's existing systems. Management believes that the selection of a cable operator to construct a system in a new housing development (which may be located near the cable systems of several different operators) is typically based upon an evaluation by the real estate developer of the programming and pricing offered by the different cable operators conducting business in proximity to such housing development.

  Cable television systems also face competition from alternative methods of receiving and distributing television signals and from other sources of home entertainment. Within the home video programming market, the Company competes primarily with other cable franchise holders and with home satellite and wireless cable providers, and, when existing franchises become available for renewal (or new franchises become available), with other cable franchise holders. Management believes that direct broadcast satellite ("DBS"), a service by which packages of television programming are transmitted to individual homes which are serviced by a single satellite dish, is currently the most significant competitive threat to the CCE-I Systems. DBS involves the transmission of an encoded signal directly from a satellite to the home user. DBS provides video service using a relatively small dish located at each subscriber's premises. In 1994, two companies offering high-power DBS video service utilizing an 18-inch satellite receiver dish, DIRECTV, Inc. ("DIRECTV") and United States Satellite Broadcasting, began operations over DIRECTV's DBS satellites, and at present, together offer over 150 channels of programming. PrimeStar Partners, L.P. ("PrimeStar"), which offers 70 channels of programming, is a medium-power DBS service provider using larger (36-inch) satellite receiver dishes than high-power DBS providers. DIRECTV requires the consumer to purchase home dish equipment, while PrimeStar, which is owned primarily by a consortium of cable television operators (including TCI), leases its dishes to consumers. Both of these services provide the consumer with access to most satellite-delivered cable television programming, including premium channels, pay-per-view and national sporting events. Some of the services offered by DBS are not available through the Systems, including special events and packages of Major League Baseball, National Basketball Association, National Football League and National Hockey League games. The DBS systems use video compression technology to increase their channel capacity and are able to use 18-inch or 36-inch dish antennae to receive the satellite signals directly. Several companies including EchoStar Communications Corp., a venture between MCI Telecommunications Corporation ("MCI") and The News Corporation Limited ("News"), and PrimeStar have begun or are scheduled to begin offering high-power DBS services.

  Basic DBS service starts at approximately $30 per month nationally and increases depending on the programming selected. A DBS satellite dish for one television retails for as low as approximately $100, and recent reports indicate that prices may be reduced by the latter part of 1997 to as low as $50. Competition by DBS may suffer from the following factors: (i) lack of reception of local broadcast signals, (ii) topographical limitations which limit reception in hilly areas, (iii) high cost of additional outlets, (iv) the inability to view different channels on other television sets in the home without purchasing a second receiver, (v) the inability to offer interactive services and (vi) signal degradation in heavy rain. The lack of reception of local broadcast signals may cause some DBS subscribers to continue their subscriptions to basic cable service in order to receive these channels, although the DBS industry is seeking to modify current law in order to retransmit these local channels to its customers. Recent published reports indicate that there are now approximately 4.5 million subscribers to DBS services, which reflects a substantial increase in the number of such subscribers from those reported in previous years. In addition, many observers are projecting continued growth for the DBS industry through the end of the decade. Thus, although it is difficult to assess the ultimate magnitude of the impact that DBS will have on the cable industry or upon the Company's operations and revenues, DBS services now pose a significant competitive threat to cable television systems. On June 11, 1997, TCI Satellite Entertainment, Inc. ("TSAT") announced that a binding letter of intent had been signed for the restructuring of PrimeStar. In connection with the restructuring, PrimeStar, which is currently owned by affiliates of the five largest cable companies in the U.S., has entered into an agreement to combine its assets with ASKyB, a satellite venture formed by News and MCI, into a single DBS provider. ASKyB has announced that it will contribute two satellites under construction and 28 frequencies that are capable of transmitting to the entire continental U.S. This proposed transaction requires certain federal regulatory approvals. The import of the proposed transaction on the cable television industry in general and the Company in particular cannot be predicted at this time.

  Cable television systems also compete with wireless program distribution services such as multichannel multipoint distribution service ("MMDS"), which uses low power microwave frequencies to transmit video programming over-the-air to customers. The FCC has amended its regulations to enable MMDS systems to compete more effectively with cable systems by making available additional channels to the MMDS industry and by refining the procedures by which MMDS licenses are granted. The FCC also ruled that wireless cable operators may increase their channel capacity and service offerings through digital compression techniques. Such increased capacity and offerings may make wireless cable a more significant competitor in the video programming industry. The 1992 Cable Act generally prohibits a cable operator from holding an FCC MMDS license in its franchised cable service area. However, the Telecommunications Act allows such common ownership if the cable operator is subject to "effective competition." Additionally, the FCC allocated frequencies in the 28 GHz band for a new multichannel wireless video service similar to MMDS. The Company is unable to predict the economic viability of wireless video services, such as MMDS, or whether such services will present a competitive threat to the Company.

  Since 1992, a portion of the Los Angeles Systems, located in Riverside County, California (the "Riverside System"), has faced competition from Cross Country Wireless, Inc. ("Cross Country"), a major MMDS operator. Although Cross Country initially caused significant subscriber erosion due to an aggressive marketing campaign, their subscriber count has been essentially flat at approximately 40,000 over the past two years. (It should be noted that Cross Country serves all of Riverside County, including substantial areas not covered by the Riverside System.) In fact, the Riverside System has since substantially surpassed the subscriber and cash flow levels enjoyed prior to Cross Country's entry into the market.

  Additional forms of competition for cable systems are master antenna television ("MATV") and satellite master antenna television systems ("SMATV"). These systems are essentially small, closed cable systems which operate within specific hotels, apartment or condominium complexes and individual residences. Due to the widespread availability of earth stations, such private cable television systems can offer both improved reception of local television stations and many of the same satellite-delivered program services which are offered by franchised cable television systems. MATV and SMATV systems currently benefit from operating advantages not available to franchised cable television systems, including fewer regulatory burdens and no requirement to service low density or economically depressed communities. The Telecommunications Act, which to some extent deregulates or lessens the regulatory burden on the cable industry, may reduce some of the advantages of SMATV and MATV systems. However, since SMATV and MATV systems generally do not fall within the Cable Acts' definition of a "cable system," notwithstanding the enactment of such legislation, they could still be exempt from other requirements of the Cable Acts which were not amended. Furthermore, the Telecommunications Act broadens an exemption from regulation as a "cable system," which may exempt additional SMATV and MATV systems from regulation under the Cable Acts.

  Federal cross-ownership restrictions have historically limited entry into the cable television business by potentially strong competitors such as telephone companies. The 1984 Cable Act codified the FCC's cross-ownership regulations, which, in part, prohibited local exchange telephone companies, including RBOCs (Regional Bell Operating Companies), from providing video programming directly to subscribers within their local exchange telephone service areas, except in rural areas or by specific waiver of FCC rules. Among other reasons, this federal cable television/telephone cross-ownership rule was particularly important to the cable industry, because these telephone companies already own certain facilities needed for cable television operators, such as poles, ducts and associated rights-of-way. The Telecommunications Act repeals the cable television/telephone cross-ownership ban adopted in the 1984 Cable Act but contains restrictions on buying out incumbent cable operations in a telephone company's service area, especially in suburban and rural markets. Specifically, the Telecommunications Act authorizes LECs (local exchange companies) to provide a wide variety of video services competitive with services provided by cable systems and to provide cable services directly to customers in the telephone companies' service areas, with some regulatory safeguards. See "--Regulation in the Cable Television Industry--Telecommunications Legislation."

  Various LECs currently are seeking to provide video programming services within their telephone service areas through a variety of distribution methods, including both the deployment of broadband wire facilities and the use of wireless (MMDS) transmission. In Connecticut, the DPUC recently granted a subsidiary of a local telephone company, The Southern New England Telecommunications Corporation ("SNET"), a franchise to serve the entire state of Connecticut. The SNET subsidiary, SNET Personal Vision, Inc. ("Personal Vision") proposed to offer its services initially to a "primary franchise area" of several Connecticut communities, including one in which CCE-I provides cable television service, within its first two years of operation (beginning by January 1997). Pursuant to the terms of Personal Vision's eleven year franchise, its services must pass all homes in Connecticut within eleven years. See "Regulation in the Cable Television Industry." This new statewide cable franchise is currently being challenged by a regional cable association. The association filed an appeal in the Connecticut Superior Court challenging the DPUC's grant of the statewide franchise, on several substantive and procedural grounds. The Company cannot predict the outcome of this litigation. Some video programming services provided by telephone companies (e.g., "open video systems") do not require local franchises. Further, certain of the RBOCs have already entered the cable television business outside their service areas. Cable television systems could be placed at a competitive disadvantage if the delivery of video programming services by LECs becomes widespread. LECs may not be required, under certain circumstances, to obtain local franchises to deliver such video services or to comply with the variety of obligations imposed upon cable television systems under such franchises. Issues of cross-subsidization by LECs of video and telephony services also pose strategic disadvantages for cable operators seeking to compete with LECs that provide video services. Management believes that telephone companies will generally focus their efforts on cable acquisitions in larger metropolitan areas, although there can be no assurance that this will be the case.

  Other new technologies may become competitive with non-entertainment services that cable television systems can offer. Advances in communications technology as well as changes in the marketplace and the regulatory and legislative environment are constantly occurring. Management cannot predict the effect that ongoing or future developments might have on the cable television industry generally or the Company specifically.

REGULATION IN THE CABLE TELEVISION INDUSTRY

  The cable television industry is subject to extensive regulation at the federal, local and, in some instances, state levels. In addition, recent legislative and regulatory changes and additional regulatory proposals under consideration may materially affect the cable television industry. The Cable Acts, both of which amended the Communications Act, establish a national policy to guide the development and regulation of cable television systems. The Communications Act was recently substantially amended by the Telecommunications Act, which alters federal, state and local laws pertaining to cable television, telecommunications and other services. Principal responsibility for implementing the policies of the Cable Acts and the Telecommunications Act is allocated between the FCC and state or local franchising authorities. The FCC and state regulatory agencies are required to conduct numerous rulemaking and regulatory proceedings to implement the Telecommunications Act and such proceedings may materially affect the cable television industry.

 Cable Acts and FCC Regulation

  The Cable Acts and the FCC's implementing rules establish, among other things, (i) rate regulations, (ii) "anti-buy through" provisions, (iii) "must carry" and "retransmission consent" requirements that may require a cable system under certain circumstances to carry a local broadcast station or obtain consent to carry a distant or local station, (iv) rules for franchise renewals and transfers and (v) other regulations covering a variety of operational areas such as equal employment opportunity, public inspection files, technical standards, leased access and customer service requirements.

  The 1992 Cable Act and the FCC's rules implementing the 1992 Cable Act generally have increased the administrative and operational expenses of cable television systems and have resulted in additional regulatory oversight by the FCC and local (and in some instances, state) franchise authorities. Management is unable to predict the ultimate effect of the 1992 Cable Act or the ultimate outcome of various FCC rulemaking proceedings or the litigation challenging various aspects of the 1992 Cable Act and the FCC's regulations implementing the 1992 Cable Act. In August 1996, the United States Court of Appeals for the District of Columbia (the "D.C. Appeals Court") upheld the constitutionality of several provisions of the Cable Acts against a First Amendment constitutional challenge in a case that has been pending since 1993. The D.C. Appeals Court affirmed a lower court decision upholding the constitutionality of the federal statutory provisions authorizing (i) public, educational and governmental access channels, (ii) commercial leased access channels, (iii) rate regulation, (iv) liability for operators carrying obscene programming on access channels, and (v) municipal immunity from damage claims. The D.C. Appeals Court reversed the lower court's determination that the federal statutory provisions authorizing (i) advance subscriber notice for certain free premium channel previews and associated blocking requirements and (ii) direct broadcast satellite channel set-aside requirements were unconstitutional. The D.C. Appeals Court denied a request to review its decision en banc. The D.C Appeals Court deferred a ruling on the constitutional challenge to statutory requirements mandating program access and system ownership restrictions and determined that it will consider the validity of these provisions in a separate case involving a challenge to the FCC's regulations implementing these statutory provisions.

  Rate Regulation. The Cable Acts and FCC regulations have imposed rate requirements for basic services and equipment. Under the 1992 Cable Act, a local franchising authority in a community not subject to "effective competition" (as defined in the 1992 Cable Act) generally is authorized to regulate basic cable service rates after certifying to the FCC that, among other things, it will adopt and administer rate regulations consistent with FCC rules, and in a manner that will provide a reasonable opportunity to consider the views of interested parties.

  Under the FCC's initial rate regulations pursuant to the 1992 Cable Act, regulated cable systems were required to apply a benchmark formula to determine their maximum permitted rates. Those systems with rates which were above the benchmark on September 30, 1992 were required to reduce their rates to the benchmark or by 10%, whichever was less. Under revised rate regulations adopted in February 1994, regulated cable systems were required to reduce their rates so that regulated revenues per subscriber did not exceed September 30, 1992 levels, reduced by 17% (taking into account the previous 10% reduction).

  At this time, approximately 40% of the franchise authorities (covering approximately 80% of subscribers of CCE-I as of March 31, 1997) that oversee the franchises under which the Systems operate are certified to regulate basic tier rates. Several local franchising authorities are currently in the process of reviewing the basic service rates charged by certain Systems. However, because the 1992 Cable Act permits communities to certify at any time, it is possible that additional localities served by the Systems may choose to certify and regulate rates in the future.

  The Telecommunications Act expands the definition of "effective competition" to include any franchise area where a local exchange carrier or its affiliate (or any multichannel video programming distributor using the

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facilities of such carrier or its affiliate) provides video programming services to subscribers by any means, other than through direct broadcast satellite. The local exchange carrier must provide "comparable" programming services in the franchise area. In May 1997, in response to a petition by the Company, the FCC ruled that the Company is subject to effective competition (from Cross Country Wireless, Inc.) with respect to the Cable Systems in the City of Riverside (South) and the City of Riverside (North) and Riverside County, California. Therefore, the FCC revoked the certifications of those communities' franchising authorities to regulate basic cable service rates. However, the FCC denied that effective competition exists in the City of Norco, California. As a result, the relevant franchising authority in that community may continue to regulate basic cable rates. In regulating the basic service rates, certified local franchise authorities have the authority to order a rate refund of previously paid rates determined to be in excess of the maximum permitted reasonable rates. With respect to any of the Region's systems regulated by local authorities that have already been certified, during the 12 month period ended March 31, 1997, the Company paid no rate refunds to subscribers as a result of rate orders issued by its franchise authorities.

  Rate regulation of the basic service tier remains subject to regulation by local franchising authorities under the Telecommunications Act, except in certain circumstances for certain small cable operators. For a defined class of "small cable operators," the Telecommunications Act immediately eliminates regulation of cable programming rates. Rates for the basic tier of small cable operators are deregulated if the system offered only a single tier of services as of December 31, 1994. To qualify as a "small cable operator," the operator (and its affiliates) must serve in the aggregate fewer than one percent of all U.S. cable television subscribers and have affiliate gross revenues not exceeding $250 million. The exception applies in any franchise area in which the operator serves 50,000 or fewer subscribers.

  Under the 1992 Cable Act, rates for cable programming services not carried on the basic tier ("non-basic services") could be regulated by the FCC upon the filing of a complaint by franchise authorities or subscribers that indicates the cable operator's rates for these services are unreasonable. Rate complaints have been filed with the FCC with respect to certain of the Company's cable programming service tiers. As of the date of this Prospectus, one complaint with regard to the Missouri System was dismissed and several complaints were recently resolved adversely to the Company. Specifically, the FCC ruled that, during 1994, the Company charged in excess of its maximum permitted rates (under FCC rules) for its cable programming service tiers in certain systems operating in Connecticut. The FCC ordered the Company to refund to subscribers in the affected communities the excess amounts paid, plus interest to the date of the refunds. The Company believes this ruling will not have a material adverse effect on its business.

  The Telecommunications Act eliminates regulation of the cable programming service tier (non-basic programming) as of March 31, 1999. In the interim, rate regulation of the cable programming tier is circumscribed, as rate regulation can only be triggered by a franchising authority complaint to the FCC. A franchising authority complaint must be based on more than one subscriber complaint, which must be filed within 90 days after a rate increase. If the FCC determines that any of the Company's cable programming service tier rates (other than the 1994 rates for certain Connecticut systems, as to which the FCC has already ruled) are unreasonable, the FCC has the authority to order the Company to reduce those cable programming service tier rates and to refund to customers any overcharges occurring from the filing date of the rate complaint at the FCC. In jurisdictions that have not yet chosen to certify, refunds covering a one-year period on basic service may be ordered upon future certification if the Company is unable to justify its rates through a benchmark or cost-of-service filing pursuant to FCC rules. Management is unable to estimate at this time the total amount of refunds that may be payable by the Company in the event the Systems' rates (other than the 1994 rates for certain Connecticut systems, as to which the FCC has already ruled) are successfully challenged by franchising authorities or found to be unreasonable by the FCC, although management does not believe that the amount of any such refunds would have a material adverse effect on the Company. Notwithstanding mandated rate reductions, cable operators currently may adjust their regulated rates to reflect inflation and what the FCC has deemed to be external costs (such as increases in franchise fees and programming costs).

  In November 1994, the FCC adopted the so-called "going-forward rules" which, among other things, allow cable operators to raise rates over the next three years by adding channels to the expanded basic tier. Under the

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

revised rules, cable operators were allowed to take a per channel markup of up to 20 cents for each channel added to the expanded basic tier, with an aggregate cap of $1.20 per subscriber per month. Accordingly, the Company was permitted to adjust rates on January 1, 1995 for channel additions occurring after May 14, 1994. In addition to rate adjustments permitted for additional channels, the "going-forward rules" allowed cable operators to recover an additional amount of 30 cents in the aggregate per subscriber per month for license fees associated with adding new channels through 1996. (During the third year, license fees are subject to the general rate rules.) Thus, through 1996 the allowable rate increases for channel adjustments and license fees could have totaled up to $1.50 per subscriber per month. Under the "going-forward rules," in 1997, cable operators may make an additional flat fee increase of 20 cents per channel per month for channels added during that year, provided that the rate increases made by cable operators over the three-year period (exclusive of license fees) do not exceed $1.40 in the aggregate. For channels added after May 14, 1994, operators electing to take advantage of the 20 cents per channel adjustment may not take a 7.5% mark-up on programming cost increases that are otherwise currently permissible under the rate rules. The "going-forward rules" are scheduled to expire on December 31, 1997. The Company has incorporated the "going-forward rules" into all filings based on the benchmark methodology.

  The "going-forward rules" also allow cable operators to place channels that were not offered on the cable system prior to October 1, 1994 on a new separate unregulated tier as long as the regulated basic and expanded basic tiers remain intact. Cable operators may offer the same new channels simultaneously on both an expanded basic tier and a new unregulated tier, and may at any time move them to the new tier. Thus, operators may build up a following for new channels by putting them in the expanded basic tier before moving them to the new unregulated tier. Channels that were in the basic tier or the expanded basic tier prior to September 30, 1994 may not be moved to the new tier, nor may such channels be dropped from the basic or expanded basic tiers and then added to a new tier within the two-year period after the date upon which any such channel is dropped.

  In September 1995, the FCC developed an abbreviated cost-of-service form that permits cable operators to recover the costs of significant upgrades that provide benefits to subscribers of regulated cable services. Cable operators seeking to raise rates to cover the costs of an upgrade would submit only the costs of the upgrade instead of all current costs. In December 1995 and April 1996, the FCC revised its cost-of-service rules.

  In another action in September 1995, the FCC established a new optional rate adjustment methodology that encourages operators to limit their rate increases to once per year to reflect inflation and changes in external costs and in the number of channels. The rules permit cable operators to "project reasonably" changes in their costs for the 12 months following the rate change (in an effort to eliminate delays in recovering costs). The order also allows operators to recover increases in additional types of franchise-requirement costs. Permitted pass-through increases include increases in the costs of providing institutional networks, video services, data services to or from governmental and educational institutions, and certain other cost increases. The Company has made annual benchmark filings where appropriate.

  In November 1995, the FCC proposed to provide cable operators with the option of establishing uniform rates for similar service packages offered in multiple franchise areas located in the same region. Under the FCC's current rules, cable operators subject to rate regulation must establish rates on a franchise-specific basis. The FCC recently adopted an order that will permit a cable television system operator to submit a proposal to establish uniform rules across multiple franchise areas. The new rule could lower cable operators' marketing costs and may also allow operators to better respond to competition from alternative providers. The Company is unable to predict whether these rules will be of any benefit to the Systems.

  In July 1996, the FCC proposed to give operators more flexibility with respect to the relative pricing of different tiers of service. Under this proposal, once an operator has set rates in accordance with existing regulations, the operator could decrease its basic service tier ("BST") rate and then take a corresponding increase in its cable programming service tier ("CPST") rate to offset the lost revenue on the BST. In this proceeding, the FCC has also asked parties to comment on whether it should place a limit on the amount of any CPST rate increase or otherwise limit the amount by which the BST and CPST rates may be adjusted.

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

  The FCC expects that this proposal would give operators rate structure flexibility enjoyed by alternative providers of video services that are, or soon will be, attempting to compete with cable operators but are not subject to the rate regulation imposed by statute on cable operators. The Company is unable to predict whether these proposed rules will ultimately be promulgated by the FCC and, if they are promulgated, their effect on the Company.

  The uniform rate requirements in the 1992 Cable Act, which required a cable operator to charge uniform rates throughout its franchise areas, are relaxed by the Telecommunications Act. Specifically, the Telecommunications Act clarifies that the uniform rate provision does not apply where a cable operator faces "effective competition." In addition, bulk discounts to multiple dwelling units are exempted from the uniform rate requirements. However, complaints concerning "predatory" pricing (including with respect to bulk discounts to multiple dwelling units) may be made to the FCC. The Telecommunications Act also permits cable operators to aggregate, on a franchise system, regional or company level, its equipment costs in broad categories. The Telecommunications Act should facilitate the rationalization of equipment rates across jurisdictional boundaries. However, these cost-aggregation rules do not apply to the limited equipment used by subscribers who only receive basic programming.

  "Anti-Buy Through" Provisions. The 1992 Cable Act and corresponding FCC regulations require cable systems to permit customers to be able to purchase video programming offered by the operator on a per channel or per program basis without having to subscribe to any tier of service (other than the basic tier), subject to available technology. The available technology exception sunsets on October 5, 2002. Although approximately 89% of CCE-I's subscribers are served by systems that offer addressable technology, most of CCE-I's subscribers do not currently have the requisite equipment in their homes to utilize such technology. As a result, most of CCE-I's cable television systems are currently exempt from complying with the requirements of the 1992 Cable Act. Management cannot predict the extent to which this provision of the 1992 Cable Act and the corresponding FCC rules may cause customers to discontinue optional non-basic service tiers in favor of the less expensive basic cable service.

  "Must Carry" Requirements/"Retransmission Consents." Under the 1992 Cable Act, cable television operators are subject to mandatory broadcast signal carriage requirements that allow local commercial and non-commercial television broadcast stations to elect once every three years to require a cable system to carry the station, subject to certain exceptions, or, in the case of commercial stations, to negotiate for "retransmission consent" to carry the station. In addition, there are requirements for cable systems to obtain retransmission consent for all "distant" commercial television stations (except for commercial/satellite-delivered independent "superstations" such as WTBS), commercial radio stations and certain low power television stations carried by such systems after October 6, 1993. The validity of mandatory signal carriage requirements was litigated in the United States Supreme Court, which recently upheld the "must carry" requirements on constitutional grounds. The carriage requirements remained in effect during the litigation. As a result of the mandatory carriage rules, some of the CCE-I Systems have been required to carry television broadcast stations that otherwise would not have been carried, thereby causing displacement of possibly more attractive programming. In one proceeding, the FCC ordered the Company's systems in Uxbridge, Massachusetts to carry a local broadcast channel pursuant to the must carry rules. The retransmission consent rules have resulted in the deletion of certain local and distant television broadcast stations which various Systems were carrying. To the extent retransmission consent fees were paid for the continued carriage of certain television stations, such costs were not recoverable. Any future amounts paid in exchange for retransmission consent, however, may be passed along to subscribers as additional programming costs.

  Franchise Matters. The 1984 Cable Act affirms the right of franchising authorities (state or local, depending on the practice in the individual states) to award one or more franchises within their jurisdictions and prohibits nongrandfathered cable systems from operating without a franchise in such jurisdictions. The 1992 Cable Act encourages competition with existing cable systems by (i) allowing municipalities to operate their own cable systems without franchises, (ii) preventing franchising authorities from granting exclusive franchises or unreasonably refusing to award additional franchises covering an existing cable system's service area, and (iii)

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

prohibiting (with limited exceptions) the common ownership of cable systems and co-located MMDS or SMATV systems. In January 1995, the FCC relaxed its restrictions on ownership of SMATV systems to permit a cable operator to acquire SMATV systems in the operator's existing franchise area so long as the programming services provided through the SMATV system are offered according to the terms and conditions of the cable operator's local franchise agreement. The Telecommunications Act provides that the cable/SMATV and cable/MMDS cross-ownership rules do not apply in any franchise area where the cable operator faces "effective competition" as defined by federal law. The Telecommunications Act also permits local telephone companies to provide video programming services as traditional cable operators with local franchises.

  The 1984 Cable Act also provides that in granting or renewing franchises, local authorities may establish requirements for cable-related facilities and equipment, but not for video programming or information services other than in broad categories. Among the more significant provisions, the Cable Act limits franchise fees to 5% of a cable system's annual gross revenues and permits cable operators to obtain modification of franchise requirements by the franchising authority or judicial action if warranted by changed circumstances. The 1984 Cable Act contains franchise renewal procedures designed to protect incumbent franchisees against arbitrary denials of renewal. The 1992 Cable Act made several changes to the renewal process that could make it easier for a franchising authority to deny renewal. Moreover, even if a franchise is renewed, a franchising authority may seek to impose new and more onerous requirements, including requiring significant upgrades in facilities and services or increased franchise fees. If a franchising authority's consent is required for the purchase or sale of a cable television system, the franchising authority may also seek to impose new and more onerous requirements as a condition to the transfer. The acceptance of these new requirements, however, may not be made a condition of the transfer. Historically, franchises have been renewed for cable operators that have provided satisfactory services and have complied with the terms of their franchises. Although management believes that the Company has generally met the terms of its franchise agreements, has provided quality levels of service, and anticipates that the Company's future franchise renewal prospects generally will be favorable, there can be no assurance that any such franchises will be renewed or, if renewed, that the franchising authority will not impose more onerous requirements on the Company than previously existed. Connecticut regulates cable systems on a statewide basis (as opposed to franchising by the various municipalities). The Company's franchise for "Area 13" in Connecticut (the northeastern system) is scheduled to expire in July 1998. The Company requested the commencement of renewal proceedings in January 1996 with the DPUC. The DPUC granted the Company's request for an "informal renewal" and has requested, in conformance with general procedures, that the Company submit its Proposal for Renewal as the next step in the process. The DPUC has also undertaken, pursuant to its customary procedures, a community needs assessment. Management believes that it generally has a good relationship with the DPUC. In addition, many of the Company's other franchises are currently or will be in the near future within the three year renewal window provided in the Communications Act. Those franchises serve approximately 62% of the Company's total subscriber base. While there can be no assurance that all of these franchises will be renewed on commercially reasonable terms, the Company believes that it maintains generally good relationships with its franchising authorities.

  Under the Telecommunications Act, a franchising authority may not require a cable operator to provide telecommunications service or facilities, other than an institutional network, as a condition to a grant, renewal, or transfer of a cable franchise, and franchising authorities are preempted from requiring cable operators to obtain a franchise to provide telecommunications services.

  Various courts have considered whether franchising authorities have the legal right to limit franchise awards to a single cable operator and to impose certain substantive franchise requirements (i.e., access channels, universal service and other technical requirements). These decisions have been somewhat inconsistent and, until the United States Supreme Court rules definitively on the scope of cable operators' First Amendment protections, the legality of certain issues relating to the franchising process and of various specific franchise requirements is likely to be in a state of flux. It is not possible at the present time to predict the constitutionally permissible bounds of cable franchising and particular franchise requirements.

  Other FCC Regulations. The Company is subject to a variety of other FCC rules, covering such diverse areas as equal employment opportunity, programming, leased access, maintenance of records and public

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inspection of files, technical standards, customer service and cable inside wiring. The FCC recently released an order regarding, among other things, inside wiring to multiple dwelling units ("MDUs"). The Company is unable to predict the impact of the new rules on its business. As required by the 1992 Cable Act, the FCC has adopted rules regulating the maximum reasonable rate a cable operator may charge for commercial use of the designated channel capacity for cable systems that have a certain number of channels, including such systems located at MDUs. The Commission recently reconsidered and revised its rules governing the rates that operators may charge for this designated channel capacity as well as its rules governing the use of such channels. Among other revisions to its rules, operators must compute the rates for these channels based on an average, rather than on the highest spread between program costs and subscriber revenues, and, consequently, the rates that operators will be permitted to charge for these channels will likely decrease.

  The FCC has authority to enforce its regulations through the imposition of substantial fines, the issuance of cease and desist orders and/or the imposition of other administrative sanctions, such as the revocation of FCC licenses needed to operate certain transmission facilities often used in connection with cable operations. Although management believes the Company is in compliance in all material respects with all applicable FCC requirements, there can be no assurance that the FCC would not find a violation and impose sanctions that could adversely affect the Company's operations.

 Telecommunications Legislation

  On February 1, 1996, Congress passed the Telecommunications Act. The Telecommunications Act was signed into law by the President on February 8, 1996, and substantially amends the Communications Act (including the re-regulation of subscriber rates under the 1992 Cable Act). The Telecommunications Act alters federal, state and local laws and regulations pertaining to cable television, telecommunications, and other services. In addition to the amendments previously discussed in this section, the legislation also allows additional competition in video programming by telephone companies, and makes other revisions to the Communications Act and the Cable Acts.

  The most far-reaching changes in the communications industry will likely result from the telephony provisions of the Telecommunications Act. These provisions promote local exchange competition as a national policy by eliminating legal barriers to competition in the local telephone business and setting standards to govern the relationships among telecommunications providers. The provisions also establish uniform requirements and standards for entry, competitive carrier interconnection, and unbundling of LEC (local exchange company) monopoly services. The Telecommunications Act expressly prohibits any legal barriers to competition in intrastate or interstate communications service under state and local laws. The Telecommunications Act empowers the FCC, after notice and an opportunity for comment, to preempt the enforcement of any statute, regulation or legal requirement that prohibits, or has the effect of prohibiting, the ability of any entity to provide any intrastate or interstate telecommunications service.

  The Telecommunications Act is intended, in part, to promote substantial competition in the marketplace for telephone local exchange service and in the delivery of video and other services, and permits cable television operators to enter the local telephone exchange market. The cable industry's ability to offer telephone services competitively may be adversely affected by the degree and form of regulatory flexibility afforded to LECs and, in part, will depend upon the outcome of various FCC rulemakings and judicial proceedings, including the proceedings dealing with the interconnection obligations of telecommunications carriers. The United States Court of Appeals for the Eighth Circuit recently stayed implementation of part of the FCC's recently issued interconnection order, which had been viewed favorably by companies seeking to compete with LECs in the provisioning of telephony services. Additionally, whether the cable industry will be able to provide competitive telephone services will depend, in part, on its ability to obtain access to public rights of way. The FCC currently is conducting a proceeding that could determine a franchise authority's scope of authority to impose monetary and other obligations on cable operators for the use of public rights of way to provide telecommunications services.

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

  Telephone Company Provision of Video Programming. Under the Telecommunications Act, telephone companies can compete directly with cable operators in the provisioning of video programming. The new legislation recognizes several multiple entry options for telephone companies to provide competitive video programming, including over their telephone facilities, through either common carrier transport or an "open video system," by radio communications, or as a regular cable system. LECs, including RBOCs, will be allowed to compete with cable operators both inside and outside the LECs' telephone service areas. The Telecommunications Act repeals the statutory ban on telephone company provision of video programming services in the telephone company's service areas. The FCC's video dialtone regulations have also been repealed. Pursuant to authority granted to the FCC in the Telecommunications Act, the FCC ordered that video dialtone operators could only continue to offer service by electing, by November 6, 1996, one of the four permissible options for telephone companies to provide video programming which are described below. Video dialtone operators could apply for extensions to the November 6, 1996 deadline upon a demonstration of "good cause" for an extension.

  In particular, if a telephone company provides video via radio communications, it will be regulated under title III of the Communications Act (the general sections governing use of the airwaves), rather than cable regulation under title VI. If a telephone company provides common carriage transport of video programming, it will be subject to the requirements of title II of the Communications Act (the general common carrier provisions), rather than title VI cable regulation. Telephone companies providing video programming through any other means (other than as an "open video system," as described below) will be regulated under title VI cable regulation.

  The Telecommunications Act replaces the FCC's video dialtone rules with an "open video system" plan by which telephone companies can provide video programming service in their telephone service areas. Telephone companies that comply with the FCC's open video system regulations (which must be prescribed within six months from enactment) will be subject to a relaxed regulatory scheme. The open video system requirements are in lieu of title II common carrier regulation. The FCC has certified the operation of open video systems in various areas of the United States.

  The FCC was directed to and has prescribed rules that prohibit open video systems from discriminating among video programming providers with regard to carriage, and that ensure that open video system rates, terms and conditions for service are reasonable and non-discriminatory. Pursuant to the Telecommunications Act, the FCC has also adopted regulations prohibiting an open video system operator and its affiliates from occupying more than one-third of the system's activated channels when demand for channels exceeds supply. The Telecommunications Act also mandates other open video system regulations, including channel sharing and sports exclusivity. Open video systems will be subject to the authority of local governments to manage public rights-of-way. Local franchising authorities may require open video system operators to pay franchise-type fees, which may not exceed the rate at which franchise fees are imposed on any cable operator in the corresponding franchise area. The FCC's open video system regulations have been appealed.

  Buyouts. The Telecommunications Act generally prohibits LEC buyouts of cable systems (which includes any ownership interest exceeding 10%) within the LEC's telephone service area, cable operator buyouts of LEC systems within the cable operator's franchise area, and joint ventures between cable operators and LECs in the same markets. There are some statutory exceptions, including a rural exemption which permits buyouts where the purchased system serves an area with fewer than 35,000 inhabitants outside an urban area. Also, the FCC may grant waivers of the buyout provisions in cases where (1) the cable operator or LEC would be subject to undue economic distress; (2) the system or facilities would not be economically viable; or (3) the anticompetitive effects of the proposed transaction are clearly outweighed by the effect of the transaction in meeting community needs. The respective local franchising authority must approve any such waiver.

  Public Utility Competition. The Telecommunications Act also authorizes another potential competitor, registered utility holding companies and subsidiaries, to provide video programming services, notwithstanding the Public Utility Holding Company Act. Utilities must establish separate subsidiaries and must apply to the FCC

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

for operating authority. Several such utilities have been granted broad authority by the FCC to engage in activities which could include the provision of video programming.

  Cross-Ownership; Reduced Regulations. The Telecommunications Act makes several other changes to relax ownership restrictions and regulation of cable systems. It repeals the 1992 Cable Act's three-year holding requirement pertaining to sales of cable systems. The broadcast/cable cross-ownership restrictions are eliminated, although the FCC's regulations prohibiting broadcast/cable common ownership currently remain. The SMATV/cable cross-ownership and the MMDS/cable cross-ownership restrictions have been eliminated for cable operators subject to effective competition.

  The Telecommunications Act amends the definition of "cable system" so that a broader class of entities (including some entities which may compete with the Company) providing video programming will be exempt from regulation as a cable system under the Communications Act.

  Pole Attachments. The 1984 Cable Act requires the FCC to regulate the rates, terms and conditions imposed by certain public utilities for cable systems' use of utility pole and conduit space, unless state authorities can demonstrate under the Federal Pole Attachment Act that they adequately regulate cable television pole attachment rates, terms and conditions. In some cases utility companies have increased pole attachment fees for cable systems that have installed fiber optic cables in connection with the distribution of non-video services. The FCC recently concluded that, in the absence of state regulation, it has jurisdiction to determine whether utility companies have justified their demand for additional rental fees, and that the 1984 Cable Act does not permit disparate rates based on the type of service provided over the equipment attached to the utility's pole. Further, in the absence of state regulation, the FCC administers such pole attachment rates through use of a formula which it has devised and from time to time revises. The Telecommunications Act extends the regulation of rates, terms and conditions of pole attachments to telecommunications service providers, and requires the FCC to prescribe regulations to govern the charges for pole attachments used by telecommunications carriers to provide telecommunications services when the parties fail to resolve the dispute over such charges. The FCC recently adopted an Order to adopt certain of the Telecommunications Act's pole attachment provisions. The Telecommunications Act also increases significantly future pole attachment rates for cable systems which use pole attachments in connection with the provision of telecommunications services as a result of a new rate formula charged to telecommunications carriers for the non-useable space of each pole. These rates are to be phased in after a five-year period.

  Miscellaneous Requirements and Provisions. The Telecommunications Act also imposes other miscellaneous requirements on cable operators, including an obligation, on request, to fully scramble or block at no charge the audio and video portion of any channel not specifically subscribed to by a household. In addition, sexually explicit programming must be scrambled or blocked. If the cable operator is unable to scramble or block its signal completely, it must restrict transmission to those hours of the day when children are unlikely to view the programming, as determined by the FCC. On March 24, 1997, the U.S. Supreme Court let stand a lower court ruling that allows enforcement of this provision pending consideration of a constitutional challenge. In response to this ruling, the FCC has declared that its rules implementing the scrambling provision will become effective on May 18, 1997. Enforcement of the scrambling requirement could increase operating expenses for operators of cable television systems, including the Company, and provide a competitive advantage to less regulated providers of video programming services. The Telecommunications Act also directs the FCC to adopt regulations to ensure, with certain exceptions, that video programming is fully accessible through closed captioning. The FCC recently released a report to Congress on the level at which video programming is close captioned and commenced a proceeding to establish regulations to implement such closed captioning requirements.

  Although the new legislation may substantially lessen regulatory burdens, the cable television industry may be subject to additional competition as a result thereof. There are numerous rulemakings which have been, and which will be undertaken by the FCC which will interpret and implement the provisions of the Telecommunications Act. In addition, certain provisions of the Act (such as the deregulation of cable programming rates) are not immediately effective. Further, certain provisions of the Telecommunications Act have been, and are likely to continue to be, subject to legal challenges. Similarly, certain provisions of the

Telecommunications Act could materially affect the Company's ability to sell the Systems; however, the Company is unable at this time to predict the outcome of such rulemakings or litigation or the substantive effect (financial or otherwise) of the new legislation and the rulemakings on the Company.

  FCC Implementation. The FCC is presently, and will be, engaged in numerous proceedings to implement various provisions of the Telecommunications Act. The FCC adopted cable television equipment cost aggregation rules and adopted open video system rules. In addition to the proceedings previously discussed herein, the FCC has also initiated a proceeding to implement most of the Cable Act reform provisions of the Telecommunications Act.

  In this proceeding, the FCC has set forth certain interim rules to govern while the FCC completes its implementation of the Telecommunications Act. Among other things, the FCC is requiring on an interim basis that for a LEC to be deemed to be offering "comparable" programming, such programming must include the signals of local broadcasters. Cable systems that meet all of the relevant criteria in the new effective competition test are exempt from rate regulation as of February 8, 1996 (the date the Telecommunications Act was signed into law by President Clinton). Cable systems may file a petition with the FCC at any time for a determination of effective competition.

  The FCC has also established interim rules governing the filing of rate complaints by local franchising authorities. Local franchising authorities may file rate complaints with the FCC when the local franchising authorities receive more than one subscriber complaint concerning an operator's rate increase. If the local franchising authority receives more than one subscriber complaint within the 90-day period and decides to file its own complaint with the FCC, it must do so within 180 days after the rate increase became effective. Before filing a complaint with the FCC, the local franchising authority must first provide the cable operator written notice of its intent to do so and must give the operator a minimum of 30 days to file with the local franchising authority the relevant FCC forms used to justify a rate increase. The local franchising authority must then forward its complaint and the operator's response to the FCC within the 180 day deadline. The FCC must issue a final order within 90 days after it receives a local franchising authority complaint.

  For interim purposes, the FCC has established that an operator serving fewer than 617,000 subscribers is a "small cable operator" if its annual revenues, when combined with the total annual revenues of all of its affiliates, do not exceed $250 million in the aggregate. For interim purposes, "affiliate" will be defined as a 20% or greater equity interest.

  In addition to the interim rules discussed above and other miscellaneous interim rules, the FCC is also engaged in a rulemaking proceeding to create and implement final rules relating to the cable reform provisions of the Telecommunications Act. Among other issues, the FCC is considering whether to establish a LEC market share that must be satisfied before a LEC will be deemed to constitute "effective competition" to an incumbent cable operator (which would free the cable operator from rate regulation). The Company cannot predict the outcome of this FCC proceeding or what its ultimate effect will be on the Company's business.

 Copyright

  Cable television systems are subject to Federal copyright licensing covering carriage of television and radio broadcast signals. In exchange for filing certain reports and contributing a percentage of their revenues to a Federal copyright royalty pool, cable operators can obtain blanket permission to retransmit copyrighted material on broadcast signals. The nature and amount of future copyright payments for broadcast signal carriage cannot be predicted. The possible simplification, modification or elimination of the compulsory copyright license is the subject of continuing legislative review. The elimination or substantial modification of the cable compulsory license could adversely affect the Company's ability to obtain suitable programming and could substantially increase the cost of programming that remained available for distribution to the Company's customers. Management cannot predict the result of such legislative activity or the effect of such activity on the Company's condition (financial or otherwise).

 State and Local Regulation

  Cable television systems generally are operated pursuant to non-exclusive franchises, permits or licenses granted by a municipality or other state or local government entity. Franchises generally are granted for fixed terms and in many cases are terminable if the franchisee fails to comply with material provisions of its franchise agreement. The terms and conditions of franchises vary materially from jurisdiction to jurisdiction. A number of states subject cable television systems to the jurisdiction of centralized state governmental agencies, some of which impose regulation of a character similar to that of a public utility. Attempts in other states to regulate cable television systems are continuing and can be expected to increase. CCE-I's Systems in Connecticut are regulated on a statewide basis and subject to the jurisdiction of the DPUC. Management cannot predict whether any of the other states in which the Company currently operates, or in which it may operate in the future, will engage in such regulation in the future. State and local franchising jurisdiction is not unlimited, however, and must be exercised consistently with Federal law. The 1992 Cable Act immunizes franchising authorities from monetary damage awards arising from regulation of cable television systems or decisions made on franchise grants, renewals, transfers and amendments.

  The foregoing does not purport to describe all present and proposed federal, state, and local regulations and legislation affecting the cable industry. Other existing federal regulations, copyright licensing, and, in many jurisdictions, state and local franchise requirements, are currently the subject of judicial proceedings, legislative hearings and administrative and legislative proposals which could change, in varying degrees, the manner in which cable systems operate. Neither the outcome of these proceedings nor the impact on the cable television industry or the Company can be predicted.

BACKGROUND AND OWNERSHIP STRUCTURE

  The Issuer was organized in 1994 as a Delaware corporation. Ownership interests in the Issuer are held by Kelso and certain other individuals, on the one hand, and Charter, on the other hand, which maintain an 85% and 15% interest in the Issuer, respectively, with distributions on exit varying depending on rates of return on the stockholders' equity investment in the Issuer. Kelso and certain other individuals have invested an aggregate of $68.0 million in the Issuer. Charter has invested an aggregate of $12.0 million in the Issuer. As a result of its investment, Kelso can exercise effective control over the management and affairs of the Issuer and the Company. Kelso and certain other individuals own approximately 19.9% of Charter and have invested an aggregate of $12.0 million in Charter.

  The Issuer has indirect interests in CCE-I and CCE-II, which were formed to acquire and operate cable television systems. The Issuer holds all equity interests in CAC, which in turn holds all equity interests in Cencom Cable. CAC and Cencom Cable each hold limited partnership interests in CCE, L.P. CAC also holds a 1% general partnership interest in CCE, L.P., a 1.22% general partnership interest in CCE-I and a 1.22% limited partnership interest in CCE-
II. CCT holds limited partnership interests and a 1% general partnership interest in CCE, L.P. CCT also holds a 1% general partnership interest in CCE-II and a 1% limited partnership interest in CCE-I. CCE, L.P. holds a 97.78% limited partnership interest in each of CCE-I and CCE-II. The primary business activities engaged in by CCE-I and CCE-II are the ownership, development and operation of cable television systems and a radio station.

EMPLOYEES

  The Company has no employees other than employees of CCE-I and CCE-II. As of March 31, 1997, CCE-I employed an aggregate of 615 full-time equivalent employees of which 43 are covered by a collective bargaining arrangement. At March 31, 1997, CCE-II employed an aggregate of 354.5 full-time equivalent employees. The Company considers its relationships with its employees to be good.

  Charter acts as the management company for each of CCE-I and CCE-II pursuant to certain management agreements. See "Certain Relationships and Related Transactions--Management Agreements." For a discussion of the directors and executive officers of Charter, see "Management."

PROPERTIES

  The principal physical assets of the Company consist of, among other things, the components of each of its cable systems, which include a headend, distribution cables and a local business office. The receiving apparatus is comprised of a tower and antennas for reception of over-the-air broadcast television signals and one or more earth stations for reception of satellite signals. Located near these receiving devices is a building that houses associated electronic gear and processing equipment. The Company owns the receiving and distribution equipment of its systems and owns or leases small parcels of real property for the receiving sites.

  Cable is either buried in trenches or is attached to utility poles pursuant to license agreements with the owners of the poles. The Company owns or leases the local business office of each system from which it dispatches service employees, monitors the technical quality of the system, handles customer service and billing inquiries and administers marketing programs. The office facilities of some systems include studios for local access program production, as required under the Company's franchises.

  Management believes that the Company's properties are generally in good condition. The physical components of the Company's cable systems, however, require maintenance and periodic upgrades to keep pace with technological advances and to comply with the requirements of certain franchising authorities. For a discussion of historical capital expenditures, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

INSURANCE

  The Company has insurance covering risks incurred in the ordinary course of business, including general liability, property coverage and business interruption insurance. As is typical in the cable television industry, the Company does not maintain insurance covering its underground plant. Management believes its insurance coverage is adequate.

LEGAL PROCEEDINGS

  The Company is involved from time to time in routine legal matters incidental to its business. Management, after consultation with its legal counsel, believes that the resolution of such matters will not have a material adverse effect on the Company's financial position or results of operations.

  CCE-I is a named defendant in a purported class action lawsuit filed on October 20, 1995 on behalf of the CCIP limited partners was filed in the Chancery Court of New Castle County, Delaware. The Action named as defendants the general partner of CCIP, the proposed purchasers of all the systems owned by CCIP (which includes CCE-I and certain other affiliates of Charter), Charter and certain individuals, including the directors and executive officers of the general partner of CCIP. On February 15, 1996, the Court of Chancery of the State of Delaware in and for New Castle County dismissed all of the plaintiff's claims for injunctive relief (including that which sought to prevent the consummation of the Illinois Acquisition); the plaintiff's claims for money damages which might result from the proposed sale by CCIP of its assets (including the Illinois Acquisition) remain pending. In October, 1996, the plaintiff filed a Consolidated Amended Class Action Complaint. The defendants filed an Answer to the amended complaint in December 1996. In January 1997, the defendants filed a Motion for Summary Judgment to dismiss all remaining claims as to all parties in the Action. Based upon, among other things, the advice of counsel, each of the defendants to the Action believes the Action to be without merit and is contesting it vigorously. There can be no assurance, however, that the plaintiff will not be awarded damages, some or all of which may be payable by CCE-I, in connection with the Action.

  Cencom Cable is a named defendant in two recently filed actions involving an affiliate of Charter, Cencom Cable Income Partners II, L.P. ("CCIP II"), a public limited partnership. On April 15, 1997, a complaint was filed, and on June 19, 1997, an amended complaint was filed, in the Circuit Court of Jackson County, Missouri by 269 individual plaintiffs who are limited partners of CCIP II against Cencom Properties II, Inc., the general partner of CCIP II, Cencom Partners Inc., the general partner of Cencom Partners, L.P., an entity in which CCIP II invested, certain named brokerage firms involved in the original sale of the limited partnership units and Cencom Cable. Cencom Cable was served on July 2, 1997. Cencom Cable provided management services to both CCIP II and Cencom Partners, L.P. and also owned all of the stock of the general partners of each of these partnerships prior to mid-1994. The plaintiffs allege that the defendants breached fiduciary duties, committed fraud and made various misrepresentations in the marketing and sale of the CCIP II limited partnership units. The plaintiffs seek recovery of the consideration paid for their partnership units, restitution of all profits received by the defendants in connection with the CCIP II transaction and punitive damages. On June 10, 1997, a purported class action was filed in the Court of Chancery of the State of Delaware, in and for New Castle County on behalf of the limited partners of CCIP II against Cencom Properties II, Inc., Cencom Cable, Charter, certain other affiliates of Charter and certain individuals, including officers of Charter or Cencom Properties II, Inc. The plaintiffs allege that the defendants breached fiduciary duties and the terms of the CCIP II partnership agreement in connection with the investment in Cencom Partners, L.P., the management of the CCIP II assets and the sale of the CCIP II assets. The damages claimed by the plaintiffs are as yet unspecified, and Cencom Cable has not yet been served in this action. The Company believes that it has meritorious defenses in both actions, including defenses based on applicable statutes of limitations. The Company intends to defend the actions vigorously. The Company is not able at this early stage to project the expenses which will be associated with the actions or to predict any potential outcome or exposure.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth certain information, as of July 7, 1997, with respect to the executive and certain other officers and directors of the Issuer, CAC (which serves as the general partner of CCE and CCE-I), Cencom Cable and Charter which, as the manager of the Systems, is responsible for providing advice with respect to the overall management and operations of the
Company:

 NAME                  AGE POSITIONS AND OFFICES
 ----                  --- ---------------------
 Barry L. Babcock.....  50 Chairman of the Board and Director of Cencom Cable
                            and Charter, and Chairman of the Executive
                            Committee of the Issuer and CAC
                           Senior Vice President of Operations--Urban Regions
 David G. Barford.....  38 of Charter and CAC
 Mary Pat Blake.......  41 Senior Vice President--Marketing of Charter and CAC
                           Senior Vice President--Engineering of Charter and
 Thomas R. Jokerst....  48 CAC
 Kent D. Kalkwarf.....  37 Senior Vice President and Chief Financial Officer of
                            the Issuer, CAC, Cencom Cable and Charter
 Ralph G. Kelly.......  40 Senior Vice President--Treasurer of the Issuer, CAC,
                            Cencom Cable and Charter
 Jerald L. Kent.......  40 President, Chief Executive Officer and Director of
                            the Issuer, CAC, Cencom Cable and Charter
 Gene F. Knoblauch....  39 Senior Vice President--Northeast Region of Charter
 George E. Matelich...  41 Director of Issuer and CAC
 Frank T. Nickell.....  51 Director of Issuer and CAC
 Curtis S. Shaw.......  48 Senior Vice President, General Counsel and Secretary
                            of Issuer, CAC, Cencom Cable and Charter
 Glenn M. Stinchcomb..  70 Director of Charter
 Thomas R. Wall, IV...  39 Director of Issuer and CAC
 Howard L. Wood.......  58 Vice Chairman of the Board and Director of the
                            Issuer, CAC, Cencom Cable and Charter

  See "Certain Relationships and Related Transactions--Stockholders' Agreement" for a description of the contractual agreement between the shareholders of the Issuer relating to the election of Directors.

  The following sets forth certain biographical information with respect to the persons listed above.

  BARRY L. BABCOCK is a co-founder and Chairman of the Board and Director of Charter. Prior to founding Charter, Mr. Babcock was associated with Cencom, where he served as the Executive Vice President from February 1986 to September 1991, and was named Chief Operating Officer in May of 1986. Mr. Babcock was one of Cencom's founders and, prior to the duties he assumed in early 1986, was responsible for all of Cencom's in-house legal work, contracts and governmental relations. Mr. Babcock also serves as a director of Mercantile Bank--St. Louis and the National Cable Television Association. In 1996, he was appointed Chairman of the Board of Community Telecommunications Association (CATA), Cable in the Classroom and the St. Louis Civic Entrepreneur's Organization. Mr. Babcock, an attorney, received his undergraduate and JD degrees from the University of Oklahoma.

  DAVID G. BARFORD is Senior Vice President of Operations-Urban Regions for Charter. Mr. Barford joined Charter in 1995, and prior to that time served as Vice President of Operations and New Business Development for Comcast Cable, where he held various senior marketing and operating roles over an eight year period. Mr. Barford received a B.A. degree from California State University, Fullerton and an MBA from National University.

  MARY PAT BLAKE is Senior Vice President--Marketing of Charter. Ms. Blake joined Charter in August 1995 and is responsible for all aspects of marketing and sales. Prior to joining Charter, Ms. Blake was active in the emerging business sector, and formed Blake Investments, Inc. in September 1993, which created, operated and sold a branded coffeehouse and bakery. From September 1990 to August 1993, Ms. Blake served as Director--Marketing for Brown Shoe Company. Ms. Blake has 18 years of experience with senior management responsibilities in marketing, sales, finance, systems, and general management with companies such as The West Coast Group, Pepsico Inc.-Taco Bell Division, General Mills, Inc. and ADP Network Services, Inc. Ms. Blake received a BS degree from the University of Minnesota, and an MBA degree from the Harvard Business School.

  THOMAS R. JOKERST is Senior Vice President--Engineering of Charter. Mr. Jokerst joined Charter in December 1993. Mr. Jokerst is responsible for all aspects of engineering and technology assessment for Charter. Prior to joining Charter, from March 1991 to March 1993, Mr. Jokerst served as Vice President, Office of Science & Technology for Cable Television Laboratories in Boulder, Colorado. From 1979 to March 1993, Mr. Jokerst was employed by Continental Cablevision of Illinois, Inc., where his responsibilities included the creation of a Regional Hub and Headend Interconnect for the St. Louis Region of Continental Cablevision's systems. Mr. Jokerst is a graduate of Ranken Technical Institute in St. Louis with a degree in Communications Electronics and Computer Technology and of Southern Illinois University in Carbondale, Illinois with a degree in Electronics Technology.

  KENT D. KALKWARF, a certified public accountant, joined Charter in 1995 and now serves as Senior Vice President and Chief Financial Officer. Prior to coming to Charter, Mr. Kalkwarf was a senior tax manager for Arthur Andersen LLP. Mr. Kalkwarf has a BS degree from Illinois Wesleyan University.

  RALPH G. KELLY joined Charter in 1993 as Vice President--Finance, a position he held until early 1994 when he became Chief Financial Officer of CableMaxx, Inc., a wireless cable television operator. Mr. Kelly returned as Senior Vice President--Treasurer of Charter in February 1996 and has overall responsibility for treasury operations and investor and financial reporting. Mr. Kelly has worked in the cable industry since 1984 when he joined Cencom as Controller. Mr. Kelly was promoted to Treasurer of Cencom in 1989, and was responsible for treasury management, loan compliance, budget administration, supervision of internal audit and SEC reporting. He has served on the Accounting Committee of the Board of Directors for National Cable Television Association. Mr. Kelly is a certified public accountant and was in the audit division of Arthur Andersen & Co. from 1979 to 1984. Mr. Kelly received his undergraduate degree in accounting from the University of Missouri--Columbia, and his MBA from Saint Louis University.

  JERALD L. KENT is a co-founder, President and Chief Executive Officer of Charter. Prior to founding Charter, Mr. Kent was associated with Cencom, where he served as Executive Vice President and Chief Financial Officer. Mr. Kent also served Cencom as Senior Vice President of Finance from May 1987, Senior Vice President of Acquisitions and Finance from July 1988, and Senior Vice President and Chief Financial Officer from January 1989. Prior to that time, Mr. Kent was employed by Arthur Andersen & Co., certified public accountants, where he attained the position of tax manager. Mr. Kent, a certified public accountant, received his undergraduate and MBA degrees with honors from Washington University (St. Louis).

  GENE F. KNOBLAUCH joined Charter in December 1994 as Senior Vice President of Northeast Operations. He has primary responsibility for all operations in the States of Connecticut and Massachusetts owned by Charter. Prior to joining Charter, Mr. Knoblauch was employed by United Video Cablevision, Inc. as Vice President--Eastern Region Operations from 1990 to 1994. At United Video Cablevision, Inc. he was responsible for all day-to-day operations and administration of system operations located in Maine, Massachusetts, New Hampshire and New York consisting of 82,000 customers. From 1986 to 1990, he served as Area Manager for a 40,000 customer system operated by ACT in Durham, North Carolina. Prior to serving as Area Manager, he received extensive Sales and Marketing experience in a number of management positions he held at various locations with ACT dating back to 1982. Mr. Knoblauch received a BA degree from the State University of New York at Plattsburgh. He has served on the New England Cable Television Association (NECTA) Executive Committee for the past three years.

  GEORGE E. MATELICH has been a director of the Issuer since February 1995. Mr. Matelich has been a Managing Director of Kelso & Company since 1990. Mr. Matelich joined Kelso & Company in 1985 as an Associate, and he served as a Vice President of Kelso & Company from 1986 to 1989. Mr. Matelich is also a director of CCT, Americold Corporation, Harris Specialty Chemicals, Inc., Humphreys Inc., and a Trustee of The University of Puget Sound.

  FRANK T. NICKELL has been a director of the Issuer since February 1995. Mr. Nickell has been President and a director of Kelso & Company, since March 1989. From 1984 to 1989 Mr. Nickell was a general partner of Kelso & Company. He is also a director of The Bear Stearns Companies Inc., CCT, Earle M. Jorgensen Company and Tyler Refrigeration Corporation.

  CURTIS S. SHAW joined Charter in February 1997 as Senior Vice President, General Counsel and Secretary, and is responsible for all legal aspects of Charter's business, including major transactions and the duties of the corporate secretary. Prior to joining Charter, Mr. Shaw served as corporate Counsel to NYNEX since 1988. From 1983 until 1988 Mr. Shaw served as Associate General Counsel for Occidental Chemical Corporation, and, from 1986 until 1988, also as Vice President and General Counsel of its largest operating division. Mr. Shaw has 24 years of experience as a corporate lawyer, specializing in mergers and acquisitions, joint ventures, public offerings, financing, and federal securities and antitrust law. Mr. Shaw received a BA with honors from Trinity College and JD from Columbia University School of Law.

  GLENN M. STINCHCOMB has been a director of Charter since March 1993. Mr. Stinchcomb served as Vice President and Treasurer of the Oklahoma Publishing Company ("OPUBCO") from 1991 until 1995 with continued service as a director of that company until mid-1996. Mr. Stinchcomb also served as a director of Gaylord through May 1, 1997 and remains a director of Western Pacific Airlines, Inc.

  THOMAS R. WALL, IV has been a director of the Issuer since February 1995. Mr. Wall has been a Managing Director of Kelso & Company since 1990. From 1986 to 1989, Mr. Wall was a Vice President of Kelso & Company. Mr. Wall is also a director of CCT, Mitchell Supreme Fuel Company, Mosler Inc., Peebles Inc., Tyler Refrigeration Corporation and AMF Holdings Inc.

  HOWARD L. WOOD is a co-founder, Vice Chairman of the Board and Director of Charter. Prior to founding Charter, Mr. Wood was associated with Cencom. Mr. Wood joined Cencom in July 1987 as President, Chief Financial Officer and Director and assumed the additional position of Chief Executive Officer effective January 1, 1989. Prior to that time, Mr. Wood was employed by Arthur Andersen & Co., certified public accountants, where he served as Partner-in-Charge of the St. Louis Tax Division from 1973 until joining Cencom. Mr. Wood has been involved in the cable industry since 1976 when he assisted Robert A. Brooks in financing the building of the cable television systems of T.C. Industries, Inc. Mr. Wood is a certified public accountant and a member of the American Institute of Certified Public Accountants and serves as a director of Charter, VanLiner Group, Inc., First State Bank and St. Louis Regional Commerce and Growth Association. He is also a past Chairman of the Board and former director of the St. Louis College of Pharmacy. Mr. Wood graduated with honors from Washington University (St. Louis) School of Business.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

  During 1996, none of the executive officers of the Issuer has received any compensation in his or her capacity as an officer or director of the Issuer or as an employee of the CCE-I System and none of such individuals expects to receive any compensation in such capacity at any time in the future. Such individuals are compensated by Charter in their capacities as officers and employees of Charter. Charter performs management services for the Company and other companies pursuant to the terms of management agreements including the management agreement between Charter and CCE-I. See "Business--Management Agreements" and "Certain Relationships and Related Transactions."

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

THE PARTNERSHIP AGREEMENTS

  The Partnership Agreements of CCE-I and CCE-II each provide for, among other things, distributions to the partners of CCE-I and CCE-II, respectively, in accordance with their respective interests in such partnerships. Accordingly, 97.78% of all distributions by CCE-I and CCE-II will be made to CCE, L.P. The Issuer holds through CAC a 1% general partnership interest in CCE, L.P. and a 1.22% general partnership interest in CCE-I. CCT holds a 1% general partnership interest in CCE, L.P. and a 1% general partnership interest in CCE-II. Certain distributions as permitted pursuant to the terms of the Credit Facilities will be made by CCE-I and CCE-II directly to CAC and Cencom Cable, and such amounts may be distributed by CAC and Cencom Cable to the Issuer in order to service the Notes.

  The Partnership Agreement of CCE, L.P. provides for, among other things, (i) "Preferred Capital Accounts" for CAC and Cencom Cable, on the one hand, and CCT, on the other hand, the amounts of which correspond to the amounts owing pursuant to the Notes and the California Note, respectively (e.g., as of March 31, 1997, CCT's Preferred Capital Account was in the amount of $196,828,377, which was the principal amount of the California Note plus stated accrued interest as of such date, and CAC's and Cencom Cable's Preferred Capital Accounts were in the amounts of $42,098,779 and $66,152,131, respectively, which amounts total the aggregate principal amounts of the Notes plus accrued interest thereon from January 18, 1995 through March 31, 1997); (ii) "Preferred Returns" for those partners with Preferred Capital Accounts, such Preferred Returns to be equal to the interest accruing during the relevant period on the Notes and the California Note, respectively; and (iii) distributions of cash or other property such that (A) to the extent each of CAC, Cencom Cable and CCT has a positive balance in its Preferred Capital Account, (1) amounts distributed to CCE, L.P. by CCE-I will be distributed to CAC and Cencom Cable to the extent of and pro rata in accordance with the positive balances in their respective Preferred Capital Accounts and (2) amounts distributed to CCE, L.P. by CCE-II will be distributed to CCT to the extent of the positive balance in its Preferred Capital Account and (B) to the extent that any partner in CCE, L.P. has a positive balance in its Preferred Capital Account, distributions will be made to such partner to the extent of and in accordance with such positive Preferred Capital Account balance. Accordingly, while any amounts remain outstanding under both the Notes and the California Note, distributions to CCE, L.P. from CCE-I will be used solely to make distributions to CAC and Cencom Cable and distributions to CCE, L.P. from CCE-II will be used solely to make distributions to CCT. If the California
Note is repaid prior to payment in full of all amounts payable under the Notes, then all distributions to CCE, L.P. from both CCE-I and CCE-II will be used to make distributions to CAC and Cencom Cable, and vice versa. Subject to certain restrictions, CCE, L.P. may establish New CCE Subsidiaries from time to time, which could have financing arrangements that result in the sharing with other creditors of distributions to CCE, L.P. from CCE-II and/or such New CCE Subsidiaries. In connection with the creation of New CCE Subsidiaries, the CCE, L.P. Partnership Agreement's distribution provisions may be amended. See "Description of Notes--Certain Covenants--Limitation on Changes to the CCE, L.P. Partnership Agreement." For financial reporting purposes, CAC's and Cencom Cable's preferred capital contributions in CCE, L.P. have been reflected as debt since CCE, L.P. is a guarantor of the Notes. Furthermore, interest accruing under the California Note is based on the average rate of interest over the life of the California Note (which approximates 15.43%) rather than the stated interest rate, which is used in determining the amount of the Preferred Return. See "Risk Factors--Segregation of Distributions to Service the Notes and the Guarantees; New CCE Subsidiaries," "Description of Other Indebtedness," "Description of Notes--General" and "Description of Notes--the Partnership Agreements." See also "Description of Notes--the Guarantees" for potential impact of the Guarantees on any distributions.

THE GUARANTEES

  Pursuant to the Original HC Crown Loan Agreement, in connection with the contribution by CAC and Cencom Cable, respectively, of the Crown Systems to CCE, L.P., and the contribution by CCE, L.P. of the Crown Systems to CCE-I, each of CAC, Cencom Cable and CCE, L.P. irrevocably guaranteed on a subordinated basis the obligations on the Notes. The Guarantees, which were amended and restated on November 15, 1996 and were further amended and restated on substantially the same terms and became part of the Indenture immediately prior to the sale of the Old Notes are limited by their terms to the proceeds of distributions received by the Guarantors from CCE-I. The CCE, L.P. Guarantee cannot be enforced until the indefeasible repayment in full in cash of and termination of commitments to lend under the CCE-I Credit Facility, the CCE-II Credit Facility, any other senior indebtedness of CCE-II and senior indebtedness of New CCE Subsidiaries. Thus, unlike the partnership agreement of CCE, L.P. which allows, provided that the CCE-II Credit Facility is indefeasibly repaid in full, for CCE-II funds to repay the California Note, the Guarantees do not enable any CCE-II or New CCE Subsidiaries funds to be applied to the Notes, except as otherwise provided herein. The CAC Guarantee and the Cencom Cable Guarantee cannot be enforced until the indefeasible repayment in full of and termination of commitments to lend under the CCE-I Credit Facility.

STOCKHOLDERS' AGREEMENT

  The Issuer, Charter and Kelso have entered into a stockholders' agreement ("Stockholders' Agreement") restricting the transfer by Charter and Kelso of the common stock of the Issuer held by them except under certain circumstances. The Stockholders' Agreement provides Charter with certain rights to sell common stock if Kelso sells common stock to a third party, and provides Kelso with certain rights to cause Charter to sell its common stock to a third party if Kelso sells all of its common stock to such third party. Pursuant to the Stockholders' Agreement, the Issuer has a right of first refusal to purchase shares in connection with a proposed sale of common stock by Charter to a third party, and Charter has a right of first negotiation pursuant to which it may make an offer to purchase common stock owned by Kelso before Kelso negotiates with a third party with respect to a sale of its common stock. In the event that the Management Agreement (defined below) is terminated, or the term of the Management Agreement ends without being extended by the parties, Charter has the right to cause the Issuer to purchase its shares of common stock, and the Issuer has the right to cause Charter to sell its shares of common stock to the Issuer. The Stockholders' Agreement provides that, in the event of a sale of all of the common stock of the Issuer by Charter and Kelso, or the sale of all of the assets of the Issuer, any cash to be paid or distributed to Charter and Kelso shall be allocated based upon the ownership percentages of Charter and Kelso in the Issuer subject to certain adjustments based on criteria set forth in the Stockholders' Agreement.

  The Stockholders' Agreement provides that, until the earliest of January 18, 2005, the closing of an initial public offering or the termination of the Management Agreement, three of the five members of the board of directors of the Issuer will be chosen by KIA V and two will be chosen by Charter.

REGISTRATION RIGHTS AGREEMENT

  The Issuer, Charter and Kelso have entered into a registration rights agreement ("Registration Rights Agreement") pursuant to which Charter and Kelso have certain rights with respect to the registration of the shares of common stock of the Issuer. The Registration Rights Agreement provides that any stockholder that owns 50% or more of the "Registrable Securities" of the Issuer (defined as common stock of the Issuer beneficially owned by Charter, Kelso or their successors or assignees) has the right to make four requests that the Issuer effect registration under the Securities Act of the Registrable Securities held by such stockholder. Kelso owns more than 50% of the stock of the Issuer. The Registration Rights Agreement also provides that at any time after an initial public offering of equity securities of the Issuer, Charter will have the right to make up to two requests that the Issuer effect registration under the Securities Act of any of the Registrable Securities held by Charter. In the event that the Issuer proposes to register any of its equity securities under the Securities Act, the Registration Rights Agreement provides that the Issuer must give notice to all holders of Registrable Securities and, upon request of any such holder, use its best efforts to effect the registration of the Registrable Securities held by such person, subject to customary cut-back provisions.

CONTINGENT PAYMENT AGREEMENT

  Pursuant to an agreement entered into among the Gaylord Affiliate, CCE, L.P. and CCT ("Contingent Payment Agreement") in connection with the California Note, until such time as the California Note is paid in full, the holders of the California Note are entitled to certain protections upon the occurrence of certain of the following events. The Contingent Payment Agreement provides for payments to be made to the Gaylord Affiliate if the California Note remains unpaid and CCT receives a distribution from CCE, L.P., CCE-I or CCE-II that is not used by CCT to pay outstanding principal on the California Note or certain expenses. The Contingent Payment Agreement also provides that if Kelso or Charter sells any equity securities of CCT, or if CCT or the Issuer sells any assets, including the partnership interests of either in subsidiary partnerships, then CCE, L.P. will be required to pay the Gaylord Affiliate an amount determined according to formulas set forth in the Contingent Payment Agreement. The ability of CCE, L.P. to make any of the foregoing payments to the Gaylord Affiliate is limited by the terms of the Indenture, which preclude certain distributions by CCE, L.P. and CCE-I until the CCE-I Credit Facility and the Notes are paid in full. See "Description of the Notes -- Certain Covenants -- Limitation on Restricted Payments." The Contingent Payment Agreement further provides that upon an initial public offering by CCT, CCE, L.P. or the Issuer, the Gaylord Affiliate will receive certain amounts of the publicly-offered securities.

MANAGEMENT AGREEMENTS

  Pursuant to certain management agreements entered into between CCE-I and Charter (the "Management Agreement"), Charter is responsible for managing the day-to-day operations of the Systems. The term of the Management Agreement is 10 years, subject to earlier termination for Cause (as defined in the Management Agreement) or upon the sale of the Systems which are the subject of the Management Agreement. Annual management fees paid to Charter by CCE-I with respect to the year ended December 31, 1996 were $4.5 million. Management fees paid to Charter with respect to the three months ended March 31, 1997 were $1.2 million. In addition, as of March 31, 1997, Charter had earned an accrued but unpaid bonus of approximately $1.8 million, of which $1.1 million was recorded during 1995 and $.7 million was recorded during 1996. The payment of the bonuses is deferred until termination of the CCE-I Credit Facility. The base amount of annual management fees payable to Charter was $4,845,000 as of March 31, 1997.

TRANSACTION AND ADVISORY FEES

  In connection with specific acquisitions and financing transactions by CCE-I, Kelso & Company and Charter are typically each paid financial advisory and investment banking fees. Such fees are calculated as a percentage of the transaction, based upon the size of the transaction. Kelso & Company received investment banking fees of approximately $1.1 million with respect to the year ended December 31, 1996. Charter received investment banking fees of approximately $1.1 million with respect to the year ended December 31, 1996. The financial advisory fees paid to Kelso & Company were approximately $0.5 million with respect to the year ended December 31, 1996 and approximately $0.1 million for the three months ended March 31, 1997. As of March 31, 1997, Kelso & Company's annual financial advisory fee from CCE-I for fiscal year 1997 was $552,500. In the event New CCE Subsidiaries are formed below CCE, L.P., Kelso & Company will receive annual financial advisory fees from such New CCE Subsidiaries.

                           PRINCIPAL SECURITYHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table sets forth, as of June 30, 1997, the ownership of the Issuer. Kelso and certain other individuals, on the one hand, and Charter, on the other hand, own 85% and 15%, respectively, of the outstanding capital stock of the Issuer, with distributions on exit varying depending on rates of return on the stockholders' equity investment in the Issuer. For a more detailed discussion of certain ownership interests of the Issuer see "Business--Background and Ownership Structure."

NAME AND ADDRESS                                                        % OF
OF BENEFICIAL OWNERS                               TYPE OF INTEREST COMMON STOCK
--------------------                               ---------------- ------------
KELSO INVESTMENT ASSOCIATES V, L.P.(1)............   Common Stock       85.0%(2)
320 Park Avenue
24th Floor
New York, New York 10022
CHARTER COMMUNICATIONS, INC.......................   Common Stock       15.0%
12444 Powerscourt Drive
Suite 400
St. Louis, Missouri 63131

--------
(1) The General Partner of KIA V is Kelso Partners V, L.P., the general partners of which are: Frank T. Nickell, George E. Matelich, Thomas R. Wall, IV and Joseph S. Schuchert, all of whom may be deemed to beneficially own all the shares held of record by KIA V, all of whom disclaim such beneficial ownership, and three of whom, Messrs. Nickell, Matelich and Wall, are directors of the Issuer.
(2) The percentage of Common Stock includes shares owned by another limited partnership which is an affiliate of KIA V and certain unaffiliated designees of KIA V. KIA V does not beneficially own the shares of Common Stock owned by such designees.

                             DESCRIPTION OF NOTES

  $82.0 million aggregate principal amount of Old Notes were issued pursuant to the Indenture dated as of February 13, 1997 between the Issuer and Harris Trust and Savings Bank, as Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended ("Trust Indenture Act") and in effect on the Closing Date. The Notes are subject to all such terms, and the following summary of certain provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. The definitions of certain terms used in the following summary are set forth below under "-- Certain Definitions." The Indenture is an exhibit to the Registration Statement of which this Prospectus is a part.

  The terms of the New Notes are identical in all materials respects to the Old Notes, except that the New Notes will not contain certain transfer restrictions and registration and other rights relating to the exchange of the Old Notes for New Notes. The Trustee will authenticate and deliver New Notes for original issue only in exchange for a like principal amount of Old Notes. Any Old Notes that remain outstanding after the consummation of the Exchange Offer, together with the New Notes, will be treated as a single class of securities under the Indenture.

GENERAL

  The Notes are unsecured obligations of the Issuer and are subordinated in right and priority of payment to all existing and future indebtedness of the Issuer, other than indebtedness that by its terms is expressly subordinated to the Notes. The Notes can only be held or transferred in denominations of $1.0 million or more. The obligations on the Notes are guaranteed on a subordinated basis by two subsidiaries of the Issuer and by CCE, L.P. Initially, the Trustee will act as Paying Agent and Registrar for the Notes. The Notes may be presented for registration or transfer and exchange at the offices of the Registrar, which initially will be at the Trustee's corporate trust office. The Issuer may change any Paying Agent and Registrar without notice to holders of the Notes. The Issuer will pay principal, premium, if any, and interest on the Notes at the Trustee's corporate office in New York, New York. The Notes will be issued only in fully registered form, without coupons, in denominations of $1.0 million or more.

  The Issuer and the Guarantors are holding companies that currently conduct substantially all their business through CCE-I and CCE-II. The Issuer and the Guarantors control CCE-I (but not CCE-II) and are primarily dependent upon distributions from CCE-I and its subsidiaries to service the Notes and the Guarantees. The Notes, except under certain limited circumstances, will not have the benefit of distributions from CCE-II or any other affiliated entities that are not controlled by the Issuer or the Guarantors. The Guarantees, by their terms, are limited to the proceeds of distributions received by the Guarantors from CCE-I. The CCE, L.P. Guarantee cannot be enforced until the indefeasible repayment in full of and termination of commitments to lend under both the CCE-I Credit Facility, the CCE-II Credit Facility, any other senior indebtedness of CCE-II and any senior indebtedness of New CCE Subsidiaries. The CAC Guarantee and the Cencom Cable Guarantee cannot be enforced until the indefeasible repayment in full of and termination of commitments to lend under the CCE-I Credit Facility. The Issuer's and the Guarantors' only indebtedness other than the Notes was approximately $55.5 million of deferred income taxes and approximately $0.5 million of current liabilities. As of March 31, 1997, the aggregate indebtedness of CCE-I (including current liabilities of approximately $30.9 million and other long-term liabilities of approximately $2.8 million) was approximately $489.5 million.

  Subject to certain limitations, the Indenture permits the formation of New CCE Subsidiaries below CCE, L.P. in the corporate structure and the contribution of additional assets to existing Subsidiaries of CCE, L.P. New CCE Subsidiaries may engage in the cable television business or other businesses. In connection with their businesses, New CCE Subsidiaries and, in connection with such asset contributions to existing Subsidiaries, such existing Subsidiaries may establish senior credit facilities and other financing arrangements (debt and/or equity), which may establish a basis for a new or revised preferred capital account in CCE, L.P. Once the applicable financing arrangement is repaid, the existence of the aforementioned new or revised preferred capital account in CCE, L.P. could result in any further distributions to CCE, L.P. from CCE-II or any New CCE Subsidiaries being shared pro rata between the Notes and any such new or existing financing arrangements (with such sharing to be based upon the then outstanding preferred capital accounts in CCE, L.P.). Holders of the Notes should not rely on any distributions from CCE-II or any New CCE Subsidiaries for payment of principal or interest on the Notes. In connection with the creation of New CCE Subsidiaries or the contribution of additional assets to existing Subsidiaries of CCE, L.P., the CCE, L.P. Partnership Agreement's distribution provisions may be amended. For example (and without limiting the arrangements which could be entered into by a New CCE Subsidiary), in the event one or more New CCE Subsidiaries are formed below CCE, L.P. in the corporate structure through the acquisition of new assets or equity interests and the issuance by an affiliate of CCE, L.P. of a note payable to the sellers of such assets or equity interests (i.e., a purchase money note, as was the case in the California Transaction and the Crown Transaction), then the CCE, L.P. Partnership Agreement can be amended, so that (i) rather than all distributions to CCE, L.P. from CCE-II being available to service the Notes after payment of the California Note, such distributions would instead be available pro rata based on preferred capital accounts to service both the Notes and any new purchase money note owed to such sellers and (ii) all cash generated by any New CCE Subsidiary would be used first to repay any senior credit facility entered into by such New CCE Subsidiary to accomplish the related acquisition. Any amounts thereafter distributed to CCE, L.P. would be used next to repay any new purchase money note, and after such new purchase money note is repaid, such distributions from such New CCE Subsidiary to CCE, L.P. would be available pro rata to service the Notes, the California Note and any other outstanding purchase money notes.

  Such credit facilities, other financing arrangements and asset contributions and the existence of new or revised preferred capital accounts will not affect distributions to the Issuer from CAC, Cencom Cable, CCE, L.P. (to the extent the funds to be distributed by CCE, L.P. were obtained from CCE-I) or CCE-I.

PRINCIPAL, MATURITY AND INTEREST

  The Stated Maturity Date of the Notes is December 31, 1999. Interest accrues on the Notes at an annual rate of 13%, compounded semi-annually, until the Stated Maturity Date. If principal plus accrued interest on the Notes is not paid at the Stated Maturity Date, the annual rate at which interest accrues on the Notes will initially increase to 18% and will increase by an additional 2% on each successive anniversary of the Stated Maturity Date (up to 26%), compounded semi-annually, until the Notes are repaid. In addition to the foregoing, the interest rate on the Notes shall be increased by the Default Rate of 3% per annum if certain other events of default occur and are continuing. The maximum interest rate on the Notes is 29% per annum subject to any applicable legal restrictions. As of March 31, 1997, accrued interest on the Notes was $26,250,910. For U.S. Federal income tax purposes, purchasers of the Notes will be required to include amounts in gross income generally in advance of the receipt of the cash payments to which the income is attributable. See "Certain Federal Income Tax Consequences."

  The Notes are not entitled to the benefit of any mandatory sinking fund.

OPTIONAL REDEMPTION

  The Notes are redeemable, at the Issuer's option in whole at any time or in part from time to time, without premium or penalty, provided that any such prepayment of principal shall include all accrued interest on the amount prepaid.

SUBORDINATION

 Subordination Provisions Applicable to All Senior Debt of the Issuer

  The payment of all Obligations on the Notes is subordinated in right of payment to the prior payment in full in cash of all obligations owing in respect of the Senior Debt. Upon any distribution to creditors upon dissolution, winding-up, liquidation or reorganization of the Issuer (whether voluntary or involuntary and whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Issuer or otherwise), all obligations due in respect of all Senior Debt will first be paid in full in cash, before any payment or distribution of any kind or character is made on the account of any Obligations in respect of the Notes. If any default occurs and is continuing in the payment when due, whether at maturity, acceleration or otherwise with respect to any Senior Debt, no payment of any kind or character shall be made by or on behalf of the Issuer or any of its Subsidiaries with respect to any Obligations in respect of the Notes or to acquire any of the Notes for cash or property.

  By reason of such subordination, in the event of the insolvency of the Issuer, creditors of the Issuer who are not holders of Senior Debt, including the holders of the Notes, may recover less, ratably, than holders of Senior Debt.

 Special Subordination Provisions Relating to CCE-I Credit Facility

  The Indenture provides that no holder will exercise any right or remedy against the Issuer or any of its Subsidiaries with respect to the Indenture or any Note until after the earlier of the CCE-I Credit Facility Termination Date and January 18, 2019, provided that:

  (a) Upon the election of holders of a majority in principal amount of the Notes, the holders may exercise the right to pursue a claim of specific performance or an injunction against the Issuer:

    (i) unless expressly permitted by the terms of the Indenture, if the Issuer merges or consolidates with or permits any Restricted Subsidiary (other than CCE-I and any of its Subsidiaries) to merge or consolidate with, any entity and the Issuer or such Restricted Subsidiary is not the survivor of such merger or consolidation (other than a merger between two Restricted Subsidiaries, a merger between the Issuer and a Restricted Subsidiary in which the Issuer is the surviving entity or a merger of a Restricted Subsidiary with another entity in which either such Restricted Subsidiary is the surviving entity or such other entity becomes a Restricted Subsidiary of the Issuer); or

    (ii) unless expressly permitted by the terms of the Indenture, if the Issuer sells, leases or otherwise disposes of, or permits any of its Restricted Subsidiaries to sell, lease or otherwise dispose of assets (other than cable television assets sold in exchange for other cable television assets pursuant to an asset swap transaction or series thereof) which generate Adjusted Consolidated Annualized Operating Cash Flow (including all such dispositions by the Issuer and its Restricted Subsidiaries) representing more than 50% of CCE-I's Adjusted Consolidated Annualized Operating Cash Flow (as determined by reference to the most recent audited annual financial statements of the Issuer which are required to be delivered to the holders under the Indenture prior to such sale, lease or other disposition) in any transaction or series of transactions (other than sales in the ordinary course of business); or

    (iii) if the Issuer incurs, or permits any Restricted Subsidiary to incur, Indebtedness for Money Borrowed, which, when consolidated with all Indebtedness for Money Borrowed of the Issuer on an Adjusted Consolidated basis (excluding the Indebtedness for Money Borrowed represented by or otherwise arising in respect of the Notes or the Indenture), causes the Adjusted Consolidated Indebtedness of the Issuer (other than the Indebtedness represented by the Notes) to exceed at the end of any calendar quarter period ending after December 31, 1996, 7.0 times its Adjusted Consolidated Annualized Operating Cash Flow for such quarter; or

    (iv) if the Issuer or its Restricted Subsidiaries (other than CCE-I and its Subsidiaries) incur Indebtedness for Money Borrowed (other than that evidenced by the Notes and the Indenture) which is senior in right of payment of principal or interest by its terms to the Notes, but subordinated in right of payment of principal or interest by its terms to the CCE-I Credit Facility; or

    (v) if the Issuer breaches the terms of the covenants referenced under paragraph (c) of "Certain Covenants--Limitation on Asset Sales"; or paragraph (a) of "Certain Covenants--Limitation on Restricted Payments" herein.

  (b) Upon the occurrence of an Event of Default, the holders may exercise the right to cause interest to accrue on the unpaid principal amount of the Notes at the interest rate then in effect, including, if applicable, the Default Rate of interest described in Section 10.01 of the Indenture and the penalty rate of interest described in the proviso in paragraph (b) under the section entitled "Events of Default."

  (c) Under the Subordination Agreement, the payment of all Obligations in respect of the Notes is subordinated in right of payment to the prior indefeasible payment in full in cash of all obligations of CCE-I under the CCE-I Credit Facility. In the event of any dissolution of the Issuer, the lenders under the CCE-I Credit Facility are entitled to collect and receive any payments or distributions which may be payable with respect to the Notes. As long as the obligations under the CCE-I Credit Facility have not been indefeasibly paid in full in cash and all commitments to lend in respect thereof have not been terminated, the holders may not, prior to January 18, 2019, compel payment of the Notes, or accelerate the maturity of the Notes upon the occurrence of a default under the Notes (including a payment default), nor may the holders commence any proceedings (other than as permitted under clause (a) above) against the Issuer with respect to the Obligations under the Notes.

  (d) In accordance with the Indenture, by accepting a Note each holder authorizes and directs the Trustee, on such holder's behalf, to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the holders, the subordination provided in the subordination provisions of the Indenture, including executing and delivering a Subordination Agreement, and appoints the Trustee his attorney-in-fact for any and all such purposes and acknowledges that such holder will be bound by such provisions and such agreement.

THE GUARANTEES

  Pursuant to the Original HC Crown Loan Agreement, in connection with the contribution by CAC and Cencom Cable, respectively, of the Crown Systems to CCE, L.P., and the contribution by CCE, L.P. of the Crown Systems to CCE-I, each of CAC, Cencom Cable and CCE, L.P. irrevocably guaranteed on a subordinated basis the obligations on the Notes. The Guarantees, which were amended and restated as of November 15, 1996 and which were further amended and restated on substantially the same terms and became part of the Indenture on February 13, 1997, by their terms, are limited to the proceeds of distributions received by the Guarantors from CCE-I. The CCE, L.P. Guarantee cannot be enforced until the indefeasible repayment in full in cash of and termination of commitments to lend under the CCE-I Credit Facility, the CCE-II Credit Facility, any other senior indebtedness of CCE-II and senior indebtedness of New CCE Subsidiaries. The CAC Guarantee and the Cencom Cable Guarantee cannot be enforced until the indefeasible repayment in full in cash of and termination of commitments to lend under the CCE-I Credit Facility.

THE PARTNERSHIP AGREEMENTS

  By the terms of the partnership agreements of CCE-I, CCE-II and CCE, L.P., distributions from CCE-I, when permissible, are to go to CAC and Cencom Cable and distributions from CCE-II, when permissible, are to go to CCT (or a subsidiary thereof); provided, however, that if the obligations owing under the Credit Facilities (including refinancings thereof) are indefeasibly paid in full in cash and all commitments to lend in respect thereof are terminated, then (x) if the Notes are outstanding and the California Note has been repaid, all distributions related to CCE-II are to go to CAC and Cencom Cable to make payments on the Notes (if the California Note has not been repaid, then such distributions are to go to CCT to make payments on the California Note) or (y) if the Notes have been repaid and the California Note is outstanding, all distributions related to CCE-I are to go to CCT (or a subsidiary thereof) to make payments on the California Note. Subject to certain limitations, the Indenture permits the formation of New CCE Subsidiaries below CCE, L.P. in the corporate structure and the contribution of additional assets to existing Subsidiaries of CCE, L.P. New CCE Subsidiaries may engage in the cable television business or other businesses. In connection with their businesses, New CCE Subsidiaries and, in connection with such asset contributions to existing Subsidiaries, such existing Subsidiaries, may establish senior credit facilities and other financing arrangements (debt or equity), which may establish a basis for a new or revised preferred capital account in CCE, L.P. Once the applicable financing arrangement of CCE-II or any New CCE Subsidiary is repaid, the existence of the aforementioned new or revised preferred capital account could result in any further distributions to CCE, L.P. from CCE-II or any New CCE Subsidiary being shared pro rata between the Notes and any such new or existing financing arrangements (with such sharing to be based upon the then outstanding preferred capital accounts in CCE, L.P.). Holders of the Notes should not rely on any distributions from CCE-II or any New CCE Subsidiaries for payment of principal or interest on the Notes. Moreover, in connection with the creation of New CCE Subsidiaries or the contribution of additional assets to existing Subsidiaries of CCE, L.P., the CCE, L.P. Partnership Agreement's distribution provisions may be amended. See "Certain Covenants-- Limitation on Changes to CCE, L.P. Partnership Agreement." For example (and without limiting the arrangements which could be entered into by a New CCE Subsidiary), in the event one or more New CCE Subsidiaries are formed below CCE, L.P. in the corporate structure through the acquisition of new assets or equity interests and the issuance by an affiliate of CCE, L.P. of a note payable to the sellers of such assets or equity interests (i.e., a purchase money note, as was the case in the California Transaction and the Crown Transaction), then, the CCE, L.P. Partnership Agreement can be amended, so that (i) rather than all distributions to CCE, L.P. from CCE-II being available to service the Notes after payment of the California Note, such distributions would instead be available pro rata based on preferred capital accounts to service both the Notes and any new purchase money note owed to such sellers and (ii) all cash generated by any New CCE Subsidiary would be used first to repay any credit facility entered into by such New CCE Subsidiary to accomplish the related acquisition. Any amounts thereafter distributed to CCE, L.P. would be used next to repay any new purchase money note, and after such new purchase money note is repaid, such distributions from such New CCE Subsidiary to CCE, L.P. would be available pro rata to service the Notes, the California Note and any other outstanding purchase money notes.

  Such credit facilities, other financing arrangements and asset contributions and the existence of new or revised preferred capital accounts will not affect distributions to the Issuer from CAC, Cencom Cable, CCE, L.P. (to the extent the funds to be distributed by CCE, L.P. were obtained from CCE-I) or CCE-I.

CERTAIN COVENANTS

  The Indenture contains, among others, the following covenants:

 Limitation on Additional Indebtedness

  (a) The Issuer will not permit the Adjusted Consolidated Indebtedness of the Issuer (other than any Indebtedness represented by the Notes) at the end of any calendar quarter after December 31, 1996, to exceed 6.75 times its Adjusted Consolidated Annualized Operating Cash Flow for such quarter.

  (b) The Issuer will not permit any Indebtedness of the Issuer and the Restricted Subsidiaries (other than that evidenced by the Notes) which is subordinated to the Senior Debt, whether as to right of payment of principal or interest or otherwise, to not be subordinated to the Indebtedness evidenced by the Notes to the same extent that the Indebtedness evidenced by the Notes is subordinated to the Senior Debt under the subordination provisions of the Indenture.

  (c) The Issuer will not incur any Indebtedness which would be reasonably expected, in the circumstances at the time of incurrence, to cause the Issuer to violate the provisions of paragraph (a) of this covenant.

  (d) The Issuer will not, on or after the date when the ratio of the Adjusted Consolidated Indebtedness of the Issuer for Money Borrowed (other than any Indebtedness represented by the Notes) to its Adjusted Consolidated Annualized Operating Cash Flow is less than 5.0 to 1, permit the extension of any maturity date under the CCE-I Credit Facility beyond July 17, 2005 without the consent of the holders of a majority in principal amount of the Notes.

 Operating Cash Flow

  The Issuer will not permit the Adjusted Consolidated Annualized Operating Cash Flow of the Issuer, for the three months ending on the last day of each calendar quarter, to be less than 1.2 times its total Adjusted Consolidated Debt Service for the 12 months ending on such last day.

 Limitation on Indebtedness of CCE, L.P.

  The Issuer will not permit CCE, L.P. to incur any Indebtedness (including, without limitation, the issuance of any guarantees) other than (a) the Guarantee of the Notes issued by CCE, L.P., and (b) Indebtedness to the Issuer or any of its Subsidiaries to the extent such Indebtedness is subordinate to CCE, L.P.'s Guarantee of the Notes.

 Limitation on Changes to the CCE, L.P. Partnership Agreement

  The Issuer will not permit any amendment, modification or other change to the CCE, L.P. Partnership Agreement, other than amendments, modifications or other changes (a) which do not alter the priority, amount and timing of distributions (or remedies with respect thereto) to partners of CCE, L.P. to be made out of the proceeds of distributions received by CCE, L.P. from its Subsidiaries (including, without limitation, CCE-I), or (b) in connection with the creation of one or more New CCE Subsidiaries (and the admission of additional partners resulting therefrom) or the contribution of additional assets to an existing Subsidiary of CCE, L.P., provided that (x) no distributions to CCE, L.P. from such New CCE Subsidiary or CCE-II may be distributed by CCE, L.P. to its partners other than to repay any outstanding CCE Purchase Money Indebtedness incurred in connection with acquiring assets or equity interests owned or to be owned, directly or indirectly, by the New CCE Subsidiary making the distribution or CCE-II, respectively, and provided that any such distributions remaining after the payment in full of such CCE Purchase Money Indebtedness shall be used to repay, on a pro rata basis based on the aggregate amounts owed, any other CCE Purchase Money Indebtedness outstanding, and shall thereafter be used to make distributions to CCE, L.P.'s partners and (y) such amendment, modification or other change does not alter the priority, amount and timing of distributions (or remedies with respect thereto) to partners of CCE, L.P. to be made out of the proceeds of distributions received by CCE, L.P. from CCE-I.

 Limitation on Asset Sales

  (a) The Issuer will not sell, lease or otherwise dispose of, or permit any of its Restricted Subsidiaries to sell, lease or otherwise dispose of, an aggregate (including all such dispositions by the Issuer and its Restricted Subsidiaries) of more than 10% of CCE-I's assets in any transaction or series of transactions (other than sales in the ordinary course of business) or sell, lease or otherwise dispose of any of CCE-I's cable television systems; provided that (A) the Issuer or any of its Restricted Subsidiaries may exchange any and all of its cable television systems and related property for cable television systems and related property of unrelated third parties on terms that are commercially reasonable to CCE-I; (B) the Issuer and the Restricted Subsidiaries may make sales of assets but only to the extent they comply with the paragraph (b) below; (C) the Issuer and its Restricted Subsidiaries may transfer assets to a "joint venture subsidiary" (defined in paragraph (c) below) but only to the extent the Issuer complies with the paragraph (c) below; and (D) the Issuer and the Restricted Subsidiaries may otherwise make sales if, but only if, the Issuer and the Restricted Subsidiaries have made arrangements reasonably satisfactory to the holders of a majority in principal amount of the Notes to apply the entire after-tax proceeds of any such sale to payment of the outstanding principal of and accrued interest on the Notes, it being understood that the satisfaction and discharge of the Indenture in the manner described under "Satisfaction and Discharge" shall be deemed an arrangement reasonably satisfactory to such holders for the application of such proceeds pursuant to this clause (D); provided, further, that, in connection with any such sale, lease or other disposition of assets by the Issuer or one of its Restricted Subsidiaries to an Affiliate of such Person (other than a sale, lease or other disposition the proceeds of which are promptly applied to repay in full in cash all amounts, including principal and accrued and unpaid interest owing on the Notes, whether or not then due and payable), such Person shall first obtain an opinion from an investment banking or brokerage firm which is nationally recognized for its expertise in the cable television industry to the effect that such transaction is fair to all holders of Notes from a financial point of view.

  (b) After the sale by CCE-I of any cable television property owned directly by it, the Issuer (A) will cause the entire cash net proceeds of such sale to be used to pay down the Senior Debt and (B) thereafter will maintain the Senior Debt at a level not in excess of the level to which such Senior Debt has been paid down plus $20.0 million (the "New Senior Debt Level"); provided that at any time during the 24 month period following any such sale, the Issuer may increase the level of Senior Debt beyond the New Senior Debt Level solely to the extent such increase arises from acquisition borrowings to acquire cable television properties in any of the Issuer's and its Restricted Subsidiaries' Areas of Dominant Influence.

  (c) Except as permitted under the "Merger or Consolidation" covenant, the Issuer will not permit the transfer of any or all of the cable television properties of the Issuer or the Restricted Subsidiaries to one or more Restricted Subsidiaries which is not wholly owned by the Issuer or such Restricted Subsidiary (the "joint venture subsidiary(ies)"), unless (A) all Restricted Subsidiaries of the Issuer which hold an interest in the joint venture subsidiary or subsidiaries provide a guarantee of, or an assumption agreement for, the Notes and (B) such transfer does not otherwise materially disadvantage the holders of the Notes in connection with their rights, position and powers under the Notes.

 Limitation on Restricted Payments

  (a) The Issuer will not directly or indirectly, declare or pay any dividend on, or make any distribution to the holders of any class of its Capital Stock in respect of such shares of Capital Stock (including pursuant to a merger or consolidation of the Issuer), other than dividends or distributions payable solely in Capital Stock of the Issuer. Neither the Issuer nor any of its Subsidiaries may purchase, redeem or otherwise acquire or retire for value any of the Capital Stock of the Issuer.

  (b) Except for distributions by CCE, L.P. in accordance with the CCE, L.P. Partnership Agreement, the Issuer will not permit any of its Restricted Subsidiaries, directly or indirectly, to declare or pay any dividend or make any distribution other than (i) dividends or distributions to the Issuer or to another Restricted Subsidiary which declares or pays or distributes the full amount of any such dividend or makes any such distribution, directly or indirectly, to the Issuer and the Issuer uses such dividend or distribution towards the repayment of the Notes, (ii) dividends or distributions by CCE-I to CCT, as a limited partner of CCE-I, pursuant to the CCE-I Partnership Agreement and (iii) dividends or distributions by any subsidiary of CCE-I (a "CCE-I Subsidiary") to CCE-I or another CCE-I Subsidiary that is a parent company of such CCE-I Subsidiary, provided that the proceeds of such dividends or distributions in the case of this clause (iii) are (A) retained by CCE-I or such other CCE-I Subsidiary, (B) used to repay indebtedness of CCE-I or such other CCE-I Subsidiary or (C) otherwise used in a manner not violative of the terms of the Indenture.

 Change of Control

  The Issuer will not, except with the approval of holders of a majority of the principal amount of the Notes (such approval not to be unreasonably withheld), suffer, permit or allow to occur any voting arrangement, proxy, assignment, pledge or other transfer with respect to or of its shares so that one or more of KIA V and its affiliates, the directors of Kelso & Company and Charter own and vote directly or indirectly less than 51 percent of the voting shares (i.e., shares entitled to elect a majority of the directors) of the Issuer, provided that after the Issuer completes an initial public offering of the voting shares, such percentage may be less than 51 percent so long as a majority of the Issuer's directors are nominees of one or more of KIA V and its affiliates and the directors of Kelso & Company and Charter.

 Change of Management

  (a) The Issuer will not suffer or permit any company or entity not approved by the holders of a majority in principal amount of the Notes (such approval not to be unreasonably withheld), other than Charter to manage any of the cable television properties of CCE-I. For purposes of this covenant, if one or more of Howard Wood, Jerald Kent or Barry Babcock (or any other person reasonably acceptable to the holders of a majority in principal amount of the Notes) and their heirs at law, collectively, own and vote less than 51 percent of the voting shares of Charter, the Issuer will be deemed to have violated this covenant.

  (b) The Issuer will not, without the approval of the holders of a majority in principal amount of the Notes (such approval not to be unreasonably withheld), suffer or permit Charter's principal executive or operating officers not to include at least one of Howard Wood, Barry Babcock or Jerald Kent.

 Change of Ownership of Restricted Subsidiaries

  The Issuer will not permit any new investment in a Restricted Subsidiary by a non-Affiliate, unless such investment is structured in such a way that (x) there is no adverse impact on the ability of the Issuer to repay the Notes,
(y) the holders of the Notes have an interest as to distributions by such Restricted Subsidiary arising from the assets created or acquired as a direct or indirect result of such new investment which is subordinate only to the CCE-I Credit Facility and the obligations to repay Indebtedness or other forms of non-Affiliate financing related to such acquisition and (z) the Issuer continues to Control, directly or indirectly, CCE-I. The Issuer will not and will not permit any Restricted Subsidiary to dispose of any equity interest, whether direct or indirect, which it currently holds in CCE-I, other than to
(i) the Issuer, (ii) another Restricted Subsidiary, or (iii) a third party, so long as such third party contributes cash or other assets to CCE-I and the equity interest received by such third party in distributions received from CCE-I will be subordinated to the preferred equity interest of CCE, L.P. in distributions received from CCE-I.

 Transactions with Affiliates

  (a) Except as permitted under the "Limitations on Restricted Payments" and "Merger or Consolidation" covenants and clause (a) of the "Limitation on Asset Sales" covenant, the Issuer will not permit CCE-I to, at any time engage in any transaction with an Affiliate, or make an assignment or other transfer of any of its properties or assets to an Affiliate on terms less advantageous to CCE-I than would be the case if such transactions had been effected on an arm's length basis with a non-Affiliate, other than any transaction (including the payment of fees and expenses) permitted under the CCE-I Credit Facility from time to time or, after the CCE-I Credit Facility Termination Date, consistent with past practice. In addition, CCE-I shall receive the full benefit of any discounts, rebates or special payment terms available to Charter (in its capacity as manager of the CCE-I Systems) which Charter (in such capacity) is permitted to pass through to CCE-I.

  (b) In addition, the Issuer will not permit any of CCE-I and any of the Restricted Subsidiaries to make any advance, loan, payment or cash distribution to Charter or KIA V or any of their respective Affiliates (other than Restricted Subsidiaries) before all Obligations in respect of the Notes are paid in full, other than as permitted under paragraph (a) above.

 Limitation on Intercompany Indebtedness

  The Issuer will not permit any Restricted Subsidiary to incur any Indebtedness to any Affiliate, other than Indebtedness to another Restricted Subsidiary or a direct or indirect Restricted Subsidiary of a Restricted Subsidiary, on terms less advantageous than would be the case if such loan had been effected on an arm's length basis with a non-Affiliate.

 Merger or Consolidation

  Except as permitted under clause (a) of the "Limitation on Asset Sales" covenant, the Issuer will not merge or consolidate with, or permit any Restricted Subsidiary to merge or consolidate with, any entity (other than a merger between two Restricted Subsidiaries, a merger between the Issuer and a Restricted Subsidiary in which the Issuer is the surviving entity or a merger of a Restricted Subsidiary with another entity in which either such Restricted Subsidiary is the surviving entity or such other entity becomes a Restricted Subsidiary of the Issuer).

 Restriction on Investing in Radio Operations

  The Issuer will neither invest nor permit any Restricted Subsidiary to invest more than $20.0 million in any Restricted Subsidiary thereof relating to the operation and ownership of licensed radio station(s) in the St. Louis, Missouri area.

 Reporting and Information Requirements

  To the extent required by law, the Issuer will comply with the requirements to file reports with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will deliver any such reports to the Trustee and the holders within 30 days after the filing thereof with the SEC. If the Issuer does not file any such reports with the SEC, the Issuer will deliver to the Trustee (which shall make such information available to securities analysts and prospective purchasers of the Notes) and the holders, copies of the following: (a) within 45 days after the last day of each quarter (other than the fourth quarter) in each fiscal year, the unaudited consolidated statement of operations and statement of cash flows of the Issuer for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter and the unaudited consolidated balance sheet of the Issuer as of the end of such quarterly period; and (b) within 90 days after the end of each fiscal year, the consolidated statements of operations, shareholders' investment and cash flows of the Issuer for such fiscal year, and the consolidated balance sheet of the Issuer as of the end of such fiscal year. Certain other information and reports shall also be delivered to the Trustee and the holders.

EVENTS OF DEFAULT

  (a) The following events are defined in the Indenture as "Events of Default":

    (i) The failure to pay, when due, principal of any Note; or

    (ii) The failure to pay, when due, interest on any Note, or any other amount due under the Indenture or under any Note and such failure shall have continued for a period of three business days; or

    (iii) Certain events of bankruptcy, insolvency or reorganization with respect to the Issuer; or

    (iv) A default in the performance or observance of any covenant contained in the Indenture and which default continues for a period of 30 business days after notice from any holder to the Issuer; or

    (v) A default by the Issuer (as principal or as guarantor or other surety), unless such default shall have been waived or cured, in any payment of principal of or interest on any Indebtedness for Money Borrowed (other than Indebtedness incurred under the Indenture and the Notes) in the aggregate amount of the lesser of $7.5 million or the amounts provided in the most nearly comparable provisions of the Senior Debt (the "Senior Debt Threshold") or, if such obligation or obligations is or are payable or repayable on demand, shall fail to pay or repay such obligation or obligations when demanded, in each case allowing any applicable grace period to lapse, or the Issuer shall default (unless such default has been waived or cured) in the observance of any covenant, term or condition contained in any agreement or instrument by which such obligation or obligations are created, secured or evidenced if the effect of such default is to cause all or part of such obligation or obligations to become due before its or their otherwise stated maturity; or

    (vi) One or more final judgments for the payment of money shall have been entered against the Issuer which judgment or judgments in the aggregate exceed the lesser of $7.5 million or the Senior Debt Threshold in the aggregate and which remain undischarged for a period (during which execution shall not be effectively stayed) of 30 days.

  (b) The Indenture provides that, subject in all cases to the terms of
Article XIII of the Indenture, if an Event of Default occurs and is continuing or shall exist, (i) any holder, if an Event of Default occurs under paragraph
(a)(i) or (a)(ii) above or (ii) the holders of a majority in principal amount of the Notes if an Event of Default occurs and is continuing other than under paragraph (a)(i) or (a)(ii) above, may, at such holder's option, by written notice to the Issuer or to the Trustee elect to declare the unpaid principal amount of the Notes which they hold, interest accrued thereon and all other amounts owed by the Issuer under the Indenture or under Notes which they hold to be immediately due and payable. Pursuant to the terms of Article XIII of the Indenture and the Second Amended and Restated Subordination Agreement made by the Trustee and dated as of February 13, 1997 (the "Subordination Agreement"), neither the holders nor the Trustee will be able to take action to cause the Issuer to make payment of principal or interest upon the occurrence of an Event of Default until the earlier of January 18, 2019 or payment in full of all amounts due on all Senior Debt. Until the Stated Maturity

Date, if an Event of Default occurs and shall be continuing for any reason other than under paragraph (a)(i) or (a)(ii) above, all principal, interest and other amounts due from the Issuer under the Notes shall bear the 13% per annum stated rate of interest set forth in Section 3.01 of the Indenture plus the Default Rate of 3% per annum set forth in Section 10.01 of the Indenture. If the Issuer fails to pay all of the outstanding principal on or prior to the Stated Maturity Date or all of the accrued and unpaid interest on or prior to the third day following the Stated Maturity Date, there shall be imposed upon the unpaid principal amount of each Note (in addition to the 13% per annum interest rate set forth in Section 3.01 of the Indenture and, for the applicable period, the 3% per annum Default Rate of interest set forth in
Section 10.01 of the Indenture) a penalty rate of interest as follows (which shall accrue through the date of repayment and be based on a year of 360 days):

                                                             PER ANNUM PENALTY
      YEAR ENDING DECEMBER 31,                               RATE OF INTEREST
      ------------------------                               -----------------
      2000..................................................          5%
      2001..................................................          7%
      2002..................................................          9%
      2003..................................................         11%
      2004 and thereafter...................................         13%

DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURE

  In addition to the Issuer's right to redeem the Notes in whole or in part at the option of the Issuer at any time, without premium or penalty, the Issuer may, at its option and at any time, elect to have the Obligations of the Issuer discharged with respect to the outstanding Notes ("defeasance"). Such defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and to have satisfied all other obligations under the Notes and the Indenture, except for
(i) the rights of holders of the outstanding Notes to receive, solely from the trust fund described below, payments in respect of the principal of and interest on such Notes when such payments are due, (ii) the Issuer's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee under the Indenture, and (iv) the defeasance provisions of the Indenture. In addition, the Issuer may, at its option and at any time, elect to have its obligations released with respect to certain covenants that are described in the Indenture ("covenant defeasance") and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes. In the event that a covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under "--Events of Default" will no longer constitute Events of Default with respect to the Notes.

  In order to exercise either defeasance or covenant defeasance, (i) the Issuer will irrevocably (x) select a date for the payment of principal of and accrued interest on the outstanding Notes and (y) deposit with the Trustee, as trust funds in trust, for the benefit of the holders of the Notes, cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of and interest on the outstanding Notes to redemption or maturity, as the case may be; (ii) the Issuer will have delivered to the Trustee an opinion of counsel in the United States to the effect that the holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance as the case may be, and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred (in the case of defeasance, such opinion must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax laws); (iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clause (iii), under the first paragraph under "--Events of Default" is concerned, at any time during the period ending on the 91st day after the date of such deposit; (iv) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, the

Indenture or any other agreement or instrument to which the Issuer is a party or by which it is bound; (v) the Issuer shall have delivered to the Trustee an opinion of counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Indebtedness (other than holders of the Notes) and
(B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and (vi) the Issuer will have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent under the Indenture to either defeasance or covenant defeasance, as the case may be, have been complied with and that no violations under agreements governing any other outstanding Indebtedness would result therefrom.

SATISFACTION AND DISCHARGE

  The Indenture will cease to be of further effect (except as to surviving rights of registration or transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when (i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Issuer has irrevocably deposited or caused to be deposited with the Trustee an amount in United States dollars sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for the principal of and interest on such Notes to the date of deposit; (ii) the Issuer has paid or caused to be paid all other sums payable under the Indenture by the Issuer; and (iii) the Issuer has delivered to the Trustee an officers' certificate and an opinion of counsel each stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

MODIFICATIONS AND AMENDMENTS

  Modifications and amendments of the Indenture or the Notes may be made by the Issuer and the Trustee with the written consent of the holders of not less than a majority in aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby: (i) change the Stated Maturity Date or the time at which the principal of, or interest on, any Note becomes due and payable, or reduce the principal amount thereof or the rate of interest thereon, or change the coin or currency in which the principal of any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment when due and payable (or, in the case of redemption, on or after the redemption date), provided, however, that this clause (i) shall, in all cases, be subject to the provisions of clause (d) of "--Certain Covenants--Limitation on Additional Indebtedness" which, indirectly, could have the effect of changing the time at which principal of or interest on the Notes becomes due and payable with the consent of only the holders of a majority in aggregate principal amount of the Notes; (ii) reduce the percentage in principal amount of outstanding Notes, the consent of whose holders is required to amend or supplement the Indenture or the consent of whose holders is required for any waiver of compliance with certain provisions of the Indenture or certain Defaults thereunder and their consequences provided for in the Indenture; (iv) modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding Notes required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Note affected thereby; (v) except as otherwise permitted under "--Certain Covenants--Merger or Consolidation", allow the assignment or transfer by the Issuer of any of its rights and obligations under the Indenture or (vi) modify or in any other way affect the ranking of the Notes in a manner adverse to the holders of the Notes.

  The holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture.

THE TRUSTEE

  The Indenture provides that, except during the continuance of an Event of Default, the Trustee thereunder will perform only such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

  The Indenture and, upon issuance of the Exchange Notes or effectiveness of a shelf registration statement, provisions of the Trust Indenture Act incorporated by reference therein, contain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions with the Issuer or any Affiliate of the Issuer; provided that if it acquires any conflicting interest (as defined in the Indenture or in the Trust Indenture Act) it must eliminate such conflict or resign as trustee.

GOVERNING LAW

  The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

CERTAIN AGREEMENTS BY CHARTER AND KELSO IN FAVOR OF HC CROWN

  Charter and Kelso separately have undertaken, in an agreement with HC Crown, to cause the Issuer to comply with the reporting requirements and dividend, merger, divestiture and indebtedness restrictions set forth in the Indenture. Charter and Kelso have also undertaken, in that agreement, to maintain their control of the Issuer while the Notes remain outstanding.

BOOK-ENTRY; DELIVERY AND FORM

  The Old Notes were deposited on the date of closing of sale of the Old Notes, and the New Notes will be deposited on the date of closing of the Exchange Offer, with or on behalf of the Depositary and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "DTC Nominee").

  DTC is (i) a limited purpose trust company organized under the banking laws of the State of New York (and is a "banking organization" within the meaning of such laws), (ii) a member of the Federal Reserve System, (iii) a "clearing corporation" within the meaning of the New York Uniform Commercial Code, as amended, and (iv) a "Clearing Agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (the "participants") and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, commercial banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by or on behalf of the DTC only through the DTC's direct or indirect participants.

  Pursuant to procedures established by the Depositary, (i) upon deposit of the Global Notes, the Depositary will credit the accounts of participants in connection with the Notes with portions of the principal amount of the Global Notes and (ii) ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of the Depositary's participants), the Depositary's participants and the Depositary's indirect participants.

  So long as DTC's Nominee is the registered owner of the Global Notes, DTC or DTC's Nominee, as the case may be, is considered the sole owner and holder under the Indenture of the underlying notes. Unless DTC notifies the Issuer that it is unwilling or unable to continue serving as depositary for such Notes, DTC ceases to be a clearing agency registered under the Exchange Act, the Issuer determines to permit the Global Notes to be exchanged for certificated Notes, or an Event of Default has occurred and is continuing with respect to the Notes, owners of beneficial interests in the Global Notes will not be entitled to have the Notes registered in their names, will not receive or be entitled to receive physical delivery of certificated Notes in definitive and fully registered form, and will not be considered to be the owners or holders of any Notes under the Indenture or such Notes for any purposes. Neither the Issuer nor the Trustee has any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC relating to the Notes.

  Payments in respect of the principal of, premium, if any, and interest on the Global Notes are payable by the Trustee to DTC or DTC's Nominee, as the case may be, as the registered holder under the Indenture. Under the terms of the Indenture, the Issuer and the Trustee may treat the Persons in whose names Notes are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Issuer nor the Trustee has any responsibility or liability for the payment of such amounts to beneficial owners of Notes (including principal, premium, if any, and interest). The Issuer believes, however, that it is currently the policy of DTC to immediately credit the accounts of the relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown by the records of DTC. Payments by DTC's direct and indirect participants to beneficial owners of Notes are governed by standing instructions and customary practice and are the responsibility of DTC's direct and indirect participants.

CERTIFICATED SECURITIES

  Subject to certain conditions, any Person having a beneficial interest in the Global Notes may, upon request to the Trustee, exchange such beneficial interest for Notes in the form of Certificated Notes. Upon any such issuance, the Trustee is required to register such Certificated Notes in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof). In addition, if (i) the Issuer notifies the Trustee in writing that DTC is no longer willing or able to act as a depositary and the Issuer is unable to locate a qualified successor within 90 days or (ii) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in the form of Certificated Notes under the Indenture, then, upon surrender by DTC's Nominee of its Global Notes, Notes in such form will be issued to each Person that DTC's Nominee and DTC identify as being the beneficial owner of the related Notes.

  Neither the Issuer nor the Trustee is liable for any delay by DTC or DTC's Nominee, as the case may be, in identifying the beneficial owners of Notes and the Issuer and the Trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or DTC's Nominee for all purposes.

  Neither DTC nor DTC's Nominee will consent or vote in any manner with respect to the Notes. Pursuant to its customary procedures, in the case of any matter as to which the consent or vote of holders of the Notes is sought, DTC will mail an Omnibus Proxy to the Issuer as soon as practicable after the record date for the determination of holders eligible to consent or vote on the matter to be acted upon. The Omnibus Proxy serves to assign DTC's Nominee's right to consent or vote to the direct participants whose accounts it maintains as of the record date.

  Notices of redemption and repurchase with respect to Notes held by direct participants in the DTC system will be forwarded to DTC's Nominee. In the case of a partial redemption, DTC's practice is to determine, by lot, the amount of the beneficial interest in the Notes to be redeemed of each of its direct participants.

  Beneficial owners who elect to participate in a tender offer or purchase of their securities, must provide notice of such election, through its direct or indirect participant in DTC's system, to the appropriate depositary, tender or purchase agent, and effect delivery of their Notes by causing the direct participant in DTC's system to transfer the indirect participant's interest in the Notes, as reflected in DTC's records, to such depositary, tender or purchase agent. The requirement for physical delivery of certificates evidencing the Notes in connection with the aforementioned transactions will be deemed satisfied when the beneficial ownership rights in the Global Notes are transferred by direct participants on DTC's records.

  The conveyance of all notices and other communications by DTC to its direct participants, among DTC's direct and indirect participants and by DTC's direct and indirect participants to owners of beneficial interests in the Notes is governed by customary arrangements among them, subject to statutory or regulatory requirements in effect with respect thereto from time to time.

  Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Notes among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Issuer nor the Trustee has any responsibility for the performance by DTC or its participants of their respective obligations under the rules and procedures governing their operations.

SAME-DAY SETTLEMENT AND PAYMENT

  The Indenture requires that payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, and interest) be made in immediately available funds. With respect to Certificated
Notes, however, the Company makes all payments of principal, premium, if any, and interest, by mailing a check to each holder's registered address. Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the Notes are eligible to trade in the PORTAL Market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuer expects that secondary trading in the Certificated Notes will also be settled in immediately available funds.

REGISTRATION RIGHTS

  Immediately prior to sale of the Old Notes, HC Crown, pursuant to the Letter Agreement, exercised its demand registration rights with respect to the Notes, with a view toward the Notes being registered under the Securities Act. HC Crown and the Issuer agreed that the Issuer would use its reasonable best efforts to cause to become effective a registration statement with respect to the Exchange Offer.

  Under the Indenture the holders are collectively entitled to a single demand registration right in addition to the registration rights under the Letter Agreement, pursuant to which the Issuer and the Guarantors will use their reasonable best efforts to cause to become effective a shelf registration statement with respect to the resale of the Notes and use their reasonable best efforts to keep such shelf registration statement continuously effective until nine months after the effective date thereof. Expenses related to the exercise of the additional demand registration right, if exercised, will be at the expense of the holders of the Notes exercising the demand registration right.

CERTAIN DEFINITIONS

  Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

  "Adjusted Consolidated" means, with respect to any Person, such Person and its Subsidiaries (other than Subsidiaries which are not Restricted Subsidiaries) on a consolidated basis.

  "Affiliate" means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

  "Anniversary Date" means December 31 in any year or the next succeeding Business Day if such date is not a Business Day.

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

  "Annualized Operating Cash Flow" means an amount equal to Operating Cash Flow for the calendar quarter specified, multiplied by 4.

  "Areas of Dominant Influence" has the meaning set forth in 47 CFR 76.55(e).

  "CAC" means CCA Acquisition Corp., a Delaware corporation.

  "Capital Stock" of any Person means any and all shares, interests, participations and other equivalents (however designated) of corporate stock, equity interests in partnerships or other entities or options, convertible instruments, rights or warrants to purchase such corporate stock, or equity interests in partnerships or other entities.

  "CCE, L.P. Partnership Agreement" means the Agreement of Limited Partnership of Charter Communications Entertainment, L.P., dated as of September 29, 1995, as the same may be amended, restated or modified from time to time in accordance with the Indenture.

  "CCE-I Credit Agreement" means that certain amended and restated loan agreement dated as of September 29, 1995, by and among CCE-I, the CCE-I Credit Facility Lenders and Toronto Dominion (Texas), Inc., as administrative agent for the CCE-I Credit Facility Lenders, as amended as of October 31, 1995, January 16, 1996, March 29, 1996, May 24, 1996, November 29, 1996 and February 7, 1997, and as the same may be amended, extended, renewed, restated, supplemented or otherwise modified from time to time.

  "CCE-I Credit Facility " means the credit facilities extended to CCE-I pursuant to the CCE-I Credit Agreement.

  "CCE-I Credit Facility Lenders" means Toronto Dominion (Texas), Inc. and The Chase Manhattan Bank (formerly Chemical Bank), as Documentation Agents; Toronto Dominion (Texas), Inc., The Chase Manhattan Bank (formerly Chemical
Bank), CIBC Inc., Credit Lyonnais Cayman Island Branch and NationsBank, N.A., as Managing Agents; Banque Paribas, Union Bank of California, N.A. (formerly, Union Bank), Fleet Bank, N.A., CoreStates Bank, N.A., ABN AMRO Bank N.V., Societe Generale and The First National Bank of Boston, as Co-Agents; Toronto Dominion (Texas), Inc., as Administrative Agent; and the financial institutions party to the CCE-I Credit Agreement, together with their respective successors and assigns.

  "CCE-I Credit Facility Termination Date" means the date on which all Obligations (as such term is defined in the Subordination Agreement) shall have been indefeasibly paid in full in cash and all commitments to lend in respect of the CCE-I Credit Facility shall have been terminated.

  "CCE-I Partnership Agreement" means the Agreement of Limited Partnership of CCE-I, dated as of September 29, 1995, as the same shall be amended, restated or modified from time to time.

  "CCE Purchase Money Indebtedness"means any Indebtedness or any Qualifying Equity Interest incurred or issued by any partners or future partners of CCE, L.P. or any Persons (other than Charter, KIA V or any of their respective Affiliates that are not or do not become direct or indirect partners of CCE, L.P.) controlling such partners, now outstanding or hereafter incurred or issued in connection with acquiring assets owned or to be owned, directly or indirectly, by any Subsidiary of CCE, L.P., and shall (i) include (a) the Indebtedness evidenced by the Notes and (b) any other Indebtedness to or any Qualifying Equity Interest owned by a seller of such assets and (ii) exclude Indebtedness to or any Qualifying Equity Interest owned by Charter, KIA V or any of their respective Affiliates that are not or do not become direct or indirect partners of CCE, L.P.

  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

  "Debt Service" means, without duplication, payment of principal, interest, fees, premiums and penalties on or with respect to any Indebtedness.

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

  "GAAP" means generally accepted accounting principles, as in effect in the U.S. from time to time, consistently applied.

  "Holder" means HC Crown or any other holder of a Note or Notes.

  "Indebtedness" means, with respect to a Person, (a) all items, which, in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, except (i) accounts payable which by their terms are less than 60 days past due, (ii) items of partners' equity or capital stock or surplus, or (iii) items of general contingency or deferred tax reserves, (b) all direct or indirect obligations secured by any Lien to which any property or asset owned by such Person is subject (but if the obligation secured thereby shall not have been assumed, then only to the extent of the higher of the fair market value or the book value of the property or asset subject to such Lien), (c) all obligations of such Person with respect to leases constituting part of a sale and lease-back arrangement, (d) all reimbursement obligations with respect to outstanding letters of credit, and (e) all obligations of such Person under Interest Rate Hedge Agreements.

  "Indebtedness for Money Borrowed" means, with respect to any Person, money borrowed and Indebtedness represented by notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments, all Indebtedness upon which interest charges are customarily paid, and all Indebtedness issued or assumed as full or partial payment for property or services, whether or not any such notes, drafts, obligations or Indebtedness represent Indebtedness for money borrowed. For purposes of this definition, interest which is accrued but not paid on the original due date for such interest shall be deemed Indebtedness for Money Borrowed. Where obligations are evidenced by bonds, debentures, notes or other similar instruments whose face amount exceeds the amount received by such Person with respect thereto, only the amount received plus debt discount amortized as of the calculation date need be taken into account as Indebtedness for Money Borrowed.

  "Interest Expense" means, for any period, the aggregate amount of all interest paid or accrued in respect of Indebtedness for Money Borrowed and the portion of payments under Capitalized Lease Obligations which constitutes imputed interest, in each case, of any Person on an Adjusted Consolidated basis during such period.

  "Interest Rate Hedge Agreement" means the obligations of any Person pursuant to any arrangement with any other person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall also include, without limitation, interest rate swaps, caps, swaptions, captions, floors, collars and similar agreements.

  "Lien" means, with respect to any property, any mortgage, lien, pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether or not choate, vested or perfected.

  "Net Income" means, as applied to any Person, for any fiscal period, the aggregate amount of net income (or net loss) after taxes, for such period for such Person on an Adjusted Consolidated basis.

  "Obligations" means all unpaid principal or interest under the Notes, and all other obligations of the Issuer to any holder arising under the Indenture.

  "Operating Cash Flow" means, for any Person in respect of any quarterly or annual period, as applicable, without duplication, the remainder of (a) the sum of Net Income of such Person, plus, to the extent deducted in calculating Net Income of such Person, (i) Interest Expense of such Person, (ii) depreciation, (iii) amortization, (iv) management fees and financial advisory fees paid, (v) income tax expense and (vi) other non-cash items, less (b) extraordinary income, all as determined in accordance with GAAP.

  "Person" means an individual, corporation, partnership, limited liability company, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

  "Qualifying Equity Interest" means a preferred equity interest in any Person which, for at least so long as the Notes are outstanding, (i) shall have a stated liquidation preference and a stated dividend rate and (ii) shall, if such preferred equity interest is convertible into a common (or equivalent) equity interest, contain a provision whereby upon such conversion (a) the preferred capital account, if any, related to the converted portion of such preferred equity interest shall terminate and (b) such converted portion of such preferred equity interest shall no longer be a Qualifying Equity Interest.

  "Restricted Subsidiary" means CAC, Cencom Cable, CCE, L.P., CCE-I, any Subsidiary of CCE-I and any other direct or indirect Subsidiary of the Issuer which has, or comes to have in the future, a direct or indirect ownership interest in CCE-I, or any of its Subsidiaries.

  "Semi-Annual Date" means each June 30 or the next succeeding business day if such date is not abusiness day.

  "Senior Debt" means all monetary obligations (whether fixed or contingent and whether outstanding or hereafter created, incurred or assumed) of the Issuer, including, without limitation, obligations in respect of principal, interest (including post-petition interest in any proceeding under bankruptcy law), reimbursement obligations, indemnities, fees and expenses in respect of any Indebtedness for Money Borrowed of the Issuer and the Restricted Subsidiaries, whether currently or afterwards outstanding, unless any instrument creating or affecting such Indebtedness (a) provides that such Indebtedness is not superior in right of payment to the principal of and interest on any of the Notes or (b) provides that such Indebtedness is subordinate in right of payment to the payment of the principal of and interest on any other Indebtedness for Money Borrowed of the Issuer and its Subsidiaries. The fact that certain indebtedness is not secured, or is junior in security to other Indebtedness, shall not be relevant to the issue of whether it is Senior Debt. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (a) indebtedness or amounts owed for compensation to employees, for goods or materials purchased in the ordinary course of business or for services, (b) indebtedness of the Issuer or any Restricted Subsidiary to any Restricted Subsidiary, or any, shareholder, partner or officer of the Issuer or any Restricted Subsidiary, (c) obligations for television, program and syndicated series exhibition rights or (d) payments due under or in connection with a cable television franchise, including any management fees.

  "Subordination Agreement" means, collectively, the Amended and Restated Subordination Agreement dated as of November 15, 1996 by and between HC Crown and the Company in favor of the CCE-I Credit Facility Lenders and Toronto Dominion (Texas), Inc., as administrative agent for the CCE-I Credit Facility Lenders, and each other Subordination Agreement by and between any holder (or the trustee under the Indenture, on behalf of any such holder) and the Issuer in favor of the CCE-I Credit Facility Lenders and Toronto Dominion (Texas), Inc., as administrative agent for the CCE-I Credit Facility Lenders, as the same may be amended, replaced, restated, supplemented or otherwise modified from time to time.

  "Subsidiary" means, in respect of any Person, any corporation of which such Person owns more than 50% of the equity interest and any partnership or other Person to the extent any Person owns more than 50% of the equity interest in same.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of certain federal income tax consequences relevant to the acquisition, ownership and disposition of the New Notes by the holders acquiring New Notes pursuant to the Exchange Offer but does not purport to be a complete discussion of all potential tax effects. In this regard, this discussion does not address the tax consequences to subsequent purchasers or holders of New Notes. The discussion is based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations, rulings and judicial decisions thereunder as of the date hereof, all of which may be repealed, revoked or modified retroactively in a manner that could adversely affect a holder of the Notes.

  The summary deals only with Notes held as capital assets (generally property held for investment and not for sale to customers in the ordinary course of a trade or business) by holders who or which are (i) citizens or residents of the United States, (ii) domestic corporations, partnerships or other entities or (iii) otherwise subject to U.S. federal income taxation on a net income basis in respect of income and gain from the Notes. It does not address all aspects of the U.S. federal income tax consequences of holding Notes that may be relevant to a holder's particular circumstances or to holders with special situations, such as dealers in securities, financial institutions, life insurance companies, tax-exempt organizations or persons holding Notes as a position in a "straddle" or "conversion transaction" for tax purposes. The summary does not address tax consequences of holding Notes under state, local or foreign tax laws.

  Set forth below is a summary of the principal original issue discount ("OID") considerations applicable to holders of the New Notes. The OID rules are complicated and raise various interpretational questions, and because of their recent enactment, there remains little authoritative guidance as to their application in specific factual settings. In addition, the OID rules depend upon factual inquiries as to which there can be no independent legal assurance. Accordingly, the precise application of the OID rules to debt instruments such as the Notes that have complex terms is subject to some uncertainty. No ruling will be sought from the Internal Revenue Service (the "IRS") with respect to any of the issues discussed herein. There can be no assurance that the IRS will not take a different position concerning the matters discussed below and that such position would not be sustained. Among other consequences, such an adverse determination could result in the acceleration of the recognition of, and/or increase in the amount of, OID on the Notes.

  EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO IT OF ACQUIRING, OWNING AND DISPOSING OF THE NEW NOTES, INCLUDING THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

EXCHANGE OF NOTES

  The substitution of New Notes for Old Notes pursuant to the Exchange Offer should not be treated as a sale, exchange, disposition or other taxable event with respect to the holders for Federal income tax purposes. Holders should not recognize any taxable gain or loss or any interest income as a result of substituting New Notes for Old Notes pursuant to the Exchange Offer, and a holder should have the same adjusted tax basis and holding period in the New Notes as it had in the Old Notes immediately before the substitution and the New Notes should have the same issue price (and adjusted issue price immediately after the substitution) and the same amount of OID, if any, as the Old Notes. The following discussion assumes that the substitution of New Notes for Old Notes pursuant to the Exchange Offer will not be treated as a sale, exchange, disposition or other taxable event for Federal income tax purposes, and that the Old Notes and the New Notes will be treated as the same securities for Federal income tax purposes.

ORIGINAL ISSUE DISCOUNT ON THE NOTES

  The Old Notes originally were issued with OID and, as a result, a holder of the New Notes (including a cash basis holder) will be required to include such OID in income (to the extent it accrues during such holder's

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

period of ownership of the Notes) as interest income on a constant yield to maturity method basis, generally in advance of the receipt of the cash payments to which such income is attributable and generally in increasing amounts until the retirement of the New Notes.

  The total amount of OID with respect to a Note is equal to the excess of the "stated redemption price at maturity" of such Note over the "issue price" of such Note. The "stated redemption price at maturity" of a Note is equal to the sum of all payments, whether denominated as interest or principal, required to be made on such Note other than payments of "qualified stated interest." Because interest is not payable on the Notes until December 31, 1999, none of the stated interest payments will be payments of qualified stated interest and all such payments are included in the stated redemption price at maturity of the Notes. Because the Old Notes originally were issued in partial consideration for non-publicly-traded property, and because the Notes provide for adequate stated interest, the "issue price" of the Notes is the "stated principal amount" of the Notes, i.e., the aggregate amount of all payments due under the Notes, excluding any amount of stated interest.

  In general, the amount of OID required to be included in a holder's income for any taxable year (regardless of whether the holder uses the cash or accrual method of accounting) is the sum of the daily portions of OID with respect to the Notes for each day during the taxable year or portion of the taxable year in which the holder holds such Note. The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. Accrual periods with respect to a Note may be of any length selected by the holder and may vary in length over the term of such Note as long as (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on such Note occurs on either the first or final day of an accrual period. The amount of OID allocable to each accrual period generally will be equal to the product of the adjusted issue price of a Note at the beginning of an accrual period and the yield to maturity of such Note (determined on the basis of a compounding assumption that reflects the length of the accrual period). The adjusted issue price of a Note at the beginning of an accrual period will be equal to its original issue price increased by all previously accrued OID (disregarding any reduction on account of acquisition premium described below) and reduced by the amount of all previous cash payments on such Note. The yield to maturity is that interest rate, expressed as a constant annual interest rate, that when used in computing the present value of all payments of principal and interest to be paid in connection with the Notes produces an amount equal to the issue price of the Notes. For purposes of calculating the amount of OID on the Notes, the Issuer intends to determine the yield and maturity of the Notes by assuming that the Notes will be retired on December 31, 1999, the stated maturity date of the Notes.

  The Issuer will provide certain information to the IRS, and will furnish annually to certain record holders of the Notes information with respect to OID accruing during the calendar year. See "Backup Withholding." Because this information is based upon the adjusted issue price of each Note as if the current holder of each Old Note was the original holder of the instrument, current holders of the Old Notes who originally purchased the Old Notes for an amount other than the adjusted issue price and/or on a date other than the end of an accrual period may be required to determine for themselves the amount of OID. See "Acquisition Premium and Market Discount." If the New Notes are offered in physical form, the Issuer will be required to place a legend on the New Notes providing information with respect to the computation of OID on the Notes.

  The Notes may be determined to be subject to the rules under the Code regarding "applicable high yield discount obligations" ("AHYDO") because their yield to maturity exceeds the relevant applicable Federal rate ("AFR") by more than five percentage points. Under Section 163(e) and 163(i) of the Code, a C corporation that is an issuer of debt obligations subject to the AHYDO rules may not deduct any portion of OID on the obligations until such portion is actually paid. A debt obligation is generally subject to the AHYDO rules if
(i) its maturity date is more than five years from the date of issue, (ii) its yield to maturity equals or exceeds the sum of the AFR plus five percentage points and (iii) it has "significant OID." A debt obligation will have significant OID for this purpose if, as of the close of any accrual period ending more than five years after issuance, the total amount of income includable by a holder with respect to the debt instrument exceeds the sum of
(i) the total amount of "interest" paid under the obligation before the close of such accrual period and (ii) the product of the issue price of the debt instrument and its yield to maturity. In addition, if the yield to maturity on an AHYDO obligation exceeds the sum of the AFR plus six percentage points, a portion of the OID, equal to the product of the total OID times the ratio of
(a) the excess of the yield to maturity over the sum of the AFR plus six percentage points to (b) the yield to maturity, will not be deductible by the issuer and will be treated for some purposes as dividends to the holders of the obligations (to the extent that such amounts would have been treated as dividends to the holders if they had been distributions with respect to the issuer's stock). Amounts treated as dividends will be nondeductible by the issuer, and may qualify for the dividends received deduction for corporate U.S. holders, but will be treated as OID and not as dividends for withholding tax purposes. The Issuer intends to take the position that the Notes are not subject to the AHYDO rules because the stated maturity date of the Notes is less than five years from the date of their issuance.

ACQUISITION PREMIUM AND MARKET DISCOUNT

  A holder who originally purchased an Old Note for an amount that was greater than its adjusted issue price as of the purchase date and less than the sum of all amounts payable on the instrument after its purchase by the holder will be considered to have purchased such Note at an "acquisition premium." The amount of OID that such holder must include in its gross income with respect to such Note for any taxable year is generally reduced by the portion of such acquisition premium properly allocable to such year.

  If a holder originally purchased an Old Note for an amount that was less than its "revised issue price" as of the purchase date, the amount of the difference generally will be treated as "market discount," unless such difference is less than a specified de minimis amount. The Code provides that the revised issue price of a Note equals its issue price plus the amount of OID includable in the income of all holders for periods prior to the purchase date (disregarding any deduction for acquisition premium). Under the market discount rules generally, a holder will be required to treat any gain recognized on the sale, exchange, retirement or other disposition of a New Note as ordinary income to the extent of the market discount that has accrued while the instrument was held by such holder and that has not previously been included in income. In addition, the holder may be required to defer, until the maturity date of a New Note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such New Note.

  The New Notes provide for optional prepayment, in whole or part, prior to maturity. If the New Notes were prepaid, a holder generally would be required to include in gross income as ordinary income the portion of the gain recognized on the redemption to the extent of the accrued market discount on the Notes, if any.

  Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of a Note, unless the holder elects to accrue market discount on a constant interest method. A holder of a Note may elect to include market discount in income currently as it accrues (under either the ratable or constant interest method). This election to include currently, once made, applies to all market discount obligations acquired in or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If a holder of Notes makes such an election, the foregoing rules with respect to the recognition of ordinary income on sales and other dispositions of such instruments, and with respect to the deferral of interest deductions on debt incurred or maintained to purchase or carry such debt instruments, would not apply.

ELECTION TO TREAT ALL INTEREST AS OID

  A holder of a Note may elect to include all interest that accrues on such
Note in gross income on a constant-yield basis. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium.

  In applying the constant-yield method to a Note with respect to which this election has been made, the issue price of such Note will equal the holder's basis in such Note immediately after its acquisition, the issue date of such Note will be the date of its acquisition by the holder, and no payments on such Note will be treated as payments of qualified stated interest. The election will generally apply only to a Note with respect to which it is made and may not be revoked without the consent of the IRS.

  If the election to apply the constant-yield method to all interest on a Note is made with respect to a Note on which there is market discount, the electing holder will be treated as having made the election described above under "Acquisition Premium and Market Discount" to include market discount in income currently over the life of all debt instruments held or thereafter acquired by such holder.

SALE, EXCHANGE, REDEMPTION AND RETIREMENT OF NOTES

  A holder's adjusted tax basis in a Note will, in general, equal the holder's cost for such Note, increased by any amounts included in income as OID, market discount or de minimis market discount which the holder has previously elected to accrue in gross income on an annual basis and reduced by any cash payments in respect of such Note. Upon the sale, exchange, redemption, retirement or other disposition of a New Note, a holder generally will recognize gain or loss equal to the difference between the amount realized on such sale, exchange, redemption or retirement (except to the extent of accrued OID on Notes, which will be taxable as such) and the holder's tax basis in such New Note. Except as described above regarding market discount, gain or loss recognized by a holder on the sale, exchange, redemption or retirement of a New Note will be capital gain or loss and will be long-term capital gain or loss if such Note had been held for more than one year at the time of such disposition.

BACKUP WITHHOLDING

  In general, information reporting requirements will apply to payments of principal, the proceeds of a sale before maturity, and the accrual and payment of OID on a Note with respect to non-corporate holders. "Backup withholding" at a rate of 31% will apply to such payments if the holder fails to provide an accurate taxpayer identification number, to report all interest and dividends required to be shown on its federal income tax returns, or otherwise establish an exemption. Backup withholding tax is not an additional tax and may be credited against a holder's regular U.S. federal income tax liability or refunded, provided appropriate proof is provided under rules established by the IRS. The amount of OID reported by the Issuer in respect of a Note may not equal the amount of OID required to be included in income by a holder who purchased such Note.

  THE FOREGOING DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSIDERATIONS DOES NOT CONSIDER THE FACTS AND CIRCUMSTANCES OF ANY PARTICULAR HOLDER'S SITUATION OR STATUS. THE SUMMARY IS BASED ON THE PROVISIONS OF THE CODE, REGULATIONS, PROPOSED REGULATIONS, RULINGS AND JUDICIAL DECISIONS NOW IN EFFECT, ALL OF WHICH ARE SUBJECT TO CHANGE, POSSIBLY ON A RETROACTIVE BASIS. EACH CURRENT HOLDER OF OLD NOTES SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO IT, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS, OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NEW NOTES.

                       DESCRIPTION OF OTHER INDEBTEDNESS

THE CREDIT FACILITIES

 Charter Communications Entertainment I, L.P.

  CCE-I is the borrower under a credit agreement dated as of September 29, 1995 with a consortium of lenders and Toronto Dominion (Texas), Inc. as the administrative agent, as amended on October 31, 1995, January 16, 1996, March 29, 1996, May 24, 1996, November 29, 1996 and February 7, 1997 (the "CCE-I
Credit Agreement").

 Borrowing Amount

  The CCE-I Credit Agreement provides for an eight year term credit facility in the amount of $280.0 million, an eight year revolving credit facility in the amount of $140.0 million and a nine year term credit facility in the amount of $85.0 million. As of March 31, 1997, CCE-I had an aggregate of approximately $468.0 million of indebtedness outstanding (leaving $37.0 million unused and available for borrowing) under the CCE-I Credit Facility.

 Interest Rates

  Loans under the CCE-I Credit Facility bear interest at a rate per annum based upon certain spreads plus a base rate, with the base rate being, at CCE-I's election, the prime rate of interest, the interest rate on certain certificates of deposit, or LIBOR. With respect to the eight year term credit facility and the eight year revolving credit facility, the applicable spreads are based on the ratio of outstanding amounts under the CCE-I Credit Facility to annualized operating cash flow with a range of 0 to 1.375%, 1.25 to 2.5% and 1.125 to 2.375%, respectively. With respect to the nine year term credit facility, the applicable spreads are 1.75%, 2.875% and 2.75%, respectively. In addition, a quarterly commitment fee of 0.375% per annum is payable on the unused portion of the CCE-I Credit Agreement.

 Security

  The CCE-I Credit Facility is secured by substantially all of the assets of CCE-I, and a pledge of all partnership interests in CCE-I.

 Amortization and Maturity

  Commencing with the quarter ending September 30, 1997, quarterly reductions of the eight year term credit facility and the eight year revolving credit facility are currently required to be made on the last day of each March, June, September and December through June 30, 2004. Commencing with the quarter ending March 31, 1998, quarterly reductions of the nine year term credit facility are currently required to be made on the last day of each March, June, September and December through December 31, 2004.

 Covenants

  The CCE-I Credit Agreement contains certain affirmative and negative covenants, including, but not limited to, (i) maintenance of ratios of total debt to annualized operating cash flow, annualized operating cash flow to fixed charges and annualized operating cash flow to pro forma debt service,
(ii) restrictions on capital expenditures, (iii) limitations on additional indebtedness, creation of liens and encumbrances, mergers and sales of assets, acquisitions, investments, guarantees, and operating leases, (iv) restrictions on payments of management fees (v) limitations on transaction with affiliates and (vi) limitations on distributions.

 Events of Default

  The CCE-I Credit Agreement contains certain events of default, including, but not limited to, failure to perform covenants and payment obligations set forth in the CCE-I Credit Agreement, commencement of any case or proceeding pursuant to any Federal or state bankruptcy or insolvency law beyond any applicable grace period, entry of certain judgments, the occurrence of a materially adverse effect, the occurrence of certain events of default under certain other contracts, the revocation or expiration of certain licenses, certain changes in ownership of the borrower and the general partner of the borrower, certain changes in the partners of the partnership that controls Charter or such partners' voting equity or economic interests in such partnership, and any demand on the CCE, L.P. Guarantee.

 Use of Proceeds

  Proceeds of the CCE-I Credit Facility were initially used to refinance existing indebtedness which was originally incurred in connection with the acquisition of the Crown Missouri Systems and the Crown Connecticut Systems, to finance capital expenditures, for working capital and for certain investments and acquisitions permitted under the CCE-I Credit Agreement.

 Charter Communications Entertainment II, L.P.

  CCE-II and LBAC (which is an affiliate of the Issuer and CCE-II) are the borrowers under a credit agreement dated as of April 8, 1997 with a consortium of lenders and NationsBank of Texas, N.A. as the administrative agent, as amended on May 23, 1997 (the "CCE-II Credit Agreement").

 Borrowing Amount

  The CCE-II Credit Agreement provides for an eight year term credit facility in the amount of $100.0 million, an eight year revolving credit facility in the amount of $185.0 million and a nine year term credit facility in the amount of $90.0 million. As of March 31, 1997, CCE-II had an aggregate of approximately $195.8 million of indebtedness outstanding (leaving $39.2 million unused and available for borrowing) under the CCE-II Credit Facility.

 Interest Rates

  Loans under the CCE-II Credit Facility bear interest at a rate per annum based upon certain spreads plus a base rate, with the base rate being, at CCE-II's election, the prime rate of interest or LIBOR. With respect to the eight year term credit facility and the eight year revolving credit facility, the applicable spreads are based on the ratio of debt to annualized operating cash flow with a range of 0 to 1.0% and 0 to 1.0%, respectively. With respect to the nine year term credit facility, the applicable spreads are 1.250% and 1.5%, respectively. In addition, a quarterly commitment fee of 0.375% per annum is payable on the unused portion of the CCE-II Credit Agreement.

 Security

  The CCE-II Credit Facility is secured by substantially all of the assets of CCE-II and LBAC, and a pledge of all partnership interests and capital stock in CCE-II and LBAC, respectively.

 Amortization and Maturity

  Commencing with the quarter ending December 31, 1998, quarterly reductions of the eight year revolving credit facility are currently required to be made on the last day of each March, June, September and December through March 31, 2005. Commencing with the quarter ending December 31, 1999, quarterly reductions of the eight year term credit facility and the nine year term credit facility are currently required to be made on the last day of each March, June, September and December through March 31, 2005 and March 31, 2006, respectively.

 Covenants

  The CCE-II Credit Agreement contains certain affirmative and negative covenants, including, but not limited to, (i) maintenance of ratios of debt to annualized operating cash flow, operating cash flow to fixed charges and annualized operating cash flow to pro forma debt service, (ii) restrictions on capital expenditures, (iii) limitations on additional indebtedness, creation of liens and encumbrances, mergers and sales of assets, acquisitions, and investments, (iv) restrictions on payments of management fees and (v) limitations on distributions and payments on subordinated indebtedness.

 Events of Default

  The CCE-II Credit Agreement contains certain events of default, including, but not limited to, failure to perform covenants and payment obligations set forth in the CCE-II Credit Agreement, commencement of a case or proceeding pursuant to any Federal or state bankruptcy or insolvency law beyond any applicable grace period, entry of certain judgments, the occurrence of certain events of default under certain other contracts, the revocation or expiration of certain licenses, and certain changes in control of CCE-II, including but not limited to, certain changes in the partners of the partnership that controls Charter or such partners' voting equity or economic interests in such partnership.

 Use of Proceeds

  Proceeds of the CCE-II Credit Facility have been and will be used to finance capital expenditures, for working capital and for certain investments and acquisitions permitted under the CCE-II Credit Agreement.

THE CALIFORNIA LOAN AGREEMENT

  The California Note was issued under a senior subordinated loan agreement dated as of September 29, 1995 (the "California Loan Agreement").

 General

  The California Note is the unsecured obligation of CCT ranking subordinate in right of payment to all senior indebtedness of CCT. CCT is a holding company that conducts substantially all of its business through CCE-II, and the California Note will be effectively subordinated to the claims of creditors of CCE-II. As of March 31, 1997, CCT had no Indebtedness other than the California Note.

  Any and all payments on the California Note is prohibited until the obligations owing under the CCE-II Credit Facility (including refinancings thereof) are paid in full. Moreover, substantially all rights and remedies under the California Note, including the right to accelerate the maturity upon an event of default (including a payment default) are suspended until such obligations under the CCE-II Credit Facility are paid in full.

 Maturity, Interest and Principal

  The California Note has an aggregate principal amount $165.7 million and will mature on September 29, 2005. As of March 31, 1997, the amount outstanding under the California Note was $196.8 million. For financial reporting purposes, the amount of the California Note is $206.2 million because interest accruing under the California Note is based on the average rate of interest over the life of the California Note (which approximates 15.43%) rather than the stated interest rate. Interest on the California Note will accrue at the following rates per annum, compounded annually:

      YEAR FROM CLOSING DATE                                      PER ANNUM RATE
      ----------------------                                      --------------
        Years 1--5...............................................       12%
        Year 6...................................................       15%
        Year 7...................................................       17%
        Year 8...................................................       19%
        Year 9...................................................       21%
        Year 10..................................................       23%

  For purposes of the foregoing, a "year" shall be the twelve-month period ending on any Anniversary Date (as defined in the California Loan Agreement). Interest will be computed on the basis of a 360 day year of twelve 30-day months, and on each Anniversary Date (as defined in the California Loan Agreement) unpaid interest shall compound at the then applicable per annum rate by adding the same to the then unpaid principal balance.

Interest shall be due and payable on the Maturity Date (as defined in the California Loan Agreement) or upon the earlier maturity of the Indebtedness (as defined in the California Loan Agreement) evidenced by the California Note. From and after maturity (by acceleration or otherwise), all principal, interest or any other amounts due from CCT under the California Loan Agreement or under the California Note shall bear interest at an increased rate (as described in Section 5.02 of California Loan Agreement). In no event shall the interest payable in respect of the Indebtedness (as defined in the California Loan Agreement) evidenced by the California Note exceed the maximum amount collectible under applicable law.

  The California Note is not entitled to the benefit of any mandatory sinking fund.

 Prepayment

  The California Note is prepayable at CCT's option in whole at any time or in part from time to time, without premium or penalty, provided that any such prepayment of principal shall include all accrued interest on the amount prepaid.

 Events of Default

  (a) The following are events of default under the California Loan Agreement:

    (i) CCT shall fail to pay, when due (whether by acceleration of maturity or otherwise), principal of or any interest on any Note; or

    (ii) CCT shall fail to pay, when due, any other amount due thereunder or under any Note and such failure shall have continued for a period of three business days; or

    (iii) Any representation or warranty as to a material matter made by CCT under the California Loan Agreement or any statement made by CCT in any financial statement, certificate, report, exhibit or document furnished by CCT to any Holder (as defined in the California Loan Agreement) pursuant to the California Loan Agreement shall prove to have been false or misleading in any material respect at the time when made; or

    (iv) A case or proceeding shall have been instituted in respect of CCT (and shall have remained undismissed for a period of 60 consecutive days if not instituted by CCT):

      A. seeking a declaration or entailing a finding that CCT is insolvent or a similar declaration or finding, or seeking dissolution, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to CCT, its assets or its debts under any law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, forfeiture of charter, or any other similar law now or hereafter in effect; or

      B. seeking appointment of a receiver, trustee, custodian, liquidator, assignee, sequestrator or other similar official for CCT or for all or any substantial part of its property; or

    (v) CCT shall become insolvent, shall become generally unable to pay its debts as they become due or shall not generally pay its debts as they become due, shall make a general assignment for the benefit of creditors, shall institute a case or proceeding described in Section (iv)A. above or shall consent to any such order for relief, declaration, finding or relief described therein, shall institute a proceeding described in Section (iv)B. above or shall consent to any such appointment or to the taking of possession by any such official of all or any substantial part of its property whether or not any such proceeding is instituted, shall dissolve, wind-up or liquidate itself or any substantial part of its property, or shall take any action to authorize or in furtherance of any of the foregoing; or

    (vi) Any default shall occur in the performance or observance of any covenant contained in Section 4.02 of the California Loan Agreement; or

    (vii) Any default shall occur in the performance or observance of any other covenant or agreement of CCT under the California Loan Agreement and shall have continued for a period of 30 days after notice from any Holder (as defined in the California Loan Agreement) to CCT; or

    (viii) CCT (i) shall default (as principal or as guarantor or other surety), unless such default shall have been waived or cured, in any payment of principal of or interest on any permitted Indebtedness (as defined in the California Loan Agreement) for Money Borrowed (as defined in the California Loan Agreement) in the aggregate amount of $15 million or, if such Indebtedness is payable or repayable on demand, shall fail to pay or repay such Indebtedness when demanded or (ii) shall default (unless such default has been waived or cured) in the observance of any covenant, term or condition contained in any agreement or instrument by which such Indebtedness is created, secured or evidenced if the effect of such default is to cause, all or part of such Indebtedness to become due before its otherwise stated maturity; or

    (ix) One or more final judgments for the payment of money shall have been entered against CCT which judgment or judgments exceed $15 million in the aggregate and which remains undischarged for a period (during which execution shall not be effectively stayed) of 30 days.

  For purposes of Sections (iv), (v), (viii) and (ix), all references to "CCT" shall be deemed to include any Subsidiary or Subsidiaries which, in the aggregate, in the most recent fiscal year of CCT accounted for more than 10% of the revenues of CCT and its Subsidiaries (as defined in the California Loan Agreement) on a consolidated basis, or at the end of such fiscal year owned more than 10% of the consolidated assets of CCT, all as shown on the consolidated financial statements for such year, it being understood, however, that the word "Subsidiary" or "Subsidiaries" as used in this paragraph shall not include CCE-I or any future subsidiaries of CCE, L.P. that are not subsidiaries of CCE-II.

  (b) The California Loan Agreement provides that, subject in all cases to the terms of the section entitled "Subordination," if an Event of Default occurs and is continuing or shall exist, (i) any holder of the California Note, if an Event of Default occurs under paragraph (a)(i) or (a)(ii) above, or (ii) if there is more than one holder of the California Note, the holders of a majority in principal amount of the California Note if an Event of Default occurs and is continuing other than under paragraph (a)(i) or (a)(ii) above, may, at such holder or holders' option, by written notice to CCT elect to declare the unpaid principal amount of the California Note(s) which it (they) hold(s), interest accrued thereon and all other amounts owed by CCT under the California Loan Agreement or under the California Note which it (they) hold(s) to be immediately due and payable. Upon any such acceleration during years 1-5 any accrued and unpaid interest shall be added to principal, and interest shall accrue on the aggregate unpaid principal balance of the Indebtedness evidenced by the California Note, as so adjusted, at the rate of 15% per annum through year 5 and thereafter at the rates set forth above.

 Subordination

  The Indebtedness evidenced by the California Note and the payment of the principal of and interest on the California Note is subordinated in right of payment, to the extent and in the manner provided in Article VI of the California Loan Agreement, to the prior payment in full of all amounts then due on all Senior Debt (as defined in the California Loan Agreement).

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Issuer has agreed that, for a period of 180 days after the effective date of this Prospectus, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

  The Issuer will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own accounts pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period of 180 days after the effective date of this Prospectus, the Issuer will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal.

  By acceptance of the Exchange Offer, each broker-dealer that receives New Notes pursuant to the Exchange Offer hereby agrees to notify the Issuer prior to using the Prospectus in connection with the sale or transfer of New Notes, and acknowledges and agrees that, upon receipt of notice from the Issuer of the happening of any event which makes any statement in the Prospectus untrue in any material respect or which requires the making of any changes in the Prospectus in order to make the statements therein not misleading (which notice the Issuer agrees to deliver promptly to such broker-dealer), such broker-dealer will suspend use of the Prospectus until the Issuer has delivered an amended or supplemented prospectus to such broker-dealer.

                                 LEGAL MATTERS

  Certain legal matters with respect to the Notes will be passed upon for the Issuer by Paul, Hastings, Janofsky & Walker LLP, New York, New York.

                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  The financial statements included in this Prospectus and elsewhere in the Registration Statement, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, KPMG Peat Marwick LLP, Ernst & Young, LLP, or Piaker & Lyons, P.C., independent certified public accountants, as indicated in their reports with respect thereto.

                                   GLOSSARY

  The following is a description of certain terms used in this Prospectus.

  A LA CARTE--The purchase of individual basic or expanded basic programming services on a per-channel basis.

  BASIC PENETRATION--The measurement of the take-up of basic cable service expressed by calculating the number of basic service subscribers outstanding on such date as a percentage of the total number of homes passed in the system.

  BASIC SERVICE--A package of over-the-air broadcast and satellite-delivered cable television services.

  BASIC SUBSCRIBER--A subscriber to a cable or other television distribution system who receives the basic level of television service and who is usually charged a flat monthly rate for a number of channels.

  CABLE PLANT--A network of co-axial and/or fiber optic cables that transmit multiple channels carrying images, sound and data between a central facility and an individual customer's television set. Networks may allow one-way (from a headend to a residence and/or business) or two-way (from a headend to a residence and/or business with a data return path to the headend) transmission.

  CLUSTERING--A general term used to describe the strategy of operating cable television systems in a specific geographic region, thus allowing for the achievement of economies of scale and operating efficiencies in such areas as system management, marketing and technical functions.

  DIGITAL COMPRESSION--The conversion of the standard analog video signal into a digital signal, and the compression of that signal so as to facilitate multiple channel transmission through a single channel's bandwidth.

  DIRECT BROADCAST SATELLITE (DBS)--A service by which packages of television programming are transmitted to individual homes, each serviced by a single satellite dish.

  EBITDA--Represents income (loss) before interest expense, income taxes, depreciation and amortization, management fees and other income (expense).

  FCC--Federal Communications Commission.

  HEADEND--A collection of hardware, typically including satellite receivers, modulators, amplifiers and video cassette playback machines, within which signals are processed and then combined for distribution within the cable network.

  HOMES PASSED--Homes that can be connected to a cable distribution system without further extension of the distribution network.

  MATV--Master Antenna Television system. A system which uses a master antenna to pick up television signals for distribution over a cable to a small group of subscribers, such as an apartment block or hotel.

  MMDS--Multichannel Multipoint Distribution Service. A one-way radio transmission of television channels over microwave frequencies from a fixed station transmitting to multiple receiving facilities located at fixed points.

  OVERBUILD--The construction of a second cable television system in a franchise area in which such a system had previously been constructed.

  PAY-PER-VIEW--Payment made for individual movies, programs or events as opposed to a monthly subscription for a whole channel or group of channels.

  PREMIUM PENETRATION--The measurement of the take-up of premium cable service expressed by calculating the number of premium units outstanding on such a date as a percentage of the total number of basic service subscribers.

  PREMIUM SERVICE--An individual cable programming service available only for additional subscription over and above the basic or expanded basic levels of television service.

  PREMIUM UNITS--The number of subscriptions to premium services which are paid for on an individual basis.

  SMATV--Satellite Master Antenna Television system. A video programming delivery system to multiple dwelling units utilizing satellite transmissions.

  VIDEO DIALTONE--A general term used to describe a video programming delivery system through telephone lines.

                               LIST OF ENTITIES

  The following is a partial list of entities referred to in this Prospectus.

CAC--CCA Acquisition Corp.

CCA--CCA Holdings Corp.

CCE-I--Charter Communications Entertainment I, L.P.

CCE-II--Charter Communications Entertainment II, L.P.

CCE, L.P.--Charter Communications Entertainment, L.P.

CCT--CCT Holdings Corp.

CENCOM CABLE--Cencom Cable Entertainment, Inc.

CHARTER--Charter Communications, Inc.

CROWN MEDIA--Crown Media, Inc.

HC CROWN--HC Crown Corp. (also referred to as the "Selling Securityholder").

KELSO--Kelso Investment Associates V, L.P. and an affiliate.

KIAV--Kelso Investment Associates V, L.P.

LBAC--Long Beach Acquisition Corp.

                     INDEX TO AUDITED FINANCIAL STATEMENTS

CCA HOLDINGS CORP. AND SUBSIDIARIES:
  Report of Independent Public Accountants...............................   F-3
  Consolidated Balance Sheets as of December 31, 1996 and 1995...........   F-4
  Consolidated Statements of Operations for the Years Ended December 31,
   1996 and 1995.........................................................   F-6
  Consolidated Statements of Shareholders' Investment for the Years Ended
   December 31, 1996 and 1995............................................   F-7
  Consolidated Statements of Cash Flows for the Years Ended to December
   31, 1996 and 1995.....................................................   F-8
  Notes to Consolidated Financial Statements.............................   F-9
CCA ACQUISITION CORP. AND SUBSIDIARIES:
  Report of Independent Public Accountants...............................  F-24
  Consolidated Balance Sheets as of December 31, 1996 and 1995...........  F-25
  Consolidated Statements of Operations for the Years Ended December 31,
   1996 and 1995.........................................................  F-27
  Consolidated Statements of Shareholder's Investment for the Years Ended
   December 31, 1996 and 1995............................................  F-28
  Consolidated Statements of Cash Flows for the Years Ended December 31,
   1996 and 1995.........................................................  F-29
  Notes to Consolidated Financial Statements.............................  F-31
CENCOM CABLE ENTERTAINMENT, INC.:
  Report of Independent Public Accountants...............................  F-45
  Balance Sheets as of December 31, 1996 and 1995........................  F-46
  Statements of Operations for the Years Ended December 31, 1996 and
   1995..................................................................  F-47
  Statements of Shareholder's Investment for the Years Ended December 31,
   1996 and 1995.........................................................  F-48
  Statements of Cash Flows for the Years Ended December 31, 1996 and
   1995..................................................................  F-49
  Notes to Financial Statements..........................................  F-50
CHARTER COMMUNICATIONS ENTERTAINMENT, L.P.:
  Report of Independent Public Accountants...............................  F-56
  Balance Sheets as of December 31, 1996 and 1995........................  F-57
  Statements of Operations for the Years Ended December 31, 1996 and
   1995..................................................................  F-58
  Statements of Partners' Capital for the Years Ended December 31, 1996
   and 1995..............................................................  F-59
  Statements of Cash Flows for the Years Ended December 31, 1996 and
   1995..................................................................  F-60
  Notes to Financial Statements..........................................  F-61
CHARTER COMMUNICATIONS ENTERTAINMENT I, L.P.:
  Report of Independent Public Accountants...............................  F-68
  Balance Sheets as of December 31, 1996 and 1995........................  F-69
  Statements of Operations for the Years Ended December 31, 1996 and
   1995..................................................................  F-70
  Statements of Partners' Capital for the Years Ended December 31, 1996
   and 1995..............................................................  F-71
  Statements of Cash Flows for the Years Ended December 31, 1996 and
   1995..................................................................  F-72
  Notes to Financial Statements..........................................  F-73
CHARTER COMMUNICATIONS ENTERTAINMENT II, L.P.:
  Report of Independent Public Accountants...............................  F-85
  Balance Sheets as of December 31, 1996 and 1995........................  F-86
  Statements of Operations for the Year ended December 31, 1996 and for the Period from Inception to December 31, 1995........................  F-87
  Statements of Partners' Capital for the Year ended December 31, 1996 and for the Period from Inception to December 31, 1995................  F-88
  Statements of Cash Flows for the Year ended December 31, 1996 and for the Period from Inception to December 31, 1995........................  F-89
  Notes to Financial Statements..........................................  F-90
CENCOM CABLE ENTERTAINMENT, INC.--MISSOURI SYSTEM:
  Report of Independent Public Accountants............................... F-100
  Independent Auditors' Report........................................... F-101
  Balance Sheet as of December 31, 1994.................................. F-102
  Statements of Operations for the Years Ended December 31, 1994 and
   1993.................................................................. F-103
  Statement of System's Equity for the Years Ended December 31, 1994 and
   1993.................................................................. F-104
  Statements of Cash Flows for the Years Ended December 31, 1994 and
   1993.................................................................. F-105
  Notes to Financial Statements.......................................... F-106

CENCOM CABLE INCOME PARTNERS, L.P.--ILLINOIS SYSTEM:
  Report of Independent Public Accountants............................... F-113
  Independent Auditors' Report........................................... F-114
  Balance Sheets as of December 31, 1995 and 1994........................ F-115
  Statements of Operations for the Years Ended December 31, 1995, 1994
   and 1993.............................................................. F-116
  Statements of System's Equity for the Years Ended December 31, 1995,
   1994 and 1993......................................................... F-117
  Statements of Cash Flows for the Years Ended December 31, 1995, 1994
   and 1993.............................................................. F-118
  Notes to Financial Statements.......................................... F-119
CENCOM CABLE TELEVISION, INC.--LOS ANGELES AND RIVERSIDE SYSTEMS:
  Report of Independent Public Accountants............................... F-127
  Combined Balance Sheets as of September 29, 1995 and December 31,
   1994.................................................................. F-128
  Combined Statements of Operations for the Nine Months ended September
   29, 1995 and the Years Ended December 31, 1994 and 1993............... F-129
  Combined Statements of Systems' Equity for the Nine Months ended
   September 29, 1995 and the Years ended December 31, 1994 and 1993..... F-130
  Combined Statements of Cash Flows for the Nine Months ended September
   29, 1995 and the Years ended December 31, 1994 and 1993............... F-131
  Notes to Combined Financial Statements................................. F-132
MISSOURI CABLE TELEVISION SYSTEM TO BE SOLD BY MASADA CABLE PARTNERS,
 L.P. TO CHARTER COMMUNICATIONS ENTERTAINMENT I, L.P.:
  Report of Independent Auditors......................................... F-140
  Balance Sheets as of November 29, 1996 and December 31, 1995........... F-141
  Statements of Operations for the Period from January 1, 1996 to
   November 29, 1996 and for the Years Ended December 31, 1995 and 1994.. F-143
  Statements of Changes in System Capital (Deficiency) for the Period
   from January 1, 1996 to November 29, 1996 and for the Years Ended
   December 31, 1995 and 1994............................................ F-144
  Statements of Cash Flows for the Period from January 1, 1996 to
   November 29, 1996 and for the Years ended December 31, 1995 and 1994.. F-145
  Notes to Financial Statements.......................................... F-146
UNITED VIDEO CABLEVISION, INC.--MASSACHUSETTS AND MISSOURI DIVISIONS:
  Independent Auditors' Report........................................... F-151
  Divisional Balance Sheets as of October 31, 1995 and December 31, 1994
   and 1993.............................................................. F-152
  Statements of Divisional Operations for the Ten Months Ended October
   31, 1995 and the Years Ended December 31, 1994 and 1993............... F-153
  Statements of Divisional Cash Flows for the Ten Months Ended October
   31, 1995 and the Years Ended December 31, 1994 and 1993............... F-154
  Statements of Divisional Equity for the Ten Months Ended October 31,
   1995 and the Years Ended December 31, 1994 and 1993................... F-155
  Notes to Divisional Financial Statements............................... F-158
CROWN MEDIA, INC.--WESTERN CONNECTICUT:
  Independent Auditors' Report........................................... F-159
  Balance Sheets as of December 31, 1994 and 1993........................ F-160
  Statements of Operations for the Year Ended December 31, 1994 and the
   Period from December 28, 1992 through December 31, 1993............... F-161
  Statements of Division Equity for the Year Ended December 31, 1994 and
   the Period from December 28, 1992 through December 31, 1993........... F-162
  Statements of Cash Flows for the Year Ended December 31, 1994 and the
   Period from December 28, 1992 through December 31, 1993............... F-163
  Notes to Financial Statements.......................................... F-164
CROWN CABLE, L.P.:
  Independent Auditors' Report........................................... F-167
  Balance Sheets as of December 31, 1994 and 1993........................ F-168
  Statements of Operations for the Year Ended December 31, 1994 and the
   Period from December 10, 1992 through December 31, 1993............... F-169
  Statements of Partners' Capital for the Year Ended December 31, 1994
   and the Period from December 10, 1992 through December 31, 1993....... F-170
  Statements of Cash Flows for the Year Ended December 31, 1994 and the
   Period from December 10, 1992 through December 31, 1993............... F-171
  Notes to Financial Statements.......................................... F-172

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To CCA Holdings Corp.:

  We have audited the accompanying consolidated balance sheets of CCA Holdings Corp. (a Delaware corporation) and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' investment (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CCA Holdings Corp. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

Arthur Andersen LLP

St. Louis, Missouri,

July 1, 1997

                      CCA HOLDINGS CORP. AND SUBSIDIARIES

            CONSOLIDATED BALANCE SHEETS--DECEMBER 31, 1996 AND 1995

                                                          1996         1995
                                                      ------------ ------------
                       ASSETS
CURRENT ASSETS:
 Cash and cash equivalents........................... $  2,934,939 $ 11,430,931
 Accounts receivable, net of allowance for doubtful
  accounts of $371,166
  and $251,419, respectively.........................    5,465,750    3,324,186
 Prepaid expenses and other..........................      490,443      641,558
 Net assets of discontinued operation................      108,827          --
                                                      ------------ ------------
    Total current assets.............................    8,999,959   15,396,675
                                                      ------------ ------------
INVESTMENT IN CABLE TELEVISION PROPERTIES:
 Property, plant and equipment.......................  206,351,379  178,149,968
 Franchise costs, net of accumulated amortization of
  $51,761,758 and $21,512,225, respectively..........  439,232,345  370,268,109
 Covenant not to compete, net of accumulated
  amortization of $20,000,000 and $10,000,000,
  respectively.......................................          --    10,000,000
                                                      ------------ ------------
                                                       645,583,724  558,418,077
                                                      ------------ ------------
OTHER ASSETS.........................................    9,667,356    7,649,949
                                                      ------------ ------------
RESTRICTED FUNDS HELD IN ESCROW......................          --       301,598
                                                      ------------ ------------
INVESTMENT IN UNCONSOLIDATED LIMITED PARTNERSHIPS....   78,069,816   84,372,806
                                                      ------------ ------------
NET NONCURRENT ASSETS OF DISCONTINUED OPERATION......    1,760,015          --
                                                      ------------ ------------
                                                      $744,080,870 $666,139,105
                                                      ============ ============


                       (Continued on the following page)

                      CCA HOLDINGS CORP. AND SUBSIDIARIES

            CONSOLIDATED BALANCE SHEETS--DECEMBER 31, 1996 AND 1995
                                  (CONTINUED)

                                                        1996          1995
                                                    ------------  ------------
     LIABILITIES AND SHAREHOLDERS' INVESTMENT

CURRENT LIABILITIES:
 Current maturities of long-term debt.............. $  5,880,000  $        --
 Accounts payable and accrued expenses.............   18,890,302    13,274,646
 Subscriber deposits...............................      473,601       711,663
 Payables to affiliates............................    2,630,149     2,907,529
 Other current liabilities.........................    1,401,951           --
                                                    ------------  ------------
    Total current liabilities......................   29,276,003    16,893,838
                                                    ------------  ------------
DEFERRED REVENUE...................................      708,339       780,612
                                                    ------------  ------------
DEFERRED INCOME TAXES..............................   55,500,000    55,500,000
                                                    ------------  ------------
LONG-TERM DEBT, less current maturities............  462,120,000   355,000,000
                                                    ------------  ------------
DEFERRED MANAGEMENT FEES PAYABLE TO AFFILIATE......    1,755,000     1,015,000
                                                    ------------  ------------
NOTE PAYABLE.......................................   82,000,000    82,000,000
                                                    ------------  ------------
ACCRUED INTEREST ON NOTE PAYABLE...................   22,843,402    10,438,805
                                                    ------------  ------------
MINORITY INTEREST IN SUBSIDIARY....................   90,273,351   106,272,025
                                                    ------------  ------------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' INVESTMENT (DEFICIT):
 Class A Voting Common Stock, $.01 par value,
  100,000 shares authorized; 75,515 shares issued
  and outstanding..................................          755           755
 Class B Voting Common Stock, $.01 par value,
  20,000 shares authorized; 4,300 shares issued and
  outstanding......................................           43            43
 Class C Non-Voting Common Stock, $.01 par value,
  5,000 shares authorized; 185 shares issued and
  outstanding......................................            2             2
 Additional paid-in capital........................   79,999,200    79,999,200
 Accumulated deficit...............................  (80,395,225)  (41,761,175)
                                                    ------------  ------------
    Total shareholders' investment (deficit).......     (395,225)   38,238,825
                                                    ------------  ------------
                                                    $744,080,870  $666,139,105
                                                    ============  ============


   The accompanying notes are an integral part of these consolidated balance sheets.

                      CCA HOLDINGS CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                        1996          1995
                                                    ------------  ------------
SERVICE REVENUES:
 Basic service..................................... $ 96,560,920  $ 65,075,541
 Premium service...................................   19,201,801    15,484,951
 Other.............................................   27,260,540    19,128,918
                                                    ------------  ------------
                                                     143,023,261    99,689,410
                                                    ------------  ------------
EXPENSES:
 Operating costs...................................   59,869,348    41,800,111
 General and administrative........................   11,628,513     7,142,567
 Depreciation and amortization.....................   65,757,387    51,193,702
 Management and financial advisory service fees--
  related parties..................................    5,034,375     6,499,167
                                                    ------------  ------------
                                                     142,289,623   106,635,547
                                                    ------------  ------------
    Loss from operations...........................      733,638    (6,946,137)
                                                    ------------  ------------
OTHER INCOME (EXPENSE):
 Interest income...................................      164,476       503,585
 Interest expense..................................  (46,654,019)  (35,461,026)
 Other, net........................................   (1,058,271)       41,622
                                                    ------------  ------------
                                                     (47,547,814)  (34,915,819)
                                                    ------------  ------------
    Loss before equity in loss of unconsolidated
     limited partnerships, loss from discontinued
     operation, provision for income taxes and
     minority interest in loss of subsidiary.......  (46,814,176)  (41,861,956)
EQUITY IN LOSS OF UNCONSOLIDATED LIMITED PARTNER-
 SHIPS.............................................   (6,302,990)   (1,402,194)
                                                    ------------  ------------
    Loss before provision for income taxes, loss
     from discontinued operation, and minority
     interest in loss of subsidiary................  (53,117,166)  (43,264,150)
PROVISION FOR INCOME TAXES.........................          --            --
                                                    ------------  ------------
    Loss before loss from discontinued operation
     and minority interest in loss of subsidiary...  (53,117,166)  (43,264,150)
LOSS FROM DISCONTINUED OPERATION...................   (1,515,558)          --
                                                    ------------  ------------
    Loss before minority interest in loss of sub-
     sidiary.......................................  (54,632,724)  (43,264,150)
MINORITY INTEREST IN LOSS OF SUBSIDIARY............   15,998,674     1,502,975
                                                    ------------  ------------
    Net loss....................................... $(38,634,050) $(41,761,175)
                                                    ============  ============


 The accompanying notes are an integral part of these consolidated statements.

                      CCA HOLDINGS CORP. AND SUBSIDIARIES

         CONSOLIDATED STATEMENTS OF SHAREHOLDERS' INVESTMENT (DEFICIT)

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                        ADDITIONAL
                                 COMMON   PAID-IN   ACCUMULATED
                                 STOCK    CAPITAL     DEFICIT        TOTAL
                                 ------ ----------- ------------  ------------
BALANCE, January 1, 1995........  $--   $       --  $        --   $        --
 Issuance of common stock.......   800   79,999,200          --     80,000,000
 Net loss.......................   --           --   (41,761,175)  (41,761,175)
                                  ----  ----------- ------------  ------------
BALANCE, December 31, 1995......   800   79,999,200  (41,761,175)   38,238,825
 Net loss.......................   --           --   (38,634,050)  (38,634,050)
                                  ----  ----------- ------------  ------------
BALANCE, December 31, 1996......  $800  $79,999,200 $(80,395,225) $   (395,225)
                                  ====  =========== ============  ============



 The accompanying notes are an integral part of these consolidated statements.

                      CCA HOLDINGS CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                        1996          1995
                                                    ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss.......................................... $(38,634,050) $(41,761,175)
 Adjustments to reconcile net loss to net cash
  provided by operating activities--
  Depreciation and amortization....................   65,757,387    51,193,702
  Loss on sale of property, plant and equipment....    1,256,945           --
  Loss from discontinued operations................    1,515,558           --
  Equity in loss of unconsolidated limited
  partnerships.....................................    6,302,990     1,402,194
  Minority interest in loss of subsidiary..........  (15,998,674)   (1,502,975)
  Changes in assets and liabilities, net of effects
  from acquisitions--
   Accounts receivable, net........................   (1,748,468)   (1,387,654)
   Prepaid expenses and other......................      279,406      (250,428)
   Accounts payable and accrued expenses...........    4,429,157     4,249,587
   Subscriber deposits.............................     (257,062)      (11,303)
   Payables to affiliates, including deferred
   management fees.................................      462,620     3,922,529
   Other current liabilities.......................    1,401,951           --
   Deferred revenue................................     (144,748)      780,612
   Accrued interest on note payable................   12,404,597    10,438,805
                                                    ------------  ------------
     Net cash provided by operating activities.....   37,027,609    27,073,894
                                                    ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property, plant and equipment........  (33,898,020)  (22,023,524)
 Proceeds from sale of property, plant and
 equipment.........................................      986,359           --
 Payments for acquisitions, net of cash acquired... (122,017,267) (523,679,458)
 Payments of organizational expenses...............     (242,875)   (1,297,203)
 Payments of franchise costs.......................     (569,167)      (53,266)
Payments of brokerage commissions..................     (310,385)          --
Restricted funds held in escrow....................      301,598      (301,598)
 Investment in unconsolidated limited
 partnerships......................................          --    (85,775,000)
 Minority investment in subsidiary.................          --    107,775,000
                                                    ------------  ------------
     Net cash used in investing activities......... (155,749,757) (525,355,049)
                                                    ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Payments of debt issuance costs...................   (2,773,844)   (7,287,914)
 Borrowings under revolving credit and term loan
 facility..........................................  120,500,000   355,000,000
 Payments of revolving credit and term loan
 facility..........................................   (7,500,000)          --
 Borrowings under note payable.....................          --     82,000,000
 Issuance of common stock..........................          --     80,000,000
                                                    ------------  ------------
     Net cash provided by financing activities.....  110,226,156   509,712,086
                                                    ------------  ------------
NET INCREASE IN CASH AND CASH EQUIVALENTS..........   (8,495,992)   11,430,931
CASH AND CASH EQUIVALENTS, beginning of year.......   11,430,931           --
                                                    ------------  ------------
CASH AND CASH EQUIVALENTS, end of year............. $  2,934,939  $ 11,430,931
                                                    ============  ============
CASH PAID FOR INTEREST............................. $ 33,921,715  $ 22,907,403
                                                    ============  ============
CASH PAID FOR TAXES................................ $        --   $        --
                                                    ============  ============

 The accompanying notes are an integral part of these consolidated statements.

                      CCA HOLDINGS CORP. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          DECEMBER 31, 1996 AND 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

ORGANIZATION AND BASIS OF PRESENTATION

  CCA Holdings Corp. (CCA Holdings), a Delaware corporation, was formed on November 17, 1994. CCA Holdings commenced operations in January 1995 in connection with consummation of the Crown Transaction (as defined below). The accompanying consolidated financial statements include the accounts of CCA Holdings; its wholly-owned subsidiary, CCA Acquisition Corp. (CAC); CAC's wholly-owned subsidiary, Cencom Cable Entertainment, Inc. (CCE); and Charter Communications Entertainment I, L.P. (CCE-I), which is controlled by CAC through its general partnership interest (collectively referred to as the "Company"). CCA Holdings is owned approximately 85% by Kelso Investment Associates V, L.P., an investment fund, together with an affiliate (collectively referred to as "Kelso" herein) and certain other individuals and approximately 15% by Charter Communications, Inc. (Charter), manager of CCE-I's cable television systems (see Note 10). All material intercompany transactions and balances have been eliminated.

  In January 1995, CAC completed the acquisition of certain cable television systems from Crown Media, Inc. (Crown), a subsidiary of Hallmark Cards, Incorporated (Hallmark) (the "Crown Transaction"). On September 29, 1995, CAC and CCT Holdings Corp. (CCT Holdings), an entity affiliated with CCA Holdings by common ownership, entered into an Asset Exchange Agreement whereby CAC exchanged a 1% undivided interest in all of its assets for a 1.22% undivided interest in certain assets to be acquired by CCT Holdings from an affiliate of Gaylord Entertainment Company, Inc. (Gaylord). Effective September 30, 1995, CCT Holdings acquired certain cable television systems from Gaylord. Upon execution of the Asset Purchase Agreement, CAC and CCT Holdings entered into a series of agreements to contribute the assets acquired under the Crown Transaction to CCE-I and certain assets acquired in the Gaylord acquisition to Charter Communications Entertainment II, L.P. (CCE-II). As a result of entering into these agreements, CCA Holdings owns a 55% interest and CCT Holdings owns a 45% interest in the combined operations of CCE-I and CCE-II, respectively. The net loss of CCE-I for the period prior to September 29, 1995, was allocated entirely to CCA Holdings.

  As of December 31, 1996, CCE-I provided cable television service to approximately 125 franchises serving approximately 338,300 basic subscribers in Connecticut, Illinois, Massachusetts, Missouri and New Hampshire.

CASH EQUIVALENTS

  Cash equivalents at December 31, 1996 and 1995, consist primarily of repurchase agreements with original maturities of 90 days or less. These investments are carried at cost, which approximates market value. The Company is subject to loss for amounts invested in repurchase agreements in the event of nonperformance by the financial institution which acts as the counterparty under such agreements; however, such noncompliance is not anticipated.

PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment is recorded at cost, including all direct and certain indirect costs associated with the construction of cable transmission and distribution facilities, and the cost of new customer installation. The costs of disconnecting a residence are charged to expense in the period incurred. Expenditures for repairs and maintenance are charged to expense as incurred, and equipment replacement costs and betterments are capitalized.

                      CCA HOLDINGS CORP. AND SUBSIDIARIES

  Depreciation is provided using the composite method on a straight-line basis over the estimated useful life of the related asset as follows:

     Trunk and distribution systems.................................    10 years
     Subscriber installations.......................................    10 years
     Buildings and headends......................................... 10-20 years
     Converters.....................................................     5 years
     Vehicles and equipment.........................................   4-8 years
     Office equipment...............................................  5-10 years

FRANCHISE COSTS

  Costs incurred in obtaining and renewing cable franchises are initially deferred and amortized over the legal lives of the franchises. Costs relating to unsuccessful franchise applications are charged to expense when it is determined that the efforts to obtain the franchise will not be successful. Franchise rights acquired through the purchase of cable television systems represent the excess of the cost of properties acquired over the amounts assigned to the net tangible assets at date of acquisition. Acquired franchise rights are amortized using the straight-line method over 15 years.

COVENANT NOT TO COMPETE

  Covenant not to compete was amortized over the term of the respective agreement (two years).

OTHER ASSETS

  Organizational expenses are being amortized using the straight-line method over five years. Debt issuance costs are being amortized over the term of the debt.

  During 1995, the Company adopted SFAS No. 121 entitled, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." In accordance with SFAS No. 121, the Company periodically reviews the carrying value of its long-lived assets, identifiable intangibles and franchise costs in relation to historical financial results, current business conditions and trends (including the impact of existing legislation and regulation) to identify potential situations in which the carrying value of such assets may not be recoverable. If a review indicates that the carrying value of such assets may not be recoverable, the carrying value of such assets in excess of their fair value will be recorded as a reduction of the assets' cost as if a permanent impairment has occurred. No impairments have occurred and accordingly, no adjustments to the financial statements of the Company have been recorded relating to SFAS No. 121.

RESTRICTED FUNDS HELD IN ESCROW

  In connection with the acquisition of cable television systems from Mineral Area Cablevision Co., L.P. (Omega) as further discussed in Note 4, the Company agreed to deposit a portion of the purchase price into an escrow account in 1995 which was transferred to Omega at the closing of the asset purchase in January 1996.

INVESTMENT IN UNCONSOLIDATED LIMITED PARTNERSHIPS

CCA Holdings has a 1% general partnership interest and a 54% limited partnership interest in Charter Communications Entertainment, L.P. (CCE, L.P.). CCT Holdings has a 1% general partnership interest and a 44% limited partnership interest in CCE, L.P. CCE, L.P. has a 97.78% limited partnership interest in both CCE-I and CCE-II. CCA Holdings' interest in CCE, L.P., together with its 1.22% general partnership interest in CCE-I and its 1.22% limited partnership interest in CCE-II, provide CCA Holdings with a 55% interest in both CCE-I

                      CCA HOLDINGS CORP. AND SUBSIDIARIES
and CCE-II. CCT Holdings, owns the remaining 45% interest in both CCE-I and CCE-II, including a 1% general partnership interest in CCE-II. CCE-II is controlled by CCT Holdings through its general partnership interest in CCE-II and provisions in CCE-II's partnership agreement and CCE, L.P. is jointly controlled by the Company and CCT Holdings through their general partnership interests in CCE, L.P. and provisions in CCE, L.P.'s partnership agreement; therefore, CCA Holdings' investment in CCE L.P. and CCE-II is accounted for using the equity method. Under this method, the investment in CCE L.P. and CCE-II is originally recorded at cost and is subsequently adjusted to recognize CCA Holdings' share of net earnings or losses as they occur and distributions when received.

REVENUES

  Cable service revenues are recognized when the related services are provided.

  Installation revenues are recognized to the extent of direct selling costs incurred. The remainder, if any, would be deferred and amortized to income over the average estimated period that customers are expected to remain connected to the cable television system. No installation revenue has been deferred as of December 31, 1996 and 1995, as direct selling costs have exceeded installation revenues.

  Fees collected from programmers to guarantee carriage are deferred and amortized to income over the life of the contracts.

  Franchise fees collected from cable subscribers and paid to local franchises are reported as revenues.

OTHER INCOME (EXPENSE)

  Other includes gain and loss on disposition of fixed assets and other miscellaneous income and expense items, which are not directly related to the Company's primary business. A loss of $1,256,945 was recognized on the sale of two buildings for the year ended December 31, 1996.

INCOME TAXES

  Income taxes are recorded in accordance with SFAS No. 109, "Accounting for Income Taxes."

DERIVATIVE FINANCIAL INSTRUMENTS

  The Company manages risk arising from fluctuations in interest rates by using interest rate swap and cap agreements, as required by its credit agreement. These agreements are treated as off-balance sheet financial instruments. The interest rate swap and cap agreements are being accounted for as a hedge of the debt obligation, and accordingly, the net settlement amount is recorded as an adjustment to interest expense in the period incurred.

USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATIONS

  Certain reclassifications have been made to the 1995 financial statements to conform with current year presentation.

2. INVESTMENT IN UNCONSOLIDATED LIMITED PARTNERSHIPS:

  Effective September 30, 1995, CCT Holdings acquired certain assets from Gaylord for approximately $340.9 million, which included cable television systems in California. As described above, these assets were contributed to CCE-II. To finance the acquisition, CCE-II entered into a revolving credit and term loan facility and CCT Holdings executed a subordinated seller note to Gaylord (the "Gaylord Note").

                      CCA HOLDINGS CORP. AND SUBSIDIARIES

  As of December 31, 1996, CCE-II provided cable television service to approximately 168,100 basic subscribers in southern California.

  Summary financial information of CCE-II as of December 31, 1996 and 1995, and for the period from inception (April 20, 1995) to December 31, 1995, and for the year ended December 31, 1996, which is not consolidated with the operating results of the Company, is as follows:

                                                        1996          1995
                                                    ------------  ------------
     Current assets...............................  $ 10,904,830  $ 11,043,867
     Noncurrent assets--primarily investment in
      cable television properties.................   338,316,421   348,029,594
                                                    ------------  ------------
         Total assets.............................  $349,221,251  $359,073,461
                                                    ============  ============
     Current liabilities..........................  $ 13,098,198  $ 14,217,036
     Long-term debt...............................   221,418,000   218,600,000
     Other long-term liabilities..................       383,070       474,460
     Partners' capital............................   114,321,983   125,781,965
                                                    ------------  ------------
         Total liabilities and partners' capital..  $349,221,251  $359,073,461
                                                    ============  ============
     Service revenues.............................  $ 90,368,332  $ 21,156,209
                                                    ============  ============
     Income from operations.......................  $  5,039,834  $    983,638
                                                    ============  ============
     Net loss.....................................  $(11,459,982) $ (3,458,535)
                                                    ============  ============

3. COMMON STOCK:

  The Class A Voting Common Stock (Class A Common Stock) and Class C Non-Voting Common Stock (Class C Common Stock) have certain preferential rights upon liquidation of CCA Holdings. In the event of liquidation, dissolution or "winding up" of CCA Holdings, holders of Class A and Class C Common Stock are entitled to a preference of $1,000 per share. After such amount is paid, holders of Class B Voting Common Stock (Class B Common Stock) are entitled to receive $1,000 per share. Thereafter, Class A and Class C shareholders shall ratably receive the remaining proceeds.

  If upon liquidation, dissolution or "winding up" the assets of CCA Holdings are insufficient to permit payment to Class A and Class C shareholders for their full preferential amounts, all assets of CCA Holdings shall then be distributed ratably to Class A and Class C shareholders. Furthermore, if the proceeds from liquidation are inadequate to pay Class B shareholders their full preferential amounts, the proceeds are to be distributed on a pro rata basis to Class B shareholders.

  Upon the occurrence of any Conversion Event (as defined within the Amended and Restated Certificate of Incorporation) Class C shareholders may convert any or all of their outstanding shares into the same number of Class A Common Stock. Furthermore, CCA Holdings may automatically convert outstanding Class C shares into the same number of Class A shares.

  CCA Holdings is restricted from making cash dividends on its common stock until the balance outstanding under the HC Crown Note (as defined in Note 8) is repaid.

  Charter and Kelso entered into a Stockholders' Agreement providing for certain restrictions on the transfer, sale or purchase of CCA Holdings' Common Stock.

                      CCA HOLDINGS CORP. AND SUBSIDIARIES

4. ACQUISITIONS:

  In January 1995, CAC completed the acquisition of certain cable television systems from Crown for an aggregate purchase price of approximately $488.2 million. The assets were later contributed through a series of transactions to CCE-I effective January 1, 1995. The acquisition of these systems was part of a series of larger transactions in which Crown sold its cable television systems to a group of investors, including Charter, CAC, certain affiliates of Charter, and third parties, for a total purchase price of approximately $900.0 million. To finance this acquisition, CCE-I entered into a revolving credit and term loan facility (see Note 9), and CCA Holdings executed a subordinated seller note to an affiliate of Hallmark for $82.0 million.

  In October 1995, CCE-I acquired the net assets of certain systems from United Video Cablevision, Inc. (United), which include cable television systems in Massachusetts and Missouri, for an aggregate purchase price of approximately $96.0 million.

  In January 1996, CCE-I acquired the net assets of certain systems from Omega, which include cable television systems in Missouri, for an aggregate purchase price of approximately $9.4 million.

  In March 1996, CCE-I acquired the net assets of the Illinois system from Cencom Cable Income Partners, L.P. (CCIP), an affiliated entity, for an aggregate purchase price of approximately $82.1 million (the "CCIP Acquisition").

  In November 1996, CCE-I acquired the net assets of certain systems from Masada Cable Partners, L.P. (Masada), which include cable television systems in Missouri, for an aggregate purchase price of approximately $24.2 million.

  These acquisitions were accounted for using the purchase method of accounting, and accordingly, results of operations of the acquired assets have been included in the financial statements from the respective dates of acquisition. The following shows the purchase price and the allocation of the purchase price to assets acquired and liabilities assumed:

                            CROWN       UNITED      OMEGA       CCIP       MASADA
                         ------------ ----------- ---------- ----------- -----------
Purchase price:
 Cash paid to seller.... $338,640,282 $93,542,306 $9,178,086 $80,103,013 $23,625,358
 Seller note executed by
  CCA Holdings..........   82,000,000         --         --          --          --
 Assumed liabilities,
  including deferred
  taxes of $55,500,000..   55,638,033     282,000     32,000         --       82,950
 Transaction costs......   11,935,229   2,216,101    200,000   2,025,000     480,000
                         ------------ ----------- ---------- ----------- -----------
                         $488,213,544 $96,040,407 $9,410,086 $82,128,013 $24,188,308
                         ============ =========== ========== =========== ===========

                      CCA HOLDINGS CORP. AND SUBSIDIARIES

                            CROWN        UNITED       OMEGA        CCIP        MASADA
                         ------------  -----------  ----------  -----------  -----------
Allocation of purchase
 price to assets
 acquired:
 Cash................... $  5,073,954  $       539  $      200  $ 1,053,410  $       --
 Accounts receivable....    1,933,859        2,673       5,190      387,906          --
 Prepaid expenses and
  other.................      279,745      111,385       7,440       90,368       30,483
 Property, plant and
  equipment.............  162,432,874   12,439,879   1,054,878   11,980,833    2,147,338
 Franchise costs........  307,370,555   84,356,513   8,427,122   69,663,726   22,155,487
 Covenant not to
  compete...............   20,000,000          --          --           --           --
 Accounts payable and
  accrued expenses......   (8,877,443)    (147,616)    (84,744)    (975,755)    (126,000)
 Subscriber deposits....          --      (722,966)        --           --       (19,000)
 Deferred revenue.......          --           --          --       (72,475)         --
                         ------------  -----------  ----------  -----------  -----------
  Purchase price........ $488,213,544  $96,040,407  $9,410,086  $82,128,013  $24,188,308
                         ============  ===========  ==========  ===========  ===========

  The following are the unaudited pro forma operating results as though the 1996 and 1995 acquisitions by CCE-I and CCE-II had been made on January 1 of the respective year prior to such acquisitions:

                                                       FOR THE YEARS ENDED
                                                           DECEMBER 31
                                                    --------------------------
                                                        1996          1995
                                                    ------------  ------------
                                                           (UNAUDITED)
     Service revenues.............................. $151,548,000  $137,021,602
     Income (loss) from operations................. $    446,000  $ (2,049,590)
     Net loss...................................... $(39,157,000) $(41,587,611)

5. PROPERTY, PLANT AND EQUIPMENT:

  Property, plant and equipment is stated at cost and consist of the following at December 31:

                                                         1996          1995
                                                     ------------  ------------
     Trunk and distribution systems................. $125,248,708  $110,330,189
     Subscriber installations.......................   45,636,572    34,114,600
     Land, buildings and headends...................   33,135,716    21,069,307
     Converters.....................................   27,097,454    21,046,326
     Vehicles and equipment.........................    7,180,068     4,737,430
     Office equipment...............................    7,603,973     5,597,301
     Construction-in-progress.......................    3,243,405           --
                                                     ------------  ------------
                                                      249,145,896   196,895,153
     Less--Accumulated depreciation.................  (42,794,517)  (18,745,185)
                                                     ------------  ------------
                                                     $206,351,379  $178,149,968
                                                     ============  ============

                      CCA HOLDINGS CORP. AND SUBSIDIARIES

6. OTHER ASSETS:

  Other assets consist of the following at December 31:

                                                            1996       1995
                                                         ---------- ----------
     Debt issuance costs, net of accumulated
      amortization of $1,656,817 and $648,064,
      respectively...................................... $8,404,941 $6,639,850
     Organizational expenses, net of accumulated
      amortization of $574,589 and $287,104,
      respectively......................................    965,489  1,010,099
     Brokerage commissions, net of accumulated
      amortization of $13,459 and $-0-, respectively....    296,926        --
                                                         ---------- ----------
                                                         $9,667,356 $7,649,949
                                                         ========== ==========

7. ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

  Accounts payable and accrued expenses consist of the following at December
31:

                                                           1996        1995
                                                        ----------- -----------
     Accrued salaries and related benefits............. $ 1,613,024 $   888,972
     Accounts payable..................................   1,763,895     646,744
     Accrued interest..................................   2,442,525   2,114,818
     Programming expenses..............................   2,726,803   2,046,640
     Franchise fees....................................   3,187,335   2,467,564
     Capital expenditures..............................   3,482,531   3,525,747
     Other.............................................   3,674,189   1,584,161
                                                        ----------- -----------
                                                        $18,890,302 $13,274,646
                                                        =========== ===========

8. NOTE PAYABLE:

  In connection with the Crown Transaction, the Company entered into an $82.0 million senior subordinated loan agreement with a subsidiary of Hallmark, HC Crown Corp., and pursuant to such loan agreement issued a senior subordinated note (the "HC Crown Note"). The HC Crown Note is an unsecured obligation. The HC Crown Note is limited in aggregate principal amount to $82.0 million and has a stated maturity date of December 31, 1999 (the "Stated Maturity Date"). Interest accrues at 13% per annum, compounded semiannually, but is not due and payable until the Stated Maturity Date. If principal plus accrued interest is not paid at the Stated Maturity Date, the annual rate at which interest accrues will initially increase to 18% and will increase by an additional 2% on each successive anniversary of the Stated Maturity Date (up to a maximum of 26%) until the HC Crown Note is repaid; in addition, a 3% default rate of interest can, in certain instances, be in effect simultaneously with the stated rate of interest on the HC Crown Note. The HC Crown Note is redeemable in whole or in part at the option of the Company at any time, without premium or penalty, provided that accrued interest is paid on the portion of the HC Crown Note so redeemed.

  Borrowings under the HC Crown Note are subject to certain financial and nonfinancial covenants and restrictions. The most restrictive covenant requires maintenance of a ratio of debt (excluding the HC Crown Note) to adjusted consolidated annualized operating cash flow, as defined, not to exceed 7.25 to 1 at December 31, 1996. In addition to the subordination in right of payment provisions contained in the HC Crown Note, the HC Crown Note is subject to a subordination agreement in favor of senior bank debt of CCE-I. Pursuant to the subordination agreement, substantially all rights and remedies under the HC Crown Note, including the rights to

                      CCA HOLDINGS CORP. AND SUBSIDIARIES
accelerate the maturity upon an event of default (including a payment of default), are suspended until the obligations under the Credit Agreement (as defined herein) are paid in full.

  The HC Crown Note is subordinated to the Credit Agreement. Pursuant to the terms of the Credit Agreement, payments on the HC Crown Note are prohibited until the indefeasible payment in full in cash, and the termination of commitments to lend under the Credit Agreement. The HC Crown Note will not have the benefit of any distributions from CCE-II until repayment in full of CCE-II's credit facility and the Gaylord Note.

  The obligations owing on the HC Crown Note are guaranteed by CAC, CCE and CCE, L.P. (collectively referred to as the "Guarantors"). The CCE, L.P. guarantee cannot be enforced until the repayment in full and termination of the Credit Agreement (as defined herein) and the CCE-II credit facility. The CAC and CCE guarantees cannot be enforced until the repayment in full and termination of the Credit Agreement. The guarantees, by their terms, are limited to the proceeds of distributions received from CCE-I, and income, if any, generated by the Guarantors. CCA Holdings and the Guarantors are dependent primarily upon distributions from CCE-I to service the HC Crown Note.

  Subsequent to year-end, HC Crown Corp. sold the majority of the HC Crown Note through a private placement. The fair value of the HC Crown Note plus accrued interest, based upon the proceeds received, was approximately $89.5 million at December 31, 1996.

9. LONG-TERM DEBT:

  In January 1995, CCE-I entered into a revolving credit and term loan facility (the "Credit Agreement") with a consortium of banks for borrowings up to $300.0 million. CCE-I has amended, on several occasions, the Credit Agreement to allow for total borrowings of $505.0 million for the purpose of making certain acquisitions. Principal payments are due in quarterly installments beginning September 30, 1997, and continuing through June 30, 2004. Borrowings under the Credit Agreement bear interest at rates based upon a certain spread plus a base rate, with the base rate being, at CCE-I's election, the Base Rate, as defined in the Credit Agreement, LIBOR, or prevailing bid rates on certificates of deposit. The applicable spread is based on the ratio of debt to annualized operating cash flow. The interest rates ranged from 7.63% to 9.42% at December 31, 1996. The weighted average interest rates and weighted average borrowings were 8.05% and 8.71%, and approximately $425,067,000 and $272,885,000 during 1996 and 1995, respectively. As this debt instrument bears interest at current market rates, its carrying amount approximates fair market value at December 31, 1996 and 1995.

  Borrowings under the Credit Agreement are collateralized by the assets of CCE-I. In addition, CAC, CCE and CCT Holdings have pledged their partnership interests as additional security to the Credit Agreement.

  Borrowings under the Credit Agreement are subject to certain financial and nonfinancial covenants and restrictions, the most restrictive of which requires maintenance of a ratio of debt to annualized operating cash flow, as defined, not to exceed 6.50 to 1 at December 31, 1996. A quarterly commitment fee of 0.375% per annum is payable on the unused portion of the Credit Agreement.

                      CCA HOLDINGS CORP. AND SUBSIDIARIES

  Commencing September 30, 1997, and March 31, 1998, the principal balances of the term and fund loans, respectively, shall be amortized in consecutive quarterly installments until paid in full. In addition, commencing September 30, 1997, and at the end of each calendar quarter thereafter, available borrowings under the revolving credit facility shall be reduced. The following table sets forth such information on an annual basis.

                                           PERCENTAGE
                                        OF PRINCIPAL DUE    PERCENTAGE REDUCTION
                                      --------------------- OF REVOLVING CREDIT
     YEAR                             TERM LOANS FUND LOANS FACILITY COMMITMENT
     ----                             ---------- ---------- --------------------
     1997............................     2.10%       -- %           2.10%
     1998............................     9.00        .50            9.00
     1999............................    12.00        .50           12.00
     2000............................    12.25       1.00           12.25
     2001............................    16.50       1.00           16.50
     2002............................    20.25       1.00           20.25
     2003............................    21.25      17.40           21.25
     2004............................     6.65      78.60            6.65
                                        ------     ------          ------
                                        100.00%    100.00%         100.00%
                                        ======     ======          ======

  In addition to the foregoing, effective April 30, 1999, and on each April 30th thereafter, CCE-I is required to make a repayment of principal of the term and fund loans (pro rata) in an amount equal to 75% of Annual Excess Cash Flow, as defined in the Credit Agreement, for the preceding year if the leverage ratio is greater than 5.5 to 1, or 50% of Annual Excess Cash Flow if the leverage ratio is less than 5.5 to 1. These repayments shall be applied to principal in inverse order of maturity.

  Based upon outstanding indebtedness at December 31, 1996, and the amortization of term loans and fund loans and scheduled reductions in available borrowings depicted above, aggregate future principal payments on the Credit Agreement at December 31, 1996, are as follows:

     YEAR                                                              AMOUNT
     ----                                                           ------------
     1997.......................................................... $  5,880,000
     1998..........................................................   25,625,000
     1999..........................................................   34,025,000
     2000..........................................................   47,640,000
     2001..........................................................   70,150,000
     Thereafter....................................................  284,680,000
                                                                    ------------
                                                                    $468,000,000
                                                                    ============

                      CCA HOLDINGS CORP. AND SUBSIDIARIES

  As a requirement of the Credit Agreement, CCE-I has secured interest rate protection agreements. The Credit Agreement requires CCE-I to enter into interest rate protection agreements for notional amounts of not less than 50% of the outstanding obligations. In addition, the interest rate protection agreements must provide rate protection for a weighted average period of not less than 18 months. The fair value of the interest rate caps or swaps is the estimated amount CCE-I would receive (pay) to eliminate the cap or swap agreement at the reporting date, taking into account current interest rates and the credit-worthiness of the counterparties. The following summarizes certain information pertaining to the interest rate protection agreements as of December 31, 1996:

                                                                        FAIR
                                                                       VALUE/
     NOTIONAL        FIXED            CONTRACT EXPIRATION            REDEMPTION
      AMOUNT    TYPE RATE                    DATE                      PRICE
   ------------ ---- ----- ----------------------------------------  ----------
   $ 25,000,000 Swap  5.5% December 1, 1997........................    $(60,812)
     25,000,000 Swap  5.5  December 1, 1997........................     (19,135)
     75,000,000 Swap  5.5  December 1, 1998........................          *
     25,000,000 Swap  4.9  March 28, 1998..........................      (4,956)
     20,000,000 Cap   8.5  April 14, 1998..........................      (8,978)
     30,000,000 Cap   8.5  September 23, 1999......................      42,045
     50,000,000 Cap   8.5  February 2, 1999........................   1,085,601
   ------------                                                      ----------
   $250,000,000       6.6% Weighted Average Fixed Rate.............  $1,033,765
   ============                                                      ==========

  *This contract has not been marked to market since its effective date is after the reporting date.

  Management believes that the counterparties of the interest rate protection agreements will be able to meet their obligations under the agreements. The purpose of CCE-I's involvement in these interest rate protection agreements is to minimize CCE-I's exposure to interest rate fluctuations on its floating rate debt. Management believes that it has no material concentration of credit or market risks with respect to its interest rate protection agreements.

10. RELATED-PARTY TRANSACTIONS:

  Charter provides management services to CCE-I under the terms of a contract which provides for base fees equal to $4,845,000 and $3,925,000 as of December 31, 1996 and 1995, respectively, per annum plus an annual bonus equal to 30% of the excess, if any, of operating cash flow (as defined in the management agreement) over the projected operating cash flow for the year. Payment of the annual bonus is deferred until termination of the Credit Agreement due to restrictions provided within the Credit Agreement. The annual bonus for the year ended December 31, 1996 and 1995, totaled $740,000 and $1,015,000, respectively. In addition, CCE-I receives financial advisory services from an affiliate of Kelso, under terms of a contract which provides for fees equal to $552,500 and $450,000 at December 31, 1996 and 1995, respectively, per annum. These agreements were amended during 1996 and 1995 in conjunction with each acquisition of cable television systems to increase the annual base fees for Charter and Kelso. Expenses recognized by CCE-I under these contracts during 1996 and 1995 were approximately $5,034,000 and $6,499,000, respectively. Management and financial advisory service fees currently payable of $1,181,300 and $1,029,000 are included in Payables to affiliates at December 31, 1996 and 1995, respectively.

  CCE-I pays certain acquisition advisory fees to an affiliate of Kelso and Charter, which typically equal approximately 1% of the total purchase price paid for cable television systems acquired. Total acquisition fees paid to the affiliate of Kelso in 1996 and 1995 were $1,140,000 and $5,250,000, respectively. Total acquisition fees paid to Charter in 1996 and 1995 were $1,140,000 and $950,000, respectively. In addition, Charter received $4,300,000 of equity interests in CCA Holdings during 1995 in conjunction with the Crown acquisition.

                      CCA HOLDINGS CORP. AND SUBSIDIARIES

  CCE-I and all entities affiliated with Charter collectively utilize a combination of insurance coverage and self-insurance programs for medical, dental and workers' compensation claims. CCE-I is allocated charges monthly based upon its total number of employees, historical claims and medical cost trend rates. Management considers this allocation to be reasonable for the operations of CCE-I. During 1996 and 1995, CCE-I expensed approximately $1,401,300 and $840,000, respectively, relating to insurance allocations.

  In 1996, CCE-I and other affiliated entities employed the services of Charter's National Data Center (the "National Data Center"). The National Data Center performs certain subscriber billing services and provides computer network, hardware and software support to CCE-I and other affiliated entities. The cost of these services is allocated based on the number of subscribers. Management considers this allocation to be reasonable for the operations of CCE-I. During 1996, CCE-I expensed approximately $340,600 relating to these services.

  CCE-I maintains a regional office. The regional office performs certain operational services on behalf of CCE-I and other affiliated entities. The cost of these services is allocated to CCE-I and affiliated entities based on their number of subscribers. Management considers this allocation to be reasonable for the operations of CCE-I. During 1996 and 1995, CCE-I expensed approximately $799,400 and $512,000, respectively, relating to these services.

  CCE-II has similar arrangements as discussed above, which have been reflected in CCE-II's operations.

11. COMMITMENTS AND CONTINGENCIES:

LEASES

  CCE-I leases certain facilities and equipment under noncancelable operating leases. Rent expense incurred under these leases during 1996 and 1995 was approximately $617,600 and $533,000, respectively.

Approximate aggregate future minimum lease payments are as follows:

     1997.............................................................. $484,500
     1998..............................................................  438,900
     1999..............................................................  259,600
     2000..............................................................  159,200
     2001..............................................................  111,200
     Thereafter........................................................  422,100

  CCE-I rents utility poles in its operations. Generally, pole rental agreements are short term, but CCE-I anticipates that such rentals will recur. Rent expense for pole attachments during 1996 and 1995 was approximately $1,773,100 and $1,363,000, respectively.

INSURANCE COVERAGE

  CCE-I currently does not have, and does not in the near term anticipate having, property and casualty insurance on its underground distribution plant. Due to large claims incurred by the property and casualty insurance industry, the pricing of insurance coverage has become inflated to the point where, in the judgment of the Company's management, the price is cost prohibitive. Management believes that its experience and policy with such insurance coverage is consistent with general industry practices. Management will continue to monitor the insurance markets to attempt to obtain coverage for CCE-I's distribution plant at reasonable rates.

LITIGATION

  A purported class action lawsuit on behalf of the CCIP limited partners was filed in 1995 (the "Action"), which sought, among other things, to enjoin permanently the CCIP Acquisition. On February 15, 1996, all of the plaintiff's claims for injunctive relief were dismissed (including that which sought to prevent the consummation of the CCIP Acquisition); the plaintiff's claims for money damages which may have resulted from the CCIP

                      CCA HOLDINGS CORP. AND SUBSIDIARIES

Acquisition remain pending. Each of the defendants in the Action, including CCE-I believes the Action, which remains pending, to be without merit and is contesting it vigorously. In October 1996, the plaintiff filed a Consolidated Amended Class Action Complaint (the "Amended Complaint"). The general partner of CCIP believes that portions of the Amended Complaint are legally inadequate and in January 1997 filed a motion for summary judgment to dismiss all remaining claims in the Action. There can be no assurance, however, that the plaintiff will not be awarded damages, some or all of which may be payable by CCE-I, in connection with the Action.

  CCE is a named defendant in two actions filed in 1997 involving an affiliate of Charter, Cencom Cable Income Partners II, L.P. (CCIP II). An action has been filed in the Circuit Court of Jackson County, Missouri by 269 individual plaintiffs who are limited partners of CCIP II against Cencom Properties II, Inc., the general partner of CCIP II, Cencom Partners Inc., the general partner of Cencom Partners, LP (CPLP), an entity in which CCIP II invested, certain named brokerage firms involved in the original sale of the limited partnership units and CCE. CCE provided management services to both CCIP II and CPLP and also owned all of the stock of the general partners of each of these partnerships prior to mid-1994. The Plaintiffs seek recovery of the consideration paid for their partnership units, restitution of all profits received by the defendants in connection with the CCIP II transaction and punitive damages. Also, a purported class action has been filed in the Court of Chancery of the State of Delaware, in and for New Castle County on behalf of the limited partners of CCIP II against Cencom Properties II, Inc., CCE, Charter, certain other affiliates of Charter and certain individuals, including officers of Charter or Cencom Properties II, Inc. The damages claimed by the plaintiffs are as yet unspecified. CCE believes that it has meritorious defense in both actions, including defenses based on applicable statutes of limitations. CCE intends to defend the actions vigorously. CCE is not able at this early stage to project the expenses, if any, which will be associated with the actions or to predict any potential outcome or exposure.

  The Company is also a party to lawsuits which are generally incidental to its business. In the opinion of management, after consulting with legal counsel, the outcome of the above mentioned lawsuits will not have a material adverse effect on the Company's consolidated financial position and results of operations.

SEVERANCE PAYMENT

  During 1996, CCE-I and other affiliated entities entered into a Settlement Agreement and Mutual Release with a former executive, whereby CCE-I will make severance payments totaling $500,000. The funds are to be paid in 12 equal installments, which commenced April 1, 1996.

12. REGULATION IN THE CABLE TELEVISION INDUSTRY:

  The cable television industry is subject to extensive regulation at the federal, local and, in some instances, state levels. In addition, recent legislative and regulatory changes and additional regulatory proposals under consideration may materially affect the cable television industry.

  Congress enacted the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act"), which became effective on December 4, 1992. The 1992 Cable Act generally allows for a greater degree of regulation of the cable television industry. Under the 1992 Cable Act's definition of effective competition, nearly all cable systems in the United States are subject to rate regulation of basic cable services, provided the local franchising authority becomes certified to regulate basic service rates. The 1992 Cable Act and the Federal Communications Commission's (FCC) rules implementing the 1992 Cable Act have generally increased the administrative and operational expenses of cable television systems and have resulted in additional regulatory oversight by the FCC and local franchise authorities.

                      CCA HOLDINGS CORP. AND SUBSIDIARIES

  While management believes that CCE-I and CCE-II has complied in all material respects with the rate provisions of the 1992 Cable Act, in jurisdictions that have not yet chosen to certify, refunds covering a one-year period on basic services may be ordered upon future certification if CCE-I and CCE-II are unable to justify their rates through a benchmark or cost-of-service filing pursuant to FCC rules. Management is unable to estimate at this time the amount of refunds, if any, that may be payable by CCE-I and CCE-II in the event certain of their rates are successfully challenged by franchising authorities or found to be unreasonable by the FCC. Management does not believe that the amount of any such refunds would have a material adverse effect on the consolidated financial position or results of operations of the Company.

  The 1992 Cable Act modified the franchise renewal process to make it easier for a franchising authority to deny renewal. Historically, franchises have been renewed for cable operators that have provided satisfactory services and have complied with the terms of the franchise agreement. Although management believes that the Company has generally met the terms of its franchise agreements and has provided quality levels of service, and anticipates the Company's future franchise renewal prospects generally will be favorable, there can be no assurance that any such franchises will be renewed or, if renewed, that the franchising authority will not impose more onerous requirements on the Company than previously existed.

  During 1996, Congress passed and the President signed into law the Telecommunications Act of 1996 (the "Telecommunications Act"), which alters federal, state, and local laws and regulations pertaining to cable television, telecommunications and other services. Under the Telecommunications Act, telephone companies can compete directly with cable operators in the provision of video programming, subject to certain regulatory safeguards.

  Certain provisions of the Telecommunications Act could materially affect the growth and operation of the cable television industry and the cable services provided by the Company. Although the new legislation may substantially lessen regulatory burdens, the cable television industry may be subject to additional competition as a result thereof. There are numerous rule makings to be undertaken by the FCC which will interpret and implement the Telecommunications Act's provisions. In addition, certain provisions of the Telecommunications Act (such as the deregulation of cable programming rates) are not immediately effective. Further, certain of the Telecommunications Act's provisions have been and are likely to be subject to judicial challenges. Management is unable at this time to predict the outcome of such rule makings or litigation or the substantive effect of the new legislation and the rule makings on the consolidated financial position and results of operations of the Company.

13. INCOME TAXES:

  Income taxes are recorded in accordance with SFAS No. 109. In accordance with SFAS No. 109, deferred tax assets and liabilities are recognized for the estimated future tax consequence attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using the enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. Deferred income tax expense or benefit is the result of changes in the liability or asset recorded for deferred taxes. A valuation allowance must be established for any portion of a deferred tax asset for which it is more likely than not that a tax benefit will not be realized.

  During 1996 and 1995, changes in the Company's temporary differences and losses from operations, which pertain primarily to depreciation and amortization, resulted in a deferred tax benefits of approximately $12.5 million and $9.0 million, respectively. These amounts were offset by valuation allowances of equal amounts.

  No current provision (benefit) for income taxes was recorded during 1996 and 1995.

                      CCA HOLDINGS CORP. AND SUBSIDIARIES

  Deferred taxes are comprised of the following at December 31:

                                                       1996          1995
                                                   ------------  ------------
     Deferred income tax assets:
      Accounts receivable......................... $    148,000  $    100,000
      Covenant not to compete.....................    6,933,000     3,467,000
      Investment in unconsolidated limited
       partnership................................          --        556,000
      Accrued expenses and payables to
       affiliates.................................    2,273,000     1,978,000
      Deferred revenue............................      283,000       312,000
      Deferred management fees payable to
       affiliate..................................      702,000       406,000
      Tax loss carryforwards......................   44,352,000    26,119,000
      Valuation allowance.........................  (21,528,000)   (9,042,000)
                                                   ------------  ------------
         Total deferred income tax assets.........   33,163,000    23,896,000
                                                   ------------  ------------
     Deferred income tax liabilities:
      Property, plant and equipment...............  (37,191,000)  (31,867,000)
      Franchise costs.............................  (44,362,000)  (47,285,000)
      Investment in unconsolidated limited
       partnerships...............................   (3,767,000)          --
      Minority interest in subsidiary.............   (3,343,000)     (244,000)
                                                   ------------  ------------
         Total deferred income tax liabilities....  (88,663,000)  (79,396,000)
                                                   ------------  ------------
         Net deferred income tax liability........ $(55,500,000) $(55,500,000)
                                                   ============  ============

  At December 31, 1996, the Company had net operating loss (NOL) carryforwards for regular income tax purposes aggregating approximately $110.9 million, which expire in various years through 2011. Utilization of the NOLs is subject to certain limitations. The Company's regular tax NOLs are recognized for financial statement purposes as a reduction of the deferred tax liability or an increase of the deferred tax asset.

14. DISCONTINUED OPERATION:

  CCE-I approved a plan to discontinue the radio operation maintained by its subsidiary, Charter Communications Radio St. Louis, LLC. Pursuant to a sales agreement dated January 23, 1997, such operations will cease upon FCC approval of the transfer of the radio license.

  The net losses of this operation prior to December 31, 1996, are included in the consolidated statement of operations under "Loss from discontinued operation." Revenues from such operation were $1,532,572 for the period then ended. The noncurrent net assets of this operation are comprised primarily of property, plant and equipment, license fees and other deferred costs. No material gain or loss is anticipated in connection with the disposition of these net assets.

15. COMPETITION:

  The Connecticut Department of Public Utility Control granted a franchise to a subsidiary of a local telephone company to serve the entire State of Connecticut. This provider has proposed to offer its cable service initially to a primary franchise area of several Connecticut communities, including one served by CCE-I. Management is unable to predict the ultimate impact of this development upon the Company's consolidated financial position or results of operations.

  CCE-II's Riverside, California system, providing service to approximately 48,000 basic subscribers, faces competition from a multipoint distribution system acquired by Pacific Telesis Group. At this time management

                      CCA HOLDINGS CORP. AND SUBSIDIARIES
is uncertain what impact, if any, this acquisition will have on the Company's consolidated financial position or results of operations.

16. EMPLOYEE BENEFIT PLANS:

401(K) PLAN

  In 1995, CCE-I adopted the Charter Communications, Inc. 401(k) Plan (the "401(k) Plan") for the benefit of its employees. All employees who have completed one year of employment are eligible to participate in the 401(k) Plan. The 401(k) Plan is a tax-qualified retirement savings plan to which employees may elect to make pretax contributions up to the lesser of 10% of their compensation or dollar thresholds established under the Internal Revenue Code. CCE-I contributes an amount equal to 50% of the first 5% contributed by each employee. During 1996 and 1995, CCE-I contributed approximately $269,900 and $177,000, to the 401(k) Plan, respectively.

APPRECIATION RIGHTS PLAN

  In 1996, certain of CCE-I's employees became participants in the 1996 Charter Communications/Kelso & Company Appreciation Rights Plan (the "Appreciation Rights Plan"). The Appreciation Rights Plan covers certain key employees and consultants within the group of companies and partnerships controlled by affiliates of Kelso and managed by Charter (collectively, the "Investment Group").

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To CCA Acquisition Corp.:

  We have audited the accompanying consolidated balance sheets of CCA Acquisition Corp. (a Delaware corporation) and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholder's investment (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CCA Acquisition Corp. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

Arthur Andersen LLP

St. Louis, Missouri,

July 1, 1997

                     CCA ACQUISITION CORP. AND SUBSIDIARIES

            CONSOLIDATED BALANCE SHEETS--DECEMBER 31, 1996 AND 1995

                                                          1996         1995
                                                      ------------ ------------
                       ASSETS
CURRENT ASSETS:
 Cash and cash equivalents........................... $  2,934,939 $ 11,430,931
 Accounts receivable, net of allowance for doubtful
  accounts of $371,166 and $251,419, respectively....    5,465,750    3,324,186
 Prepaid expenses and other..........................      490,443      641,558
 Net assets of discontinued operation................      108,827          --
                                                      ------------ ------------
    Total current assets.............................    8,999,959   15,396,675
                                                      ------------ ------------
INVESTMENT IN CABLE TELEVISION PROPERTIES:
 Property, plant and equipment.......................  206,351,379  178,149,968
 Franchise costs, net of accumulated amortization of
  $51,761,758 and $21,512,225, respectively..........  439,232,345  370,268,109
 Covenant not to compete, net of accumulated
  amortization of $20,000,000 and $10,000,000,
  respectively.......................................          --    10,000,000
                                                      ------------ ------------
                                                       645,583,724  558,418,077
                                                      ------------ ------------
OTHER ASSETS.........................................    9,667,356    7,649,949
                                                      ------------ ------------
RESTRICTED FUNDS HELD IN ESCROW......................          --       301,598
                                                      ------------ ------------
INVESTMENT IN UNCONSOLIDATED LIMITED PARTNERSHIPS....   78,069,816   84,372,806
                                                      ------------ ------------
NET NONCURRENT ASSETS OF DISCONTINUED OPERATION......    1,760,015          --
                                                      ------------ ------------
                                                      $744,080,870 $666,139,105
                                                      ============ ============


                       (Continued on the following page)

                     CCA ACQUISITION CORP. AND SUBSIDIARIES

            CONSOLIDATED BALANCE SHEETS--DECEMBER 31, 1996 AND 1995
                                  (CONTINUED)

                                                          1996          1995
                                                      ------------  ------------
 LIABILITIES AND SHAREHOLDER'S INVESTMENT (DEFICIT)
 CURRENT LIABILITIES:
  Current maturities of long-term debt..............  $  5,880,000  $        --
  Accounts payable and accrued expenses.............    18,517,774  $ 13,274,646
  Subscriber deposits...............................       473,601       711,663
  Payables to affiliates............................     2,630,149     2,907,529
  Other current liabilities.........................     1,401,951           --
                                                      ------------  ------------
     Total current liabilities......................    28,903,475    16,893,838
                                                      ------------  ------------
 DEFERRED REVENUE...................................       708,339       780,612
                                                      ------------  ------------
 DEFERRED INCOME TAXES..............................    55,500,000    55,500,000
                                                      ------------  ------------
 LONG-TERM DEBT, less current maturities............   462,120,000   355,000,000
                                                      ------------  ------------
 DEFERRED MANAGEMENT FEES PAYABLE TO AFFILIATE......     1,755,000     1,015,000
                                                      ------------  ------------
 NOTE PAYABLE.......................................    82,000,000    82,000,000
                                                      ------------  ------------
 ACCRUED INTEREST ON NOTE PAYABLE...................    22,843,402    10,438,805
                                                      ------------  ------------
 MINORITY INTEREST IN SUBSIDIARY....................    90,273,351   106,272,025
                                                      ------------  ------------
 COMMITMENTS AND CONTINGENCIES
 SHAREHOLDER'S INVESTMENT (DEFICIT):
  Common stock, $.01 par value, 100 shares
   authorized; 100 shares issued
   and outstanding..................................             1             1
  Additional paid-in capital........................    79,999,999    79,999,999
  Accumulated deficit...............................   (80,022,697)  (41,761,175)
                                                      ------------  ------------
     Total shareholder's investment (deficit).......       (22,697)   38,238,825
                                                      ------------  ------------
                                                      $744,080,870  $666,139,105
                                                      ============  ============


   The accompanying notes are an integral part of these consolidated balance sheets.

                     CCA ACQUISITION CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                        1996          1995
                                                    ------------  ------------
SERVICE REVENUES:
  Basic service.................................... $ 96,560,920  $ 65,075,541
  Premium service..................................   19,201,801    15,484,951
  Other............................................   27,260,540    19,128,918
                                                    ------------  ------------
                                                     143,023,261    99,689,410
                                                    ------------  ------------
EXPENSES:
  Operating costs..................................   59,869,348    41,800,111
  General and administrative.......................   11,255,985     7,142,567
  Depreciation and amortization....................   65,757,387    51,193,702
  Management and financial advisory service fees--
   related parties.................................    5,034,375     6,499,167
                                                    ------------  ------------
                                                     141,917,095   106,635,547
                                                    ------------  ------------
    Income (loss) from continuing operations.......    1,106,166    (6,946,137)
                                                    ------------  ------------
OTHER INCOME (EXPENSE):
  Interest income..................................      164,476       503,585
  Interest expense.................................  (46,654,019)  (35,461,026)
  Other, net.......................................   (1,058,271)       41,622
                                                    ------------  ------------
                                                     (47,547,814)  (34,915,819)
                                                    ------------  ------------
    Loss before equity in loss of unconsolidated
     limited partnerships, provision for income
     taxes, loss from discontinued operation and
     minority interest in loss of subsidiary.......  (46,441,648)  (41,861,956)
EQUITY IN LOSS OF UNCONSOLIDATED LIMITED PARTNER-
 SHIPS.............................................   (6,302,990)   (1,402,194)
                                                    ------------  ------------
    Loss before provision for income taxes, loss
     from discontinued operation and minority in-
     terest in loss of subsidiary..................  (52,744,638)  (43,264,150)
PROVISION FOR INCOME TAXES.........................          --            --
                                                    ------------  ------------
    Loss before loss from discontinued operation
     and minority interest in loss of subsidiary...  (52,744,638)  (43,264,150)
LOSS FROM DISCONTINUED OPERATION...................   (1,515,558)          --
                                                    ------------  ------------
    Loss before minority interest in loss of sub-
     sidiary.......................................  (54,260,196)  (43,264,150)
MINORITY INTEREST IN LOSS OF SUBSIDIARY............   15,998,674     1,502,975
                                                    ------------  ------------
    Net loss....................................... $(38,261,522) $(41,761,175)
                                                    ============  ============


 The accompanying notes are an integral part of these consolidated statements.

                     CCA ACQUISITION CORP. AND SUBSIDIARIES

         CONSOLIDATED STATEMENTS OF SHAREHOLDER'S INVESTMENT (DEFICIT)

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                        ADDITIONAL
                                 COMMON   PAID-IN   ACCUMULATED
                                 STOCK    CAPITAL     DEFICIT        TOTAL
                                 ------ ----------- ------------  ------------
BALANCE, January 1, 1995........  $--   $       --  $        --   $        --
  Issuance of common stock......     1   79,999,999          --     80,000,000
  Net loss......................   --           --   (41,761,175)  (41,761,175)
                                  ----  ----------- ------------  ------------
BALANCE, December 31, 1995......     1   79,999,999  (41,761,175)   38,238,825
  Net loss......................   --           --   (38,261,522)  (38,261,522)
                                  ----  ----------- ------------  ------------
BALANCE, December 31, 1996......  $  1  $79,999,999 $(80,022,697) $    (22,697)
                                  ====  =========== ============  ============



 The accompanying notes are an integral part of these consolidated statements.

                     CCA ACQUISITION CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                       1996          1995
                                                   ------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss......................................... $(38,261,522) $ (41,761,175)
 Adjustments to reconcile net loss to net cash
  provided by operating activities--
  Depreciation and amortization...................   65,757,387     51,193,702
  Loss on sale of property, plant and equipment...    1,256,945            --
  Loss from discontinued operation................    1,515,558            --
  Equity in loss of unconsolidated limited part-
   nerships.......................................    6,302,990      1,402,194
  Minority interest in loss of subsidiary.........  (15,998,674)    (1,502,975)
  Changes in assets and liabilities, net of ef-
   fects from acquisitions--
   Accounts receivable, net.......................   (1,748,468)    (1,387,654)
   Prepaid expenses and other.....................      279,406       (250,428)
   Accounts payable and accrued expenses..........    4,056,629      4,249,587
   Subscriber deposits............................     (257,062)       (11,303)
   Payables to affiliates, including deferred man-
    agement fees..................................      462,620      3,922,529
   Other current liabilities......................    1,401,951            --
   Deferred revenue...............................     (144,748)       780,612
   Accrued interest on note payable...............   12,404,597     10,438,805
                                                   ------------  -------------
    Net cash provided by operating activities.....   37,027,609     27,073,894
                                                   ------------  -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property, plant and equipment.......  (33,898,020)   (22,023,524)
 Proceeds from sale of property, plant and equip-
  ment............................................      986,359            --
 Payments for acquisitions, net of cash acquired.. (122,017,267)  (523,679,458)
 Payments of organizational expenses..............     (242,875)    (1,297,203)
 Payments of franchise costs......................     (569,167)       (53,266)
 Payments of brokerage commissions................     (310,385)           --
 Restricted funds held in escrow..................      301,598       (301,598)
 Investment in unconsolidated limited partner-
  ships...........................................          --     (85,775,000)
 Minority investment in subsidiary................          --     107,775,000
                                                   ------------  -------------
    Net cash used in investing activities......... (155,749,757)  (525,355,049)
                                                   ------------  -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Payments of debt issuance costs..................   (2,773,844)    (7,287,914)
 Borrowings under revolving credit and term loan
  facility........................................  120,500,000    355,000,000
 Payments of revolving credit and term loan facil-
  ity.............................................   (7,500,000)           --
 Borrowings under note payable....................          --      82,000,000
 Issuance of common stock.........................          --      80,000,000
                                                   ------------  -------------
    Net cash provided by financing activities.....  110,226,156    509,712,086
                                                   ------------  -------------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVA-
 LENTS............................................   (8,495,992)    11,430,931
CASH AND CASH EQUIVALENTS, beginning of year......   11,430,931            --
                                                   ------------  -------------
CASH AND CASH EQUIVALENTS, end of year............ $  2,934,939  $  11,430,931
                                                   ============  =============
CASH PAID FOR INTEREST............................ $ 33,921,715  $  22,907,403
                                                   ============  =============
CASH PAID FOR TAXES............................... $        --   $         --
                                                   ============  =============

 The accompanying notes are an integral part of these consolidated statements.

                     CCA ACQUISITION CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

          FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995--(CONTINUED)

                                                        1996          1995
                                                    ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments of debt issuance costs.................. $ (2,773,844) $ (7,287,914)
  Borrowings under revolving credit and term loan
  facility.........................................  120,500,000   355,000,000
  Payments of revolving credit and term loan
  facility.........................................   (7,500,000)          --
  Borrowings under note payable....................          --     82,000,000
  Issuance of common stock.........................          --     80,000,000
                                                    ------------  ------------
    Net cash provided by financing activities......  110,226,156   509,712,086
                                                    ------------  ------------
NET (DECREASE) INCREASE IN CASH AND CASH
EQUIVALENTS........................................   (8,495,992)   11,430,931
CASH AND CASH EQUIVALENTS, beginning of year.......   11,430,931           --
                                                    ------------  ------------
CASH AND CASH EQUIVALENTS, end of year............. $  2,934,939  $ 11,430,931
                                                    ============  ============
CASH PAID FOR INTEREST............................. $ 33,921,715  $ 22,907,403
                                                    ============  ============
CASH PAID FOR TAXES................................ $        --   $        --
                                                    ============  ============



 The accompanying notes are an integral part of these consolidated statements.

                    CCA ACQUISITION CORP. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          DECEMBER 31, 1996 AND 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Organization and Basis of Presentation

  CCA Acquisition Corp. (CAC), a Delaware corporation, was formed on June 27, 1994, and is a wholly-owned subsidiary of CCA Holdings Corp. (CCA Holdings). CAC commenced operations in January 1995 in connection with consummation of the Crown Transaction (as defined below). The accompanying consolidated financial statements include the accounts of CAC; its wholly-owned subsidiary, Cencom Cable Entertainment, Inc. (CCE); and Charter Communications Entertainment I, L.P. (CCE-I), which is controlled by CAC through its general partnership interest (collectively referred to as the "Company"). CCA Holdings is owned approximately 85% by Kelso Investment Associates V, L.P., an investment fund, together with an affiliate (collectively referred to as "Kelso" herein) and certain other individuals, and approximately 15% by Charter Communications, Inc. (Charter), manager of CCE-I's cable television systems (see Note 9). All material intercompany transactions and balances have been eliminated.

  In January 1995, CAC completed the acquisition of certain cable television systems from Crown Media, Inc. (Crown), a subsidiary of Hallmark Cards, Incorporated (Hallmark) (the "Crown Transaction"). On September 29, 1995, CAC and CCT Holdings Corp. (CCT Holdings), an entity affiliated with CCA Holdings by common ownership, entered into an Asset Exchange Agreement whereby CAC exchanged a 1% undivided interest in all of its assets for a 1.22% undivided interest in certain assets to be acquired by CCT Holdings from an affiliate of Gaylord Entertainment Company, Inc. (Gaylord). Effective September 30, 1995, CCT Holdings acquired certain cable television systems from Gaylord. Upon execution of the Asset Purchase Agreement, CAC and CCT Holdings entered into a series of agreements to contribute the assets acquired under the Crown Transaction to CCE-I and certain assets acquired in the Gaylord acquisition to Charter Communications Entertainment II, L.P. (CCE-II). As a result of entering into these agreements, CAC owns a 55% interest and CCT Holdings owns a 45% interest in the combined operations of CCE-I and CCE-II, respectively. The net loss of CCE-I for the period prior to September 29, 1995, was allocated entirely to CAC.

  As of December 31, 1996, CCE-I provided cable television service to approximately 125 franchises serving approximately 338,300 basic subscribers in Connecticut, Illinois, Massachusetts, Missouri and New Hampshire.

 Cash Equivalents

  Cash equivalents at December 31, 1996 and 1995, consist primarily of repurchase agreements with original maturities of 90 days or less. These investments are carried at cost, which approximates market value. The Company is subject to loss for amounts invested in repurchase agreements in the event of nonperformance by the financial institution which acts as the counterparty under such agreements; however, such noncompliance is not anticipated.

 Property, Plant and Equipment

  Property, plant and equipment is recorded at cost, including all direct and certain indirect costs associated with the construction of cable transmission and distribution facilities, and the cost of new customer installation. The costs of disconnecting a residence are charged to expense in the period incurred. Expenditures for repairs and maintenance are charged to expense as incurred, and equipment replacement costs and betterments are capitalized.

                    CCA ACQUISITION CORP. AND SUBSIDIARIES

  Depreciation is provided using the composite method on a straight-line basis over the estimated useful life of the related asset as follows:

       Trunk and distribution systems...............................    10 years
       Subscriber installations.....................................    10 years
       Buildings and headends....................................... 10-20 years
       Converters...................................................     5 years
       Vehicles and equipment.......................................   4-8 years
       Office equipment.............................................  5-10 years

 Franchise Costs

  Costs incurred in obtaining and renewing cable franchises are initially deferred and amortized over the legal lives of the franchises. Costs relating to unsuccessful franchise applications are charged to expense when it is determined that the efforts to obtain the franchise will not be successful. Franchise rights acquired through the purchase of cable television systems represent the excess of the cost of properties acquired over the amounts assigned to the net tangible assets at date of acquisition. Acquired franchise rights are amortized using the straight-line method over 15 years.

 Covenant Not to Compete

  Covenant not to compete was amortized over the term of the respective agreement (two years).

 Other Assets

  Organizational expenses are being amortized using the straight-line method over five years. Debt issuance costs are being amortized over the term of the debt.

  During 1995, the Company adopted SFAS No. 121 entitled, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." In accordance with SFAS No. 121, the Company periodically reviews the carrying value of its long-lived assets, identifiable intangibles and franchise costs in relation to historical financial results, current business conditions and trends (including the impact of existing legislation and regulation) to identify potential situations in which the carrying value of such assets may not be recoverable. If a review indicates that the carrying value of such assets may not be recoverable, the carrying value of such assets in excess of their fair value will be recorded as a reduction of the assets' cost as if a permanent impairment has occurred. No impairments have occurred and accordingly, no adjustments to the financial statements of the Company have been recorded relating to SFAS No. 121.

 Restricted Funds Held in Escrow

  In connection with the acquisition of cable television systems from Mineral Area Cablevision Co., L.P. (Omega) as further discussed in Note 3, the Company agreed to deposit a portion of the purchase price into an escrow account in 1995 which was transferred to Omega at the closing of the asset purchase in January 1996.

 Investment in Unconsolidated Limited Partnerships

  CAC has a 1% general partnership interest and a 54% limited partnership interest in Charter Communications Entertainment, L.P. (CCE, L.P.). CCT Holdings has a 1% general partnership interest and a 44% limited partnership interest in CCE, L.P. CCE, L.P. has a 97.78% limited partnership interest in both CCE-I and CCE-II. CAC's interest in CCE, L.P., together with its 1.22% general partnership interest in CCE-I and its 1.22% limited partnership interest in CCE-II, provide CAC with a 55% interest in both CCE-I and CCE-II. CCT Holdings, owns the remaining 45% interest in both CCE-I and CCE-II, including a 1% general partnership

                    CCA ACQUISITION CORP. AND SUBSIDIARIES
interest in CCE-II. CCE-II is controlled by CCT Holdings through its general partnership interest in CCE-II and provisions in CCE-II's partnership agreement and CCE, L.P. is jointly controlled by the Company and CCT Holdings through their general partnership interests in CCE, L.P. and provisions in CCE, L.P.'s partnership agreement; therefore, CAC's investment in CCE L.P. and CCE-II, is accounted for using the equity method. Under this method, the investment in CCE L.P. and CCE-II, is originally recorded at cost and is subsequently adjusted to recognize CAC's share of net earnings or losses as they occur and distributions when received.

 Revenues

  Cable service revenues are recognized when the related services are provided.

  Installation revenues are recognized to the extent of direct selling costs incurred. The remainder, if any, would be deferred and amortized to income over the average estimated period that customers are expected to remain connected to the cable television system. No installation revenue has been deferred as of December 31, 1996 and 1995, as direct selling costs have exceeded installation revenues.

  Fees collected from programmers to guarantee carriage are deferred and amortized to income over the life of the contracts.

  Franchise fees collected from cable subscribers and paid to local franchises are reported as revenues.

 Other Income (Expense)

  Other includes gain and loss on disposition of fixed assets and other miscellaneous income and expense items, which are not directly related to the Company's primary business. A loss of $1,256,945 was recognized on the sale of two buildings for the year ended December 31, 1996.

 Income Taxes

  Income taxes are recorded in accordance with SFAS No. 109, "Accounting for Income Taxes."

 Derivative Financial Instruments

  The Company manages risk arising from fluctuations in interest rates by using interest rate swap and cap agreements, as required by its credit agreement. These agreements are treated as off-balance sheet financial instruments. The interest rate swap and cap agreements are being accounted for as a hedge of the debt obligation, and accordingly, the net settlement amount is recorded as an adjustment to interest expense in the period incurred.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Reclassifications

  Certain reclassifications have been made to the 1995 financial statements to conform with current year presentation.

2. INVESTMENT IN UNCONSOLIDATED LIMITED PARTNERSHIPS:

  Effective September 30, 1995, CCT Holdings acquired certain assets from Gaylord for approximately $340.9 million, which included cable television systems in California. As described above, these assets were contributed to CCE-II. To finance the acquisition, CCE-II entered into a revolving credit and term loan facility and CCT Holdings executed a subordinated seller note to Gaylord (the "Gaylord Note").

                     CCA ACQUISITION CORP. AND SUBSIDIARIES

  As of December 31, 1996, CCE-II provided cable television service to approximately 168,100 basic subscribers in southern California.

Summary financial information of CCE-II as of December 31, 1996 and 1995, and for the period from inception (April 20, 1995) to December 31, 1995, and for the year ended December 31, 1996, which is not consolidated with the operating results of the Company, is as follows:

                                                       1996          1995
                                                   ------------  ------------
   Current assets................................. $ 10,904,830  $ 11,043,867
   Noncurrent assets--primarily investment in
    cable television properties...................  338,316,421   348,029,594
                                                   ------------  ------------
      Total assets................................ $349,221,251  $359,073,461
                                                   ============  ============
   Current liabilities............................ $ 13,098,198  $ 14,107,036
   Long-term debt.................................  221,418,000   218,600,000
   Other long-term liabilities....................      383,070       584,460
   Partners' capital..............................  114,321,983   125,781,965
                                                   ------------  ------------
      Total liabilities and partners' capital..... $349,221,251  $359,073,461
                                                   ============  ============
   Service revenues............................... $ 90,368,332  $ 21,156,209
                                                   ============  ============
   Income from operations......................... $  5,039,834  $    983,638
                                                   ============  ============
   Net loss....................................... $(11,459,982) $ (3,458,535)
                                                   ============  ============

3. ACQUISITIONS:

  In January 1995, CAC completed the acquisition of certain cable television systems from Crown for an aggregate purchase price of approximately $488.2 million. The assets were later contributed through a series of transactions to CCE-I effective January 1, 1995. The acquisition of these systems was part of a series of larger transactions in which Crown sold its cable television systems to a group of investors, including Charter, CAC, certain affiliates of Charter, and third parties, for a total purchase price of approximately $900.0 million. To finance this acquisition, CCE-I entered into a revolving credit and term loan facility (see Note 8), and CCA Holdings executed a subordinated seller note to an affiliate of Hallmark for $82.0 million (the "HC Crown Note").

  In October 1995, CCE-I acquired the net assets of certain systems from United Video Cablevision, Inc. (United), which include cable television systems in Massachusetts and Missouri, for an aggregate purchase price of approximately $96.0 million.

  In January 1996, CCE-I acquired the net assets of certain systems from Omega, which include cable television systems in Missouri, for an aggregate purchase price of approximately $9.4 million (the "CCIP Acquisition").

  In March 1996, CCE-I acquired the net assets of the Illinois system from Cencom Cable Income Partners, L.P. (CCIP), for an aggregate purchase price of approximately $82.1 million (the "CCIP Acquisition").

  In November 1996, CCE-I acquired the net assets of certain systems from Masada Cable Partners, L.P. (Masada), which include cable television systems in Missouri, for an aggregate purchase price of approximately $24.2 million.

                     CCA ACQUISITION CORP. AND SUBSIDIARIES

  These acquisitions were accounted for using the purchase method of accounting, and accordingly, results of operations of the acquired assets have been included in the financial statements from the respective dates of acquisition. The following shows the purchase price and the allocation of the purchase price to assets acquired and liabilities assumed:

                            CROWN        UNITED       OMEGA        CCIP        MASADA
                         ------------  -----------  ----------  -----------  -----------
Purchase price:
 Cash paid to seller.... $338,640,282  $93,542,306  $9,178,086  $80,103,013  $23,625,358
 Seller note executed by
  CCA Holdings..........   82,000,000          --          --           --           --
 Assumed liabilities,
  including deferred
  taxes of $55,500,000..   55,638,033      282,000      32,000          --        82,950
 Transaction costs......   11,935,229    2,216,101     200,000    2,025,000      480,000
                         ------------  -----------  ----------  -----------  -----------
                         $488,213,544  $96,040,407  $9,410,086  $82,128,013  $24,188,308
                         ============  ===========  ==========  ===========  ===========
Allocation of purchase
 price to assets
 acquired:
  Cash.................. $  5,073,954  $       539  $      200  $ 1,053,410  $       --
  Accounts receivable...    1,933,859        2,673       5,190      387,906          --
  Prepaid expenses and
   other................      279,745      111,385       7,440       90,368       30,483
  Property, plant and
   equipment............  162,432,874   12,439,879   1,054,878   11,980,833    2,147,338
  Franchise costs.......  307,370,555   84,356,513   8,427,122   69,663,726   22,155,487
  Covenant not to
   compete..............   20,000,000          --          --           --           --
  Accounts payable and
   accrued expenses.....   (8,877,443)    (147,616)    (84,744)    (975,755)    (126,000)
  Subscriber deposits...          --      (722,966)        --           --       (19,000)
  Deferred revenue......          --           --          --       (72,475)         --
                         ------------  -----------  ----------  -----------  -----------
    Purchase price...... $488,213,544  $96,040,407  $9,410,086  $82,128,013  $24,188,308
                         ============  ===========  ==========  ===========  ===========

  The following are the unaudited pro forma operating results as though the 1996 and 1995 acquisitions by CCE-I and CCE-II had been made on January 1 of the respective year prior to such acquisitions:

                                                       FOR THE YEARS ENDED
                                                          DECEMBER 31,
                                                    --------------------------
                                                        1996          1995
                                                    ------------  ------------
                                                           (UNAUDITED)
   Service revenues................................ $151,548,000  $137,021,602
   Income (loss) from operations................... $    818,000  $ (2,049,590)
   Net loss........................................ $(39,529,000) $(41,916,360)

                     CCA ACQUISITION CORP. AND SUBSIDIARIES

4. PROPERTY, PLANT AND EQUIPMENT:

  Property, plant and equipment is stated at cost and consist of the following at December 31:

                                                         1996          1995
                                                     ------------  ------------
   Trunk and distribution systems................... $125,248,708  $110,330,189
   Subscriber installations.........................   45,636,572    34,114,600
   Land, buildings and headends.....................   33,135,716    21,069,307
   Converters.......................................   27,097,454    21,046,326
   Vehicles and equipment...........................    7,180,068     4,737,430
   Office equipment.................................    7,603,973     5,597,301
   Construction-in-progress.........................    3,243,405           --
                                                     ------------  ------------
                                                      249,145,896   196,895,153
   Less-- Accumulated depreciation..................  (42,794,517)  (18,745,185)
                                                     ------------  ------------
                                                     $206,351,379  $178,149,968
                                                     ============  ============

5. OTHER ASSETS:

  Other assets consist of the following at December 31:

                                                            1996       1995
                                                         ---------- ----------
   Debt issuance costs, net of accumulated amortization
    of $1,656,817 and $648,064, respectively............ $8,404,941 $6,639,850
   Organizational expenses, net of accumulated
    amortization of $574,589 and $287,104,
    respectively........................................    965,489  1,010,099
   Brokerage commissions, net of accumulated
    amortization of $13,459 and $-0-, respectively......    296,926        --
                                                         ---------- ----------
                                                         $9,667,356 $7,649,949
                                                         ========== ==========

6. ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

  Accounts payable and accrued expenses consist of the following at December
31:

                                                           1996        1995
                                                        ----------- -----------
   Accrued salaries and related benefits............... $ 1,283,024 $   888,972
   Accounts payable....................................   1,763,895     646,744
   Accrued interest....................................   2,442,525   2,114,818
   Programming expenses................................   2,726,803   2,046,640
   Franchise fees......................................   3,187,335   2,467,564
   Capital expenditures................................   3,482,531   3,525,747
   Other...............................................   3,631,662   1,584,161
                                                        ----------- -----------
                                                        $18,517,775 $13,274,646
                                                        =========== ===========

                     CCA ACQUISITION CORP. AND SUBSIDIARIES

7. NOTE PAYABLE:

  In connection with the Crown Transaction, CAC issued a guarantee of payment to the holder of the HC Crown Note. Accordingly, the debt has been reflected as a liability of the Company in the accompanying financial statements. The HC Crown Note is also guaranteed by CCE and CCE, L.P. The HC Crown Note is an unsecured obligation. The HC Crown Note is limited in aggregate principal amount to $82.0 million and has a stated maturity date of December 31, 1999 (the "Stated Maturity Date"). Interest accrues at 13% per annum, compounded semiannually, but is not due and payable until the Stated Maturity Date. If principal plus accrued interest is not paid at the Stated Maturity Date, the annual rate at which interest accrues will initially increase to 18% and will increase by an additional 2% on each successive anniversary of the Stated Maturity Date (up to a maximum of 26%) until the HC Crown Note is repaid; in addition, a 3% default rate of interest can, in certain instances, be in effect simultaneously with the stated rate of interest on the HC Crown Note. The HC Crown Note is redeemable in whole or in part at the option of CCA Holdings at any time, without premium or penalty, provided that accrued interest is paid on the portion of the HC Crown Note so redeemed.

  Borrowings under the HC Crown Note are subject to certain financial and nonfinancial covenants and restrictions. The most restrictive covenant requires maintenance of a ratio of debt (excluding the HC Crown Note) to adjusted consolidated annualized operating cash flow, as defined, not to exceed 7.25 to 1 at December 31, 1996. In addition to the subordination in right of payment provisions contained in the HC Crown Note, the HC Crown Note is subject to a subordination agreement in favor of senior bank debt of CCE-I. Pursuant to the subordination agreement, substantially all rights and remedies under the HC Crown Note, including the rights to accelerate the maturity upon an event of default (including a payment of default), are suspended until the obligations under the Credit Agreement (as defined herein) are paid in full.

  The HC Crown Note is subordinated to the Credit Agreement. Pursuant to the terms of the Credit Agreement, payments on the HC Crown Note are prohibited until the indefeasible payment in full in cash, and the termination of commitments to lend under the Credit Agreement. The HC Crown Note will not have the benefit of any distributions from CCE-II until repayment in full of CCE-II's credit facility and the Gaylord Note.

  The obligations owing on the HC Crown Note are guaranteed by CAC, CCE and CCE, L.P. (collectively referred to as the "Guarantors"). The CCE, L.P. guarantee cannot be enforced until the repayment in full and termination of the Credit Agreement (as defined herein) and the CCE-II credit facility. The CAC and CCE guarantees cannot be enforced until the repayment in full and termination of the Credit Agreement. The guarantees, by their terms, are limited to the proceeds of distributions received from CCE-I, and income, if any, generated by the Guarantors. CCA Holdings and the Guarantors are dependent primarily upon distributions from CCE-I to service the HC Crown Note.

  Subsequent to year-end, HC Crown Corp. sold the majority of the HC Crown Note through a private placement. The fair value of the HC Crown Note plus accrued interest, based upon the proceeds received, was approximately $89.5 million at December 31, 1996.

8. LONG-TERM DEBT:

  In January 1995, CCE-I entered into a revolving credit and term loan facility (the "Credit Agreement") with a consortium of banks for borrowings up to $300.0 million. CCE-I has amended, on several occasions, the Credit Agreement to allow for total borrowings of $505.0 million for the purpose of making certain acquisitions. Principal payments are due in quarterly installments beginning September 30, 1997, and continuing through June 30, 2004. Borrowings under the Credit Agreement bear interest at rates based upon a certain spread plus a base rate, with the base rate being, at CCE-I's election, the Base Rate, as defined in the Credit Agreement, LIBOR, or prevailing bid rates on certificates of deposit. The applicable spread is based on the ratio of debt to annualized operating cash flow. The interest rates ranged from 7.63% and 9.42% at December 31, 1996. The weighted

                     CCA ACQUISITION CORP. AND SUBSIDIARIES
average interest rates and weighted average borrowings were 8.05% and 8.71% and approximately $425,067,000 and $272,885,000 during 1996 and 1995, respectively. As this debt instrument bears interest at current market rates, its carrying amount approximates fair market value at December 31, 1996 and 1995.

  Borrowings under the Credit Agreement are collateralized by the assets of CCE-I. In addition, CAC, CCE and CCT Holdings have pledged their partnership interests as additional security to the Credit Agreement.

  Borrowings under the Credit Agreement are subject to certain financial and nonfinancial covenants and restrictions, the most restrictive of which requires maintenance of a ratio of debt to annualized operating cash flow, as defined, not to exceed 6.50 to 1 at December 31, 1996. A quarterly commitment fee of 0.375% per annum is payable on the unused portion of the Credit Agreement.

  Commencing September 30, 1997, and March 31, 1998, the principal balances of the term and fund loans, respectively, shall be amortized in consecutive quarterly installments until paid in full. In addition, commencing September 30, 1997, and at the end of each calendar quarter thereafter, available borrowings under the revolving credit facility shall be reduced. The following table sets forth such information on an annual basis.

                                           PERCENTAGE
                                        OF PRINCIPAL DUE    PERCENTAGE REDUCTION
                                      --------------------- OF REVOLVING CREDIT
     YEAR                             TERM LOANS FUND LOANS FACILITY COMMITMENT
     ----                             ---------- ---------- --------------------
     1997............................     2.10%       -- %           2.10%
     1998............................     9.00        .50            9.00
     1999............................    12.00        .50           12.00
     2000............................    12.25       1.00           12.25
     2001............................    16.50       1.00           16.50
     2002............................    20.25       1.00           20.25
     2003............................    21.25      17.40           21.25
     2004............................     6.65      78.60            6.65
                                        ------     ------          ------
                                        100.00%    100.00%         100.00%
                                        ======     ======          ======

  In addition to the foregoing, effective April 30, 1999, and on each April 30th thereafter, CCE-I is required to make a repayment of principal of the term and fund loans (pro rata) in an amount equal to 75% of Annual Excess Cash Flow, as defined in the Credit Agreement, for the preceding year if the leverage ratio is greater than 5.5 to 1, or 50% of Annual Excess Cash Flow if the leverage ratio is less than 5.5 to 1. These repayments shall be applied to principal in inverse order of maturity.

  Based upon outstanding indebtedness at December 31, 1996, and the amortization of term loans and fund loans, and scheduled reductions in available borrowings depicted above, aggregate future principal payments on the Credit Agreement at December 31, 1996, are as follows:

     YEAR                                                              AMOUNT
     ----                                                           ------------
     1997.......................................................... $  5,880,000
     1998..........................................................   25,625,000
     1999..........................................................   34,025,000
     2000..........................................................   47,640,000
     2001..........................................................   70,150,000
     Thereafter....................................................  284,680,000
                                                                    ------------
                                                                    $468,000,000
                                                                    ============

  As a requirement of the Credit Agreement, CCE-I has secured interest rate protection agreements. The Credit Agreement requires CCE-I to enter into interest rate protection agreements for notional amounts of not

                     CCA ACQUISITION CORP. AND SUBSIDIARIES
less than 50% of the outstanding obligations. In addition, the interest rate protection agreements must provide rate protection for a weighted average period of not less than 18 months. The fair value of the interest rate caps or swaps is the estimated amount CCE-I would receive (pay) to eliminate the cap or swap agreement at the reporting date, taking into account current interest rates and the credit-worthiness of the counterparties. The following summarizes certain information pertaining to the interest rate protection agreements as of December 31, 1996:

                                                              FAIR
                                                             VALUE/
       NOTIONAL        FIXED                               REDEMPTION
        AMOUNT    TYPE RATE    CONTRACT EXPIRATION DATE      PRICE
     ------------ ---- ----- ---------------------------   ----------
     $ 25,000,000 Swap  5.5% December 1, 1997              $  (60,812)
       25,000,000 Swap  5.5  December 1, 1997                 (19,135)
       75,000,000 Swap  5.5  December 1, 1998                  *
       25,000,000 Swap  4.9  March 28, 1998                    (4,956)
       20,000,000 Cap   8.5  April 14, 1998                    (8,978)
       30,000,000 Cap   8.5  September 23, 1999                42,045
       50,000,000 Cap   8.5  February 2, 1999               1,085,601
     ------------                                          ----------
     $250,000,000       6.6% Weighted Average Fixed Rate   $1,033,765
     ============                                          ==========

--------
* This contract has not been marked to market since its effective date is after the reporting date.

  Management believes that the counterparties of the interest rate protection agreements will be able to meet their obligations under the agreements. The purpose of CCE-I's involvement in these interest rate protection agreements is to minimize CCE-I's exposure to interest rate fluctuations on its floating rate debt. Management believes that it has no material concentration of credit or market risks with respect to its interest rate protection agreements.

9. RELATED-PARTY TRANSACTIONS:

  Charter provides management services to CCE-I under the terms of a contract which provides for base fees equal to $4,845,000 and $3,925,000 as of December 31, 1996 and 1995, respectively, per annum plus an annual bonus equal to 30% of the excess, if any, of operating cash flow (as defined in the management agreement) over the projected operating cash flow for the year. Payment of the annual bonus is deferred until termination of the Credit Agreement due to restrictions provided within the Credit Agreement. The annual bonus for the year ended December 31, 1996 and 1995, totaled $740,000 and $1,015,000, respectively. In addition, CCE-I receives financial advisory services from an affiliate of Kelso under terms of a contract which provides for fees equal to $552,500 and $450,000 at December 31, 1996 and 1995, respectively, per annum. These agreements were amended during 1996 and 1995 in conjunction with each acquisition of cable television systems to increase the annual base fees for Charter and Kelso. Expenses recognized by CCE-I under these contracts during 1996 and 1995 were approximately $5,034,000 and $6,499,000, respectively. Management and financial advisory service fees currently payable of $1,181,300 and $1,029,000 are included in Payables to affiliates at December 31, 1996 and 1995, respectively.

  CCE-I pays certain acquisition advisory fees to an affiliate of Kelso and Charter, which typically equal approximately 1% of the total purchase price paid for cable television systems acquired. Total acquisition fees paid to the affiliate of Kelso in 1996 and 1995 were $1,140,000 and $5,250,000, respectively. Total acquisition fees paid to Charter in 1996 and 1995 were $1,140,000 and $950,000, respectively. In addition, Charter received $4,300,000 of equity interests in CCA Holdings during 1995 in conjunction with the Crown acquisition.

  CCE-I and all entities affiliated with Charter collectively utilize a combination of insurance coverage and self-insurance programs for medical, dental and workers' compensation claims. CCE-I is allocated charges

                     CCA ACQUISITION CORP. AND SUBSIDIARIES
monthly based upon its total number of employees, historical claims and medical cost trend rates. Management considers this allocation to be reasonable for the operations of CCE-I. During 1996 and 1995, CCE-I expensed approximately $1,401,300 and $840,000, respectively, relating to insurance allocations.

  In 1996, CCE-I and other affiliated entities employed the services of Charter's National Data Center (the "National Data Center"). The National Data Center performs certain subscriber billing services and provides computer network, hardware and software support to CCE-I and other affiliated entities. The cost of these services is allocated based on the number of subscribers. Management considers this allocation to be reasonable for the operations of CCE-I. During 1996, CCE-I expensed approximately $340,600 relating to these services.

  In 1996, certain of CCE-I's employees became participants in the 1996 Charter Communications/Kelso & Company Appreciation Rights Plan (the "Appreciation Rights Plan"). The Appreciation Rights Plan covers certain key employees and consultants within the group of companies and partnerships controlled by affiliates of Kelso and managed by Charter (collectively, the "Investment Group").

  CCE-I maintains a regional office. The regional office performs certain operational services on behalf of CCE-I and other affiliated entities. The cost of these services is allocated to CCE-I and affiliated entities based on their number of subscribers. Management considers this allocation to be reasonable for the operations of CCE-I. During 1996 and 1995, CCE-I expensed approximately $799,400 and $512,000, respectively, relating to these services.

  CCE-II has similar arrangements as discussed above, which have been reflected in CCE-II's operations.

10. COMMITMENTS AND CONTINGENCIES:

 Leases

  CCE-I leases certain facilities and equipment under noncancelable operating leases. Rent expense incurred under these leases during 1996 and 1995 was approximately $617,600 and $533,000, respectively.

  Approximate aggregate future minimum lease payments are as follows:

     1997.............................................................. $484,500
     1998..............................................................  438,900
     1999..............................................................  259,600
     2000..............................................................  159,200
     2001..............................................................  111,200
     Thereafter........................................................  422,100

  CCE-I rents utility poles in its operations. Generally, pole rental agreements are short term, but CCE-I anticipates that such rentals will recur. Rent expense for pole attachments during 1996 and 1995 was approximately $1,773,100 and $1,363,000, respectively.

 Insurance Coverage

  CCE-I currently does not have, and does not in the near term anticipate having, property and casualty insurance on its underground distribution plant. Due to large claims incurred by the property and casualty insurance industry, the pricing of insurance coverage has become inflated to the point where, in the judgment of the Company's management, the price is cost prohibitive. Management believes that its experience and policy with such insurance coverage is consistent with general industry practices. Management will continue to monitor the insurance markets to attempt to obtain coverage for CCE-I's distribution plant at reasonable rates.

                     CCA ACQUISITION CORP. AND SUBSIDIARIES

 Litigation

  A purported class action lawsuit on behalf of the CCIP limited partners was filed in 1995 (the "Action"), which sought, among other things, to enjoin permanently the CCIP Acquisition. On February 15, 1996, all of the plaintiff's claims for injunctive relief were dismissed (including that which sought to prevent the consummation of the CCIP Acquisition); the plaintiff's claims for money damages which may have resulted from the CCIP Acquisition remain pending. Each of the defendants in the Action, including CCE-I believes the Action, which remains pending, to be without merit and is contesting it vigorously. In October 1996, the plaintiff filed a Consolidated Amended Class Action Complaint (the "Amended Complaint"). The general partner of CCIP believes that portions of the Amended Complaint are legally inadequate and in January 1997 filed a motion for summary judgment to dismiss all remaining claims in the Action. There can be no assurance, however, that the plaintiff will not be awarded damages, some or all of which may be payable by CCE-I, in connection with the Action.

  CCE is a named defendant in two actions filed in 1997 involving an affiliate of Charter, Cencom Cable Income Partners II, L.P. (CCIP II). An action has been filed in the Circuit Court of Jackson County, Missouri by 269 individual plaintiffs who are limited partners of CCIP II against Cencom Properties II, Inc., the general partner of CCIP II, Cencom Partners Inc., the general partner of Cencom Partners, LP (CPLP), an entity in which CCIP II invested, certain named brokerage firms involved in the original sale of the limited partnership units and CCE. CCE provided management services to both CCIP II and CPLP and also owned all of the stock of the general partners of each of these partnerships prior to mid-1994. The Plaintiffs seek recovery of the consideration paid for their partnership units, restitution of all profits received by the defendants in connection with the CCIP II transaction and punitive damages. Also, a purported class action has been filed in the Court of Chancery of the State of Delaware, in and for New Castle County on behalf of the limited partners of CCIP II against Cencom Properties II, Inc., CCE, Charter, certain other affiliates of Charter and certain individuals, including officers of Charter or Cencom Properties II, Inc. The damages claimed by the plaintiffs are as yet unspecified. CCE believes that it has meritorious defenses in both actions, including defenses based on applicable statutes of limitations. CCE intends to defend the actions vigorously. CCE is not able at this early stage to project the expenses, if any, which will be associated with the actions or to predict any potential outcome or exposure.

  The Company is also a party to lawsuits which are generally incidental to its business. In the opinion of management, after consulting with legal counsel, the outcome of the above mentioned lawsuits will not have a material adverse effect on the Company's consolidated financial position and results of operations.

 Severance Payment

  During 1996, CCE-I and other affiliated entities entered into a Settlement Agreement and Mutual Release with a former executive, whereby CCE-I will make severance payments totaling $500,000. The funds are to be paid in 12 equal installments, which commenced April 1, 1996.

11. REGULATION IN THE CABLE TELEVISION INDUSTRY:

  The cable television industry is subject to extensive regulation at the federal, local and, in some instances, state levels. In addition, recent legislative and regulatory changes and additional regulatory proposals under consideration may materially affect the cable television industry.

  Congress enacted the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act"), which became effective on December 4, 1992. The 1992 Cable Act generally allows for a greater degree of regulation of the cable television industry. Under the 1992 Cable Act's definition of effective competition, nearly all cable systems in the United States are subject to rate regulation of basic cable services, provided the local franchising authority becomes certified to regulate basic service rates. The 1992 Cable Act and the Federal Communications Commission's (FCC) rules implementing the 1992 Cable Act have generally increased the

                     CCA ACQUISITION CORP. AND SUBSIDIARIES
administrative and operational expenses of cable television systems and have resulted in additional regulatory oversight by the FCC and local franchise authorities.

  While management believes that CCE-I and CCE-II have complied in all material respects with the rate provisions of the 1992 Cable Act, in jurisdictions that have not yet chosen to certify, refunds covering a one-year period on basic services may be ordered upon future certification if CCE-I and CCE-II are unable to justify their rates through a benchmark or cost-of-service filing pursuant to FCC rules. Management is unable to estimate at this time the amount of refunds, if any, that may be payable by CCE-I and CCE-II in the event certain of their rates are successfully challenged by franchising authorities or found to be unreasonable by the FCC. Management does not believe that the amount of any such refunds would have a material adverse effect on the consolidated financial position or results of operations of the Company.

  The 1992 Cable Act modified the franchise renewal process to make it easier for a franchising authority to deny renewal. Historically, franchises have been renewed for cable operators that have provided satisfactory services and have complied with the terms of the franchise agreement. Although management believes that CCE-I and CCE-II have generally met the terms of their franchise agreements and have provided quality levels of service, and anticipates CCE-I's and CCE-II's future franchise renewal prospects generally will be favorable, there can be no assurance that any such franchises will be renewed or, if renewed, that the franchising authority will not impose more onerous requirements on CCE-I and CCE-II than previously existed.

  During 1996, Congress passed and the President signed into law the Telecommunications Act of 1996 (the "Telecommunications Act"), which alters federal, state, and local laws and regulations pertaining to cable television, telecommunications and other services. Under the Telecommunications Act, telephone companies can compete directly with cable operators in the provision of video programming, subject to certain regulatory safeguards.

  Certain provisions of the Telecommunications Act could materially affect the growth and operation of the cable television industry and the cable services provided by CCE-I and CCE-II. Although the new legislation may substantially lessen regulatory burdens, the cable television industry may be subject to additional competition as a result thereof. There are numerous rule makings to be undertaken by the FCC which will interpret and implement the Telecommunications Act's provisions. In addition, certain provisions of the Telecommunications Act (such as the deregulation of cable programming rates) are not immediately effective. Further, certain of the Telecommunications Act's provisions have been and are likely to be subject to judicial challenges. Management is unable at this time to predict the outcome of such rule makings or litigation or the substantive effect of the new legislation and the rule makings on the consolidated financial position and results of operations of the Company.

12. INCOME TAXES:

  CAC is part of the CCA Holdings consolidated group which files consolidated income tax returns. Income taxes are recorded in accordance with SFAS No. 109. In accordance with SFAS No. 109, deferred tax assets and liabilities are recognized for the estimated future tax consequence attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using the enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. Deferred income tax expense or benefit is the result of changes in the liability or asset recorded for deferred taxes. A valuation allowance must be established for any portion of a deferred tax asset for which it is more likely than not that a tax benefit will not be realized.

  During 1996 and 1995, changes in the Company's temporary differences and losses from operations, which pertain primarily to depreciation and amortization, resulted in a deferred tax benefits of approximately $7.4 million and $4.9 million, respectively. These amounts were offset by valuation allowances of equal amounts.

  No current provision (benefit) for income taxes was recorded during 1996 and 1995.

                     CCA ACQUISITION CORP. AND SUBSIDIARIES

  Deferred taxes are comprised of the following at December 31:

                                                       1996          1995
                                                   ------------  ------------
     Deferred income tax assets:
       Accounts receivable........................ $    148,000  $    100,000
       Covenant not to compete....................    6,933,000     3,467,000
       Investment in unconsolidated limited
        partnerships..............................          --        556,000
       Accrued expenses and payables to
        affiliates................................    2,230,000     1,978,000
       Deferred revenue...........................      283,000       312,000
       Deferred management fees payable to
        affiliate.................................      702,000       406,000
       Tax loss carryforwards.....................   35,197,000    21,943,000
       Valuation allowance........................  (12,330,000)   (4,866,000)
                                                   ------------  ------------
         Total deferred income tax assets.........   33,163,000    23,896,000
                                                   ------------  ------------
       Deferred income tax liabilities:
       Property, plant and equipment..............  (37,191,000)  (31,867,000)
       Franchise costs............................  (44,362,000)  (47,285,000)
       Investment in unconsolidated limited
        partnerships..............................   (3,767,000)          --
       Minority interest in subsidiary............   (3,343,000)     (244,000)
                                                   ------------  ------------
         Total deferred income tax liabilities....  (88,663,000)  (79,396,000)
                                                   ------------  ------------
         Net deferred income tax liability........ $(55,500,000) $(55,500,000)
                                                   ============  ============

  At December 31, 1996, the Company had net operating loss (NOL) carryforwards for regular income tax purposes aggregating approximately $88.0 million, which expire in various years through 2011. Utilization of the NOLs is subject to certain limitations. The Company's regular tax NOLs are recognized for financial statement purposes as a reduction of the deferred tax liability or an increase of the deferred tax asset.

13. DISCONTINUED OPERATION:

  CCE-I approved a plan to discontinue the radio operation maintained by its subsidiary, Charter Communications Radio St. Louis, LLC. Pursuant to a sales agreement dated January 23, 1997, such operations will cease upon FCC approval of the transfer of the radio license.

  The net losses of this operation prior to December 31, 1996, are included in the consolidated statement of operations under "Loss from discontinued operation." Revenues from such operation were $1,532,572 for the period then ended. The noncurrent net assets of this operation are comprised primarily of property, plant and equipment, license fees and other deferred costs. No material gain or loss is anticipated in connection with the disposition of these net assets.

14. COMPETITION:

  The Connecticut Department of Public Utility Control granted a franchise to a subsidiary of a local telephone company to serve the entire state of Connecticut. This provider has proposed to offer its cable service initially to a primary franchise area of several Connecticut communities, including one served by CCE-I. Management is unable to predict when the franchise will be awarded, and the ultimate impact of this development upon the Company's consolidated financial position or results of operations.

                     CCA ACQUISITION CORP. AND SUBSIDIARIES

  CCE-II's Riverside, California system, providing service to approximately 48,000 basic subscribers, faces competition from a multipoint distribution system acquired by Pacific Telesis Group. At this time, management is uncertain what impact, if any, this acquisition will have on the Company's consolidated financial position or results of operations.

15. 401(K) PLAN:

  In 1995, CCE-I adopted the Charter Communications, Inc. 401(k) Plan (the "401(k) Plan") for the benefit of its employees. All employees who have completed one year of employment are eligible to participate in the 401(k) Plan. The 401(k) Plan is a tax-qualified retirement savings plan to which employees may elect to make pretax contributions up to the lesser of 10% of their compensation or dollar thresholds established under the Internal Revenue Code. CCE-I contributes an amount equal to 50% of the first 5% contributed by each employee. During 1996 and 1995, CCE-I contributed approximately $269,900 and $177,000 to the 401(k) Plan, respectively.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Cencom Cable Entertainment, Inc.:

  We have audited the accompanying balance sheets of Cencom Cable Entertainment, Inc. (a Delaware corporation) as of December 31, 1996 and 1995, and the related statements of operations, shareholder's investment (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cencom Cable
Entertainment, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

Arthur Andersen LLP

St. Louis, Missouri,

July 1, 1997

                        CENCOM CABLE ENTERTAINMENT, INC.

                   BALANCE SHEETS--DECEMBER 31, 1996 AND 1995

                                                          1996          1995
                                                      ------------  ------------
                       ASSETS
 INVESTMENT IN UNCONSOLIDATED LIMITED PARTNERSHIP...  $122,582,298  $137,119,099
                                                      ------------  ------------
                                                      $122,582,298  $137,119,099
                                                      ============  ============
 LIABILITIES AND SHAREHOLDER'S INVESTMENT (DEFICIT)
 NOTE PAYABLE.......................................  $ 82,000,000  $ 82,000,000
                                                      ------------  ------------
 ACCRUED INTEREST ON NOTE PAYABLE...................    22,843,403    10,438,805
                                                      ------------  ------------
 DEFERRED INCOME TAXES..............................    55,500,000    55,500,000
                                                      ------------  ------------
 COMMITMENTS AND CONTINGENCIES
 SHAREHOLDER'S INVESTMENT (DEFICIT):
  Common stock, $1 par value, 300,000 shares autho-
   rized; 245,973 shares
   issued and outstanding...........................       245,973       245,973
  Additional paid-in capital........................    21,954,139    21,954,139
  Accumulated deficit...............................   (59,961,217)  (33,019,818)
                                                      ------------  ------------
    Total shareholder's investment (deficit)........   (37,761,105)  (10,819,706)
                                                      ------------  ------------
                                                      $122,582,298  $137,119,099
                                                      ============  ============



      The accompanying notes are an integral part of these balance sheets.

                        CENCOM CABLE ENTERTAINMENT, INC.

                            STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                       1996          1995
                                                   ------------  ------------
EQUITY IN LOSS OF UNCONSOLIDATED LIMITED
PARTNERSHIP....................................... $(14,536,801) $(22,581,013)
INTEREST EXPENSE..................................  (12,404,598)  (10,438,805)
                                                   ------------  ------------
    Net loss...................................... $(26,941,399) $(33,019,818)
                                                   ============  ============



        The accompanying notes are an integral part of these statements.

                        CENCOM CABLE ENTERTAINMENT, INC.

                STATEMENTS OF SHAREHOLDER'S INVESTMENT (DEFICIT)

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                        ADDITIONAL
                                COMMON    PAID-IN   ACCUMULATED
                                STOCK     CAPITAL     DEFICIT        TOTAL
                               -------- ----------- ------------  ------------
BALANCE, January 1, 1995...... $245,973 $21,954,139 $        --   $ 22,200,112
  Net loss....................      --          --   (33,019,818)  (33,019,818)
                               -------- ----------- ------------  ------------
BALANCE, December 31, 1995....  245,973  21,954,139  (33,019,818)  (10,819,706)
  Net loss....................      --          --   (26,941,399)  (26,941,399)
                               -------- ----------- ------------  ------------
BALANCE, December 31, 1996.... $245,973 $21,954,139 $(59,961,217) $(37,761,105)
                               ======== =========== ============  ============



        The accompanying notes are an integral part of these statements.

                        CENCOM CABLE ENTERTAINMENT, INC.

                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                        1996          1995
                                                    ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss.......................................... $(26,941,399) $(33,019,818)
 Adjustments to reconcile net loss to net cash from
  operating activities--
  Equity in loss of unconsolidated limited
   partnership.....................................   14,536,801    22,581,013
  Changes in assets and liabilities--
   Accrued interest on note payable................   12,404,598    10,438,805
                                                    ------------  ------------
    Net cash from operating activities.............          --            --
                                                    ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES...............          --            --
                                                    ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES...............          --            --
                                                    ------------  ------------
CASH, beginning and end of year.................... $        --   $        --
                                                    ============  ============
CASH PAID FOR INTEREST............................. $        --   $        --
                                                    ============  ============
CASH PAID FOR TAXES................................ $        --   $        --
                                                    ============  ============




        The accompanying notes are an integral part of these statements.

                       CENCOM CABLE ENTERTAINMENT, INC.

                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 1996 AND 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Organization and Basis of Presentation

  Cencom Cable Entertainment, Inc. (CCE or the "Company"), a Delaware corporation, is a wholly owned subsidiary of CCA Acquisition Corp. (CAC). CAC is a wholly owned subsidiary of CCA Holdings Corp. (CCA Holdings). CCA Holdings is owned approximately 85% by Kelso Investment Associates V, L.P., an investment fund, together with an affiliate (collectively referred to as "Kelso" herein) and certain other individuals and approximately 15% by Charter Communications, Inc. (Charter), manager of Charter Communications Entertainment I, L.P.'s (CCE-I) and Charter Communications Entertainment II, L.P.'s (CCE-II) cable television systems. All material intercompany transactions and balances have been eliminated.

  In January 1995, CAC completed certain acquisitions, including stock and asset acquisitions of CCE and cable television systems located in Connecticut from Crown Media, Inc. (Crown), a subsidiary of Hallmark Cards, Incorporated (Hallmark) (the "Crown Transaction"). CCE's assets were comprised primarily of cable television systems serving communities in St. Louis County, Missouri (the "Missouri System"). On September 29, 1995, CAC and CCT Holdings Corp. (CCT Holdings), an entity affiliated with CCA Holdings by common ownership, entered into an Asset Exchange Agreement whereby CAC exchanged a 1% undivided interest in all of its assets (including CCE's assets) for a 1.22% undivided interest in certain assets to be acquired by CCT Holdings from an affiliate of Gaylord Entertainment Company, Inc. (Gaylord). In September 1995, CCT Holdings acquired certain cable television systems from Gaylord. Upon execution of the Asset Purchase Agreement, CAC and CCT Holdings entered into a series of agreements to contribute their assets to Charter Communications Entertainment, L.P. (CCE, L.P.). CCE, L.P. immediately contributed the assets acquired under the Crown Transaction to CCE-I and certain assets acquired in the Gaylord acquisition to CCE-II.

  The series of transactions representing the contribution of assets to CCE-I acquired under the Crown Transaction is a reorganization of entities under common control and has been accounted for in a manner similar to a pooling of interests. Accordingly, CCE-I's financial statements reflect the activity of these systems for the entire year. Thus, the net loss of CCE-I generated by the Missouri System for the period prior to September 29, 1995, was allocated entirely to CCE.

  As a result of these transactions, CCE owns a 33% limited partnership interest in CCE, L.P., CAC owns a 21% limited partnership interest in CCE, L.P. and CCT Holdings owns a 44% limited partnership interest in CCE, L.P. In addition, CAC and CCT Holdings each own a 1% general partnership interest in CCE, L.P.

 Investment in Unconsolidated Limited Partnership

  CCE has a 33% limited partnership interest in CCE, L.P. CCE, L.P. is controlled by CAC and CCT Holdings through their general partnership interests and provisions within its partnership agreement, therefore, CCE's investment is accounted for using the equity method of accounting. Under this method, the investment is originally recorded at cost and is subsequently adjusted to recognize CCE's share of net earnings or losses as they occur and distributions when received.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                       CENCOM CABLE ENTERTAINMENT, INC.

2. INVESTMENTS IN UNCONSOLIDATED LIMITED PARTNERSHIPS:

  Summary financial information of CCE-I and CCE-II as of December 31, 1996 and 1995, and for the years then ended (CCE-I) and for the period from inception (April 20, 1995) to December 31, 1995, and for the year ended December 31, 1996 (CCE-II), which is not consolidated with the operating results of the Company, is as follows:

                                    CCE-I                      CCE-II
                          --------------------------  --------------------------
                              1996          1995          1996          1995
                          ------------  ------------  ------------  ------------
Current assets..........  $  8,999,959  $ 15,396,675  $ 10,904,830  $ 11,043,867
Noncurrent assets--
 primarily investment in
 cable television
 properties.............   657,011,095   566,369,624   338,316,421   348,029,594
                          ------------  ------------  ------------  ------------
    Total assets........  $666,011,054  $581,766,299  $349,221,251  $359,073,461
                          ============  ============  ============  ============
Current liabilities.....  $ 28,903,475  $ 15,138,838  $ 13,098,198  $ 14,107,036
Long-term debt..........   462,120,000   355,000,000   221,418,000   218,600,000
Other long-term
liabilities.............     2,463,339     3,550,612       383,070       584,460
Partners' capital.......   172,524,240   208,076,849   114,321,983   125,781,965
                          ------------  ------------  ------------  ------------
    Total liabilities
     and partners'
     capital............  $666,011,054  $581,766,299  $349,221,251  $359,073,461
                          ============  ============  ============  ============
Service revenues........  $143,023,261  $ 99,689,410  $ 90,368,332  $ 21,156,209
                          ============  ============  ============  ============
Income (loss) from
operations..............  $  1,106,166  $ (6,946,137) $  5,039,834  $    983,638
                          ============  ============  ============  ============
Net loss................  $(35,552,609) $(31,423,151) $(11,459,982) $ (3,458,535)
                          ============  ============  ============  ============

  As of December 31, 1996, CCE-I provided cable television service to approximately 338,300 basic subscribers in Connecticut, Illinois, Massachusetts, Missouri and New Hampshire, and CCE-II provided cable television service to approximately 168,100 basic subscribers in southern California.

3. ACQUISITIONS BY UNCONSOLIDATED LIMITED PARTNERSHIPS:

  In January 1995, CAC completed the acquisition of certain cable television systems from Crown for an aggregate purchase price of approximately $488.2 million. The assets were later contributed through a series of transactions to CCE-I. The acquisition of these systems was part of a series of larger transactions in which Crown sold its cable television systems to a group of investors, including Charter, CAC, certain affiliates of Charter, and third parties, for a total purchase price of approximately $900.0 million. To finance this acquisition, CCE-I entered into a revolving credit and term loan facility (the "CCE-I Credit Agreement") and CCA Holdings executed a subordinated seller note (the "HC Crown Note"), pursuant to a senior subordinated loan agreement with an affiliate of Hallmark for $82.0 million (see Note 4).

  In September 1995, CCT Holdings acquired certain assets from Gaylord for approximately $340.9 million, which included cable television systems in southern California. As previously described, these assets were contributed to CCE-II. To finance the acquisition, CCE-II entered into a revolving credit and term loan facility (the "CCE-II Credit Agreement") and CCT Holdings executed a subordinated seller note to Gaylord (the "Gaylord Note").

  In October 1995, CCE-I acquired the net assets of certain systems from United Video Cablevision, Inc., which include cable television systems in Massachusetts and Missouri, for an aggregate purchase price of approximately $96.0 million.

                       CENCOM CABLE ENTERTAINMENT, INC.

  In January 1996, CCE-I acquired the net assets of certain systems from Mineral Area Cablevision Co. L.P., which include cable television systems in Missouri, for an aggregate purchase price of approximately $9.4 million.

  In March 1996, CCE-I acquired the net assets of the Illinois system from Cencom Cable Income Partners, L.P. (CCIP), an affiliated entity, for an aggregate purchase price of approximately $82.1 million (the "CCIP Acquisition").

  In November 1996, CCE-I acquired the net assets of certain systems from Masada Cable Partners, L.P., which include cable television systems in Missouri, for an aggregate purchase price of approximately $24.2 million.

4. NOTE PAYABLE:

  In connection with the Crown Transaction, CCE issued a guarantee of payment to the holder of the HC Crown Note. Accordingly, the debt has been reflected as a liability of the Company in the accompanying financial statements. The HC Crown Note is also guaranteed by CAC and CCE, L.P. The HC Crown Note is an unsecured obligation. The HC Crown Note is limited in aggregate principal amount to $82.0 million and has a stated maturity date of December 31, 1999 (the "Stated Maturity Date"). Interest accrues at 13% per annum, compounded semiannually, but is not due and payable until the Stated Maturity Date. If principal plus accrued interest is not paid at the Stated Maturity Date, the annual rate at which interest accrues will initially increase to 18% and will increase by an additional 2% on each successive anniversary of the Stated Maturity Date (up to a maximum of 26%) until the HC Crown Note is repaid; in addition, a 3% default rate of interest can, in certain instances, be in effect simultaneously with the stated rate of interest on the HC Crown Note. The HC Crown Note is redeemable in whole or in part at the option of CCA Holdings at any time, without premium or penalty, provided that accrued interest is paid on the portion of the HC Crown Note so redeemed.

  Borrowings under the HC Crown Note are subject to certain financial and nonfinancial covenants and restrictions. The most restrictive covenant requires maintenance of a ratio of debt (excluding the HC Crown Note) to adjusted consolidated annualized operating cash flow, as defined, not to exceed 7.25 to 1 at December 31, 1996. In addition to the subordination in right of payment provisions contained in the HC Crown Note, the HC Crown Note is subject to a subordination agreement in favor of senior bank debt of CCE-I. Pursuant to the subordination agreement, substantially all rights and remedies under the HC Crown Note, including the rights to accelerate the maturity upon an event of default (including a payment of default), are suspended until the obligations under the CCE-I Credit Agreement are paid in full.

  The HC Crown Note is subordinated to the CCE-I Credit Agreement. Pursuant to the terms of the CCE-I Credit Agreement, payments on the HC Crown Note are prohibited until the indefeasible payment in full in cash, and the termination of commitments to lend under the CCE I Credit Agreement. The HC Crown Note will not have the benefit of any distributions from CCE-II until repayment in full of the CCE-II Credit Agreement and the Gaylord Note.

  The obligations owing on the HC Crown Note are guaranteed by CAC, CCE and CCE, L.P. (collectively referred to as the "Guarantors"). The CCE, L.P. guarantee cannot be enforced until the repayment in full and termination of the CCE-I Credit Agreement and the CCE-II Credit Agreement. The CAC and CCE guarantees cannot be enforced until the repayment in full and termination of the CCE I Credit Agreement. The guarantees, by their terms, are limited to the proceeds of distributions received from CCE-I, and income, if any, generated

                       CENCOM CABLE ENTERTAINMENT, INC.

by the Guarantors. CCA Holdings and the Guarantors are dependent primarily upon distributions from CCE-I to service the HC Crown Note.

  Subsequent to year-end, HC Crown Corp. sold the majority of the HC Crown Note through a private placement. The fair value of the HC Crown Note plus accrued interest, based upon the proceeds received, was approximately $89.5 million at December 31, 1996.

5. COMMITMENTS AND CONTINGENCIES:

 Litigation

  A purported class action lawsuit on behalf of the CCIP limited partners was filed in 1995 (the "Action"), which sought, among other things, to enjoin permanently the CCIP Acquisition. On February 15, 1996, all of the plaintiff's claims for injunctive relief were dismissed (including that which sought to prevent the consummation of the CCIP Acquisition); the plaintiff's claims for money damages which may have resulted from the CCIP Acquisition remain pending. Each of the defendants in the Action, including CCE-I, believes the Action, which remains pending, to be without merit and is contesting it vigorously. In October 1996, the plaintiff filed a Consolidated Amended Class Action Complaint (the "Amended Complaint"). The general partner of CCIP believes that portions of the Amended Complaint are legally inadequate and in January 1997 filed a motion for summary judgment to dismiss all remaining claims in the Action. There can be no assurance, however, that the plaintiff will not be awarded damages, some or all of which may be payable by CCE-I, in connection with the Action.

  The Company is a named defendant in two actions filed in 1997 involving an affiliate of Charter, Cencom Cable Income Partners II, L.P. (CCIP II). An action has been filed in the Circuit Court of Jackson County, Missouri by 269 individual plaintiffs who are limited partners of CCIP II against Cencom Properties II, Inc., the general partner of CCIP II, Cencom Partners Inc., the general partner of Cencom Partners, LP (CPLP), an entity in which CCIP II invested, certain named brokerage firms involved in the original sale of the limited partnership units and The Company. The Company provided management services to both CCIP II and CPLP and also owned all of the stock of the general partners of each of these partnerships prior to mid-1994. The Plaintiffs seek recovery of the consideration paid for their partnership units, restitution of all profits received by the defendants in connection with the CCIP II transaction and punitive damages. Also a purported class action has been filed in the Court of Chancery of the State of Delaware, in and for New Castle County on behalf of the limited partners of CCIP II against Cencom Properties II, Inc., the Company Charter, certain other affiliates of Charter and certain individuals, including officers of Charter or Cencom Properties II, Inc. The damages claimed by the plaintiffs are as yet unspecified. The Company believes that it has meritorious defenses in both actions, including defenses based on applicable statutes of limitations. The Company intends to defend the actions vigorously. The Company is not able at this early stage to project the expenses, if any, which will be associated with the actions or to predict any potential outcome or exposure.

  The Company is also a party to lawsuits which are generally incidental to its business. In the opinion of management, after consulting with legal counsel, the outcome of the above mentioned lawsuits will not have a material adverse effect on the Company's financial position and results of operations.

6. REGULATION IN THE CABLE TELEVISION INDUSTRY:

  The cable television industry is subject to extensive regulation at the federal, local and, in some instances, state levels. In addition, recent legislative and regulatory changes and additional regulatory proposals under consideration may materially affect the cable television industry.

                        CENCOM CABLE ENTERTAINMENT, INC.

  Congress enacted the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act"), which became effective on December 4, 1992. The 1992 Cable Act generally allows for a greater degree of regulation of the cable television industry. Under the 1992 Cable Act's definition of effective competition, nearly all cable systems in the United States are subject to rate regulation of basic cable services, provided the local franchising authority becomes certified to regulate basic service rates. The 1992 Cable Act and the Federal Communications Commission's (FCC) rules implementing the 1992 Cable Act have generally increased the administrative and operational expenses of cable television systems and have resulted in additional regulatory oversight by the FCC and local franchise authorities.

  Management believes that CCE-I and CCE-II have complied in all material respects with the rate provisions of the 1992 Cable Act; however, in jurisdictions that have not yet chosen to certify, refunds covering a one-year period on basic services may be ordered upon future certification if CCE-I and CCE-II are unable to justify their rates through a benchmark or cost-of-service filing pursuant to FCC rules. Management is unable to estimate at this time the amount of refunds, if any, that may be payable by CCE-I and CCE-II in the event certain of their rates are successfully challenged by franchising authorities or found to be unreasonable by the FCC. Management does not believe that the amount of any such refunds would have a material adverse effect on the financial position or results of operations of the Company.

  The 1992 Cable Act modified the franchise renewal process to make it easier for a franchising authority to deny renewal. Historically, franchises have been renewed for cable operators that have provided satisfactory services and have complied with the terms of the franchise agreement. Although management believes that CCE-I and CCE-II have generally met the terms of their franchise agreements and have provided quality levels of service, and anticipates CCE-I's and CCE-II's future franchise renewal prospects generally will be favorable, there can be no assurance that any such franchises will be renewed or, if renewed, that the franchising authority will not impose more onerous requirements on CCE-I and CCE-II than previously existed.

  During 1996, Congress passed and the President signed into law the Telecommunications Act of 1996 (the "Telecommunications Act"), which alters federal, state and local laws and regulations pertaining to cable television, telecommunication and other services. Under the Telecommunications Act, telephone companies can complete directly with cable operators in the provision of video programming, subject to certain regulatory safeguards.

  Certain provisions of the Telecommunications Act could materially affect the growth and operation of the cable television industry and the cable services provided by CCE-I and CCE-II. Although the new legislation may substantially lessen regulatory burdens, the cable television industry may be subject to additional competition as a result thereof. There are numerous rule makings to be undertaken by the FCC which will interpret and implement the Telecommunications Act's provisions. In addition, certain provisions of the Telecommunications Act (such as the deregulation of cable programming rates) are not immediately effective. Further, certain of the Telecommunications Act's provisions have been and are likely to be subject to judicial challenges. Management is unable at this time to predict the outcome of such rule makings or litigation or the substantive effect of the new legislation and the rule makings on the financial position and results of operations of the Company.

7. INCOME TAXES:

  CCE is part of the CCA Holdings consolidated group which files consolidated tax returns. Income taxes are recorded in accordance with SFAS No. 109. In accordance with SFAS No. 109, deferred tax assets and liabilities are recognized for the estimated future tax consequence attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using the enacted tax rates in effect for the year in which those temporary

                        CENCOM CABLE ENTERTAINMENT, INC.

differences are expected to be recovered or settled. Deferred income tax expense or benefit is the result of changes in the liability or asset recorded for deferred taxes. A valuation allowance must be established for any portion of a deferred tax asset for which it is more likely than not that a tax benefit will not be realized.

  During 1996 and 1995, changes in the Company's temporary differences and losses from operations, resulted in deferred tax benefits of approximately $6.1 million and $.7 million, respectively. These amounts were offset by valuation allowances of equal amounts.

  No current provision (benefit) for income taxes was recorded during 1996 and 1995.
Deferred income taxes are comprised of the following at December 31:

                                                        1996          1995
                                                    ------------  ------------
Deferred income tax assets:
 Tax loss carryforwards............................ $ 24,046,000  $ 17,866,000
 Valuation allowance...............................   (6,843,000)     (663,000)
                                                    ------------  ------------
   Total deferred income tax assets................   17,203,000    17,203,000
Deferred income tax liabilities:
 Investments in unconsolidated limited partner-
  ships............................................  (72,703,000)  (72,703,000)
                                                    ------------  ------------
   Net deferred income tax liability............... $(55,500,000) $(55,500,000)
                                                    ============  ============

  At December 31, 1996, the Company had net operating loss (NOL) carryforwards for regular income tax purposes aggregating approximately $60.1 million, which expire in various years through 2011. Utilization of the NOLs is subject to certain limitations. The Company's regular tax NOLs are recognized for financial statement purposes as a reduction of the deferred tax liability or an increase of the deferred tax asset.

8. COMPETITION:

  The Connecticut Department of Public Utility Control granted a franchise to a subsidiary of a local telephone company to serve the entire state of Connecticut. This provider has proposed to offer its cable service initially to a primary franchise area of several Connecticut communities, including one served by CCE-I. Management is unable to predict the ultimate impact of this development upon the Company's financial position or results of operations.

  CCE-II's Riverside, California system, providing service to approximately 48,000 basic subscribers, faces competition from a multipoint distribution system acquired by Pacific Telesis Group. At this time, management is uncertain what impact, if any, this acquisition will have on the Company's financial position or results of operations.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Charter Communications Entertainment, L.P.:

  We have audited the accompanying balance sheets of Charter Communications Entertainment, L.P. (a Delaware limited partnership) as of December 31, 1996 and 1995, and the related statements of operations, partners' capital and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Charter Communications Entertainment, L.P. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

Arthur Andersen LLP

St. Louis, Missouri,
February 21, 1997

                   CHARTER COMMUNICATIONS ENTERTAINMENT, L.P.

                   BALANCE SHEETS--DECEMBER 31, 1996 AND 1995

                                                         1996         1995
                                                     ------------ ------------
                       ASSETS
INVESTMENT IN UNCONSOLIDATED LIMITED PARTNERSHIPS... $279,854,790 $325,823,701
SUBORDINATED NOTE RECEIVABLE FROM UNCONSOLIDATED
 LIMITED PARTNERSHIP................................   25,000,000   25,000,000
INTEREST RECEIVABLE FROM UNCONSOLIDATED LIMITED
 PARTNERSHIP........................................    2,418,000      500,000
                                                     ------------ ------------
                                                     $307,272,790 $351,323,701
                                                     ============ ============
         LIABILITIES AND PARTNERS' CAPITAL
NOTE PAYABLE........................................ $ 82,000,000 $ 82,000,000
ACCRUED INTEREST ON NOTE PAYABLE....................   22,843,403   10,438,805
COMMITMENTS AND CONTINGENCIES
PARTNERS' CAPITAL:
 General partners...................................      624,614    4,928,458
 Limited partners--
  Ordinary Capital Accounts.........................   10,543,510   83,187,453
                                                     ------------ ------------
  Preferred Capital Account.........................  191,261,263  170,768,985
                                                     ------------ ------------
    Total partners' capital.........................  202,429,387  258,884,896
                                                     ------------ ------------
                                                     $307,272,790 $351,323,701
                                                     ============ ============


      The accompanying notes are an integral part of these balance sheets.

                   CHARTER COMMUNICATIONS ENTERTAINMENT, L.P.

                            STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                       1996          1995
                                                   ------------  ------------
EQUITY IN LOSS OF UNCONSOLIDATED LIMITED
PARTNERSHIPS...................................... $(45,968,911) $(34,730,760)
INTEREST EXPENSE..................................  (12,404,598)  (10,438,805)
INTEREST INCOME--UNCONSOLIDATED LIMITED
PARTNERSHIP.......................................    1,918,000       500,000
                                                   ------------  ------------
      Net loss....................................  (56,455,509)  (44,669,565)
PREFERRED RETURN..................................  (20,492,278)   (5,081,095)
                                                   ------------  ------------
      Loss applicable to partners' capital
      accounts.................................... $(76,947,787) $(49,750,660)
                                                   ============  ============
LOSS ALLOCATION TO PARTNERS' CAPITAL ACCOUNTS:
  General partners................................ $ (4,303,844) $ (2,782,632)
  Limited partners--Preferred Capital Account.....          --            --
                                                   ------------  ------------
NET LOSS APPLICABLE TO LIMITED PARTNERS--ORDINARY
 CAPITAL ACCOUNTS................................. $(72,643,943) $(46,968,028)
                                                   ============  ============



        The accompanying notes are an integral part of these statements.

                   CHARTER COMMUNICATIONS ENTERTAINMENT, L.P.

                        STATEMENTS OF PARTNERS' CAPITAL

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                           LIMITED PARTNERS
                                       --------------------------
                                         ORDINARY     PREFERRED
                            GENERAL      CAPITAL       CAPITAL
                           PARTNERS      ACCOUNTS      ACCOUNT       TOTAL
                          -----------  ------------  ------------ ------------
BALANCE, January 1,
1995..................... $       --   $        --   $        --  $        --
  Partners' capital
   contributions.........   7,711,090   130,155,481   165,687,890  303,554,461
  Net loss...............  (2,498,438)  (42,171,127)          --   (44,669,565)
  Preference allocation..    (284,194)   (4,796,901)    5,081,095          --
                          -----------  ------------  ------------ ------------
BALANCE, December 31,
1995.....................   4,928,458    83,187,453   170,768,985  258,884,896
  Net loss...............  (3,157,670)  (53,297,839)          --   (56,455,509)
  Preference allocation..  (1,146,174)  (19,346,104)   20,492,278          --
                          -----------  ------------  ------------ ------------
BALANCE, December 31,
1996..................... $   624,614  $ 10,543,510  $191,261,263 $202,429,387
                          ===========  ============  ============ ============



        The accompanying notes are an integral part of these statements.

                   CHARTER COMMUNICATIONS ENTERTAINMENT, L.P.

                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                        1996          1995
                                                    ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss.......................................... $(56,455,509) $(44,669,565)
 Adjustments to reconcile net loss to net cash from
  operating activities--
  Equity in loss of unconsolidated limited
  partnerships.....................................   45,968,911    34,730,760
  Changes in assets and liabilities--
   Interest receivable from unconsolidated limited
   partnership.....................................   (1,918,000)     (500,000)
   Accrued interest on note payable................   12,404,598    10,438,805
                                                    ------------  ------------
     Net cash from operating activities............          --            --
                                                    ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Investment in unconsolidated limited
 partnerships......................................          --   (360,554,461)
                                                    ------------  ------------
     Net cash used in investing activities.........          --   (360,554,461)
                                                    ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 General partners' contributions...................          --      7,711,090
 Limited partners' contributions...................          --    295,843,371
 Issuance of note receivable to unconsolidated
 limited partnership...............................          --    (47,000,000)
 Payments on note receivable from unconsolidated
 limited partnership...............................          --     22,000,000
 Proceeds from note payable........................          --     82,000,000
                                                    ------------  ------------
     Net cash provided by financing activities.....          --    360,554,461
                                                    ------------  ------------
CASH, beginning and end of year.................... $        --   $        --
                                                    ============  ============
CASH PAID FOR INTEREST............................. $        --   $        --
                                                    ============  ============
CASH PAID FOR TAXES................................ $        --   $        --
                                                    ============  ============


        The accompanying notes are an integral part of these statements.

                  CHARTER COMMUNICATIONS ENTERTAINMENT, L.P.

                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 1996 AND 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Organization and Basis of Presentation

  In connection with a reorganization under common control, the assets of certain cable television systems located in Connecticut and Missouri were contributed from CCA Acquisition Corp. (CAC) and its wholly owned subsidiary, Cencom Cable Entertainment, Inc. (CCE), respectively, to Charter Communications Entertainment, L.P. (the "Partnership"). CAC and CCE owned and operated the systems during the first nine months of 1995. These systems were immediately contributed to a newly formed partnership, Charter Communications Entertainment I, L.P. (CCE-I). The Partnership, CAC, CCE and CCE-I are all indirectly owned approximately 85% by Kelso Investment Associates V, L.P., an investment fund, together with an affiliate (collectively referred to as "Kelso" herein) and certain other individuals, and approximately 15% by Charter Communications, Inc. (Charter). Therefore, this series of transactions is a reorganization of entities under common control and has been accounted for in a manner similar to a pooling of interests. Accordingly, the financial statements reflect the activity of these systems for the entire year.

  In January 1995, CAC completed the acquisition of certain cable television systems from Crown Media, Inc. (Crown), a subsidiary of Hallmark Cards, Incorporated (Hallmark) (the "Crown Transaction"). On September 29, 1995, CAC and CCT Holdings Corp. (CCT Holdings), an entity affiliated with CCA Holdings Corp. (CCA Holdings) by common ownership, entered into an Asset Exchange Agreement whereby CAC exchanged a 1% undivided interest in all of its assets for a 1.22% undivided interest in certain assets to be acquired by CCT Holdings from an affiliate of Gaylord Entertainment Company, Inc. (Gaylord). In September 1995, CCT Holdings acquired certain cable television systems from Gaylord. Upon execution of the Asset Purchase Agreement, CAC and CCT Holdings entered into a series of agreements to contribute the assets acquired under the Crown Transaction (see Note 3) to CCE-I and certain assets acquired in the Gaylord acquisition (see Note 3) to Charter Communications Entertainment II, L.P. (CCE-II). As a result of entering into these agreements, CCA Holdings, the parent company of CAC, owns a 55% interest and CCT Holdings owns a 45% interest in the combined operations of CCE-I and CCE-II, respectively. The net loss of CCE-I for the period prior to September 29, 1995, was allocated entirely to CCA Holdings.

  As a result of these transactions, CCE owns a 33% limited partnership interest in the Partnership, CAC owns a 21% limited partnership interest in the Partnership and CCT Holdings owns a 44% limited partnership interest in the Partnership. CAC and CCT Holdings each own a 1% general partnership interest in the Partnership.

  The Partnership will terminate no later than December 31, 2055, as provided in its partnership agreement (the "Partnership Agreement").

 Investment in Unconsolidated Limited Partnerships

  The Partnership has a 97.78% limited partnership interest in both CCE-I and CCE-II. CCE-I is controlled by CAC and CCE-II is controlled by CCT Holdings through their general partnership interests and provisions within the various partnership agreements; therefore, the Partnership's investment in these entities is accounted for using the equity method of accounting. Under this method, the investments are originally recorded at cost and are subsequently adjusted to recognize the Partnership's share of net earnings or losses as they occur and distributions when received.

 Income Taxes

  Income taxes are the responsibility of the partners and as such are not provided in the accompanying financial statements.

                   CHARTER COMMUNICATIONS ENTERTAINMENT, L.P.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. INVESTMENTS IN UNCONSOLIDATED LIMITED PARTNERSHIPS:

  Summary financial information of CCE-I and CCE-II as of December 31, 1996 and 1995, and for the year then ended (CCE-I), and for the year ended December 31, 1996 and for the period from inception (April 20, 1995) to December 31, 1995 (CCE-II), which is not consolidated with the operating results of the Partnership, is as follows:

                                    CCE-I                      CCE-II
                          --------------------------  --------------------------
                              1996          1995          1996          1995
                          ------------  ------------  ------------  ------------
Current assets..........  $  8,999,959  $ 15,396,675  $ 10,904,830  $ 11,043,867
Noncurrent assets--
 primarily investment in
 cable television
 properties.............   657,011,095   566,369,624   338,316,421   348,029,594
                          ------------  ------------  ------------  ------------
      Total assets......  $666,011,054  $581,766,299  $349,221,251  $359,073,461
                          ============  ============  ============  ============
Current liabilities.....  $ 28,903,475  $ 15,138,838  $ 13,098,198  $ 14,107,036
Long-term debt..........   462,120,000   355,000,000   221,418,000   218,600,000
Other long-term
liabilities.............     2,463,339     3,550,612       383,070       584,460
Partners' capital.......   172,524,240   208,076,849   114,321,983   125,781,965
                          ------------  ------------  ------------  ------------
      Total liabilities
       and partners'
       capital..........  $666,011,054  $581,766,299  $349,221,251  $359,073,461
                          ============  ============  ============  ============
Service revenues........  $143,023,261  $ 99,689,410  $ 90,368,332  $ 21,156,209
                          ============  ============  ============  ============
Income (loss) from
operations..............  $  1,106,166  $ (6,946,137) $  5,039,834  $    983,638
                          ============  ============  ============  ============
Net loss................  $(35,552,609) $(31,423,151) $(11,459,982) $ (3,458,535)
                          ============  ============  ============  ============

  As of December 31, 1996, CCE-I provided cable television service to approximately 338,300 basic subscribers in Connecticut, Illinois, Massachusetts, Missouri and New Hampshire, and CCE-II provided cable television service to approximately 168,100 basic subscribers in southern California.

3. ACQUISITIONS BY UNCONSOLIDATED LIMITED PARTNERSHIPS:

  In January 1995, CAC completed the acquisition of certain cable television systems from Crown for an aggregate purchase price of approximately $488.2 million. The assets were later contributed through a series of transactions to CCE-I. The acquisition of these systems was part of a series of larger transactions in which Crown sold its cable television systems to a group of investors, including Charter, CAC, certain affiliates of Charter, and third parties, for a total purchase price of approximately $900.0 million. To finance this acquisition, CCE-I entered into a revolving credit and term loan facility (the "CCE-I Credit Agreement"), and CCA Holdings executed a subordinated seller note (the "HC Crown Note") pursuant to a senior subordinated loan agreement with an affiliate of Hallmark for $82.0 million (see Note 5).

                   CHARTER COMMUNICATIONS ENTERTAINMENT, L.P.

  In September 1995, CCT Holdings acquired certain assets from Gaylord for approximately $340.9 million, which included cable television systems in southern California. As previously described, these assets were contributed to CCE-II. To finance the acquisition, CCE-II entered into a revolving credit and term loan facility (the CCE-II Credit Agreement), and CCT Holdings executed a subordinated seller note to Gaylord (the "Gaylord Note").

  In October 1995, CCE-I acquired the net assets of certain systems from United Video Cablevision, Inc., which include cable television systems in Massachusetts and Missouri, for an aggregate purchase price of approximately $96.0 million.

  In January 1996, CCE-I acquired the net assets of certain systems from Mineral Area Cablevision Co., L.P., which include cable television systems in Missouri, for an aggregate purchase price of approximately $9.4 million.

  In March 1996, CCE-I acquired the net assets of the Illinois system from Cencom Cable Income Partners, L.P. (CCIP), an affiliated entity, for an aggregate purchase price of approximately $82.1 million (the "CCIP Acquisition").

  In November 1996, CCE-I acquired the net assets of certain systems from Masada Cable Partners, L.P., which include cable television systems in Missouri, for an aggregate purchase price of approximately $24.2 million.

4. SUBORDINATED NOTE RECEIVABLE FROM UNCONSOLIDATED LIMITED PARTNERSHIP:

  In connection with the formation of CCE-II, CCE-II issued a Promissory Note (the "Note") to the Partnership in the amount of $47.0 million. Immediately upon closing of the Gaylord acquisition, CCE-II used proceeds from borrowings under the CCE-II Credit Agreement to repay $22.0 million on the Note. All principal or interest amounts due under the Note are subordinated with respect to the CCE-II Credit Agreement. The Note matures on March 31, 2005. The Note bears interest at an annual rate equal to the weighted average interest rate payable on the loans outstanding under the CCE-II Credit Agreement which was 7.66% and 8.20% during 1996 and 1995, respectively. The interest rate was 7.41% and 7.82% at December 31, 1996 and 1995, respectively.

5. NOTE PAYABLE:

  In connection with the Crown Transaction, the Partnership issued a guarantee of payment to the holder of the HC Crown Note. Accordingly, the debt has been reflected as a liability of the Partnership in the accompanying financial statements. The HC Crown Note is also guaranteed by CAC and CCE. The HC Crown
Note is an unsecured obligation. The HC Crown Note is limited in aggregate principal amount to $82.0 million and has a stated maturity date of December 31, 1999 (the "Stated Maturity Date"). Interest accrues at 13% per annum, compounded semiannually, but is not due and payable until the Stated Maturity Date. If principal plus accrued interest is not paid at the Stated Maturity Date, the annual rate at which interest accrues will initially increase to 18% and will increase by an additional 2% on each successive anniversary of the Stated Maturity Date (up to 26%) until the HC Crown Note is repaid; in addition, a 3% default rate of interest can, in certain instances, be in effect simultaneously with the stated rate of interest on the HC Crown Note. The HC Crown Note is redeemable in whole or in part at the option of CCA Holdings at any time, without premium or penalty, provided that accrued interest is paid on the portion of the HC Crown Note so redeemed.

                   CHARTER COMMUNICATIONS ENTERTAINMENT, L.P.

  Borrowings under the HC Crown Note are subject to certain financial and nonfinancial covenants and restrictions. The most restrictive covenant requires maintenance of a ratio of debt (excluding the HC Crown Note) to adjusted consolidated annualized operating cash flow, as defined, not to exceed 7.25 to 1 at December 31, 1996. In addition to the subordination in right of payment provisions contained in the HC Crown Note, the HC Crown Note is subject to a subordination agreement in favor of senior bank debt of CCE-I. Pursuant to the subordination agreement, substantially all rights and remedies under the HC Crown Note, including the rights to accelerate the maturity upon an event of default (including a payment of default), are suspended until the obligations under the CCE-I Credit Agreement, are paid in full.

  The HC Crown Note is subordinated to the CCE-I Credit Agreement. Pursuant to the terms of the CCE-I Credit Agreement payments on the HC Crown Note are prohibited until the indefeasible payment in full in cash, and the termination of commitments to lend under the CCE-I Credit Agreement. The HC Crown Note will not have the benefit of any distributions from CCE-II until repayment in full of the CCE-II Credit Agreement and the Gaylord Note.

  The obligations owing on the HC Crown Note are guaranteed by CAC, CCE and the Partnership (collectively referred to as the "Guarantors"). The Partnership's guarantee cannot be enforced until the repayment in full and termination of the CCE-I Credit Agreement and the CCE-II Credit Agreement. The CAC and CCE guarantees cannot be enforced until the repayment in full and termination of the CCE-I Credit Agreement. The guarantees, by their terms, are limited to the proceeds of distributions received from CCE-I and income, if any, generated by the Guarantors. CCA Holdings and the Guarantors are dependent primarily upon distributions from CCE-I to service the HC Crown Note.

  Subsequent to year-end, HC Crown Corp. sold the majority of the HC Crown Note through a private placement. The fair value of the HC Crown Note plus accrued interest, based upon the proceeds received, was approximately $89.5 million at December 31, 1996.

6. PARTNERSHIP INTERESTS:

  Under the terms of the Partnership Agreement, the profits and losses for income tax reporting purposes are allocated among the partners in accordance with their percentage interests subject to any adjustments required by the Internal Revenue Code and Treasury Regulations.

  For financial reporting purposes, profits and losses, and the preferred return (described below) are allocated in accordance with the liquidation provisions in the Partnership Agreement.

  Proceeds from the liquidation of the Partnership shall be distributed as follows: (i) to the payment of liquidation expenses; (ii) to the payment of creditors of the Partnership and the establishment of reserves to provide for contingent liabilities; (iii) to CCT Holdings, equal to the amount of its Preferred Capital Account; (iv) to each partner to the extent of such positive balance in the ratio in which its respective ordinary capital account balance bears to all such ordinary capital account balances; and (v) the remaining balance to the partners in accordance with their percentage interests at the time of liquidation.

  CCT Holdings is entitled to an annual preferred return computed in accordance with the provisions in the Partnership Agreement.

                   CHARTER COMMUNICATIONS ENTERTAINMENT, L.P.

  Pursuant to the Partnership Agreement, while any amounts remain outstanding under both the HC Crown Note and the Gaylord Note, distributions to the Partnership by CCE-I will be distributed by the Partnership to CAC and CCE (pro rata) for use solely to service the HC Crown Note and distributions to the Partnership by CCE-II will be distributed by the Partnership to CCT Holdings to service the Gaylord Note. If the Gaylord Note is repaid prior to payment in full of the HC Crown Note, then all distributions to the Partnership from both CCE-I and CCE-II will be used to service the HC Crown Note. If the HC Crown
Note is repaid prior to payment in full of the Gaylord Note, then all distributions to the Partnership from both CCE-I and CCE-II will be used to service the Gaylord Note.

  In connection with the Gaylord acquisition, CCT Holdings, the Partnership, and Gaylord entered into a contingent payment agreement (the "Contingent Agreement"). The Contingent Agreement indicates CCE, L.P. will pay Gaylord 15% of any amount distributed to CCT Holdings in excess of the total of the Gaylord Note, the HC Crown Note and $450.0 million.

7. COMMITMENTS AND CONTINGENCIES:

 Litigation

  A purported class action lawsuit on behalf of the CCIP limited partners was filed in 1995 (the "Action"), which sought, among other things, to enjoin permanently the CCIP Acquisition. On February 15, 1996, all of the plaintiff's claims for injunctive relief were dismissed (including that which sought to prevent the consummation of the CCIP Acquisition); the plaintiff's claims for money damages which may have resulted from the CCIP Acquisition remain pending. Each of the defendants in the Action, including CCE-I believes the Action, which remains pending, to be without merit and is contesting it vigorously. In October 1996, the plaintiff filed a Consolidated Amended Class Action Complaint (the "Amended Complaint"). The general partner of CCIP believes that portions of the Amended Complaint are legally inadequate and filed a motion for summary judgment to dismiss all remaining claims in the Action in January 1997. There can be no assurance, however, that the plaintiffs will not be awarded damages, some or all of which may be payable by CCE-I, in connection with the Action.

  The Partnership is also a party to lawsuits which are generally incidental to its business. In the opinion of management, after consulting with legal counsel, the outcome of these lawsuits will not have a material adverse effect on the Partnership's financial position and results of operations.

8. REGULATION IN THE CABLE TELEVISION INDUSTRY:

  The cable television industry is subject to extensive regulation at the federal, local and, in some instances, state levels. In addition, recent legislative and regulatory changes and additional regulatory proposals under consideration may materially affect the cable television industry.

  Congress enacted the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act"), which became effective on December 4, 1992. The 1992 Cable Act generally allows for a greater degree of regulation of the cable television industry. Under the 1992 Cable Act's definition of effective competition, nearly all cable systems in the United States are subject to rate regulation of basic cable services, provided the local franchising authority becomes certified to regulate basic service rates. The 1992 Cable Act and the Federal Communications Commission's (FCC) rules implementing the 1992 Cable Act have generally increased the administrative and operational expenses of cable television systems and have resulted in additional regulatory oversight by the FCC and local franchise authorities.

  Management believes that CCE-I and CCE-II have complied in all material respects with the rate provisions of the 1992 Cable Act; however, in jurisdictions that have not yet chosen to certify, refunds covering a one-year period on basic services may be ordered upon future certification if CCE-I and CCE-II are unable to justify their

                   CHARTER COMMUNICATIONS ENTERTAINMENT, L.P.

rates through a benchmark or cost-of-service filing pursuant to FCC rules. Management is unable to estimate at this time the amount of refunds, if any, that may be payable by CCE-I and CCE-II in the event certain of their rates are successfully challenged by franchising authorities or found to be unreasonable by the FCC. Management does not believe that the amount of any such refunds would have a material adverse effect on the financial position or results of operations of the Partnership.

  The 1992 Cable Act modified the franchise renewal process to make it easier for a franchising authority to deny renewal. Historically, franchises have been renewed for cable operators that have provided satisfactory services and have complied with the terms of the franchise agreement. Although management believes that CCE-I and CCE-II have generally met the terms of their franchise agreements and have provided quality levels of service, and anticipates CCE-I's and CCE-II's future franchise renewal prospects generally will be favorable, there can be no assurance that any such franchises will be renewed or, if renewed, that the franchising authority will not impose more onerous requirements on CCE-I and CCE-II than previously existed.

  During 1996, Congress passed and the President signed into law the Telecommunications Act of 1996 (the "Telecommunications Act"), which alters federal, state, and local laws and regulations pertaining to cable television, telecommunications and other services. Under the Telecommunications Act, telephone companies can compete directly with cable operators in the provision of video programming, subject to certain regulatory safeguards.

  Certain provisions of the Telecommunications Act could materially affect the growth and operation of the cable television industry and the cable services provided by CCE-I and CCE-II. Although the new legislation may substantially lessen regulatory burdens, the cable television industry may be subject to additional competition as a result thereof. There are numerous rule-makings to be undertaken by the FCC which will interpret and implement the Telecommunications Act's provisions. In addition, certain provisions of the Telecommunications Act (such as the deregulation of cable programming rates) are not immediately effective. Further, certain of the Telecommunications Act's provisions have been and are likely to be subject to judicial challenges. Management is unable at this time to predict the outcome of such rule-makings or litigation or the substantive effect of the new legislation and the rule-makings on the financial position and results of operations of the Partnership.

9. NET LOSS FOR INCOME TAX PURPOSES:

  The following reconciliation summarizes the differences between the Partnership's net loss for financial reporting purposes and net loss for federal income tax purposes for the year ended December 31, 1996 and 1995:

                                                        1996          1995
                                                    ------------  ------------
   Net loss for financial reporting purposes......  $(56,455,509) $(44,669,565)
   Differences in net loss of unconsolidated
    limited partnerships for financial reporting
    and tax reporting.............................    (2,767,108)   31,239,817
   Differences in expenses for financial reporting
    and tax reporting.............................    12,404,598    10,438,805
                                                    ------------  ------------
       Net loss for federal income tax purposes...  $(46,818,019) $ (2,990,943)
                                                    ============  ============

  The following summarizes the significant cumulative temporary differences between the Partnership's financial reporting basis and federal income tax reporting basis as of December 31, 1996 and 1995:

                                                        1996          1995
                                                    ------------  ------------
   Assets:
    Investment in unconsolidated limited
    partnerships..................................  $  4,912,673   $ 7,679,781
                                                    ============  ============

                   CHARTER COMMUNICATIONS ENTERTAINMENT, L.P.

10. COMPETITION:

  The Connecticut Department of Public Utility Control granted a franchise to a subsidiary of a local telephone company to serve the entire state of Connecticut. This provider has proposed to offer its cable service initially to a primary franchise area of several Connecticut communities, including one served by CCE-I. Management is unable to predict the ultimate impact of this development upon the Partnership's financial position or results of operations.

  CCE-II's Riverside, California system, providing service to approximately 48,000 basic subscribers, faces competition from a multipoint distribution system acquired by Pacific Telesis Group. At this time, management is uncertain what impact, if any, this acquisition will have on the Partnership's financial position or results of operations.

11. SIGNIFICANT NONCASH TRANSACTIONS:

  The Partnership engaged in the following significant noncash financing transaction during the years ended December 31:

                                                          1996        1995
                                                       ----------- ----------
   Preference allocation--Preferred Capital Account
    (see Note 6)...................................... $20,492,278 $5,081,095

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Charter Communications Entertainment I, L.P.:

  We have audited the accompanying balance sheets of Charter Communications Entertainment I, L.P. (a Delaware limited partnership) as of December 31, 1996 and 1995, and the related statements of operations, partners' capital and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Charter Communications Entertainment I, L.P. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

Arthur Andersen LLP

St. Louis, Missouri,
February 21, 1997

                  CHARTER COMMUNICATIONS ENTERTAINMENT I, L.P.

                   BALANCE SHEETS--DECEMBER 31, 1996 AND 1995

                                                          1996         1995
                                                      ------------ ------------
                       ASSETS
CURRENT ASSETS:
 Cash and cash equivalents........................... $  2,934,939 $ 11,430,931
 Accounts receivable, net of allowance for doubtful
  accounts of $371,166
  and $251,419.......................................    5,465,750    3,324,186
 Prepaid expenses and other..........................      490,443      641,558
 Net assets of discontinued operation................      108,827          --
                                                      ------------ ------------
    Total current assets.............................    8,999,959   15,396,675
                                                      ------------ ------------
INVESTMENT IN CABLE TELEVISION PROPERTIES:
 Property, plant and equipment.......................  206,351,379  178,149,968
 Franchise costs, net of accumulated amortization of
  $51,761,758 and $21,512,225........................  439,232,345  370,268,109
 Covenant not to compete, net of accumulated amorti-
  zation of $20,000,000
  and $10,000,000....................................          --    10,000,000
                                                      ------------ ------------
                                                       645,583,724  558,418,077
                                                      ------------ ------------
OTHER ASSETS.........................................    9,667,356    7,649,949
                                                      ------------ ------------
RESTRICTED FUNDS HELD IN ESCROW......................          --       301,598
                                                      ------------ ------------
NET NONCURRENT ASSETS OF DISCONTINUED OPERATION......    1,760,015          --
                                                      ------------ ------------
                                                      $666,011,054 $581,766,299
                                                      ============ ============
          LIABILITIES AND PARTNERS' CAPITAL
CURRENT LIABILITIES:
 Current maturities of long-term debt................ $  5,880,000 $        --
 Accounts payable and accrued expenses...............   18,517,774   13,274,646
 Subscriber deposits.................................      473,601      711,663
 Payables to affiliates..............................    2,630,149    2,907,529
 Other current liabilities...........................    1,401,951          --
                                                      ------------ ------------
    Total current liabilities........................   28,903,475   16,893,838
                                                      ------------ ------------
DEFERRED REVENUE.....................................      708,339      780,612
                                                      ------------ ------------
LONG-TERM DEBT.......................................  462,120,000  355,000,000
                                                      ------------ ------------
DEFERRED MANAGEMENT FEES PAYABLE TO AFFILIATE........    1,755,000    1,015,000
                                                      ------------ ------------
COMMITMENTS AND CONTINGENCIES
PARTNERS' CAPITAL:
 General Partner.....................................    1,862,703    2,797,869
 Limited Partners--
  Ordinary Capital Accounts..........................   65,818,135  112,840,175
  Preferred Capital Account..........................  104,843,402   92,438,805
                                                      ------------ ------------
    Total partners' capital..........................  172,524,240  208,076,849
                                                      ------------ ------------
                                                      $666,011,054 $581,766,299
                                                      ============ ============

      The accompanying notes are an integral part of these balance sheets.

                  CHARTER COMMUNICATIONS ENTERTAINMENT I, L.P.

                            STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                       1996          1995
                                                   ------------  ------------
SERVICE REVENUES:
  Basic service................................... $ 96,560,920  $ 65,075,541
  Premium service.................................   19,201,801    15,484,951
  Other...........................................   27,260,540    19,128,918
                                                   ------------  ------------
                                                    143,023,261    99,689,410
                                                   ------------  ------------
EXPENSES:
  Operating costs.................................   59,869,348    41,800,111
  General and administrative......................   11,255,985     7,142,567
  Depreciation and amortization...................   65,757,387    51,193,702
  Management and financial advisory service fees--
   related parties................................    5,034,375     6,499,167
                                                   ------------  ------------
                                                    141,917,095   106,635,547
                                                   ------------  ------------
    Income (loss) from continuing operations......    1,106,166    (6,946,137)
                                                   ------------  ------------
OTHER INCOME (EXPENSE):
  Interest income.................................      164,476       503,585
  Interest expense................................  (34,249,422)  (25,022,221)
  Other...........................................   (1,058,271)       41,622
                                                   ------------  ------------
                                                    (35,143,217)  (24,477,014)
                                                   ------------  ------------
    Net loss from continuing operations...........  (34,037,051)  (31,423,151)
LOSS FROM DISCONTINUED OPERATION..................   (1,515,558)          --
                                                   ------------  ------------
    Net loss......................................  (35,552,609)  (31,423,151)
PREFERRED RETURN..................................  (12,404,597)   (3,020,613)
                                                   ------------  ------------
    Net loss application to partner's capital
     accounts.....................................  (47,957,206) $(34,443,764)
                                                   ------------  ------------
NET LOSS ALLOCATION:
  General Partner.................................     (935,166)     (124,031)
  Limited Partners--Preferred Capital Account.....          --            --
                                                   ------------  ------------
                                                       (935,166)     (124,031)
                                                   ------------  ------------
NET LOSS APPLICABLE TO LIMITED PARTNERS--ORDINARY
 CAPITAL ACCOUNTS................................. $(47,022,040) $(34,319,733)
                                                   ============  ============


        The accompanying notes are an integral part of these statements.

                  CHARTER COMMUNICATIONS ENTERTAINMENT I, L.P.

                        STATEMENTS OF PARTNERS' CAPITAL

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                            LIMITED PARTNERS
                                        --------------------------
                                          ORDINARY     PREFERRED
                             GENERAL      CAPITAL       CAPITAL
                             PARTNER      ACCOUNTS      ACCOUNT       TOTAL
                            ----------  ------------  ------------ ------------
BALANCE, January 1, 1995..  $      --   $        --   $        --  $        --
 Capital contributions....   2,921,900   147,159,908    89,418,192  239,500,000
 Allocation of net loss...     (65,129)  (31,358,022)          --   (31,423,151)
 Allocation of preferred
  return..................     (58,902)   (2,961,711)    3,020,613          --
                            ----------  ------------  ------------ ------------
BALANCE, December 31,
1995......................   2,797,869   112,840,175    92,438,805  208,076,849
 Capital contributions....         --            --            --           --
 Allocation of net loss...    (693,276)  (34,859,333)          --   (35,552,609)
 Allocation of preferred
  return..................    (241,890)  (12,162,707)   12,404,597          --
                            ----------  ------------  ------------ ------------
BALANCE, December 31,
1996......................  $1,862,703  $ 65,818,135  $104,843,402 $172,524,240
                            ==========  ============  ============ ============


        The accompanying notes are an integral part of these statements.

                  CHARTER COMMUNICATIONS ENTERTAINMENT I, L.P.

                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                        1996          1995
                                                    ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss.......................................... $(35,552,609) $(31,423,151)
 Adjustments to reconcile net loss to net cash pro-
  vided by operating activities--
  Depreciation and amortization....................   65,757,387    51,193,702
  Loss on sale of property, plant and equipment....    1,256,945           --
  Loss from discontinued operation.................    1,515,558           --
  Changes in assets and liabilities, net of effects
   from acquisitions--
   Accounts receivable, net........................   (1,748,468)   (1,387,654)
   Prepaid expenses and other......................      279,406      (250,428)
   Accounts payable and accrued expenses...........    4,056,629     4,249,587
   Subscriber deposits.............................     (257,062)      (11,303)
   Payables to affiliates..........................      462,620     3,922,529
   Other current liabilities.......................    1,401,951           --
   Deferred revenue................................     (144,748)      780,612
                                                    ------------  ------------
    Net cash provided by operating activities......   37,027,609    27,073,894
                                                    ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property, plant and equipment........  (33,898,020)  (22,023,524)
 Proceeds from sale of property, plant and equip-
  ment.............................................      986,359           --
 Payments for acquisitions, net of cash acquired... (122,017,267) (579,179,458)
 Payments of organizational expenses...............     (242,875)   (1,297,203)
 Payments of franchise costs.......................     (569,167)      (53,266)
 Payments of brokerage commissions.................     (310,385)          --
 Restricted funds held in escrow...................      301,598      (301,598)
                                                    ------------  ------------
    Net cash used in investing activities.......... (155,749,757) (602,855,049)
                                                    ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Payments of debt issuance costs...................   (2,773,844)   (7,287,914)
 Borrowings under revolving credit and term loan
  facility.........................................  120,500,000   356,000,000
 Payments of revolving credit and term loan facili-
  ty...............................................   (7,500,000)   (1,000,000)
 Limited Partners' contributions...................          --    236,578,100
 General Partner's contribution....................          --      2,921,900
                                                    ------------  ------------
    Net cash provided by financing activities......  110,226,156   587,212,086
                                                    ------------  ------------
NET (DECREASE) INCREASE IN CASH AND CASH
EQUIVALENTS........................................   (8,495,992)   11,430,931
CASH AND CASH EQUIVALENTS, beginning of year.......   11,430,931           --
CASH AND CASH EQUIVALENTS, end of year............. $  2,934,939  $ 11,430,931
                                                    ============  ============
CASH PAID FOR INTEREST............................. $ 33,921,715  $ 22,907,403
                                                    ============  ============
CASH PAID FOR TAXES................................ $        --   $        --
                                                    ============  ============

        The accompanying notes are an integral part of these statements.

                 CHARTER COMMUNICATIONS ENTERTAINMENT I, L.P.

                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 1996 AND 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Organization and Basis of Presentation

  Charter Communications Entertainment I, L.P. (the "Partnership"), a Delaware limited partnership, was formed effective January 1995, for the purpose of acquiring and operating existing cable television systems. The Partnership commenced operations effective January 1995, with the assignment of its general and limited partnership interests. The Partnership will terminate no later than December 31, 2055, as provided in its partnership agreement (the "Partnership Agreement").

  CCA Acquisition Corp. (CAC), the General Partner, holds a 1.22% interest in the Partnership. CAC is a wholly owned subsidiary of CCA Holdings Corp. (CCA Holdings). Charter Communications Entertainment, L.P. (CCE) and CCT Holdings Corp. (CCT Holdings) hold limited partnership interests of 97.78% and 1%, respectively, in the Partnership. CCT Holdings and CCA Holdings hold partnership interests of 45% and 55%, respectively, in CCE. CCA Holdings and CCT Holdings are each owned by Kelso Investment Associates V, L.P., an investment fund, together with an affiliate (collectively referred to as "Kelso" herein) and certain other individuals and Charter Communications, Inc. (Charter), manager of the Partnership's cable television systems (see Note 8).

  As of December 31, 1996, the Partnership provided cable television service to approximately 125 franchises serving approximately 338,300 basic subscribers in Connecticut, Illinois, Massachusetts, Missouri and New Hampshire.

 Cash Equivalents

  Cash equivalents at December 31, 1996 and 1995, consist primarily of repurchase agreements with original maturities of 90 days or less. These investments are carried at cost, which approximates market value. The Partnership is subject to loss for amounts invested in repurchase agreements in the event of nonperformance by the financial institution which acts as the counterparty under such agreements; however, such noncompliance is not anticipated.

 Property, Plant and Equipment

  Property, plant and equipment is recorded at cost, including all direct and certain indirect costs associated with the construction of cable transmission and distribution facilities, and the cost of new customer installation. The costs of disconnecting a residence are charged to expense in the period incurred. Expenditures for repairs and maintenance are charged to expense as incurred, and equipment replacement costs and betterments are capitalized.

  Depreciation is provided using the composite method on a straight-line basis over the estimated useful life of the related asset as follows:

      Trunk and distribution systems................................    10 years
      Subscriber installations......................................    10 years
      Buildings and headends........................................ 10-20 years
      Converters....................................................     5 years
      Vehicles and equipment........................................   4-8 years
      Office equipment..............................................  5-10 years

                 CHARTER COMMUNICATIONS ENTERTAINMENT I, L.P.

 Franchise Costs

  Costs incurred in obtaining and renewing cable franchises are initially deferred and amortized over the legal lives of the franchises. Costs relating to unsuccessful franchise applications are charged to expense when it is determined that the efforts to obtain the franchise will not be successful. Franchise rights acquired through the purchase of cable television systems represent the excess of the cost of properties acquired over the amounts assigned to the net tangible assets at date of acquisition. Acquired franchise rights are amortized using the straight-line method over 15 years.

 Covenant Not to Compete

  Covenant not to compete was amortized over the term of the respective agreement (two years).

 Other Assets

  Organizational expenses are being amortized using the straight-line method over five years. Debt issuance costs are being amortized over the term of the debt.

  During 1995, the Partnership adopted Statement of Financial Accounting Standards (SFAS) No. 121 entitled, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." In accordance with SFAS No. 121, the Partnership periodically reviews the carrying value of its long-lived assets, identifiable intangibles and franchise costs in relation to historical financial results, current business conditions and trends (including the impact of existing legislation and regulation) to identify potential situations in which the carrying value of such assets may not be recoverable. If a review indicates that the carrying value of such assets may not be recoverable, the carrying value of such assets in excess of their fair value will be recorded as a reduction of the assets' cost as if a permanent impairment has occurred. No impairments have occurred and accordingly, no adjustments to the financial statements of the Partnership have been recorded relating to SFAS No. 121.

 Restricted Funds Held in Escrow

  In connection with the acquisition of cable television systems from Mineral Area Cablevision Co., L.P. (Omega) as further discussed in Note 3, the Partnership agreed to deposit a portion of the purchase price into an escrow account in 1995, which was transferred to Omega at the closing of the asset purchase in January 1996.

 Revenues

  Cable service revenues are recognized when the related services are provided.

  Installation revenues are recognized to the extent of direct selling costs incurred. The remainder, if any, would be deferred and amortized to income over the average estimated period that customers are expected to remain connected to the cable television system. No installation revenue has been deferred as of December 31, 1996 and 1995, as direct selling costs have exceeded installation revenues.

  Fees collected from programmers to guarantee carriage are deferred and amortized to income over the life of the contracts.

  Franchise fees collected from cable subscribers and paid to local franchises are reported as revenues.

 Other Income (Expense)

  Other includes gain and loss on disposition on fixed assets and other miscellaneous income and expense items, which are not directly related to the Partnership's primary business. A loss of $1,256,945 was recognized on the sale of two buildings for the year ended December 31, 1996.

                 CHARTER COMMUNICATIONS ENTERTAINMENT I, L.P.

 Derivative Financial Instruments

  The Partnership manages risk arising from fluctuations in interest rates by using interest rate swap and cap agreements, as required by its credit agreement. These agreements are treated as off-balance sheet financial instruments. The interest rate swap and cap agreements are being accounted for as a hedge of the debt obligation, and accordingly, the net settlement amount is recorded as an adjustment to interest expense in the period incurred.

 Income Taxes

  Income taxes are the responsibility of the partners and as such are not provided for in the accompanying financial statements, except for taxes imposed by the state of Illinois. The state income tax benefit generated by partnership losses for the year ended December 31, 1996, was offset by a valuation allowance of an equal amount.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Reclassifications

  Certain reclassifications have been made to the 1995 financial statements to conform with current year presentation.

2. PARTNERSHIP INTERESTS:

  Under the terms of the Partnership Agreement, the profits and losses for income tax reporting purposes are allocated among the partners in accordance with their percentage interests subject to any adjustments required by the Internal Revenue Code and Treasury Regulations.

  For financial reporting purposes, profits and losses, and the preferred return (described below) are allocated in accordance with the liquidation provisions in the Partnership Agreement.

  Proceeds from the liquidation of the Partnership shall be distributed as follows: (i) to the payment of liquidation expenses; (ii) to the payment of creditors of the Partnership and the establishment of reserves to provide for contingent liabilities; (iii) to CCE, equal to the amount of its Preferred Capital Account; (iv) to each partner to the extent of such positive balance in the ratio in which its respective ordinary capital account balance bears to all such ordinary capital account balances; and (v) the remaining balance to the partners in accordance with their percentage interests at the time of liquidation.

  The Partnership Agreement provides for, among other things, distributions to the respective partners in proportion to their respective partnership interests, and the creation of a preferred capital account and preferred distributions related thereto. CCE is entitled to an annual preferred return computed in accordance with the provisions in the Partnership Agreement. The effect of these provisions is to direct the proceeds of distributions from the Partnership to CCE for repayment of the HC Crown Note (as defined herein). Furthermore, the Credit Agreement (as defined herein) establishes limitations on distributions.

                 CHARTER COMMUNICATIONS ENTERTAINMENT I, L.P.

3. ACQUISITIONS:

  In January 1995, CAC completed the acquisition of certain cable television systems from Crown Media, Inc. (Crown), a subsidiary of Hallmark Cards, Incorporated (Hallmark) for an aggregate purchase price of approximately $488.2 million. The assets were later contributed through a series of transactions to the Partnership effective January 1, 1995. The acquisition of these systems was part of a series of larger transactions in which Crown sold its cable television systems to a group of investors, including Charter, CAC, certain affiliates of Charter, and third parties, for a total purchase price of approximately $900.0 million.

  To finance this acquisition, the Partnership entered into a revolving credit and term loan facility (see Note 7), and pursuant to a senior subordinated loan agreement, CCA Holdings executed a subordinated seller note to HC Crown Corp., an affiliate of Hallmark for $82.0 million (the "HC Crown Note"). The obligations of the HC Crown Note are guaranteed by CAC, Cencom Cable Entertainment, Inc., a wholly owned subsidiary of CAC, and CCE (collectively, the "Guarantors"). The guarantees, by their terms, are limited to the proceeds of distributions received from the Partnership, and income, if any, generated by the Guarantors. CCA Holdings and the Guarantors are dependent primarily on distributions from the Partnership to service the obligations owing under the HC Crown Note. Upon repayment in full of the obligations of the revolving credit and term loan facility and termination of all commitments to lend in respect thereof, the HC Crown Note will have the benefit of distributions from the Partnership. The Partnership's assets are not pledged as collateral to the HC Crown Note.

  In October 1995, the Partnership acquired the net assets of certain systems from United Video Cablevision, Inc. (United) which include cable television systems in Massachusetts and Missouri for an aggregate purchase price of approximately $96.0 million.

  In January 1996, the Partnership acquired the net assets of Omega, which include cable television systems in Missouri, for an aggregate purchase price of approximately $9.4 million.

  In March 1996, the Partnership acquired the net assets of the Illinois system from Cencom Cable Income Partners, L.P. (CCIP), an affiliated entity, for an aggregate purchase price of approximately $82.1 million.

  In November 1996, the Partnership acquired the net assets of certain systems from Masada Cable Partners, L.P. (Masada), which include cable television systems in Missouri, for an aggregate purchase price of approximately $24.2 million.

                 CHARTER COMMUNICATIONS ENTERTAINMENT I, L.P.

  These acquisitions were accounted for using the purchase method of accounting, and accordingly, results of operations of the acquired assets have been included in the financial statements from the respective date of acquisition. The following shows the purchase price and the allocation of the purchase price to assets acquired and liabilities assumed:

                            CROWN        UNITED       OMEGA        CCIP        MASADA
                         ------------  -----------  ----------  -----------  -----------
Purchase price:
 Cash paid to seller.... $338,640,282  $93,542,306  $9,178,086  $80,103,013  $23,625,358
 Seller note executed by
  CCA Holdings..........   82,000,000          --          --           --           --
 Assumed liabilities,
  including deferred
  income taxes of
  $55,500,000 for
  Crown.................   55,638,033      282,000      32,000          --        82,950
 Transaction costs......   11,935,229    2,216,101     200,000    2,025,000      480,000
                         ------------  -----------  ----------  -----------  -----------
                         $488,213,544  $96,040,407  $9,410,086  $82,128,013  $24,188,308
                         ============  ===========  ==========  ===========  ===========
Allocation of purchase
 price to
 assets acquired:
  Cash.................. $  5,073,954  $       539  $      200  $ 1,053,410  $       --
  Accounts receivable...    1,933,859        2,673       5,190      387,906          --
  Prepaid expenses and
   other................      279,745      111,385       7,440       90,368       30,483
  Property, plant and
   equipment............  162,432,874   12,439,879   1,054,878   11,980,833    2,147,338
  Franchise costs.......  307,370,555   84,356,513   8,427,122   69,663,726   22,155,487
  Covenant not to
   compete..............   20,000,000          --          --           --           --
  Accounts payable and
   accrued expenses.....   (8,877,443)    (147,616)    (84,744)    (975,755)    (126,000)
  Subscriber deposits...          --      (722,966)        --           --       (19,000)
  Deferred revenue......          --           --          --       (72,475)         --
                         ------------  -----------  ----------  -----------  -----------
    Purchase price...... $488,213,544  $96,040,407  $9,410,086  $82,128,013  $24,188,308
                         ============  ===========  ==========  ===========  ===========

  The following is the unaudited pro forma operating results for the 1996 and 1995 acquisitions as though they had been made on January 1 of the respective year prior to such acquisitions:

                                                       FOR THE YEARS ENDED
                                                          DECEMBER 31,
                                                    --------------------------
                                                        1996          1995
                                                    ------------  ------------
                                                           (UNAUDITED)
   Service revenues................................ $151,548,000  $137,021,602
   Income (loss) from operations................... $    819,000  $ (2,049,590)
   Net loss........................................ $(37,743,000) $(41,916,360)

                  CHARTER COMMUNICATIONS ENTERTAINMENT I, L.P.

4. PROPERTY, PLANT AND EQUIPMENT:

  Property, plant and equipment is stated at cost and consist of the following at December 31:

                                                         1996          1995
                                                     ------------  ------------
   Trunk and distribution systems................... $125,248,708  $110,330,189
   Subscriber installations.........................   45,636,572    34,114,600
   Land, buildings and headends.....................   33,135,716    21,069,307
   Converters.......................................   27,097,454    21,046,326
   Vehicles and equipment...........................    7,180,068     4,737,430
   Office equipment.................................    7,603,973     5,597,301
   Construction-in-progress.........................    3,243,405           --
                                                     ------------  ------------
                                                      249,145,896   196,895,153
   Less--Accumulated depreciation...................  (42,794,517)  (18,745,185)
                                                     ------------  ------------
                                                     $206,351,379  $178,149,968
                                                     ============  ============

5. OTHER ASSETS:

  Other assets consist of the following at December 31:

                                                              1996       1995
                                                           ---------- ----------
   Debt issuance costs, net of accumulated amortization
    of $1,656,817
    and $648,064.........................................  $8,404,941 $6,639,850
   Organizational expenses, net of accumulated
    amortization of $574,589
    and $287,104.........................................     965,489  1,010,099
   Brokerage commissions, net of accumulated amortization
    of $13,459
    and $--..............................................     296,926        --
                                                           ---------- ----------
                                                           $9,667,356 $7,649,949
                                                           ========== ==========

6. ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

  Accounts payable and accrued expenses consist of the following at December
31:

                                                           1996        1995
                                                        ----------- -----------
   Accrued salaries and related benefits............... $ 1,283,024 $   888,972
   Accounts payable....................................   1,763,895     646,744
   Accrued interest....................................   2,442,525   2,114,818
   Programming expenses................................   2,726,803   2,046,640
   Franchise fees......................................   3,187,335   2,467,564
   Capital expenditures................................   3,482,531   3,525,747
   Other...............................................   3,631,661   1,584,161
                                                        ----------- -----------
                                                        $18,517,774 $13,274,646
                                                        =========== ===========

7. LONG-TERM DEBT:

  Long-term debt consists of the following at December 31:

                                                         1996          1995
                                                     ------------  ------------
   Credit Agreement:
    Term loans...................................... $280,000,000  $280,000,000
    Fund loans......................................   85,000,000    75,000,000
    Revolving credit facility.......................  103,000,000           --
                                                     ------------  ------------
                                                      468,000,000   355,000,000
    Less--Current maturities........................   (5,880,000)          --
                                                     ------------  ------------
                                                     $462,120,000  $355,000,000
                                                     ============  ============

                 CHARTER COMMUNICATIONS ENTERTAINMENT I, L.P.

  In January 1995, the Partnership entered into a revolving credit and term loan facility (the "Credit Agreement") with a consortium of banks for borrowings up to $300.0 million. The Credit Agreement has been amended on several occasions to increase total borrowings to $505.0 million for the purpose of making certain acquisitions. Principal payments are due in quarterly installments beginning September 30, 1997, and continuing through June 30, 2004. Borrowings under the Credit Agreement bear interest at rates based upon a certain spread plus a base rate, with the base rate being, at the Partnership's election, the Base

  Rate, as defined in the Credit Agreement, LIBOR, or prevailing bid rates on certificates of deposit. The applicable spread is based on the ratio of debt to annualized operating cash flow. The interest rates ranged from 7.63% to 9.42% at December 31, 1996. The weighted average interest rates and weighted average borrowings were 8.05% and 8.71%, and approximately $425.1 million and $272.9 million during 1996 and 1995, respectively. As this debt instrument bears interest at current market rates, its carrying amount approximates fair market value at December 31, 1996 and 1995.

  Borrowings under the Credit Agreement are collateralized by the assets of the Partnership. In addition, CAC, CCE and CCT Holdings have pledged their partnership interests as additional security to the Credit Agreement.

  Borrowings under the Credit Agreement are subject to certain financial and nonfinancial covenants and restrictions, the most restrictive of which requires maintenance of a ratio of debt to annualized operating cash flow, as defined, not to exceed 6.50 to 1 at December 31, 1996. A quarterly commitment fee of 0.375% per annum is payable on the unused portion of the Credit Agreement.

  Commencing September 30, 1997, and March 31, 1998, the principal balances of the term and fund loans, respectively, shall be amortized in consecutive quarterly installments until paid in full. In addition, commencing September 30, 1997, and at the end of each calendar quarter thereafter, available borrowings under the revolving credit facility shall be reduced. The following table sets forth such information on an annual basis.

                         PERCENTAGE OF PRINCIPAL DUE       PERCENTAGE REDUCTION
                         ------------------------------    OF REVOLVING CREDIT
     YEAR                 TERM LOANS       FUND LOANS      FACILITY COMMITMENT
                         -------------    -------------    --------------------
     1997...............            2.10%             -- %          2.10%
     1998...............            9.00              .50           9.00
     1999...............           12.00              .50          12.00
     2000...............           12.25             1.00          12.25
     2001...............           16.50             1.00          16.50
     2002...............           20.25             1.00          20.25
     2003...............           21.25            17.40          21.25
     2004...............            6.65            78.60           6.65
                           -------------    -------------         ------
                                  100.00%          100.00%        100.00%
                           =============    =============         ======

  In addition to the foregoing, effective April 30, 1999, and on each April 30th thereafter, the Partnership is required to make a repayment of principal of the outstanding term and fund loans in an amount equal to 75% of Annual Excess Cash Flow, as defined in the Credit Agreement, for the preceding year if the leverage ratio is greater than 5.5 to 1, or 50% of Annual Excess Cash Flow if the leverage ratio is less than 5.5 to 1. These repayments shall be applied to principal in inverse order of maturity.

                  CHARTER COMMUNICATIONS ENTERTAINMENT I, L.P.

  Based upon outstanding indebtedness at December 31, 1996, the amortization of term and fund loans and scheduled reductions in available borrowings depicted above, aggregate future principal payments on the Credit Agreement at December 31, 1996, are as follows:

                                                       REVOLVING
                                                         CREDIT       TOTAL
                              TERM LOANS  FUND LOANS    FACILITY      AMOUNT
                             ------------ ----------- ------------ ------------
     1997................... $  5,880,000 $       --  $        --  $  5,880,000
     1998...................   25,200,000     425,000          --    25,625,000
     1999...................   33,600,000     425,000          --    34,025,000
     2000...................   34,300,000     850,000   12,490,000   47,640,000
     2001...................   46,200,000     850,000   23,100,000   70,150,000
     Thereafter.............  134,820,000  82,450,000   67,410,000  284,680,000
                             ------------ ----------- ------------ ------------
                             $280,000,000 $85,000,000 $103,000,000 $468,000,000
                             ============ =========== ============ ============

  As a requirement of the Credit Agreement, the Partnership has secured interest rate protection agreements. The Credit Agreement requires the Partnership to enter into interest rate protection agreements for notional amounts of not less than 50% of the outstanding obligations. In addition, the interest rate protection agreements must provide rate protection for a weighted average period of not less than 18 months. The fair value of the interest rate caps or swaps is the estimated amount the Partnership would (pay) receive to eliminate the cap or swap agreement at the reporting date, taking into account current interest rates and the credit-worthiness of the counterparties. The following summarizes certain information pertaining to the interest rate protection agreements as of December 31, 1996:

                                                                         FAIR
                                                                        VALUE/
     NOTIONAL               FIXED                                     REDEMPTION
      AMOUNT       TYPE     RATE       CONTRACT EXPIRATION DATE         PRICE
     --------      ----     -----     ---------------------------     ----------
   $ 25,000,000    Swap      5.5%     December 1, 1997                $  (60,812)
     25,000,000    Swap      5.5      December 1, 1997                   (19,135)
     30,000,000    Cap       8.5      March 28, 1998                      (4,956)
     50,000,000    Cap       8.5      April 14, 1998                      (8,978)
     25,000,000    Swap      4.9      December 1, 1998                    *
     75,000,000    Swap      5.5      February 2, 1999                 1,085,601
     20,000,000    Cap       8.5      September 23, 1999                  42,045
   ------------                                                       ----------
   $250,000,000              6.6%     Weighted Average Fixed Rate     $1,033,765
   ============                                                       ==========

--------
* This contract has not been marked to market since its effective date is after the reporting date.

  Management believes that the counterparties of the interest hedge agreements will be able to meet their obligations under the agreements. The purpose of the Partnership's involvement in these interest hedge agreements is to minimize the Partnership's exposure to interest rate fluctuations on its floating rate debt. Management believes that it has no material concentration of credit or market risks with respect to its interest hedge agreements.

8. RELATED-PARTY TRANSACTIONS:

  Charter provides management services to the Partnership under the terms of a contract which provides for base fees equal to $4,845,000 and $3,925,000 as of December 31, 1996 and 1995, respectively, per annum plus an annual bonus equal to 30% of the excess, if any, of operating cash flow (as defined in the management agreement) over the projected operating cash flow for the year. Payment of the annual bonus is prohibited until termination of the Credit Agreement due to restrictions provided within the Credit Agreement. The annual bonus for the year ended December 31, 1996 and 1995, totaled $740,000 and $1,015,000, respectively. In addition, the Partnership receives financial advisory services from an affiliate of Kelso under terms of a contract which

                  CHARTER COMMUNICATIONS ENTERTAINMENT I, L.P.

provides for fees equal to $552,500 and $450,000 at December 31, 1996 and 1995, respectively, per annum. These agreements were amended during 1996 and 1995 in conjunction with each acquisition of cable television systems to increase the annual base fees for Charter and Kelso. Expenses recognized by the Partnership under these contracts during 1996 and 1995 were approximately $5,034,000 and $6,499,000, respectively. Management and financial advisory service fees currently payable of $1,181,300 and $1,029,000 are included in Payables to affiliates at December 31, 1996 and 1995, respectively.

  The Partnership pays certain acquisition advisory fees to an affiliate of Kelso and Charter, which typically equal approximately 1% of the total purchase price paid for cable television systems acquired. Total acquisition fees paid to the affiliate of Kelso in 1996 and 1995 were $1,140,000 and $5,250,000, respectively. Total acquisition fees paid to Charter in 1996 and 1995 were $1,140,000 and $950,000, respectively. In addition, Charter received $4,300,000 of equity interests in CCA Holdings during 1995 in conjunction with the Crown acquisition.

  The Partnership and all entities affiliated with Charter collectively utilize a combination of insurance coverage and self-insurance programs for medical, dental and workers' compensation claims. The Partnership is allocated charges monthly based upon its total number of employees, historical claims and medical cost trend rates. Management considers this allocation to be reasonable for the operations of the Partnership. During 1996 and 1995, the Partnership expensed approximately $1,401,300 and $840,000, respectively, relating to insurance allocations.

  In 1996, the Partnership and other affiliated entities employed the services of Charter's National Data Center (the "National Data Center"). The National Data Center performs certain subscriber billing services and provides computer network, hardware and software support for the Partnership and other affiliated entities. The cost of billing services is allocated based on the number of subscribers. Management considers this allocation to be reasonable for the operations of the Partnership. During 1996, the Partnership expensed approximately $340,600 relating to these services.

  In 1996, certain of the Partnership's employees became participants in the 1996 Charter Communications/Kelso & Company Appreciation Rights Plan (the "Appreciation Rights Plan"). The Appreciation Rights Plan covers certain key employees and consultants within the group of companies and partnerships controlled by affiliates of Kelso and managed by Charter (collectively, the "Investment Group").

  The Partnership maintains a regional office. The regional office performs certain operational services on behalf of the Partnership and other affiliated entities. The cost of these services is allocated to the Partnership and affiliated entities based on their number of subscribers. Management considers this allocation to be reasonable for the operations of the Partnership. During 1996 and 1995, the Partnership expensed approximately $799,400 and $512,000, respectively, relating to these services.

9. COMMITMENTS AND CONTINGENCIES:

 Leases

  The Partnership leases certain facilities and equipment under noncancelable operating leases. Rent expense incurred under these leases during 1996 and 1995 was approximately $617,600 and $533,000, respectively.

  Approximate aggregate future minimum lease payments are as follows:

                                                                         AMOUNT
                                                                        --------
   1997................................................................ $484,500
   1998................................................................  438,900
   1999................................................................  259,600
   2000................................................................  159,200
   2001................................................................  111,200
   Thereafter..........................................................  422,100

                  CHARTER COMMUNICATIONS ENTERTAINMENT I, L.P.

  The Partnership rents utility poles in its operations. Generally, pole rental agreements are short term, but the Partnership anticipates that such rentals will recur. Rent expense for pole attachments during 1996 and 1995 was approximately $1,773,100 and $1,363,000, respectively.

 Insurance Coverage

  The Partnership currently does not have, and does not in the near term anticipate having, property and casualty insurance on its underground distribution plant. Due to large claims incurred by the property and casualty insurance industry, the pricing of insurance coverage has become inflated to the point where, in the judgment of the Partnership's management, the price is cost prohibitive. Management believes that its experience and policy with such insurance coverage is consistent with general industry practices. Management will continue to monitor the insurance markets to attempt to obtain coverage for the Partnership's distribution plant at reasonable rates.

 Litigation

  A purported class action lawsuit on behalf of the CCIP limited partners was filed in 1995 (the "Action"), which sought, among other things, to enjoin permanently the CCIP Acquisition. On February 15, 1996, all of the plaintiff's claims for injunctive relief were dismissed (including that which sought to prevent the consummation of the CCIP Acquisition); the plaintiff's claims for money damages which may have resulted from the CCIP Acquisition remain pending. Each of the defendants in the Action, including the Partnership, believes the Action, which remains pending, to be without merit and is contesting it vigorously. In October 1996, the plaintiff filed a Consolidated Amended Class Action Complaint (the "Amended Complaint"). The general partner of CCIP believes that portions of the Amended Complaint are legally inadequate and in January 1997 filed a motion for summary judgment to dismiss all remaining claims in the Action. There can be no assurance, however, that the plaintiff will not be awarded damages, some or all of which may be payable by the Partnership, in connection with the Action.

  The Partnership is also a party to lawsuits which are generally incidental to its business. In the opinion of management, after consulting with legal counsel, the outcome of these lawsuits will not have a material adverse effect on the Partnership's financial position and results of operations.

 Severance Payment

  During 1996, the Partnership and other affiliated entities entered into a Settlement Agreement and Mutual Release with a former executive, whereby the Partnership will make severance payments totaling $500,000. The funds are to be paid in 12 monthly installments, which commenced April 1, 1996.

10. REGULATION IN THE CABLE TELEVISION INDUSTRY:

  The cable television industry is subject to extensive regulation at the federal, local and, in some instances, state levels. In addition, recent legislative and regulatory changes and additional regulatory proposals under consideration may materially affect the cable television industry.

  Congress enacted the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act"), which became effective on December 4, 1992. The 1992 Cable Act generally allows for a greater degree of regulation of the cable television industry. Under the 1992 Cable Act's definition of effective competition, nearly all cable systems in the United States are subject to rate regulation of basic cable services, provided the local franchising authority becomes certified to regulate basic service rates. The 1992 Cable Act and the Federal Communications Commission's (FCC) rules implementing the 1992 Cable Act have generally increased the administrative and operational expenses of cable television systems and have resulted in additional regulatory oversight by the FCC and local franchise authorities.

                 CHARTER COMMUNICATIONS ENTERTAINMENT I, L.P.

  While management believes that the Partnership has complied in all material respects with the rate provisions of the 1992 Cable Act, in jurisdictions that have not yet chosen to certify, refunds covering a one-year period on basic services may be ordered upon future certification if the Partnership is unable to justify its rates through a benchmark or cost-of-service filing pursuant to FCC rules. Management is unable to estimate at this time the amount of refunds, if any, that may be payable by the Partnership in the event certain of its rates are successfully challenged by franchising authorities or found to be unreasonable by the FCC. Management does not believe that the amount of any such refunds would have a material adverse effect on the financial position or results of operations of the Partnership.

  The 1992 Cable Act modified the franchise renewal process to make it easier for a franchising authority to deny renewal. Historically, franchises have been renewed for cable operators that have provided satisfactory services and have complied with the terms of the franchise agreement. Although management believes that the Partnership has generally met the terms of its franchise agreements and has provided quality levels of service, and anticipates the Partnership's future franchise renewal prospects generally will be favorable, there can be no assurance that any such franchises will be renewed or, if renewed, that the franchising authority will not impose more onerous requirements on the Partnership than previously existed.

  During 1996, Congress passed and the President signed into law the Telecommunications Act of 1996 (the "Telecommunications Act"), which alters federal, state, and local laws and regulations pertaining to cable television, telecommunications and other services. Under the Telecommunications Act, telephone companies can compete directly with cable operators in the provision of video programming, subject to certain regulatory safeguards.

  Certain provisions of the Telecommunications Act could materially affect the growth and operation of the cable television industry and the cable services provided by the Partnership. Although the new legislation may substantially lessen regulatory burdens, the cable television industry may be subject to additional competition as a result thereof. There are numerous rule makings to be undertaken by the FCC which will interpret and implement the Telecommunications Act's provisions. In addition, certain provisions of the Telecommunications Act (such as the deregulation of cable programming rates) are not immediately effective. Further, certain of the Telecommunications Act's provisions have been and are likely to be subject to judicial challenges. Management is unable at this time to predict the outcome of such rule makings or litigation or the substantive effect of the new legislation and the rule makings on the financial position and results of operations of the Partnership.

11. NET LOSS FOR INCOME TAX PURPOSES:

  The following reconciliation summarizes the differences between the Partnership's net loss for financial reporting purposes and net loss for federal income tax purposes for the year ended December 31, 1996 and 1995:

                                                       1996          1995
                                                   ------------  ------------
   Net loss for financial reporting purposes...... $(35,552,609) $(31,423,151)
   Depreciation differences between financial
    reporting and tax reporting...................   (9,527,020)   (2,376,770)
   Differences in losses from property sales
    recorded for financial reporting and tax
    reporting.....................................      774,144           --
   Amortization differences between financial
    reporting and tax reporting...................   19,754,275    16,395,856
   Differences in expenses recorded for financial
    reporting and tax reporting...................    6,192,786     6,484,716
   Differences in revenue reported for financial
    reporting and tax reporting...................       18,973       780,612
                                                   ------------  ------------
   Net loss for federal income tax purposes....... $(18,339,451) $(10,138,737)
                                                   ============  ============

                 CHARTER COMMUNICATIONS ENTERTAINMENT I, L.P.

  The following summarizes the significant cumulative temporary differences between the Partnership's financial reporting basis and federal income tax reporting basis as of December 31, 1996 and 1995:

                                                     1996           1995
                                                --------------  -------------
   ASSETS:
     Accounts receivable....................... $      371,166  $     251,419
     Net assets of discontinued operation......        303,673            --
     Accrued expenses and payables to
      affiliates...............................      5,640,188      4,944,033
     Deferred revenue..........................        708,339        780,612
     Deferred management fees payable to
      affiliate................................      1,755,000      1,015,000
                                                --------------  -------------
                                                $    8,778,366  $   6,991,064
                                                ==============  =============
   LIABILITIES:
     Property, plant and equipment............. $  (91,977,838) $ (79,667,302)
     Franchise costs...........................   (110,904,002)  (118,213,073)
                                                --------------  -------------
                                                $(202,881,840)  $(197,880,375)
                                                ==============  =============

12. DISCONTINUED OPERATION:

  The Partnership approved a plan to discontinue the radio operation maintained by its subsidiary, Charter Communications Radio St. Louis, LLC. Pursuant to a sales agreement dated January 23, 1997, such operations will cease upon FCC approval of the transfer of the radio license.

  The net losses of this operation prior to December 31, 1996, are included in the consolidated statement of operations under "Loss from discontinued operation." Revenues from such operation were $1,532,572 for the period then ended. The noncurrent net assets of this operation are comprised primarily of property, plant and equipment, license fees and other deferred costs. No material gain or loss is anticipated in connection with the disposition of these net assets.

13. COMPETITION:

  The Connecticut Department of Public Utility Control granted a franchise to a subsidiary of a local telephone company to serve the entire state of Connecticut. This provider has proposed to offer its cable service initially to a "primary franchise area" of several Connecticut communities, including one served by the Partnership. Management is unable to predict the ultimate impact upon the Partnership's financial position or results of operations.

14. 401(K) PLAN:

  In 1995, the Partnership adopted the Charter Communications, Inc. 401(k) Plan (the "401(k) Plan") for the benefit of its employees. All employees who have completed one year employment are eligible to participate in the 401(k) Plan. The 401(k) Plan is a tax-qualified retirement savings plan to which employees may elect to make pretax contributions up to the lesser of 10% of their compensation or dollar thresholds established under the Internal Revenue Code. The Partnership contributes an amount equal to 50% of the first 5% contributed by each employee. During 1996 and 1995, the Partnership contributed approximately $269,900 and $177,000 to the 401(k) Plan, respectively.

15. SIGNIFICANT NONCASH TRANSACTIONS:

  The Partnership engaged in the following significant noncash financing transactions during 1996 and 1995:

                                                          1996        1995
                                                       ----------- ----------
   Preference allocation--Preferred Capital Account
    (see Note 2)...................................... $12,404,597 $3,020,613

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Charter Communications Entertainment II, L.P.:

  We have audited the accompanying balance sheets of Charter Communications Entertainment II, L.P. (a Delaware limited partnership) as of December 31, 1996 and 1995, and the related statements of operations, partners' capital and cash flows for the year ended December 31, 1996, and for the period from inception (April 20, 1995) to December 31, 1995. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Charter Communications Entertainment II, L.P. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the year ended December 31, 1996, and for the period from inception (April 20, 1995) to December 31, 1995, in conformity with generally accepted accounting principles.

Arthur Andersen LLP

St. Louis, Missouri,
February 21, 1997

                 CHARTER COMMUNICATIONS ENTERTAINMENT II, L.P.

                   BALANCE SHEETS--DECEMBER 31, 1996 AND 1995

                                                          1996         1995
                                                      ------------ ------------
                       ASSETS
CURRENT ASSETS:
 Cash and cash equivalents........................... $  6,050,650 $  5,897,105
 Accounts receivable, net of allowance for doubtful
  accounts of $325,137
  and $220,697.......................................    3,486,418    3,842,278
 Prepaid expenses and other..........................    1,367,762    1,304,484
                                                      ------------ ------------
   Total current assets..............................   10,904,830   11,043,867
                                                      ------------ ------------
INVESTMENT IN CABLE TELEVISION PROPERTIES:
 Property, plant and equipment.......................  119,701,617  112,901,956
 Franchise costs, net of accumulated amortization of
  $19,628,548
  and $3,810,099.....................................  215,279,033  231,773,954
                                                      ------------ ------------
                                                       334,980,650  344,675,910
                                                      ------------ ------------
OTHER ASSETS.........................................    3,335,771    3,353,684
                                                      ------------ ------------
                                                      $349,221,251 $359,073,461
                                                      ============ ============
          LIABILITIES AND PARTNERS' CAPITAL
CURRENT LIABILITIES:
 Accounts payable and accrued expenses............... $ 11,588,865 $ 12,660,930
 Subscriber deposits.................................      418,500      444,339
 Payables to affiliates..............................    1,090,833    1,111,767
                                                      ------------ ------------
   Total current liabilities.........................   13,098,198   14,217,036
                                                      ------------ ------------
DEFERRED REVENUE.....................................      383,070      474,460
                                                      ------------ ------------
LONG-TERM DEBT.......................................  194,000,000  193,100,000
                                                      ------------ ------------
SUBORDINATED NOTE PAYABLE TO LIMITED PARTNER.........   27,418,000   25,500,000
                                                      ------------ ------------
COMMITMENTS AND CONTINGENCIES
PARTNERS' CAPITAL:
 General Partner.....................................          --           --
 Limited Partners--
  Ordinary Capital Accounts..........................          --           --
  Preferred Capital Account..........................  114,321,983  125,781,965
                                                      ------------ ------------
   Total partners' capital...........................  114,321,983  125,781,965
                                                      ------------ ------------
                                                      $349,221,251 $359,073,461
                                                      ============ ============

      The accompanying notes are an integral part of these balance sheets.

                 CHARTER COMMUNICATIONS ENTERTAINMENT II, L.P.

                            STATEMENTS OF OPERATIONS

                   FOR THE YEAR ENDED DECEMBER 31, 1996, AND

               FOR THE PERIOD FROM INCEPTION TO DECEMBER 31, 1995

                                                        1996         1995
                                                     -----------  -----------
SERVICE REVENUES:
 Basic service...................................... $51,070,996  $12,047,565
 Premium service....................................  11,799,695    2,837,578
 Other..............................................  27,497,641    6,271,066
                                                     -----------  -----------
                                                      90,368,332   21,156,209
                                                     -----------  -----------
EXPENSES:
 Operating costs....................................  42,972,828    9,904,836
 General and administrative.........................   7,039,142    1,816,167
 Depreciation and amortization......................  31,716,528    7,441,568
 Management and financial advisory service fees--
 related parties....................................   3,600,000    1,010,000
                                                     -----------  -----------
                                                      85,328,498   20,172,571
                                                     -----------  -----------
   Income from operations...........................   5,039,834      983,638
                                                     -----------  -----------
OTHER INCOME (EXPENSE):
 Interest income....................................     172,008       98,185
 Interest expense................................... (16,742,021)  (4,540,358)
 Other..............................................      70,197          --
                                                     -----------  -----------
                                                     (16,499,816)  (4,442,173)
                                                     -----------  -----------
   Net loss......................................... (11,459,982)  (3,458,535)
                                                     -----------  -----------
PREFERRED RETURN....................................         --    (1,680,890)
                                                     -----------  -----------
 Net loss applicable to partners' capital accounts.. (11,459,982)  (5,139,425)
                                                     ===========  ===========
NET LOSS ALLOCATION:
 General Partner....................................         --    (1,292,405)
                                                     -----------  -----------
 Limited Partners--Preferred Capital Account........ (11,459,982)  (2,270,286)
                                                     (11,459,982)  (3,562,691)
                                                     -----------  -----------
NET LOSS APPLICABLE TO LIMITED PARTNERS--ORDINARY
CAPITAL  ACCOUNTS................................... $       --   $(1,576,734)
                                                     ===========  ===========

        The accompanying notes are an integral part of these statements.

                 CHARTER COMMUNICATIONS ENTERTAINMENT II, L.P.

                        STATEMENTS OF PARTNERS' CAPITAL

                   FOR THE YEAR ENDED DECEMBER 31, 1996, AND

               FOR THE PERIOD FROM INCEPTION TO DECEMBER 31, 1995

                                           LIMITED PARTNERS
                                        ------------------------
                                         ORDINARY    PREFERRED
                             GENERAL     CAPITAL      CAPITAL
                             PARTNER     ACCOUNTS     ACCOUNT        TOTAL
                            ----------  ----------  ------------  ------------
BALANCE, at inception...... $      --   $      --   $        --   $        --
  Capital contributions....  1,292,405   1,576,734   126,371,361   129,240,500
  Allocation of net loss...   (535,247)   (653,002)   (2,270,286)   (3,458,535)
  Allocation of preferred
  return...................   (757,158)   (923,732)    1,680,890           --
                            ----------  ----------  ------------  ------------
BALANCE, December 31,
1995.......................        --          --    125,781,965   125,781,965
  Allocation of net loss...        --          --    (11,459,982)  (11,459,982)
                            ----------  ----------  ------------  ------------
BALANCE, December 31,
1996....................... $      --   $      --   $114,321,983  $114,321,983
                            ==========  ==========  ============  ============


        The accompanying notes are an integral part of these statements.

                 CHARTER COMMUNICATIONS ENTERTAINMENT II, L.P.

                            STATEMENTS OF CASH FLOWS

                   FOR THE YEAR ENDED DECEMBER 31, 1996, AND

               FOR THE PERIOD FROM INCEPTION TO DECEMBER 31, 1995

                                                        1996          1995
                                                    ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss.......................................... $(11,459,982) $ (3,458,535)
 Adjustments to reconcile net loss to net cash
  provided by operating activities--
  Depreciation and amortization....................   31,716,528     7,441,568
  Changes in assets and liabilities, net of effects
   from acquisition--
   Accounts receivable, net........................      355,860    (1,442,510)
   Prepaid expenses and other......................      (63,278)     (549,005)
   Accounts payable and accrued expenses...........     (437,065)    4,400,371
   Subscriber deposits.............................      (25,839)       (5,972)
   Payables to affiliates..........................      (20,934)    1,111,767
   Deferred revenue................................      (91,390)       (8,179)
   Accrued interest on subordinated note payable to
   Limited Partner.................................    1,918,000       500,000
                                                    ------------  ------------
    Net cash provided by operating activities......   21,891,900     7,989,505
                                                    ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property, plant and equipment........  (22,174,686)   (4,876,992)
 Payment for Gaylord Entertainment, Inc.
 acquisition.......................................          --   (340,939,879)
 Payments of organizational expenses...............     (127,854)     (315,403)
 Other.............................................       16,268        (8,155)
                                                    ------------  ------------
    Net cash used in investing activities..........  (22,286,272) (346,140,429)
                                                    ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Borrowings under revolving credit and term loan
 facility..........................................    6,500,000   193,100,000
 Payments of revolving credit and term loan
 facility..........................................   (5,600,000)          --
 Proceeds from subordinated note payable to Limited
 Partner...........................................          --     47,000,000
 Payment of subordinated note payable to Limited
 Partner...........................................          --    (22,000,000)
 Limited Partners' capital contributions...........          --    127,948,095
 General Partner's capital contribution............          --      1,292,405
 Payments of debt issuance costs...................     (352,083)   (3,292,471)
                                                    ------------  ------------
    Net cash provided by financing activities......      547,917   344,048,029
                                                    ------------  ------------
NET INCREASE IN CASH AND CASH EQUIVALENTS..........      153,545     5,897,105
CASH AND CASH EQUIVALENTS, beginning of period.....    5,897,105           --
                                                    ------------  ------------
CASH AND CASH EQUIVALENTS, end of period........... $  6,050,650  $  5,897,105
                                                    ============  ============
CASH PAID FOR INTEREST............................. $ 17,511,868  $    298,839
                                                    ============  ============
CASH PAID FOR TAXES................................ $        --   $        --
                                                    ============  ============

        The accompanying notes are an integral part of these statements.

                 CHARTER COMMUNICATIONS ENTERTAINMENT II, L.P.

                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 1996 AND 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Organization and Basis of Presentation

  Charter Communications Entertainment II, L.P. (the "Partnership"), a Delaware limited partnership, was formed on April 20, 1995, for the purpose of acquiring and operating existing cable television systems. The Partnership commenced operations effective September 30, 1995, through the acquisition of certain cable television systems in southern California. The Partnership will terminate no later than December 31, 2055, as provided in its partnership agreement (the "Partnership Agreement"). CCT Holdings Corp. (CCT Holdings), the General Partner, holds a 1% interest in the Partnership. Charter Communications Entertainment, L.P. (CCE) and CCA Acquisition Corp. (CAC) hold limited partnership interests of 97.78% and 1.22%, respectively, in the Partnership. CCT Holdings and CAC hold partnership interests of 45% and 55%, respectively, in CCE. CAC is a wholly owned subsidiary of CCA Holdings Corp. (CCA Holdings). CCA Holdings and CCT Holdings are each owned by Kelso Investment Associates V, L.P., an investment fund, together with an affiliate (collectively referred to as "Kelso" herein) and certain other individuals and Charter Communications, Inc. (Charter), manager of the cable television systems (see Note 8).

  As of December 31, 1996, the Partnership provided cable television service to 25 franchises serving approximately 168,100 basic subscribers in southern California.

 Cash Equivalents

  Cash equivalents at December 31, 1996 and 1995, consist primarily of repurchase agreements with original maturities of 90 days or less. These investments are carried at cost, which approximates market value. The Partnership is subject to loss for amounts invested in repurchase agreements in the event of nonperformance by the financial institution which acts as the counterparty under such agreements; however, such noncompliance is not anticipated.

 Property, Plant and Equipment

  Property, plant and equipment is recorded at cost, including all direct and certain indirect costs associated with the construction of cable transmission and distribution facilities, and the cost of new customer installation. The costs of disconnecting a residence are charged to expense in the period incurred. Expenditures for repairs and maintenance are charged to expense as incurred, and equipment replacement costs and betterments are capitalized.

  Depreciation is provided using the composite method on a straight-line basis over the estimated useful life of the related asset as follows:

     Trunk and distribution systems.................................    10 years
     Subscriber installations.......................................    10 years
     Buildings and headends......................................... 10-20 years
     Converters.....................................................     5 years
     Vehicles and equipment.........................................   4-8 years
     Office equipment...............................................  5-10 years

                 CHARTER COMMUNICATIONS ENTERTAINMENT II, L.P.

 Franchise Costs

  Costs incurred in obtaining and renewing cable franchises are initially deferred and amortized over the legal lives of the franchises. Costs relating to unsuccessful franchise applications are charged to expense when it is determined that the efforts to obtain the franchise will not be successful. Franchise rights acquired through the purchase of cable television systems represent the excess of the cost of properties acquired over the amounts assigned to the net tangible assets at date of acquisition. Acquired franchise rights are amortized using the straight-line method over 15 years.

 Other Assets

  Organizational expenses are being amortized using the straight-line method over five years. Debt issuance costs are being amortized over the term of the debt.

  During 1995, the Partnership adopted Statement of Financial Accounting Standards (SFAS) No. 121 entitled, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." In accordance with SFAS No. 121, the Partnership periodically reviews the carrying value of its long-lived assets, identifiable intangibles and franchise costs in relation to historical financial results, current business conditions and trends (including the impact of existing legislation and regulation) to identify potential situations in which the carrying value of such assets may not be recoverable. If a review indicates that the carrying value of such assets may not be recoverable, the carrying value of such assets in excess of their fair value will be recorded as a reduction of the assets' cost as if a permanent impairment has occurred. No impairments have occurred and accordingly, no adjustments to the financial statements of the Partnership have been recorded relating to SFAS No. 121.

 Revenues

  Cable service revenues are recognized when the related services are provided.

  Installation revenues are recognized to the extent of direct selling costs incurred. The remainder, if any, would be deferred and amortized to income over the average estimated period that customers are expected to remain connected to the cable television system. No installation revenue has been deferred as of December 31, 1996 and 1995, as direct selling costs have exceeded installation revenues.

  Fees collected from programmers to guarantee carriage are deferred and amortized to income over the life of the contracts.

  Franchise fees collected from cable subscribers and paid to local franchises are reported as revenues.

 Derivative Financial Instruments

  The Partnership manages risk arising from fluctuations in interest rates by using interest rate swap and cap agreements, as required by its credit agreement. These agreements are treated as off-balance sheet financial instruments. The interest rate swap and cap agreements are being accounted for as a hedge of the debt obligation, and accordingly, the net settlement amount is recorded as an adjustment to interest expense in the period incurred.

 Income Taxes

  Income taxes are the responsibility of the partners and as such are not provided for in the accompanying financial statements.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                 CHARTER COMMUNICATIONS ENTERTAINMENT II, L.P.

 Reclassifications

  Certain reclassifications have been made to the 1995 financial statements to conform with current year presentation.

2. PARTNERSHIP INTERESTS:

  Under the terms of the Partnership Agreement, the profits and losses for income tax reporting purposes are allocated among the partners in accordance with their percentage interests subject to any adjustments required by the Internal Revenue Code and Treasury Regulations.

  For financial reporting purposes, profits and losses, and the preferred return (described below) are allocated in accordance with the liquidation provisions in the Partnership Agreement.

  Proceeds from the liquidation of the Partnership shall be distributed as follows: (i) to the payment of liquidation expenses; (ii) to the payment of creditors of the Partnership and the establishment of reserves to provide for contingent liabilities; (iii) to CCE, equal to the amount of its Preferred Capital Account; (iv) to each partner to the extent of such positive balance in the ratio in which its respective ordinary capital account balance bears to all such positive ordinary capital account balances; and (v) the remaining balance to the partners in accordance with their percentage interests at the time of liquidation.

  The Partnership Agreement provides for, among other things, distributions to the respective partners in proportion to their respective partnership interests, and the creation of a preferred capital account and preferred distributions related thereto. The effect of these provisions is to direct the proceeds of distributions from the Partnership to CCE for repayment of the Gaylord Note (as defined herein). Furthermore, the Credit Agreement (as defined herein) establishes limitations on distributions.

  CCE is entitled to an annual preferred return computed in accordance with the provisions in the Partnership Agreement. The 1996 preferred return of approximately $24,424,000 and the cumulative preferred return totaling approximately $30,260,000 have not been reflected in CCE's capital account as of December 31, 1996, since the General Partner's capital account and Limited Partners' ordinary capital account have been reduced to $-0-.

3. ACQUISITION:

  Effective September 30, 1995, the General Partner acquired the assets of certain cable television systems from an affiliate of Gaylord Entertainment Company, Inc. (Gaylord) for an aggregate purchase price of approximately $340.9 million, which included cable television systems in southern California which were transferred to the Partnership.

  To finance the acquisition, the Partnership entered into a revolving credit and term loan facility (see Note 7) and the General Partner executed a subordinated seller note to Gaylord (the "Gaylord Note"). Upon repayment in full of the obligations of the revolving credit and term loan facility, and termination of all commitments to lend in respect thereof, the Gaylord Note will have the benefit of distributions from the Partnership. The Partnership's assets are not pledged as collateral to this note.

  The acquisition was accounted for using the purchase method of accounting, and accordingly, results of operations of the acquired assets have been included in the financial statements from the date of acquisition. The following shows the final purchase price and the allocation of the purchase price to assets acquired and liabilities assumed:

   Purchase price:
    Cash paid to seller........................................... $177,847,738
    Seller note executed by the General Partner...................  156,240,500
    Assumed liabilities...........................................    1,020,000
    Transaction costs.............................................    5,831,641
                                                                   ------------
                                                                   $340,939,879
                                                                   ============

                 CHARTER COMMUNICATIONS ENTERTAINMENT II, L.P.

  Amounts allocated to:
   Accounts receivable............................................ $  2,399,768
    Prepaid expenses and other....................................      755,479
    Property, plant and equipment.................................  111,402,243
    Franchise costs...............................................  235,575,898
    Accounts payable and accrued expenses.........................   (8,260,559)
    Subscriber deposits...........................................     (450,311)
    Deferred revenue..............................................     (482,639)
                                                                   ------------
       Purchase price............................................. $340,939,879
                                                                   ============

  The following is the unaudited pro forma operating results for the above acquisition as though it had been made on January 1, 1995:

                                                                  FOR THE YEAR
                                                                     ENDED
                                                                  DECEMBER 31,
                                                                      1995
                                                                  ------------
                                                                  (UNAUDITED)
   Service revenues.............................................. $ 83,017,772
   Income from operations........................................ $  3,021,453
   Net loss...................................................... $(14,717,823)

4. PROPERTY, PLANT AND EQUIPMENT:

  Property, plant and equipment consists of the following at December 31:

                                                         1996          1995
                                                     ------------  ------------
   Trunk and distribution systems..................  $ 66,775,942  $ 58,375,261
   Subscriber installations........................    32,957,225    27,078,945
   Land, buildings and headends....................     6,647,140     4,636,945
   Converters......................................    26,886,074    22,116,731
   Vehicles and equipment..........................     2,585,140     1,999,164
   Office equipment................................     2,602,400     2,072,189
                                                     ------------  ------------
                                                      138,453,921   116,279,235
   Less--Accumulated depreciation..................   (18,752,304)   (3,377,279)
                                                     ------------  ------------
                                                     $119,701,617  $112,901,956
                                                     ============  ============

5. OTHER ASSETS:

  Other assets consist of the following at December 31:

                                                             1996       1995
                                                          ---------- ----------
   Debt issuance costs, net of accumulated amortization
    of $533,049 and $96,838.............................  $3,111,505 $3,195,633
   Organizational expenses, net of accumulated
    amortization of $218,991 and $157,352...............     224,266    158,051
                                                          ---------- ----------
                                                          $3,335,771 $3,353,684
                                                          ========== ==========

                 CHARTER COMMUNICATIONS ENTERTAINMENT II, L.P.

6. ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

  Accounts payable and accrued expenses consist of the following at December
31:

                                                          1996         1995
                                                      ------------ ------------
   Accrued interest.................................  $  1,053,672 $  3,741,519
   Accrued salaries and related benefits............     1,208,099    1,026,385
   Accounts payable.................................     1,511,336      172,958
   Capital expenditures.............................     1,582,391    1,633,606
   Programming expenses.............................     1,882,896    1,672,241
   Franchise fees...................................     2,176,770    2,196,814
   Other............................................     2,383,701    2,317,407
                                                      ------------ ------------
                                                      $ 11,798,865 $ 12,760,930
                                                      ============ ============

7. LONG-TERM DEBT:

  Long-term debt consists of the following at December 31:
                                                          1996         1995
                                                      ------------ ------------
   Credit Agreement:
    Term loans......................................  $120,000,000 $120,000,000
    Revolving credit facility.......................    74,000,000   73,100,000
                                                      ------------ ------------
                                                       194,000,000  193,100,000
    Less-- Current maturities.......................           --           --
                                                      ------------ ------------
                                                      $194,000,000 $193,100,000
                                                      ============ ============

  During September 1995, the Partnership entered into a revolving credit and term loan facility (the "Credit Agreement") with a consortium of banks for borrowings up to $235.0 million. The Credit Agreement provides for the availability of $120.0 million of term loans and a revolving credit facility of $115.0 million. Principal payments are due in quarterly installments beginning June 30, 1998, and continuing through September 30, 2004. Borrowings under the Credit Agreement bear interest at rates based upon a certain spread plus a base rate, with the base rate being, at the Partnership's election, the prime rate of NationsBank of Texas, N.A. (the Administrative Agent bank), the Federal Funds Effective Rate or Eurodollar rates. The applicable spread is based on the ratio of debt to annualized operating cash flow. At December 31, 1996, interest rates ranged from 7.19% to 7.75%. The weighted average interest rates and weighted average borrowings were 7.66% and 8.20%, and approximately $193.6 million and $193.1 million during 1996 and the period from inception to December 31, 1995, respectively. As this debt instrument bears interest at current market rates, its carrying amount approximates fair market value at December 31, 1996.

  Borrowings under the Credit Agreement are collateralized by the assets of the Partnership. In addition, CCT Holdings, CCE and CAC have pledged their partnership interests as additional security to the Credit Agreement.

  Borrowings under the Credit Agreement are subject to certain financial and nonfinancial covenants and restrictions, the most restrictive of which requires maintenance of a ratio of debt to annualized operating cash flow, as defined, not to exceed 5.25 to 1 at December 31, 1996. A quarterly commitment fee of 0.375% per annum is payable on the unused portion of the Credit Agreement.

                 CHARTER COMMUNICATIONS ENTERTAINMENT II, L.P.

  Commencing June 30, 1998, the principal balances of the term loans shall be amortized in consecutive quarterly installments until paid in full. In addition, commencing June 30, 1998, and at the end of each calendar quarter thereafter, available borrowings under the revolving credit facility shall be reduced. The following table sets forth such information on an annual basis.

                                                             AMOUNT OF REDUCTION
                                               PRINCIPAL DUE OF REVOLVING CREDIT
   YEAR                                        ON TERM LOANS FACILITY COMMITMENT
   ----                                        ------------- -------------------
   1998....................................... $  9,330,000     $  6,900,000
   1999.......................................   12,540,000       10,925,000
   2000.......................................   13,380,000       12,995,000
   2001.......................................   13,380,000       20,470,000
   2002.......................................   13,380,000       29,900,000
   2003.......................................   18,990,000       33,810,000
   2004.......................................   39,000,000              --
                                               ------------     ------------
                                               $120,000,000     $115,000,000
                                               ============     ============

  Based upon outstanding indebtedness at December 31, 1996, and the amortization of term loans and scheduled reductions in available borrowings depicted above, aggregate future principal payments on the Credit Agreement at December 31, 1996, are as follows:

                                                         REVOLVING
                                              TERMS       CREDIT
   YEAR                                       LOANS      FACILITY   TOTAL AMOUNT
   ----                                    ------------ ----------- ------------
   1997................................... $        --  $       --  $        --
   1998...................................    9,330,000         --     9,330,000
   1999...................................   12,540,000         --    12,540,000
   2000...................................   13,380,000         --    13,380,000
   2001...................................   13,380,000  10,290,000   23,670,000
   Thereafter.............................   71,370,000  63,710,000  135,080,000
                                           ------------ ----------- ------------
                                           $120,000,000 $74,000,000 $194,000,000
                                           ============ =========== ============

  As a requirement of the Credit Agreement, the Partnership has secured interest rate protection agreements. The Credit Agreement requires the Partnership to enter into interest rate protection agreements for notional amounts of not less than 50% of the outstanding borrowings within 180 days from inception of the Credit Agreement. In addition, the interest rate protection agreements must provide rate protection for a weighted average period of not less than 18 months. The fair value of the interest rate swaps is the estimated amount the Partnership would receive (pay) to eliminate the swap agreement at the reporting date, taking into account current interest rates and the creditworthiness of the counterparties. The following summarizes certain information pertaining to the interest rate protection agreements as of December 31, 1996:

     NOTIONAL         FIXED
      AMOUNT     TYPE RATE    CONTRACT EXPIRATION DATE   FAIR VALUE/REDEMPTION PRICE
   ------------  ---- -----  --------------------------- ---------------------------
   $ 25,000,000  Swap 5.18%  December 19, 1997                    $ 214,548
     50,000,000  Swap 6.00   December 15, 1998                      (87,530)
     25,000,000  Swap 5.48   December 29, 1998                      126,056
   ------------                                                   ---------
   $100,000,000       5.67%  Weighted Average Fixed Rate          $ 253,074
   ============                                                   =========

                 CHARTER COMMUNICATIONS ENTERTAINMENT II, L.P.

  Management believes that the counterparties of the interest hedge agreements will be able to meet their obligations under the agreements. The purpose of the Partnership's involvement in these interest hedge agreements is to minimize the Partnership's exposure to interest rate fluctuations on its floating rate debt. Management believes that it has no material concentration of credit or market risks with respect to these interest hedge agreements.

8. RELATED-PARTY TRANSACTIONS:

  Charter provides management services to the Partnership under terms of a contract which provides for base fees equal to $3,200,000, per annum plus an annual bonus equal to 30% of the excess, if any, of operating cash flow (as defined in the management agreement) over the projected operating cash flow for the year. Payment of the management services bonus is prohibited until termination of the Credit Agreement due to restrictions provided within the Credit Agreement. For the year ended December 31, 1996, and for the period from inception to December 31, 1995, operating cash flows was not in excess of projected operating cash flow, and thus, no bonus was recognized. In addition, the Partnership receives financial advisory services from an affiliate of Kelso, another related party, under terms of a contract which provides for fees equal to $400,000 per annum. Expenses recognized by the Partnership under these contracts during 1996 and the period from inception to December 31, 1995, were $3,600,000 and $1,010,000, respectively. Management and financial advisory service fees currently payable of $900,000 are included in Payables to affiliates at December 31, 1996 and 1995.

  The Partnership pays certain acquisition advisory fees to an affiliate of Kelso, which typically equal approximately 1% of the total purchase price paid for cable television systems acquired. Total acquisition fees paid to the affiliate of Kelso in 1995 were $2.0 million. Charter received $3.0 million in equity interests in CCT Holdings in conjunction with the Gaylord acquisition.

  The Partnership and all entities affiliated with Charter collectively utilize a combination of insurance coverage and self-insurance programs for medical, dental and workers' compensation claims. The Partnership is allocated charges monthly based upon its total number of employees, historical claims and medical cost trend rates. Management considers this allocation to be reasonable for the operations of the Partnership. During 1996 and the period from inception to December 31, 1995, the Partnership expensed approximately $664,000 and $173,000, respectively, relating to insurance allocations.

  In conjunction with the acquisition described in Note 3, the Partnership executed a promissory note to CCE in the amount of $47.0 million. Immediately upon closing of the Gaylord acquisition, the Partnership used proceeds from borrowings under the Credit Agreement to repay $22.0 million on the promissory note. All principal and interest amounts due under this note are subordinated with respect to the Credit Agreement set forth in Note 7. The note matures on March 31, 2005. The note bears interest at an annual rate equal to the weighted average interest rate payable on the loans outstanding under the Credit Agreement. Principal and interest amounts due under this note are included in Subordinated Note Payable to Limited Partner on the accompanying balance sheets.

  In 1996, certain of the Partnership's employees became participants in the 1996 Charter Communications/Kelso & Company Appreciation Rights Plan (the "Appreciation Rights Plan"). The Appreciation Rights Plan covers certain key employees and consultants within the group of companies and partnerships controlled by affiliates of Kelso and managed by Charter (collectively, the "Investment Group").

  In 1996, the Partnership and other affiliated entities employed the services of Charter's National Data Center (the "National Data Center"). The National Data Center performs certain subscriber billing services and provider computer network, hardware and software support for the Partnership and other affiliated entities. The cost of billing services is allocated based on the number of subscribers. Management considers this allocation to be reasonable for the operations of the Partnership. During 1996, the Partnership expensed approximately $125,000 relating to these services.

                 CHARTER COMMUNICATIONS ENTERTAINMENT II, L.P.

9. COMMITMENTS AND CONTINGENCIES:

 Leases

  The Partnership leases certain facilities and equipment under noncancelable operating leases. Rent expense incurred under these leases during 1996 and the period from inception to December 31, 1995, was approximately $1,086,000 and $287,000, respectively.

  Approximate aggregate future minimum lease payments are as follows:

   1997.............................................................. $1,133,600
   1998..............................................................  1,126,700
   1999..............................................................  1,123,000
   2000..............................................................  1,100,300
   2001..............................................................    981,000
   Thereafter........................................................  1,129,000

  The Partnership rents utility poles in its operations. Generally, pole rental agreements are short term, but the Partnership anticipates that such rentals will recur. Rent expense for pole attachments during 1996 and the period from inception to December 31, 1995, were approximately $557,000 and $115,000, respectively.

 Insurance Coverage

  The Partnership currently does not have and does not in the near term anticipate having property and casualty insurance on its underground distribution plant. Due to large claims incurred by the property and casualty insurance industry, the pricing of insurance coverage has become inflated to the point where, in the judgment of the Partnership's management, the price is cost prohibitive. Management believes that its experience and policy with respect to such insurance coverage is consistent with general industry practices. Management will continue to monitor the insurance markets to attempt to obtain coverage for the Partnership's distribution plant at reasonable rates.

 Litigation

  The Partnership is a party to lawsuits which are generally incidental to its business. In the opinion of management, after consulting with legal counsel, the outcome of these lawsuits will not have a material adverse effect on the Partnership's financial position and results of operations.

10. RATE REGULATION IN THE CABLE TELEVISION INDUSTRY:

  The cable television industry is subject to extensive regulation at the federal, local and, in some instances, state levels. In addition, recent legislative and regulatory changes and additional regulatory proposals under consideration may materially affect the cable television industry.

  Congress enacted the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act"), which became effective on December 4, 1992. The 1992 Cable Act generally allows for a greater degree of regulation of the cable television industry. Under the 1992 Cable Act's definition of effective competition, nearly all cable systems in the United States are subject to rate regulation of basic cable services, provided the local franchising authority becomes certified to regulate basic service rates. The 1992 Cable Act and the Federal Communications Commission's (FCC) rules implementing the 1992 Cable Act have generally increased the administrative and operational expenses of cable television systems and have resulted in additional regulatory oversight by the FCC and local franchise authorities.

  While management believes that the Partnership has complied in all material respects with the rate provisions of the 1992 Cable Act, in jurisdictions that have not yet chosen to certify, refunds covering a one-year

                 CHARTER COMMUNICATIONS ENTERTAINMENT II, L.P.

period on basic services may be ordered upon future certification if the Partnership is unable to justify its rates through a benchmark or cost-of-service filing pursuant to FCC rules. Management is unable to estimate at this time the amount of refunds, if any, that may be payable by the Partnership in the event certain of its rates are successfully challenged by franchising authorities or found to be unreasonable by the FCC. Management does not believe that the amount of any such refunds would have a material adverse effect on the financial position or results of operations of the Partnership.

  The 1992 Cable Act modified the franchise renewal process to make it easier for a franchising authority to deny renewal. Historically, franchises have been renewed for cable operators that have provided satisfactory services and have complied with the terms of the franchise agreement. Although management believes that the Partnership has generally met the terms of its franchise agreements and has provided quality levels of service, and anticipates the Partnership's future franchise renewal prospects generally will be favorable, there can be no assurance that any such franchises will be renewed or, if renewed, that the franchising authority will not impose more onerous requirements on the Partnership than previously existed.

  During 1996, Congress passed and the President signed into law the Telecommunications Act of 1996 (the "Telecommunications Act") which alters federal, state and local laws and regulations pertaining to cable television, telecommunications and other services. Under the Telecommunications Act, telephone companies can compete directly with cable operators in the provision of video programming, subject to certain regulatory safeguards.

  Certain provisions of the Telecommunications Act could materially affect the growth and operation of the cable television industry and the cable services provided by the Partnership. Although the new legislation may substantially lessen regulatory burdens, the cable television industry may be subject to additional competition as a result thereof. There are numerous rule-makings to be undertaken by the FCC which will interpret and implement the Telecommunications Act's provisions. In addition, certain provisions of the Telecommunications Act (such as the deregulation of cable programming rates) are not immediately effective. Further, certain of the Telecommunications Act's provisions have been and are likely to be subject to judicial challenges. Management is unable at this time to predict the outcome of such rule-makings or litigation or the substantive effect of the new legislation and the rule-makings on the financial position and results of operations of the Partnership.

11. NET LOSS FOR INCOME TAX PURPOSES:

  The following reconciliation summarizes the differences between the Partnership's net loss for financial reporting purposes and net loss for federal income tax purposes for the year ended December 31, 1996, and for the period from inception to December 31, 1995:

                                                        1996         1995
                                                    ------------  -----------
   Net loss for financial reporting purposes....... $(11,459,982) $(3,458,535)
   Depreciation differences between financial
    reporting and tax
    reporting......................................  (20,426,991)    (839,467)
   Amortization differences between financial
    reporting and tax reporting....................      475,629      177,759
   Differences in expenses recorded for financial
    reporting and tax reporting....................      (33,833)   2,059,052
   Differences in revenue reported for financial
    reporting and tax reporting....................      (91,395)     474,460
   Other...........................................       33,500          --
                                                    ------------  -----------
       Net loss for federal income tax purposes.... $(31,503,072) $(1,586,731)
                                                    ============  ===========

                 CHARTER COMMUNICATIONS ENTERTAINMENT II, L.P.

  The following summarizes the significant cumulative temporary differences between the Partnership's financial reporting basis and the federal income tax reporting basis as of December 31, 1996 and 1995:

                                                         1996         1995
                                                     ------------  -----------
   Assets:
    Accounts receivable............................. $    325,137  $   220,697
    Accrued expenses and payables to affiliates.....    3,151,778    1,825,374
    Deferred revenue................................      383,070      474,460
                                                     ------------  -----------
                                                     $  3,859,985  $ 2,520,531
                                                     ============  ===========
   Liabilities:
    Property, plant and equipment................... $(21,266,975) $  (839,467)
    Franchise costs.................................   (4,140,301)  (9,112,533)
                                                     ------------  -----------
                                                     $(25,407,276) $(9,952,000)
                                                     ============  ===========

12.COMPETITION:

  The Riverside, California system, providing service to approximately 47,000 basic subscribers, faces competition from a multipoint distribution system acquired by Pacific Telesis Group. At this time, management is uncertain what impact, if any, this acquisition will have on the Partnership's financial position or results of operations.

13.401(K) PLAN:

  In 1995, the Partnership adopted the Charter Communications, Inc. 401(k) Plan (the "Plan") for the benefit of its employees. The Plan is a tax-qualified retirement savings plan to which employees may elect to make pretax contributions up to the lesser of 10% of their compensation or dollar thresholds established under the Internal Revenue Code. The Partnership contributes an amount equal to 50% of the first 5% contributed by each employee. During 1996 and the period from inception to December 31, 1995, the Partnership contributed approximately $165,000 and $34,000, respectively, to the Plan.

14.SIGNIFICANT NONCASH TRANSACTION:

  The Partnership engaged in the following significant noncash financing transaction during the period from inception to December 31, 1995:

                                                            1996       1995
                                                          --------- ----------
   Preference allocation--Preferred Capital Account (see
   Note 2)..............................................  $     --  $1,680,890

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Cencom Cable Entertainment, Inc.:

  We have audited the accompanying balance sheet of Cencom Cable Entertainment, Inc.--Missouri System (as defined in Note 1) as of December 31, 1994, and the related statements of operations, system's equity and cash flows for the year then ended. These financial statements are the responsibility of the System's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cencom Cable
Entertainment, Inc.--Missouri System as of December 31, 1994, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

St. Louis, Missouri,
July 31, 1996

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Cencom Cable Entertainment, Inc.:

  We have audited the accompanying statements of operations, system's equity and cash flows of Cencom Cable Entertainment, Inc.--Missouri System for the year ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and the cash flows of Cencom Cable Entertainment, Inc.--Missouri System for the year ended December 31, 1993, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Dallas, Texas
July 26, 1996

                       CENCOM CABLE ENTERTAINMENT, INC.--
                                MISSOURI SYSTEM

                                 BALANCE SHEET

                                                                       DECEMBER 31,
                                                                           1994
                                                                       ------------
                                ASSETS
CURRENT ASSETS:
 Cash................................................................. $        --
 Accounts receivable, net of allowance for doubtful accounts of
  $64,824.............................................................    1,120,640
 Prepaid expenses and other...........................................      392,970
                                                                       ------------
    Total current assets..............................................    1,513,610
PROPERTY, PLANT AND EQUIPMENT, net....................................  103,602,349
INTANGIBLE ASSETS, net................................................  136,734,126
                                                                       ------------
                                                                       $241,850,085
                                                                       ============
                   LIABILITIES AND SYSTEM'S EQUITY
CURRENT LIABILITIES--Accounts payable and accrued expenses............ $  2,182,624
COMMITMENTS AND CONTINGENCIES
SYSTEM'S EQUITY.......................................................  239,667,461
                                                                       ------------
                                                                       $241,850,085
                                                                       ============



       The accompanying notes are an integral part of this balance sheet.

                       CENCOM CABLE ENTERTAINMENT, INC.--
                                MISSOURI SYSTEM

                            STATEMENTS OF OPERATIONS

                                                       FOR THE YEAR ENDED
                                                           DECEMBER 31
                                                    --------------------------
                                                        1994          1993
                                                    ------------  ------------
SERVICE REVENUES................................... $ 55,627,936  $ 54,281,429
                                                    ------------  ------------
OPERATING EXPENSES:
  Operating, general and administrative............   26,625,458    25,827,879
  Depreciation and amortization....................   36,285,180    36,939,821
  Management fee--related party....................    2,781,397     2,722,796
                                                    ------------  ------------
                                                      65,692,035    65,490,496
                                                    ------------  ------------
    Loss from operations...........................  (10,064,099)  (11,209,067)
                                                    ------------  ------------
OTHER INCOME (EXPENSE):
  Interest expense.................................  (10,154,497)   (8,400,499)
  Interest income..................................       19,933           --
  Other............................................      656,568       (78,259)
                                                    ------------  ------------
                                                      (9,477,996)   (8,478,758)
                                                    ------------  ------------
    Net loss....................................... $(19,542,095) $(19,687,825)
                                                    ============  ============



        The accompanying notes are an integral part of these statements.

                       CENCOM CABLE ENTERTAINMENT, INC.--
                                MISSOURI SYSTEM

                          STATEMENT OF SYSTEM'S EQUITY

                                                                     SYSTEM'S
                                                                      EQUITY
                                                                   ------------
BALANCE, December 31, 1992........................................ $296,375,356
  Net activity with Parent........................................   (9,528,237)
  Net loss........................................................  (19,687,825)
                                                                   ------------
BALANCE, December 31, 1993........................................  267,159,294
  Net activity with Parent........................................   (7,949,738)
  Net loss........................................................  (19,542,095)
                                                                   ------------
BALANCE, December 31, 1994........................................ $239,667,461
                                                                   ============




         The accompanying notes are an integral part of this statement.

                       CENCOM CABLE ENTERTAINMENT, INC.--
                                MISSOURI SYSTEM

                            STATEMENTS OF CASH FLOWS

                                                       FOR THE YEAR ENDED
                                                           DECEMBER 31
                                                    --------------------------
                                                        1994          1993
                                                    ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss......................................... $(19,542,095) $(19,687,825)
  Adjustments to reconcile net loss to net cash
   provided by operating activities--
    Depreciation and amortization..................   36,285,180    36,939,821
    Loss on retirements of property, plant and
     equipment.....................................       84,902       232,528
    Changes in assets and liabilities--
      Accounts receivable, net.....................      477,006      (572,684)
      Prepaid expenses and other...................      116,207        20,920
      Accounts payable and accrued expenses........      184,389        64,178
                                                    ------------  ------------
        Net cash provided by operating activities..   17,605,589    16,996,938
                                                    ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment.......   (9,655,851)   (7,468,701)
                                                    ------------  ------------
        Net cash used in investing activities......   (9,655,851)   (7,468,701)
                                                    ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net change in capital account with Parent........   (7,949,738)   (9,528,237)
                                                    ------------  ------------
        Net cash used in financing activities......   (7,949,738)   (9,528,237)
                                                    ------------  ------------
CASH, beginning and end of year.................... $        --   $        --
                                                    ============  ============


        The accompanying notes are an integral part of these statements.

                      CENCOM CABLE ENTERTAINMENT, INC.--
                                MISSOURI SYSTEM

                         NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1994 AND 1993

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Organization and Basis of Presentation

  The accompanying financial statements include the accounts of a certain cable television system which is owned and operated by Cencom Cable Entertainment, Inc. (CCE). The financial statements include the historical assets, liabilities and operations of the Missouri System (the "System") providing service to communities in and around St. Louis and northeast Missouri. In November 1991, Crown Cable, Inc., an indirect wholly owned subsidiary of Hallmark Cards, Incorporated (Hallmark) acquired Cencom Cable Associates, Inc. (CCA) such that CCA became a 99% owned subsidiary of Crown Cable, Inc. CCE is a wholly owned subsidiary of CCA. The stock of CCA was transferred to Crown Media, Inc., (the "Parent" or Crown) in January 1992. In November, 1994, CCE merged into CCA with CCA surviving. CCA was subsequently renamed CCE.

  As of December 31, 1994, the System passed approximately 248,000 homes and serviced approximately 126,000 basic subscribers in approximately 59 franchise areas.

  In January, 1995, Crown sold the stock of CCE. The sale was part of a larger transaction in which Crown sold its cable television systems to a group of investors, including Charter Communications, Inc. (Charter), certain affiliates of Charter and third parties.

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash Management and System Equity Account

  The cash management function for the System is performed by the Parent. Excess cash funds are transferred to the Parent using the System's equity account. In addition, the Parent makes disbursements on behalf of the System for items such as payroll, payroll taxes, employee benefits and other costs. Such amounts are transferred to the System through the System's equity account and are recognized in the accompanying statements of operations.

 Property, Plant and Equipment

  Property, plant and equipment is recorded at cost, including all direct and certain indirect costs associated with the construction of cable transmission and distribution facilities, and the cost of new customer installation. The costs of disconnecting a customer are charged to expense in the period incurred. Expenditures for repairs and maintenance are charged to expense as incurred, and equipment replacement costs and betterments are capitalized.

  Depreciation is provided using the composite method on a straight-line basis over the estimated useful lives of the related assets as follows:

      Trunk and distribution systems.................................   15 years
      Subscriber installations.......................................   10 years
      Converters.....................................................    5 years
      Buildings and headends......................................... 5-20 years
      Vehicles and equipment.........................................  4-8 years
      Office equipment............................................... 5-10 years

                      CENCOM CABLE ENTERTAINMENT, INC.--
                                MISSOURI SYSTEM

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

  Leasehold improvements are amortized using the straight-line method over their useful life or lease term, whichever is shorter.

 Other Assets

  Costs incurred in obtaining and renewing cable franchises are initially deferred and amortized over the legal lives of the franchises. Franchise rights acquired through the purchase of cable systems are stated at estimated fair value at the date of acquisition and amortized using the straight-line method over the remaining term of the individual franchises acquired.

  Goodwill is amortized using the straight-line method over 15 years from the date of acquisition.

  The System's management continually evaluates the recoverability of carrying amounts and estimated recovery periods of long-term and intangible assets. Such evaluation is based on System estimates of current liquidation values of the cable system on a combined, undiscounted basis using a cash flow multiple approach. Based on this valuation, the System believes that no impairment of the carrying amount of intangible assets exists at December 31, 1994, and no adjustment of estimated recovery periods is warranted.

 Revenues

  Cable service revenues are recognized when the related services are provided.

  Installation revenues are recognized to the extent of direct selling costs incurred. The remainder, if any, would be deferred and amortized to income over the average estimated period that customers are expected to remain connected to the cable television system. No installation revenue has been deferred as of December 31, 1994, as direct selling costs have exceeded installation revenues.

  Franchise fees collected from cable subscribers and paid to local franchises are reported as revenues.

 Interest Expense

  Interest expense allocated to the System has been determined by applying the ratio of System's subscribers to total CCE subscribers at the date of CCE's acquisition by Crown to total CCE interest expense for the year. CCE makes disbursements on behalf of the System for interest expense. Management considers this allocation method to be reasonable for the operations of the System. CCE's debt balance totaled $261,130,000 at December 31, 1994. The borrowings pertaining to the System are reflected within system's equity. The weighted average interest rate on CCE borrowings was 5.25% and 4.3% during the years ended December 31, 1994 and 1993, respectively. The interest rate at December 31, 1994, is 6.0%.

 Income Taxes

  Income taxes are the responsibility of the Parent and as such are not provided for in the accompanying financial statements. Crown is part of the Hallmark consolidated group which files a consolidated federal income tax return. Crown accounts for income taxes under the asset and liability method as prescribed by Financial Accounting Standards No. 109, "Accounting for Income Taxes." Consolidated tax balances of Crown are not allocated to individual systems or subsidiaries. On a separate, stand-alone basis, the System would not have recognized any income tax benefit of operating losses as the System has generated operating losses for income tax purposes since their inception and is expected to generate such losses for the foreseeable future.

                       CENCOM CABLE ENTERTAINMENT, INC.--
                                MISSOURI SYSTEM

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

2. PREPAID EXPENSES AND OTHER:

  Prepaid expenses and other consists of the following:

                                                                    DECEMBER 31,
                                                                        1994
                                                                    ------------
   Deposits........................................................   $221,670
   Prepaid programming.............................................    143,057
   Other prepaid expenses and current assets.......................     28,243
                                                                      --------
                                                                      $392,970
                                                                      ========

3. PROPERTY, PLANT AND EQUIPMENT:

  Property, plant and equipment consist of the following:

                                                                   DECEMBER 31,
                                                                       1994
                                                                   ------------
   Trunk and distribution systems.................................  $76,587,091
   Subscriber installations.......................................   27,672,725
   Converters.....................................................   20,824,406
   Land, buildings and headends...................................   17,173,797
   Vehicles and equipment.........................................    4,559,094
   Office equipment...............................................    4,786,441
                                                                   ------------
                                                                    151,603,554
   Less--Accumulated depreciation.................................  (48,001,205)
                                                                   ------------
                                                                   $103,602,349
                                                                   ============

4. INTANGIBLE ASSETS:

  Other assets consist of the following:

                                                                 DECEMBER 31,
                                                                     1994
                                                                 ------------
   Franchise cost, net of accumulated amortization of
    $54,746,844................................................. $105,719,281
   Goodwill, net of accumulated amortization of $8,024,819......   31,014,845
                                                                 ------------
                                                                 $136,734,126
                                                                 ============

5. ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

  Accounts payable and accrued expenses consist of the following:

                                                                    DECEMBER 31,
                                                                        1994
                                                                    ------------
   Accrued franchise fees..........................................    $576,869
   Accrued salary, COMMISSION and benefits.........................     502,253
   Accounts payable................................................     267,021
   Accrued vacation................................................     194,332
   Accrued copyright fees..........................................     146,508
   Accrued billing expense.........................................     144,607
   Other...........................................................     351,034
                                                                     ----------
                                                                     $2,182,624
                                                                     ==========

                      CENCOM CABLE ENTERTAINMENT, INC.--
                                MISSOURI SYSTEM

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

6. RELATED-PARTY TRANSACTIONS:

  CCA managed CCE's cable television operations for a standard management fee equal to 5% of the System's gross service revenues. CCA provided management services including, but not limited to, accounting, legal, marketing and negotiation of programming contracts. For the years ended December 31, 1994 and 1993, the System expensed approximately $2,781,000 and $2,723,000, respectively, related to this arrangement. Management believes these charges are indicative of the expense which would have been incurred as a stand-alone entity.

7. COMMITMENTS AND CONTINGENCIES:

 Leases

  The System leases certain facilities and equipment under noncancelable operating leases. Rent expense incurred under leases during 1994 and 1993 was approximately $302,000 and $377,000, respectively. Future minimum lease payments are as follows:

   1995................................................................ $308,000
   1996................................................................  211,000
   1997................................................................    7,000
   1998................................................................    1,000
   1999................................................................    1,000
   2000 and Thereafter.................................................    1,000

  The System rents utility poles in its operations. Generally, pole rental agreements are short term, but the System anticipates that such rentals will recur. Rent expense incurred for pole attachments during 1994 and 1993 was approximately $611,000 and $525,000, respectively.

 Insurance Coverage

  The System currently does not have and does not in the near term anticipate having property and casualty insurance on its underground distribution plant. Due to large claims incurred by the property and casualty insurance industry, the pricing of insurance coverage has become inflated to the point where, in the judgment of the System's management, the price is cost prohibitive. Management believes that its experience and policy with respect to such insurance coverage is consistent with general industry practices. Management will continue to monitor the insurance markets to attempt to obtain coverage for the System's distribution plant at reasonable rates.

 Litigation

  The System settled a lawsuit for which the System had previously accrued a loss contingency. Accordingly, the approximate $650,000 excess of the accrual over the settlement amount was credited to other income in the accompanying 1994 statement of operations.

  The System is a party to lawsuits which are generally incidental to its business. In the opinion of management, after consulting with legal counsel, the outcome of these lawsuits will not have a material adverse effect on the System's financial position and results of operations.

                      CENCOM CABLE ENTERTAINMENT, INC.--
                                MISSOURI SYSTEM

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

8. REGULATION IN THE CABLE TELEVISION INDUSTRY:

  The cable television industry is subject to extensive regulation at the federal, local and, in some instances, state levels. In addition, recent legislative and regulatory changes and additional regulatory proposals under consideration may materially affect the cable television industry.

 1992 Cable Act and FCC Regulation

  Congress enacted the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act"), which became effective on December 4, 1992. This legislation has caused significant changes to the regulatory environment in which the cable television industry operates. The 1992 Cable Act generally allows for a greater degree of regulation of the cable television industry. Under the 1992 Cable Act's definition of effective competition, nearly all cable systems in the United States are subject to rate regulation of basic cable services, provided the local franchising authority becomes certified to regulate the basic service rates.

  The 1992 Cable Act and the Federal Communications Commission's (FCC) rules implementing the 1992 Cable Act have generally increased the administrative and operational expenses of cable television systems and have resulted in additional regulatory oversight by the FCC and local franchise authorities. Management is unable to predict the ultimate effect of the 1992 Cable Act or the ultimate outcome of various FCC rule-making proceedings or the litigation challenging various aspects of the 1992 Cable Act and the FCC's regulations implementing the 1992 Cable Act.

  The 1992 Cable Act and FCC regulations have imposed rate requirements for basic services and equipment, including rate roll-backs. Under the 1992 Cable Act, a local franchising authority in a community not subject to "effective competition" generally is authorized to regulate basic cable rates after certifying to the FCC that, among other things, it will adopt and administer rate regulation consistent with FCC rules, and in a manner that will provide a reasonable opportunity to consider the views of interested parties. Upon certification, the franchising authority obtains the right to approve the basic rates charged by the cable system operator. In regulating the basic service rates, certified local franchise authorities have the authority to order a rate refund of previously paid rates determined to be in excess of the maximum permitted reasonable rates. The Telecommunications Act (the "Telecommunications Act"), passed by Congress on February 1, 1996, and signed into law by the President on February 8, 1996, broadens the definition of "effective competition" to include any franchise area where a local exchange carrier (or its affiliate) provides video programming services to subscribers by any means, other than through Direct Broadcast Satellite.

  Rate regulation of the basic service tier remains subject to regulation by local franchising authorities under the Telecommunications Act, except in certain circumstances for "small cable operators." For a defined class of "small cable operators," the Telecommunications Act immediately eliminates regulation of cable programming rates. Rates for basic tier of "small cable operators" are deregulated if the System offered a single tier of services as of December 31, 1994.

  Under the 1992 Cable Act, rates for cable programming services not carried on the basic tier (nonbasic services) could be regulated by the FCC upon the filing of a complaint by franchise authorities or subscribers that indicates the cable operator's rates for these services are unreasonable. Rate complaints have been filed with the FCC with respect to certain of the System's cable programming services; several complaints are pending as of the date of the financial statements. The Telecommunications Act eliminates regulation of nonbasic programming as of March 31, 1999. In the interim, rate regulation of the nonbasic programming tier can only be triggered by a franchising authority complaint to the FCC. If the FCC determines that the System's nonbasic programming service tier rates are unreasonable, the FCC has the authority to order the System to reduce nonbasic programming service tier rates and to refund to customers any overcharges occurring from the filing date of the rate complaint with the FCC.

                      CENCOM CABLE ENTERTAINMENT, INC.--
                                MISSOURI SYSTEM

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

  Under the FCC's initial rate regulations pursuant to the 1992 Cable Act, regulated cable systems were required to apply a benchmark formula to determine their maximum permitted rates. Those systems whose rates were above the benchmark on September 30, 1992, were required to reduce their rates to the benchmark or by 10%, whichever was less. Under revised rate regulations adopted February 1994, regulated cable systems were required to set their rates so that regulated revenues per subscriber did not exceed September 30, 1992, levels, reduced by 17% (taking into account the previous 10% reduction).

  Notwithstanding mandated rate regulations, cable operators currently may adjust their regulated rates to reflect inflation and what the FCC has deemed to be external costs (such as increases in franchise fees).

  In September 1995, the FCC developed an abbreviated cost-of-service form that permits cable operators to recover costs of significant upgrades that provide benefits to subscribers of regulated cable services. Cable operators seeking to raise rates to cover costs of an upgrade would submit only the costs of the upgrade instead of all current costs. In December 1995, the FCC revised its cost-of-service rules. At this time, the System's management is unable to predict the effect of these revised rules on the System's financial position or results of operations.

  In another action in September 1995, the FCC established a new optional rate adjustment methodology that encourages operators to limit their rate increases to once a year to reflect inflation and changes in external costs and the number of channels. The rules permit cable operators to "project reasonably" changes in their costs for the 12 months following the rate change (in an effort to eliminate delays in recovering costs). The order allows operators to recover increases in additional types of franchise-requirement costs. Permitted pass-through increases include increases in the cost of providing institutional networks, video services, data services to or from governmental and educational institutions, and certain other cost increases. The System's management is unable to predict the effect of these new rules on the System's business.

  In November 1995, the FCC proposed to provide cable operators with the option of establishing uniform rates for similar service packages offered in multiple franchise areas located in the same region. Under the FCC's current rules, cable operators subject to rate regulation must establish rates on a franchise-specific basis. The proposed rules could lower cable operator's marketing costs and may also allow operators to better respond to competition from alternative providers. The System's management is unable to predict if these proposed rules will ultimately be promulgated by the FCC, and if they are promulgated, their effect on the System's financial position and results of operations.

  While management believes that the System has complied in all material respects with the rate provisions of the 1992 Cable Act, in jurisdictions that have not yet chosen to certify, refunds covering a one-year period on basic services may be ordered upon future certification if the System is unable to justify its rates through a benchmark or cost-of-service filing or small system cost-of-service filing pursuant to FCC rules. Management is unable to estimate at this time the amount of refunds, if any, that may be payable by the System in the event certain of its rates are successfully challenged by franchising authorities or found to be unreasonable by the FCC. Management does not believe that the amount of any such refunds would have a material adverse effect on the financial position or results of operations of the System.

 "Must Carry" Requirements/"Retransmission Consents"

  Under the 1992 Cable Act, cable television operators are subject to mandatory signal carriage requirements that allow local commercial and noncommercial television broadcast stations to elect to require a cable system to carry the station, subject to certain exceptions, or, in the case of commercial stations, to negotiate for "retransmission consent" to carry the station. In addition, there are requirements for cable systems to obtain

                      CENCOM CABLE ENTERTAINMENT, INC.--
                                MISSOURI SYSTEM

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED) retransmission consent for all "distant" commercial television stations, commercial radio stations and certain low power television stations carried by such system after October 6, 1993. As a result of the mandatory system carriage rules, the System has been required to carry television broadcast stations that otherwise would not have been carried, thereby causing displacement of possibly more attractive programming. The validity of the mandatory signal carriage requirements is being litigated; however, the carriage requirements remain in effect pending the outcome of the proceedings.

 Franchise Matters

  The 1992 Cable Act modified the franchise renewal process to make it easier for a franchising authority to deny renewal. Historically, franchises have been renewed for cable operators that have provided satisfactory services and have complied with the terms of the franchise agreement. Although management believes that the System has generally met the terms of its franchise agreements and has provided quality levels of service, and anticipates the System's future franchise renewal prospects generally will be favorable, there can be no assurance that any such franchises will be renewed or, if renewed, that the franchising authorities will not impose more onerous requirements on the System than previously existed.

 Recent Telecommunications Legislation

  The Telecommunications Act alters federal, state, and local laws and regulations pertaining to cable television, telecommunications and other services.

  Under the Telecommunications Act, telephone companies can compete directly with cable operators in the provision of video programming. This new legislation recognizes several multiple entry options for telephone companies to provide competitive video programming.

  The Telecommunications Act eliminates broadcast/cable cross-ownership restrictions, but leaves in place FCC regulations prohibiting local cross-ownership between television stations and cable systems.

  Certain provisions of the Telecommunications Act could materially affect the growth and operation of the cable television industry and the cable services provided by the System. Although the new legislation may substantially lessen regulatory burdens, the cable television industry may be subject to additional competition as a result thereof. There are numerous rule makings to be undertaken by the FCC which will interpret and implement the Telecommunications Act's provisions. In addition, certain provisions of the Telecommunications Act (such as the deregulation of cable programming rates) are not immediately effective. Further, certain of the Telecommunications Act's provisions have been and are likely to be subject to judicial challenges. The System's management is unable at this time to predict the outcome of such rule makings or litigation or the substantive effect of the new legislation and the rule makings on the financial position and results of operations of the System.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Cencom Cable Income Partners, L.P.:

  We have audited the accompanying balance sheets of Cencom Cable Income Partners, L.P.--Illinois System (as defined in Note 1) as of December 31, 1995 and 1994, and the related statements of operations, System's equity and cash flows for the years then ended. These combined financial statements are the responsibility of the System's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cencom Cable Income Partners, L.P.--Illinois System as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

St. Louis, Missouri,
July 31, 1996

                         INDEPENDENT AUDITORS' REPORT

The Partners Cencom Cable Income Partners, L.P.:

  We have audited the accompanying statements of operations, system's equity and cash flows for Cencom Cable Income Partners, L.P.--Illinois System for the year ended December 31, 1993. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and the cash flows of Cencom Cable Income Partners, L.P.--Illinois System for the year ended December 31, 1993, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Dallas, Texas July 26, 1996

                      CENCOM CABLE INCOME PARTNERS, L.P.--
                                ILLINOIS SYSTEM

                                 BALANCE SHEETS

                                                             DECEMBER 31
                                                      -------------------------
                                                          1995         1994
                                                      ------------ ------------
                       ASSETS
CURRENT ASSETS:
  Cash............................................... $        --  $        --
  Accounts receivable, net of allowance for doubtful
   accounts of $33,462 and $37,079, respectively.....      433,638      412,627
  Prepaid expenses and other.........................       67,786      133,811
                                                      ------------ ------------
    Total current assets.............................      501,424      546,438
PROPERTY, PLANT AND EQUIPMENT, net...................   12,586,022   13,661,411
FRANCHISE COSTS, net of accumulated amortization of
 $8,532,620 and $8,097,619, respectively.............      643,819    1,078,820
                                                      ------------ ------------
                                                      $ 13,731,265 $ 15,286,669
                                                      ============ ============
           LIABILITIES AND SYSTEM'S EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued expenses.............. $    868,435 $    785,604
  Subscriber deposits and prepayments................      187,994      182,983
                                                      ------------ ------------
    Total current liabilities........................    1,056,429      968,587
DEFERRED REVENUE.....................................       74,545          --
COMMITMENTS AND CONTINGENCIES
SYSTEM'S EQUITY......................................   12,600,291   14,318,082
                                                      ------------ ------------
                                                      $ 13,731,265 $ 15,286,669
                                                      ============ ============


      The accompanying notes are an integral part of these balance sheets.

                      CENCOM CABLE INCOME PARTNERS, L.P.--
                                ILLINOIS SYSTEM

                            STATEMENTS OF OPERATIONS

                                              YEAR ENDED DECEMBER 31
                                      ----------------------------------------
                                          1995          1994          1993
                                      ------------  ------------  ------------
SERVICE REVENUES..................... $ 15,464,952  $ 14,357,807  $ 14,375,095
                                      ------------  ------------  ------------
OPERATING EXPENSES:
  Operating, general and administra-
   tive..............................    7,521,763     7,086,264     6,777,285
  Depreciation and amortization......    4,198,041     4,158,970     4,328,818
  Management fee--related party......      793,303       735,499       719,566
                                      ------------  ------------  ------------
                                        12,513,107    11,980,733    11,825,669
                                      ------------  ------------  ------------
    Income from operations...........    2,951,845     2,377,074     2,549,426
                                      ------------  ------------  ------------
OTHER INCOME (EXPENSE):
  Interest expense...................   (2,161,313)   (1,536,742)   (1,347,089)
  Interest income....................       68,491        25,002        18,530
  Other, net.........................        1,000         4,000       (49,101)
                                      ------------  ------------  ------------
                                        (2,091,822)   (1,507,740)   (1,377,660)
                                      ------------  ------------  ------------
    Net income....................... $    860,023  $    869,334  $  1,171,766
                                      ============  ============  ============


        The accompanying notes are an integral part of these statements.

                      CENCOM CABLE INCOME PARTNERS, L.P.--
                                ILLINOIS SYSTEM

                         STATEMENTS OF SYSTEM'S EQUITY

                                                                     SYSTEM'S
                                                                      EQUITY
                                                                   ------------
BALANCE, December 31, 1992........................................ $ 18,089,694
  Net activity with Parent........................................   (3,259,946)
  Net income......................................................    1,171,766
                                                                   ------------
BALANCE, December 31, 1993........................................   16,001,514
  Net activity with Parent........................................   (2,552,766)
  Net income......................................................      869,334
                                                                   ------------
BALANCE, December 31, 1994........................................   14,318,082
  Net activity with Parent........................................   (2,577,814)
  Net income......................................................      860,023
                                                                   ------------
BALANCE, December 31, 1995........................................ $ 12,600,291
                                                                   ============



        The accompanying notes are an integral part of these statements.

                      CENCOM CABLE INCOME PARTNERS, L.P.--
                                ILLINOIS SYSTEM

                            STATEMENTS OF CASH FLOWS

                                               YEAR ENDED DECEMBER 31
                                         -------------------------------------
                                            1995         1994         1993
                                         -----------  -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................ $   860,023  $   869,334  $ 1,171,766
  Adjustments to reconcile net income to
   net cash provided by operating activ-
   ities--
    Depreciation and amortization.......   4,198,041    4,158,970    4,328,818
    Changes in assets and liabilities--
      Accounts receivable, net..........     (21,011)     (43,173)     (68,231)
      Prepaid expenses and other........      66,025       (9,646)      (4,225)
      Accounts payable and accrued ex-
       penses...........................      82,831      134,659      167,343
      Subscriber deposits and prepay-
       ments............................       5,011          (26)        (390)
      Deferred revenue..................      74,545          --           --
                                         -----------  -----------  -----------
        Net cash provided by operating
         activities.....................   5,265,465    5,110,118    5,595,081
                                         -----------  -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and
   equipment............................  (2,616,594)  (2,462,071)  (2,225,654)
  Other.................................     (71,057)     (95,281)    (109,481)
                                         -----------  -----------  -----------
        Net cash used in investing ac-
         tivities.......................  (2,687,651)  (2,557,352)  (2,335,135)
                                         -----------  -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES--
  Net change in capital account with
   parent...............................  (2,577,814)  (2,552,766)  (3,259,946)
                                         -----------  -----------  -----------
        Net cash used in financing ac-
         tivities.......................  (2,577,814)  (2,552,766)  (3,259,946)
                                         -----------  -----------  -----------
CASH, beginning and end of period....... $       --   $       --   $       --
                                         ===========  ===========  ===========


        The accompanying notes are an integral part of these statements.

                     CENCOM CABLE INCOME PARTNERS, L.P.--
                                ILLINOIS SYSTEM

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Organization and Basis of Presentation

  The financial statements include the accounts of a certain cable television system which is owned and operated by Cencom Cable Income Partners, L.P.
(CCIP). Cencom Properties, Inc. is the General Partner (as referred to herein) of CCIP. These financial statements include the historical assets, liabilities and operations of the cable television system of Illinois, providing service to communities in southwestern Illinois, referred to herein as the "System."

  As of December 31, 1995, the System passed approximately 75,000 homes and serviced approximately 44,000 basic subscribers in approximately 28 franchise areas. The System comprises approximately 40% of the total CCIP subscribers at December 31, 1995.

  On March 29, 1996, CCIP consummated the sale of the System to Charter Communications Entertainment I, L.P. (CCE-I), an affiliated entity of CCIP for an aggregate purchase price of approximately $86.0 million, including related acquisition fees and expenses (the "Sale Transaction"). The purchase price for the System was determined in the context of two independent appraisals of all of CCIP's cable television assets (which included systems other than the System) conducted in accordance with the terms of the limited partnership agreement of CCIP. The sale was approved by a majority of CCIP's Limited Partners following the distribution of a Disclosure Statement dated October 3, 1995, as supplemented on November 1, 1995, and on December 18, 1995.

  In connection with the Sale Transaction, a class action lawsuit (the "Action") was filed in November 1995, on behalf of CCIP's Limited Partners which sought among other things, to permanently enjoin the sale of all of CCIP's systems. On February 15, 1996, all of the plaintiff's claims for injunctive relief were dismissed (including that which sought to prevent consummation of the sale of the System); the plaintiff's claims for an unspecified amount of monetary damages remain pending. Based upon (among other things) the advice of legal counsel, each of the defendants to such action believes the remaining claims to be without merit and is contesting the claims vigorously.

 Cash Management and System's Equity Account

  The cash management function for the System is performed by the holding company of CCIP. Excess cash funds are transferred to the holding company of CCIP using the System's equity account. In addition, the holding company of CCIP makes disbursements on behalf of the System for certain items such as payroll, payroll taxes, employee benefits and other costs, and incurs debt borrowings for the System. Such amounts are transferred to the System through the System's equity account and are recognized in the appropriate expense categories in the accompanying statements of operations.

 Property, Plant and Equipment

  Property, plant and equipment is recorded at cost, including all direct and certain indirect costs associated with the construction of cable transmission and distribution facilities, and the cost of new customer installation. The costs of disconnecting a customer are charged to expense in the period incurred. Expenditures for repairs and maintenance are charged to expense as incurred, and equipment replacement costs and betterments are capitalized.

                     CENCOM CABLE INCOME PARTNERS, L.P.--
                                ILLINOIS SYSTEM

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

  Depreciation is provided using the composite method on a straight-line basis over the estimated useful lives of the related assets as follows:

      Trunk and distribution systems.................................   10 years
      Subscriber installations.......................................   10 years
      Converters.....................................................  3-5 years
      Buildings and headends......................................... 9-20 years
      Vehicles and equipment.........................................  4-8 years
      Office equipment............................................... 5-10 years

 Franchise Costs

  Franchise costs are being amortized using the straight-line method over the term of the individual franchises.

  During 1995, the System adopted Statement of Financial Accounting Standards
(SFAS) No. 121, entitled "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." In accordance with SFAS No. 121, the System's management periodically reviews the carrying value of its long-lived assets, identifiable intangibles and franchise costs in relation to historical financial results, current business conditions and trends (including the impact of existing legislation and regulation) to identify potential situations in which the carrying value of such assets may not be recoverable. If a review indicates that the carrying value of such assets may not be recoverable, the carrying value of such assets in excess of their fair value will be recorded as a reduction of the assets' cost as if a permanent impairment has occurred. The adoption of SFAS No. 121 did not impact the financial statements of the System.

 Revenues

  Cable service revenues are recognized when the related services are provided.

  Installation revenues are recognized to the extent of direct selling costs incurred. The remainder, if any, would be deferred and amortized to income over the average estimated period that customers are expected to remain connected to the cable television system. No installation revenue has been deferred as of December 31, 1995 and 1994, as direct selling costs have exceeded installation revenues.

  Fees collected from programmers to guarantee carriage are deferred and amortized to income over the life of the contracts.

  Franchise fees collected from cable subscribers and paid to local franchises are reported as revenues.

 General and Administrative Expenses

  Included in general and administrative expenses is the allocation of certain expenses incurred by the holding company of CCIP on behalf of the System. These expenses were allocated to the System based on the ratio of total System's subscribers to total CCIP subscribers. Management considers this allocation method to be reasonable for the operations of the System. Expense allocated to the System totaled $139,025, $162,458 and $174,706 during 1995, 1994 and 1993, respectively.

 Intercompany Interest Expense

  Interest expense allocated to the System has been determined by applying the ratio of the System's total subscribers to total CCIP subscribers at each year-end to total CCIP interest expense for the respective years. Management considers this allocation method to be reasonable for the operations of the System. CCIP makes disbursements on behalf of the System for interest expense. CCIP maintains a loan agreement with a bank for borrowings up to $80,000,000, secured by all of CCIP's assets, including the assets of the System. At December 31, 1995 and 1994, CCIP had borrowings of $76,500,000 and $72,300,000, respectively, related to this debt agreement. The weighted average borrowings for CCIP for 1995 and 1994 were $73,993,000 and $66,358,000, respectively. The borrowings pertaining to the System is reflected within System's Equity. At December 31, 1995 and 1994, the interest rate was 6.9375% and ranged from 7.375% to 9.5%, respectively. The weighted average interest rates of CCIP for 1995, 1994 and 1993 were 7.30%, 5.73% and 4.60%, respectively.

                     CENCOM CABLE INCOME PARTNERS, L.P.--
                                ILLINOIS SYSTEM

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

  In November 1990, CCIP issued $30,000,000 of 9.64% Deferred Interest Senior Notes, which were collateralized by a first lien on all of CCIP's assets (other than real property), including the System's assets, and the General Partner's interest in CCIP. These notes were retired on May 10, 1993, at their accreted value of $37,760,962 with funds from the bank loan agreement. Interest expense related to these notes has been allocated to the Systems in the manner described in the preceding paragraph.

 Income Taxes

  Income taxes are the responsibility of the partners of CCIP and as such are not provided for in the accompanying financial statements.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. PREPAID EXPENSES AND OTHER:

  Prepaid expenses and other consist of the following at December 31:

                                                                1995     1994
                                                               ------- --------
   Prepaid insurance.......................................... $ 5,738 $ 66,409
   Prepaid programming........................................  49,576   46,361
   Other prepaid expenses and current assets..................  12,472   21,041
                                                               ------- --------
                                                               $67,786 $133,811
                                                               ======= ========

3. PROPERTY, PLANT AND EQUIPMENT:

  Property, plant and equipment consist of the following at December 31:

                                                         1995          1994
                                                     ------------  ------------
   Trunk and distribution systems................... $ 20,936,805  $ 20,014,931
   Subscriber installations.........................    8,944,170     7,949,512
   Converters.......................................    8,082,233     7,665,703
   Land, buildings and headends.....................    4,260,054     4,130,402
   Vehicles and equipment...........................    1,354,198     1,241,708
   Office equipment.................................    1,000,656       974,767
                                                     ------------  ------------
                                                       44,578,116    41,977,023
   Less--Accumulated depreciation...................  (31,992,094)  (28,315,612)
                                                     ------------  ------------
                                                     $ 12,586,022  $ 13,661,411
                                                     ============  ============

                     CENCOM CABLE INCOME PARTNERS, L.P.--
                                ILLINOIS SYSTEM

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

4. ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

  Accounts payable and accrued expenses consist of the following at December
31:

                                                                1995     1994
                                                              -------- --------
   Accrued franchise fees.................................... $223,888 $222,252
   Accounts payable..........................................  103,733  138,089
   Accrued salary, commission and benefits...................  120,480   89,156
   Accrued copyright fees....................................   79,387   73,198
   Accrued programming.......................................   52,264   59,219
   Other.....................................................  288,683  203,690
                                                              -------- --------
                                                              $868,435 $785,604
                                                              ======== ========

5. SYSTEM'S EQUITY:

  As of December 31, 1995 and 1994, CCIP had recorded in its capital accounts an accumulated deficit of approximately $32,900,000 and $25,200,000, respectively, represented by earnings net of partner distributions.

6. RELATED-PARTY TRANSACTIONS:

  During 1994, Cencom Cable Associates, Inc., a former affiliated entity, assigned management services under contract with CCIP to the General Partner. The management service contract provides for the payment of fees equal to 5% of the System's gross service revenues. Expenses recognized by the System under this contract were $793,303, $735,499 and $719,566 during 1995, 1994 and
1993, respectively. Management believes these charges are indicative of the expense which would have been incurred as a stand-alone entity.

7. COMMITMENTS AND CONTINGENCIES:

 Leases

  The System leases certain facilities and equipment under noncancelable operating leases. Rent expense incurred under leases during 1995, 1994 and 1993 was $16,767, $10,705 and $16,296, respectively. Approximate future minimum lease payments are as follows:

   1996................................................................. $15,300
   1997.................................................................  13,800
   1998.................................................................   9,700
   1999.................................................................   4,900
   2000.................................................................   1,500
   Thereafter...........................................................     --

  The System rents utility poles in its operations. Generally, pole rental agreements are short term, but the System's management anticipates that such rentals will recur. Rent expense incurred for pole attachments during 1995, 1994 and 1993 was approximately $124,800, $101,900 and $106,000 respectively.

                     CENCOM CABLE INCOME PARTNERS, L.P.--
                                ILLINOIS SYSTEM

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

 Insurance Coverage

  The System currently does not have and does not in the near term anticipate having property and casualty insurance on its underground distribution plant. Due to large claims incurred by the property and casualty insurance industry, the pricing of insurance coverage has become inflated to the point where, in the judgment of the System's management, the insurance coverage is cost prohibitive. Management believes that its experience and policy with such issuance coverage is consistent with general industry practices. Management will continue to monitor the insurance markets to attempt to obtain coverage for the System's distribution plant at reasonable rates.

 Litigation

  The System is a party to lawsuits which are generally incidental to its business. In the opinion of management, after consulting with legal counsel, the outcome of these lawsuits will not have a material adverse effect on the System's financial position and results of operations.

8. REGULATION IN THE CABLE TELEVISION INDUSTRY:

  The cable television industry is subject to extensive regulation at the federal, local and, in some instances, state levels. In addition, recent legislative and regulatory changes and additional regulatory proposals under consideration may materially affect the cable television industry.

 1992 Cable Act and FCC Regulation

  Congress enacted the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act"), which became effective on December 4, 1992. This legislation has caused significant changes to the regulatory environment in which the cable television industry operates. The 1992 Cable Act generally allows for a greater degree of regulation of the cable television industry. Under the 1992 Cable Act's definition of effective competition, nearly all cable systems in the United States are subject to rate regulation of basic cable services, provided the local franchising authority becomes certified to regulate basic service rates.

  The 1992 Cable Act and the Federal Communications Commission's (FCC) rules implementing the 1992 Cable Act have generally increased the administrative and operational expenses of cable television systems and have resulted in additional regulatory oversight by the FCC and local franchise authorities. Management is unable to predict the ultimate effect of the 1992 Cable Act or the ultimate outcome of various FCC rule-making proceedings or the litigation challenging various aspects of the 1992 Cable Act and the FCC's regulations implementing the 1992 Cable Act.

  The 1992 Cable Act and FCC regulations have imposed rate requirements for basic services and equipment, including rate roll-backs. Under the 1992 Cable Act, a local franchising authority in a community not subject to "effective competition" generally is authorized to regulate basic cable rates after certifying to the FCC that, among other things, it will adopt and administer rate regulation consistent with FCC rules, and in a manner that will provide a reasonable opportunity to consider the views of interested parties. Upon certification, the franchising authority obtains the right to approve the basic rates charged by the cable system operator. In regulating the basic service rates, certified local franchise authorities have the authority to order a rate refund of previously paid rates determined to be in excess of the maximum permitted reasonable rates. The Telecommunications Act (the "Telecommunications Act"), passed by Congress on February 1, 1996, and signed into law by the President on February 8, 1996, broadens the definition of "effective competition" to include any franchise area where a local exchange carrier (or its affiliate) provides video programming services to subscribers by any means, other than through Direct Broadcast Satellite.

  Rate regulation of the basic service tier remains subject to regulation by local franchising authorities under the Telecommunications Act, except in certain circumstances for "small cable operators." For a defined class of

                      CENCOM CABLE INCOME PARTNERS, L.P.--
                                ILLINOIS SYSTEM

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

"small cable operators," the Telecommunications Act immediately eliminates regulation of cable programming rates. Rates for basic tier of "small cable operators" are deregulated if the system offered a single tier of services as of December 31, 1994.

  Under the 1992 Cable Act, rates for cable programming services not carried on the basic tier (nonbasic services) could be regulated by the FCC upon the filing of a complaint by franchise authorities or subscribers that indicates the cable operator's rates for these services are unreasonable. Rate complaints have been filed with the FCC with respect to certain of the Partnership's cable programming services; several complaints are pending as of the date of the financial statements. The Telecommunications Act eliminates regulation of nonbasic programming as of March 31, 1999. In the interim, rate regulation of the nonbasic programming tier can only be triggered by a franchising authority complaint to the FCC. If the FCC determines that the System's nonbasic programming service tier rates are unreasonable, the FCC has the authority to order the System to reduce nonbasic programming service tier rates and to refund to customers any overcharges occurring from the filing date of the rate complaint with the FCC.

  Under the FCC's initial rate regulations pursuant to the 1992 Cable Act, regulated cable systems were required to apply a benchmark formula to determine their maximum permitted rates. Those systems whose rates were above the benchmark on September 30, 1992, were required to reduce their rates to the benchmark or by 10%, whichever was less. Under revised rate regulations adopted February 1994, regulated cable systems were required to set their rates so that regulated revenues per subscriber did not exceed September 30, 1992, levels, reduced by 17% (taking into account the previous 10% reduction).

  Notwithstanding mandated rate regulations, cable operators currently may adjust their regulated rates to reflect inflation and what the FCC has deemed to be external costs (such as increases in franchise fees).

  In September 1995, the FCC developed an abbreviated cost-of-service form that permits cable operators to recover costs of significant upgrades that provide benefits to subscribers of regulated cable services. Cable operators seeking to raise rates to cover costs of an upgrade would submit only the costs of the upgrade instead of all current costs. In December 1995, the FCC revised its cost-of-service rules. At this time, the System's management is unable to predict the effect of these revised rules on the System's financial position or results of operations.

  In another action in September 1995, the FCC established a new optional rate adjustment methodology that encourages operators to limit their rate increases to once a year to reflect inflation and changes in external costs and the number of channels. The rules permit cable operators to "project reasonably" changes in their costs for the 12 months following the rate change (in an effort to eliminate delays in recovering costs). The order allows operators to recover increases in additional types of franchise-requirement costs. Permitted pass-through increases include increases in the cost of providing institutional networks, video services, data services to or from governmental and educational institutions, and certain other cost increases. The System's management is unable to predict the effect of these new rules on the System's business.

  In November 1995, the FCC proposed to provide cable operators with the option of establishing uniform rates for similar service packages offered in multiple franchise areas located in the same region. Under the FCC's current rules, cable operators subject to rate regulation must establish rates on a franchise-specific basis. The proposed rules could lower cable operator's marketing costs and may also allow operators to better respond to competition from alternative providers. The System's management is unable to predict if these proposed rules will ultimately be promulgated by the FCC, and if they are promulgated, their effect on the System's financial position and results of operations.

  While management believes that the System has complied in all material respects with the rate provisions of the 1992 Cable Act, in jurisdictions that have not yet chosen to certify, refunds covering a one-year period on

                      CENCOM CABLE INCOME PARTNERS, L.P.--
                                ILLINOIS SYSTEM

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

basic services may be ordered upon future certification if the System is unable to justify its rates through a benchmark or cost-of-service filing or small system cost-of-service filing pursuant to FCC rules. Management is unable to estimate at this time the amount of refunds, if any, that may be payable by the System in the event certain of its rates are successfully challenged by franchising authorities or found to be unreasonable by the FCC. Management does not believe that the amount of any such refunds would have a material adverse effect on the financial position or results of operations of the System.

 "Must Carry" Requirements/"Retransmission Consents"

  Under the 1992 Cable Act, cable television operators are subject to mandatory signal carriage requirements that allow local commercial and noncommercial television broadcast stations to elect to require a cable system to carry the station, subject to certain exceptions, or, in the case of commercial stations, to negotiate for "retransmission consent" to carry the station. In addition, there are requirements for cable systems to obtain retransmission consent for all "distant" commercial television stations, commercial radio stations and certain low power television stations carried by such system after October 6, 1993. As a result of the mandatory system carriage rules, the System has been required to carry television broadcast stations that otherwise would not have been carried, thereby causing displacement of possibly more attractive programming. The validity of the mandatory signal carriage requirements is being litigated; however, the carriage requirements remain in effect pending the outcome of the proceedings.

 Franchise Matters

  The 1992 Cable Act modified the franchise renewal process to make it easier for a franchising authority to deny renewal. Historically, franchises have been renewed for cable operators that have provided satisfactory services and have complied with the terms of the franchise agreement. Although management believes that the System has generally met the terms of its franchise agreements and has provided quality levels of service, and anticipates the System's future franchise renewal prospects generally will be favorable, there can be no assurance that any such franchises will be renewed or, if renewed, that the franchising authorities will not impose more onerous requirements on the System than previously existed.

 Recent Telecommunications Legislation

  The Telecommunications Act alters federal, state, and local laws and regulations pertaining to cable television, telecommunications and other services.

  Under the Telecommunications Act, telephone companies can compete directly with cable operators in the provision of video programming. This new legislation recognizes several multiple entry options for telephone companies to provide competitive video programming.

  The Telecommunications Act eliminates broadcast/cable cross-ownership restrictions, but leaves in place FCC regulations prohibiting local cross-ownership between television stations and cable systems.

  Certain provisions of the Telecommunications Act could materially affect the growth and operation of the cable television industry and the cable services provided by the System. Although the new legislation may substantially lessen regulatory burdens, the cable television industry may be subject to additional competition as a result thereof. There are numerous rule makings to be undertaken by the FCC which will interpret and implement the Telecommunications Act's provisions. In addition, certain provisions of the Telecommunications Act (such as the deregulation of cable programming rates) are not immediately effective. Further, certain of the Telecommunications Act's provisions have been and are likely to be subject to judicial challenges. The System's management is unable at this time to predict the outcome of such rule makings or litigation or the substantive effect of the new legislation and the rule makings on the financial position and results of operations of the System.

                      CENCOM CABLE INCOME PARTNERS, L.P.--
                                ILLINOIS SYSTEM

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

9. NET INCOME FOR INCOME TAX PURPOSES:

  The following summarizes the differences between CCIP's net income for financial reporting and federal income tax purposes for the years ended December 31:

                                                 1995       1994        1993
                                              ---------- ----------  ----------
   Net income for financial reporting pur-
    poses...................................  $3,453,270 $3,811,203  $3,367,720
   Depreciation differences between finan-
    cial reporting and tax reporting........   1,804,940   (301,487)     79,190
   Amortization differences between finan-
    cial reporting and tax reporting........      57,969     80,844     609,197
   Differences in expenses recorded for fi-
    nancial reporting and reported for tax
    purposes................................     844,798     85,052     (16,286)
   Revenue reported for tax reporting de-
    ferred for financial reporting..........     187,957        --          --
   Other....................................      31,496      7,768         --
                                              ---------- ----------  ----------
   Net income for federal income tax purpos-
    es......................................  $6,380,430 $3,683,380  $4,039,821
                                              ========== ==========  ==========

  The following summarizes the significant cumulative temporary differences between CCIP's financial reporting basis and federal income tax reporting basis as of December 31:

                                                        1995          1994
                                                    ------------  ------------
   Assets:
     Accounts receivable........................... $     95,346  $     87,228
     Franchise costs...............................   37,384,139    37,326,170
     Accrued expenses..............................    2,520,653     1,667,737
     Deferred revenue..............................      187,957           --
                                                    ------------  ------------
                                                    $ 40,188,095  $ 39,081,135
                                                    ============  ============
   Liabilities--Property, plant and equipment...... $(19,682,850) $(21,816,974)
                                                    ============  ============

  As discussed in Note 1, the System comprises approximately 40% of CCIP's total basic subscribers.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of Cencom Cable Television, Inc.:

  We have audited the accompanying combined balance sheets of Cencom Cable Television, Inc.--Los Angeles and Riverside Systems as of December 31, 1994, and September 29, 1995, and the related combined statements of operations, Systems' equity and cash flows for the two years ended December 31, 1993 and 1994, and for the nine months ended September 29, 1995. These combined financial statements are the responsibility of the Systems' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Cencom Cable Television, Inc.--Los Angeles and Riverside Systems as of December 31, 1994, and September 29, 1995, and the results of their operations and their cash flows for the two years ended December 31, 1993 and 1994, and for the nine months ended September 29, 1995, in conformity with generally accepted accounting principles.

                                     Arthur Andersen LLP

Dallas, Texas,
November 22, 1995

        CENCOM CABLE TELEVISION, INC.--LOS ANGELES AND RIVERSIDE SYSTEMS

                            COMBINED BALANCE SHEETS

                                                     DECEMBER 31, SEPTEMBER 29,
                                                         1994         1995
                                                     ------------ -------------
CURRENT ASSETS:
  Cash.............................................. $        --  $        --
  Accounts receivable, net of allowance for doubtful
   accounts of $427,936 and $248,355, respectively..    2,887,129    2,659,333
  Prepaid expenses and other........................    1,749,372      732,128
                                                     ------------ ------------
     Total current assets...........................    4,636,501    3,391,461
PROPERTY, PLANT AND EQUIPMENT, net..................  117,394,950  111,422,525
FRANCHISE COSTS AND OTHER, net......................   55,497,894   38,909,434
                                                     ------------ ------------
                                                     $177,529,345 $153,723,420
                                                     ============ ============
LIABILITIES AND SYSTEMS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued expenses............. $  6,799,377 $  5,862,550
  Current maturities of long-term debt..............      126,977          --
  Subscriber deposits and prepayments...............      480,716      416,242
                                                     ------------ ------------
     Total current liabilities......................    7,407,070    6,278,792
NONCURRENT LIABILITIES:
  Long-term debt, less current maturities...........      155,521      228,773
  Deferred revenue..................................          --       482,640
                                                     ------------ ------------
     Total noncurrent liabilities...................      155,521      711,413
COMMITMENTS AND CONTINGENCIES
SYSTEMS' EQUITY.....................................  169,966,754  146,733,215
                                                     ------------ ------------
                                                     $177,529,345 $153,723,420
                                                     ============ ============

        The accompanying notes are an integral part of these statements.

        CENCOM CABLE TELEVISION, INC.--LOS ANGELES AND RIVERSIDE SYSTEMS

                       COMBINED STATEMENTS OF OPERATIONS

                                                                       NINE
                                        YEAR ENDED DECEMBER 31,    MONTHS ENDED
                                       --------------------------   SEPTEMBER
                                           1993          1994        29, 1995
                                       ------------  ------------  ------------
SERVICE REVENUES...................... $ 74,542,733  $ 78,647,795  $61,861,563
OPERATING EXPENSES:
 Operating costs......................   23,314,140    24,746,916   20,354,512
 Selling, general, and administra-
  tive................................   19,772,950    19,671,911   14,627,383
 Depreciation and amortization........   56,518,726    54,092,418   33,379,558
 Management fee--related party........      943,681     1,026,869    2,150,374
                                       ------------  ------------  -----------
                                        100,549,497    99,538,114   70,511,827
                                       ------------  ------------  -----------
  Loss from operations................  (26,006,764)  (20,890,319)  (8,650,264)
OTHER INCOME (EXPENSE):
 Interest income......................          402        36,193          --
 Interest expense.....................      (39,935)      (31,779)     (38,264)
 Other................................     (318,223)        8,500      398,079
                                       ------------  ------------  -----------
                                           (357,756)       12,914      359,815
                                       ------------  ------------  -----------
  Net loss............................ $(26,364,520) $(20,877,405) $(8,290,449)
                                       ------------  ------------  -----------


        The accompanying notes are an integral part of these statements.

        CENCOM CABLE TELEVISION, INC.--LOS ANGELES AND RIVERSIDE SYSTEMS

                     COMBINED STATEMENTS OF SYSTEMS' EQUITY

                                                                     SYSTEMS'
                                                                      EQUITY
                                                                   ------------
BALANCE, December 31, 1992........................................ $242,746,018
 Net activity with Parent.........................................   (8,405,824)
 Net loss.........................................................  (26,364,520)
                                                                   ------------
BALANCE, December 31, 1993........................................  207,975,674
 Net activity with Parent.........................................  (17,131,515)
 Net loss.........................................................  (20,877,405)
                                                                   ------------
BALANCE, December 31, 1994........................................  169,966,754
 Net activity with Parent.........................................  (14,943,090)
 Net loss.........................................................   (8,290,449)
                                                                   ------------
BALANCE, September 29, 1995....................................... $146,733,215
                                                                   ============



        The accompanying notes are an integral part of these statements.

        CENCOM CABLE TELEVISION, INC.--LOS ANGELES AND RIVERSIDE SYSTEMS

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                       NINE
                                        YEAR ENDED DECEMBER 31,    MONTHS ENDED
                                       --------------------------   SEPTEMBER
                                           1993          1994        29, 1995
                                       ------------  ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss............................. $(26,364,520) $(20,877,405) $(8,290,449)
 Adjustments to reconcile net loss to
  net cash provided by operating
  activities--
  Depreciation and amortization.......   56,518,726    54,092,418   33,379,558
  Changes in assets and liabilities--
   Accounts receivable, net...........   (2,139,746)    1,068,078      227,796
   Prepaid expenses and other.........     (288,134)      (22,632)   1,017,244
   Accounts payable and accrued ex-
    penses............................     (647,804)      842,710     (936,827)
   Subscriber deposits and prepay-
    ments.............................       12,655      (157,691)     (64,474)
   Deferred revenue...................          --            --       482,640
                                       ------------  ------------  -----------
   Net cash provided by operating ac-
    tivities..........................   27,091,177    34,945,478   25,815,488
CASH FLOWS FROM INVESTING ACTIVITIES:
 Additions to property and equipment..  (11,503,376)  (17,720,620) (10,818,674)
 Acquisition of KTS Corporation.......   (7,055,000)       75,814          --
                                       ------------  ------------  -----------
    Net cash used in investing activi-
     ties.............................  (18,558,376)  (17,644,806) (10,818,674)
CASH FLOWS FROM FINANCING ACTIVITIES:
 Payment of long-term debt............     (126,977)     (169,157)     (53,724)
 Net change in capital account with
  Parent..............................   (8,405,824)  (17,131,515) (14,943,090)
                                       ------------  ------------  -----------
    Net cash used in financing activi-
     ties.............................   (8,532,801)  (17,300,672) (14,996,814)
                                       ------------  ------------  -----------
NET INCREASE IN CASH AND CASH EQUIVA-
 LENTS................................          --            --           --
                                       ------------  ------------  -----------
CASH AND CASH EQUIVALENTS, beginning
 and end of period.................... $        --   $        --   $       --
                                       ------------  ------------  -----------
CASH PAID FOR INCOME TAXES............ $        --   $        800  $       800
                                       ------------  ------------  -----------
CASH PAID FOR INTEREST................ $     33,187  $     34,528  $    44,268
                                       ------------  ------------  -----------


        The accompanying notes are an integral part of these statements.

       CENCOM CABLE TELEVISION, INC.--LOS ANGELES AND RIVERSIDE SYSTEMS

                    NOTES TO COMBINED FINANCIAL STATEMENTS

1.SALE OF ASSETS:

  On September 29, 1995, Cencom Cable Television, Inc. (CCT) sold substantially all of its assets to CCT Holdings Corp., an entity jointly owned by investment partnerships affiliated with Kelso & Company, Inc. and Charter Communications, Inc. ("Charter"), the manager of CCT's cable systems. Proceeds from the sale, after a working capital adjustment of $5.5 million, consisted of $198.8 million in cash and a ten-year, $165.7 million subordinated note with an interest rate of 12% per year which increases to 15% on the fifth anniversary and increases 2% on each anniversary thereafter, with principal and interest payable at maturity. In addition, CCT received the contractual right to 15% of the net distributable proceeds (after certain debt repayments and equity distributions) from certain future sales by Charter Communications Entertainment, L.P., a newly formed joint venture created to operate cable television systems, to which CCT Holdings Corp. contributed the assets of the cable systems located in Los Angeles and Riverside, California ("Systems"), which were purchased from CCT.

  Immediately prior to the closing of the sale, CCT's parent paid Charter $10.6 million to acquire Charter's 2.9% interest in CCT.

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Organization and Basis of Presentation

  The accompanying combined financial statements include the accounts of the Systems, which were owned and operated by CCT. Prior to the closing of the sale on September 29, 1995, CCT was 97.1% owned by Gaylord Broadcasting Company (the "Parent"), which is a wholly owned subsidiary of Gaylord Entertainment Company ("Gaylord"), and 2.9% owned by Charter.

  All intersystem balances and transactions have been eliminated for presentation in the combined financial statements.

  As of September 29, 1995, the Systems passed 420,353 homes and serviced 165,265 basic subscribers in 33 franchise areas. The Systems comprise approximately 89% of total CCT subscribers at September 29, 1995.

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Property, Plant and Equipment

  Property, plant and equipment is recorded at cost, including all direct and certain indirect costs associated with the construction of cable transmission and distribution facilities, and the cost of new customer installation. The costs of disconnecting a customer are charged to expense in the period incurred. Expenditures for repairs and maintenance are charged to expense as incurred, and equipment replacement costs and betterments are capitalized.

       CENCOM CABLE TELEVISION, INC.--LOS ANGELES AND RIVERSIDE SYSTEMS

  Depreciation is provided using the composite method on a straight-line basis over the estimated useful lives of assets as follows:

     Trunk and distribution system...................................   10 years
     Subscriber installations........................................   10 years
     Converters...................................................... 5-10 years
     Buildings and headends.......................................... 9-20 years
     Vehicles and equipment..........................................  4-8 years
     Office equipment................................................ 5-10 years

 Franchise Costs and Other

  Franchise costs are being amortized on a straight-line basis over the remaining terms of the related franchises, the majority of which expire prior to December 31, 1999. Noncompete covenants are being amortized on a straight-line basis over three or five years, depending on the terms of the related agreements.

  During 1995, the Systems' management adopted Statement of Financial Accounting Standards (SFAS) No. 121 entitled, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." In accordance with SFAS No. 121, the Systems' management periodically reviews the carrying value of its long-lived assets, identifiable intangibles and franchise costs in relation to historical financial results, current business conditions and trends (including the impact of existing legislation and regulation) to identify potential situations in which the carrying value of such assets may not be recoverable. If a review indicates that the carrying value of such assets may not be recoverable, the carrying value of such assets in excess of their fair value will be recorded as a reduction of the assets' cost as if a permanent impairment has occurred. The adoption of SFAS No. 121 did not impact the financial statements of the Systems'.

 Service Revenues

  Cable service revenues are recognized when the related services are provided. Franchise fees collected from cable subscribers and paid to local franchises are reported as revenues.

 Selling, General and Administrative Expenses

  Included in selling, general, and administrative expenses is the allocation of certain expenses incurred by the holding company of CCT on behalf of the Systems. These expenses were allocated to the Systems based on the ratio of total Systems' subscribers to total CCT subscribers. Management considers this allocation method to be reasonable for the operations of the Systems.

 Income Taxes

  The Systems have not recorded the benefit of the net operating losses as the benefit will be retained by the Parent in accordance with the shareholders' agreement among CCT, Charter, and the Parent.

 Cash Management and Systems' Equity Account

  The cash management function for the Systems is performed by the holding company of CCT. Excess cash funds are transferred to the holding company of CCT using the Systems' equity account. In addition, the holding company of CCT makes disbursements on behalf of the Systems for certain items such as programming fees, payroll, payroll taxes, employee benefits, and other costs. Such amounts are transferred to the Systems through the Systems' equity account and are recognized in the appropriate expense categories in the accompanying combined statements of operations.

        CENCOM CABLE TELEVISION, INC.--LOS ANGELES AND RIVERSIDE SYSTEMS

3. PREPAID EXPENSES AND OTHER:

  Prepaid expenses and otehr consisted of the following:

                                                      DECEMBER 31, SEPTEMBER 29,
                                                          1994         1995
                                                      ------------ -------------
  Prepaid management fee.............................  $  901,236    $    --
  Prepaid programming................................     206,701     182,657
  Prepaid property tax...............................     346,573         --
  Deposits...........................................     229,816     148,776
  Other..............................................      65,046     400,695
                                                       ----------    --------
                                                       $1,749,372    $732,128
                                                       ==========    ========

4. PROPERTY, PLANT AND EQUIPMENT:
  Property, plant and equipment consisted of the following:

                                                    DECEMBER 31,  SEPTEMBER 29,
                                                        1994          1995
                                                    ------------  -------------
  Trunk and distribution systems................... $116,037,825  $117,825,006
  Subscriber installations.........................   37,452,040    41,788,065
  Converters.......................................   36,474,366    40,108,987
  Land, buildings and headends.....................    7,323,537     7,373,297
  Vehicles and equipment...........................    4,532,000     4,915,015
  Office equipment.................................    2,875,564     3,450,381
                                                    ------------  ------------
                                                     204,695,332   215,460,751
  Less-Accumulated depreciation....................  (87,300,382) (104,038,226)
                                                    ------------  ------------
                                                    $117,394,950  $111,422,525
                                                    ============  ============

5. FRANCHISE COSTS AND OTHER:

Franchise costs and other consisted of the following:

                                                     DECEMBER 31, SEPTEMBER 29,
                                                         1994         1995
                                                     ------------ -------------
  Franchise costs, net of accumulated amortization
  of $145,225,911
  and $161,743,118, respectively.................... $54,952,146   $38,472,736
  Noncompete covenants, net of accumulated
  amortization of $169,381
  and $278,431, respectively........................     545,748       436,698
                                                     -----------   -----------
                                                     $55,497,894   $38,909,434
                                                     ===========   ===========

  During 1994, approximately $49 million of noncompete covenants expired and the cost and related accumulated amortization were removed from the December 31, 1994, balance sheet.

        CENCOM CABLE TELEVISION, INC.--LOS ANGELES AND RIVERSIDE SYSTEMS

6. ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

  Accounts payable and accrued expenses consisted of the following:

                                                     DECEMBER 31, SEPTEMBER 29,
                                                         1994         1995
                                                     ------------ -------------
  Accounts payable.................................. $    419,065 $     174,353
  Accrued franchise fees............................   2,267,289    1,601,008
  Accrued construction in progress..................   1,432,163    1,760,849
  Accrued salaries and related benefits.............     904,766      628,949
  Accrued sales and use tax.........................     464,944      313,210
  Accrued program guides............................     281,040      309,032
  Other.............................................   1,030,110    1,075,149
                                                      ----------   ----------
                                                      $6,799,377   $5,862,550
                                                      ==========   ==========

7. SYSTEMS' EQUITY:

  As of September 29, 1995, CCT had recorded in its capital account an accumulated deficit of approximately $236,670,000, represented by losses and partner distributions.

8. RELATED-PARTY TRANSACTIONS:

  Pursuant to a management agreement (the "Management Agreement"), Crown Communications, Inc. ("Crown") managed CCT's cable television operations during 1993 and through November 18, 1994, for a standard management fee equal to 3% of CCT's operating cash flow, as defined. For the years ended December 31, 1993 and 1994, the Systems expensed $943,681 and $904,209, respectively, relating to the Management Agreement with Crown. Effective November 19, 1994, Crown assigned its rights and obligations under the Management Agreement to Charter, and the Management Agreement was amended to increase the standard management fee from 3% to 8% of CCT's cash flow, as defined, beginning January 1, 1995. For the period from November 19, 1994, through December 31, 1994, and January 1, 1995, through September 29, 1995, the Systems expensed $122,660 and $2,150,374, respectively, relating to the Management Agreement with Charter. As of December 31, 1994, the Systems had prepaid management fees to Charter of $901,236.

9. COMMITMENT AND CONTINGENCIES:

 Leases

  The Systems lease certain facilities and equipment under noncancelable operating leases. Rent expenses incurred under leases during 1993, 1994 and 1995 were $1,149,951, $1,131,333 and $821,634, respectively. Future minimum lease payments are as follows:

     1996............................................................ $  838,569
     1997............................................................    839,486
     1998............................................................    842,712
     1999............................................................    857,564
     2000 and thereafter.............................................  1,707,276
                                                                      ----------
         Total....................................................... $5,085,607
                                                                      ==========

       CENCOM CABLE TELEVISION, INC.--LOS ANGELES AND RIVERSIDE SYSTEMS

  The Systems rent utility poles in their operations. Generally, pole rental agreements are short term, but the Systems' management anticipates that such rentals will continue to recur. Rent expense incurred for pole attachments during 1993, 1994 and 1995 were $440,797, $454,393 and $342,478, respectively.

 Insurance Coverage

  The Systems currently do not have and do not in the near term anticipate having property and casualty insurance on their underground distribution plants. Due to large claims incurred by the property and casualty insurance industry, the pricing of insurance coverage has become inflated to the point where, in the judgment of the Systems' management, the insurance coverage is cost prohibitive. Management believes its experience and policy with such insurance coverage is consistent with general industry practices. Management will continue to monitor the insurance markets to attempt to obtain coverage for the Systems' distribution plants at reasonable rates.

 Litigation

  The Systems are a party to lawsuits which are generally incidental to its business. In the opinion of management, after consulting with legal counsel, the outcome of these lawsuits will not have a material adverse effect on the Systems' financial position and results of operations.

10.REGULATION IN THE CABLE INDUSTRY:

  The cable television industry is subject to extensive regulation at the federal, local and, in some instances, state levels. In addition, recent legislative and regulatory changes and additional regulatory proposals under consideration may materially affect the cable television industry.

 1992 Cable Act and FCC Regulation

  Congress enacted the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act"), which became effective on December 4, 1992. This legislation has caused significant changes to the regulatory environment in which the cable television industry operates. The 1992 Cable Act generally allows for a greater degree of regulation of the cable television industry. Under the 1992 Cable Act's definition of effective competition, nearly all cable systems in the United States are subject to rate regulation of basic cable services, provided the local franchising authority becomes certified to regulate basic service rates.

  The 1992 Cable Act and the Federal Communications Commission's (FCC) rules implementing the 1992 Cable Act have generally increased the administrative and operational expenses of cable television systems and have resulted in additional regulatory oversight by the FCC and local franchise authorities. Management is unable to predict the ultimate effect of the 1992 Cable Act or the ultimate outcome of various FCC rule-making proceedings or the litigation challenging various aspects of the 1992 Cable Act and the FCC's regulations implementing the 1992 Cable Act.

  The 1992 Cable Act and FCC regulations have imposed rate requirements for basic services and equipment, including rate roll-backs. Under the 1992 Cable Act, a local franchising authority in a community not subject to "effective competition" generally is authorized to regulate basic cable rates after certifying to the FCC that, among other things, it will adopt and administer rate regulation consistent with FCC rules, and in a manner that will provide a reasonable opportunity to consider the views of interested parties. Upon certification, the franchising authority obtains the right to approve the basic rates charged by the cable system operator. In regulating the basic service rates, certified local franchise authorities have the authority to order a rate refund of previously paid rates determined to be in excess of the maximum permitted reasonable rates. The Telecommunications Act of 1996 (the "Telecommunications Act"), passed by Congress on February 1, 1996,

        CENCOM CABLE TELEVISION, INC.--LOS ANGELES AND RIVERSIDE SYSTEMS and signed into law by the President on February 8, 1996, broadens the definition of "effective competition" to include any franchise area where a local exchange carrier (or its affiliate) provides video programming services to subscribers by any means, other than through Direct Broadcast Satellite.

  Rate regulation of the basic service tier remains subject to regulation by local franchising authorities under the Telecommunications Act, except in certain circumstances for "small cable operators." For a defined class of "small cable operators," the Telecommunications Act immediately eliminates regulation of cable programming rates. Rates for basic tier of "small cable operators" are deregulated if the system offered a single tier of services as of December 31, 1994.

  Under the 1992 Cable Act, rates for cable programming services not carried on the basic tier (non-basic services) could be regulated by the FCC upon the filing of a complaint by franchise authorities or subscribers that indicates the cable operator's rates for these services are unreasonable. Rate complaints have been filed with the FCC with respect to certain of the Systems' cable programming services; several complaints are pending as of the date of the financial statements. The Telecommunications Act eliminates regulation of non-basic programming as of March 31, 1999. In the interim, rate regulation of the non-basic programming tier can only be triggered by a franchising authority complaint to the FCC. If the FCC determines that the Systems' non-basic programming service tier rates are unreasonable, the FCC has the authority to order the Systems to reduce non-basic programming service tier rates and to refund to customers any overcharges occurring from the filing date of the rate complaint with the FCC.

  Under the FCC's initial rate regulations pursuant to the 1992 Cable Act, regulated cable systems were required to apply a benchmark formula to determine their maximum permitted rates. Those systems whose rates were above the benchmark on September 30, 1992, were required to reduce their rates to the benchmark or by 10%, whichever was less. Under revised rate regulations adopted February 1994, regulated cable systems were required to set their rates so that regulated revenues per subscriber did not exceed September 30, 1992, levels, reduced by 17% (taking into account the previous 10% reduction).

  Notwithstanding mandated rate regulations, cable operators currently may adjust their regulated rates to reflect inflation and what the FCC has deemed to be external costs (such as increases in franchise fees).

  In September 1995, the FCC developed an abbreviated cost-of-service form that permits cable operators to recover costs of significant upgrades that provide benefits to subscribers of regulated cable services. Cable operators seeking to raise rates to cover costs of an upgrade would submit only the costs of the upgrade instead of all current costs. In December 1995, the FCC revised its cost-of-service rules. At this time, the Systems' management is unable to predict the effect of these revised rules on the Systems' financial position or results of operations.

  In another action in September 1995, the FCC established a new optional rate adjustment methodology that encourages operators to limit their rate increases to once a year to reflect inflation and changes in external costs and the number of channels. The rules permit cable operators to "project reasonably" changes in their costs for the 12 months following the rate change (in an effort to eliminate delays in recovering costs). The order allows operators to recover increases in additional types of franchise-requirement costs. Permitted pass-through increases include increases in the cost of providing institutional networks, video services, data services to or from governmental and educational institutions, and certain other cost increases. The Systems' management is unable to predict the effect of these new rules on the Systems' business.

       CENCOM CABLE TELEVISION, INC.--LOS ANGELES AND RIVERSIDE SYSTEMS

  In November 1995, the FCC proposed to provide cable operators with the option of establishing uniform rates for similar service packages offered in multiple franchise areas located in the same region. Under the FCC's current rules, cable operators subject to rate regulation must establish rates on a franchise-specific basis. The proposed rules could lower cable operators' marketing costs and may also allow operators to better respond to competition from alternative providers. The Systems' management is unable to predict if these proposed rules will ultimately be promulgated by the FCC, and if they are promulgated, their effect on the Systems' financial position and results of operations.

  While management believes that the Systems have complied in all material respects with the rate provisions of the 1992 Cable Act, in jurisdictions that have not yet chosen to certify, refunds covering a one-year period on basic services may be ordered upon future certification if the Systems are unable to justify their rates through a benchmark or cost-of-service filing or small system cost-of-service filing pursuant to FCC rules. Management is unable to estimate at this time the amount of refunds, if any, that may be payable by the Systems in the event certain of their rates are successfully challenged by franchising authorities or found to be unreasonable by the FCC. Management does not believe that the amount of any such refunds would have a material adverse effect on the financial position or results of operations of the Systems.

 "Must Carry" Requirements/"Retransmission Consents"

  Under the 1992 Cable Act, cable television operators are subject to mandatory signal carriage requirements that allow local commercial and non-commercial television broadcast stations to elect to require a cable system to carry the station, subject to certain exceptions, or, in the case of commercial stations, to negotiate for "retransmission consent" to carry the station. In addition, there are requirements for cable systems to obtain retransmission consent for all "distant" commercial television stations, commercial radio stations and certain low power television stations carried by such system after October 6, 1993. As a result of the mandatory system carriage rules, the Systems have been required to carry television broadcast stations that otherwise would not have been carried, thereby causing displacement of possibly more attractive programming. The validity of the mandatory signal carriage requirements is being litigated; however, the carriage requirements remain in effect pending the outcome of the proceedings.

 Franchise Matters

  The 1992 Cable Act modified the franchise renewal process to make it easier for a franchising authority to deny renewal. Historically, franchises have been renewed for cable operators that have provided satisfactory services and have complied with the terms of the franchise agreement. Although management believes that the Systems have generally met the terms of their franchise agreements and have provided quality levels of service, and anticipates the Systems' future franchise renewal prospects generally will be favorable, there can be no assurance that any such franchises will be renewed or, if renewed, that the franchising authorities will not impose more onerous requirements on the Systems than previously existed.

 Recent Telecommunications Legislation

  The Telecommunications Act alters federal, state and local laws and regulations pertaining to cable television, telecommunications and other services. Under the Telecommunications Act, telephone companies can compete directly with cable operators in the provision of video programming. This new legislation recognizes several multiple entry options for telephone companies to provide competitive video programming.

  The Telecommunications Act eliminates broadcast/cable cross-ownership restrictions, but leaves in place FCC regulations prohibiting local cross-ownership between television stations and cable systems.

       CENCOM CABLE TELEVISION, INC.--LOS ANGELES AND RIVERSIDE SYSTEMS

  Certain provisions of the Telecommunications Act could materially affect the growth and operation of the cable television industry and the cable services provided by the Systems. Although the new legislation may substantially lessen regulatory burdens, the cable television industry may be subject to additional competition as a result thereof. There are numerous rule makings to be undertaken by the FCC which will interpret and implement the Telecommunications Act's provisions. In addition, certain provisions of the Telecommunications Act (such as the deregulation of cable programming rates) are not immediately effective. Further, certain of the Telecommunications Act's provisions have been and are likely to be subject to judicial challenges. The Systems' management is unable at this time to predict the outcome of such rule-makings or litigation or the substantive effect of the new legislation and the rule-makings on the financial position and results of operations of the Systems.

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Charter Communications Entertainment I, L.P.

  We have audited the accompanying balance sheets of the Missouri Cable Television System to be sold by Masada Cable Partners, L.P. to Charter Communications Entertainment I, L.P., as of November 29, 1996 and December 31, 1995 and the related statements of operations, changes in system capital (deficiency) and cash flows for the period ended November 29, 1996 and years ended December 31, 1995 and 1994. These financial statements are the responsibility of the System's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  As described in Note 1, the System was a part of Masada Cable Partners, L.P. as of November 29, 1996 and, as such, had no separate legal status or existence. Transactions with Masada Cable Partners, L.P. are described in Notes 4 and 5.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Missouri Cable Television System to be sold by Masada Cable Partners, L.P. to Charter Communications Entertainment I, L.P. at November 29, 1996 and December 31, 1995 and the results of its operations and its cash flows for the period ended November 29, 1996 and years ended December 31, 1995 and 1994, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Birmingham, Alabama
February 17, 1997

          MISSOURI CABLE TELEVISION SYSTEM TO BE SOLD BY MASADA CABLE PARTNERS, L.P. TO CHARTER COMMUNICATIONS ENTERTAINMENT I, L.P.

                                 BALANCE SHEETS

                                                      NOVEMBER 29,  DECEMBER 31,
                                                          1996          1995
                                                      ------------  ------------
ASSETS
Current assets:
 Cash and cash equivalents........................... $    25,478    $   69,729
 Prepaid expenses and other..........................      32,401        15,377
                                                      -----------    ----------
Total current assets.................................      57,879        85,106
Net property and equipment (Note 3)..................   2,501,879     3,312,153
Deferred charges:
 Franchise costs.....................................   4,869,519     4,869,519
 Acquisition costs...................................     110,637           --
 Goodwill............................................   2,826,763     2,826,763
 Other deferred charges..............................     210,834       201,402
                                                      -----------    ----------
                                                        8,017,753     7,897,684
 Accumulated amortization............................  (4,718,452)   (4,120,568)
                                                      -----------    ----------
Net deferred charges.................................   3,299,301     3,777,116
                                                      $ 5,859,059    $7,174,375
                                                      ===========    ==========

          MISSOURI CABLE TELEVISION SYSTEM TO BE SOLD BY MASADA CABLE PARTNERS, L.P. TO CHARTER COMMUNICATIONS ENTERTAINMENT I, L.P.

                                                      NOVEMBER 29, DECEMBER 31,
                                                          1996         1995
                                                      ------------ ------------
LIABILITIES AND SYSTEM DEFICIENCY
Current liabilities:
 Accounts payable....................................  $   25,223   $   82,742
 Subscriber deposits and advance payments............      37,957       38,422
 Accrued interest....................................      82,949      251,928
 Accrued franchise fee...............................      99,098      105,238
 Accrued programming fee.............................      74,633       78,581
 Accrued pole rent...................................      25,091       32,516
 Other accrued liabilities...........................     140,324      343,079
                                                       ----------   ----------
Total current liabilities............................     485,275      932,506
Notes payable allocated to the System (Note 4).......  12,295,000   15,500,000
                                                       ----------   ----------
Total liabilities....................................  12,780,275   16,432,506
Contingencies (Note 6)
System capital (deficiency)..........................  (6,921,216)  (9,258,131)
                                                       ----------   ----------
                                                       $5,859,059   $7,174,375
                                                       ==========   ==========

See accompanying notes.

          MISSOURI CABLE TELEVISION SYSTEM TO BE SOLD BY MASADA CABLE PARTNERS, L.P. TO CHARTER COMMUNICATIONS ENTERTAINMENT I, L.P.

                            STATEMENTS OF OPERATIONS

                                                     PERIODS ENDED
                                          -------------------------------------
                                           NOVEMBER
                                              29,           DECEMBER 31,
                                             1996         1995         1994
                                          -----------  -----------  -----------
Subscriber service revenue............... $ 4,381,706  $ 4,558,494  $ 4,572,833
Operating expenses:
 Operating costs.........................   1,951,529    1,993,744    1,883,309
 Selling, general and administrative.....     443,075      408,840      384,975
 Depreciation............................   2,021,476    2,460,662    2,551,456
 Amortization............................     597,884      636,383      652,211
                                          -----------  -----------  -----------
Total operating expenses.................   5,013,964    5,499,629    5,471,951
                                          -----------  -----------  -----------
Loss from operations.....................    (632,258)    (941,135)    (899,118)
Other income (expense):
 Interest and fees.......................  (1,093,796)  (2,244,678)  (1,574,024)
 Other, net (Note 5).....................    (292,865)    (304,476)    (192,819)
                                          -----------  -----------  -----------
Total other income (expense).............  (1,386,661)  (2,549,154)  (1,766,843)
                                          -----------  -----------  -----------
Net loss................................. $(2,018,919) $(3,490,289) $(2,665,961)
                                          ===========  ===========  ===========

See accompanying notes.

          MISSOURI CABLE TELEVISION SYSTEM TO BE SOLD BY MASADA CABLE PARTNERS, L.P. TO CHARTER COMMUNICATIONS ENTERTAINMENT I, L.P.

              STATEMENTS OF CHANGES IN SYSTEM CAPITAL (DEFICIENCY)

                                                                      SYSTEM
                                                                     CAPITAL
                                                                   (DEFICIENCY)
                                                                   ------------
Balance, December 31, 1993........................................ $(5,674,798)
 Net loss.........................................................  (2,665,961)
 Net change in current accounts with partnership..................  (2,007,978)
                                                                   -----------
Balance, December 31, 1994........................................ (10,348,737)
 Net loss.........................................................  (3,490,289)
 Net change in current accounts with partnership..................   4,580,895
                                                                   -----------
Balance, December 31, 1995........................................ $(9,258,131)
 Net loss.........................................................  (2,018,919)
 Net change in current accounts with partnership..................   4,355,834
                                                                   -----------
Balance, November 29, 1996........................................ $(6,921,216)
                                                                   ===========

See accompanying notes.

          MISSOURI CABLE TELEVISION SYSTEM TO BE SOLD BY MASADA CABLE PARTNERS, L.P. TO CHARTER COMMUNICATIONS ENTERTAINMENT I, L.P.

                            STATEMENTS OF CASH FLOWS

                                                    PERIODS ENDED
                                         -------------------------------------
                                          NOVEMBER
                                             29,           DECEMBER 31,
                                            1996         1995         1994
                                         -----------  -----------  -----------
OPERATING ACTIVITIES
Net loss...............................  $(2,018,919) $(3,490,289) $(2,665,961)
    Net change in current accounts with
 partnership...........................    4,355,834    4,580,895   (2,007,978)
Adjustments to reconcile net loss to
 net cash provided by (used in)
 operating activities:
  Depreciation and amortization........    2,619,360    3,097,045    3,203,667
  Gain on sale of fixed assets.........          --        (4,478)         --
          Loss on write-off of deferred
   charges.............................          --       120,616          --
  Changes in operating assets and
   liabilities:
   Accounts receivable.................          --        28,261       28,048
   Prepaid expenses and other..........      (17,024)      (5,201)        (395)
   Accounts payable....................      (57,519)      47,623      (46,894)
   Deposits and advances...............         (465)     (14,470)     (31,017)
   Accrued interest....................     (168,979)     156,011     (144,404)
   Other accrued liabilities...........     (220,268)     326,863       27,894
                                         -----------  -----------  -----------
         Net cash provided by (used in)
 operating activities..................    4,492,020    4,842,876   (1,637,040)

INVESTING ACTIVITIES
Purchase of property and equipment.....   (1,211,202)    (367,324)    (342,094)
Proceeds from sale of fixed assets.....          --         4,478          --
Additions to deferred charges..........     (120,069)    (152,440)      (3,174)
                                         -----------  -----------  -----------
Net cash used in investing activities..   (1,331,271)    (515,286)    (345,268)

FINANCING ACTIVITIES
Issuance (payments) of notes payable...   (3,205,000)  (4,295,440)   1,982,802
                                         -----------  -----------  -----------
Net cash provided by (used in)
 financing activities..................   (3,205,000)  (4,295,440)   1,982,802
                                         -----------  -----------  -----------
   Increase (decrease) in cash and cash
 equivalents...........................      (44,251)      32,150          494
 Cash and cash equivalents at beginning
 of year...............................       69,729       37,579       37,085
                                         -----------  -----------  -----------
    Cash and cash equivalents at end of
 year..................................  $    25,478  $    69,729  $    37,579
                                         ===========  ===========  ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
 Cash paid for interest and fees.......  $ 1,262,775  $ 2,088,667  $ 1,718,428
                                         ===========  ===========  ===========

See accompanying notes.

          MISSOURI CABLE TELEVISION SYSTEM TO BE SOLD BY MASADA CABLE PARTNERS, L.P. TO CHARTER COMMUNICATIONS ENTERTAINMENT I, L.P.

                         NOTES TO FINANCIAL STATEMENTS
               NOVEMBER 29, 1996 AND DECEMBER 31, 1995 AND 1994

1.  ORGANIZATION AND BASIS OF PRESENTATION

  The accompanying financial statements include the accounts of the Missouri Cable Television System (System) to be sold by Masada Cable Partners, L.P. (Masada) to Charter Communications Entertainment I, L.P. (Charter) pursuant to a sale agreement between Masada and Charter. The System has no separate legal status or existence. These financial statements are presented as if the System had existed as an entity separate from Masada during the periods presented, and includes the historical assets, liabilities, sales and expenses that are directly related to the System's operations. These financial statements include certain Masada partnership asset, liability and expense allocations, primarily a portion of Masada's acquisition costs and debt and interest related thereto.

  Masada, a Delaware limited partnership, was organized on April 10, 1988 to acquire, construct and operate cable television systems. The managing general partner is Masada Cable Management, Inc. and the co-general partner is BHI Associates III, L.P. (Bariston).

  The financial information presented herein reflects the financial position and results of operations of the System and is not necessarily indicative of the financial position or results of operations had the System actually operated as a separate, stand-alone entity during the reporting periods. The results of operations for such periods do not necessarily reflect any trends or future prospects for the System as an independent entity.

  On November 29, 1996, Masada Cable Partners L.P. entered into an agreement for the sale of three cable systems, including the System, for $53,000,000. In connection with the sale, $25,000,000 of the sale price will be remitted directly by the purchaser to Canadian Imperial Bank as a reduction of the outstanding principal balance due under a term loan agreement. A distribution of $27,000,000 will be made to the limited partners. The purchaser will deposit $500,000 in a pole agreement escrow account, and $957,000 in an indemnity escrow account.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Recognition of Revenue

  Subscriber service revenue is recognized in the month the cable service is provided.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation is calculated on the straight-line basis using the following useful lives:

  Cable distribution systems............................  7 years

  Computer equipment....................................  5 years

  Transportation equipment..............................  5 years

 Deferred Charges

  Deferred charges are recorded at cost. Amortization is provided on a straight-line basis using the following lives:

  Franchise costs.......................................  10 years

  Debt issuance costs...................................  Term of the related debt

  Acquisition costs.....................................  7 years

  Organization costs....................................  5 years

  Goodwill and other....................................  20 years

          MISSOURI CABLE TELEVISION SYSTEM TO BE SOLD BY MASADA CABLE PARTNERS, L.P. TO CHARTER COMMUNICATIONS ENTERTAINMENT I, L.P.

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

 Long-Lived Assets

  In March 1995, the Financial Accounting Standards Board issued Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed of. Statement 121 is effective for financial statements for periods beginning on or after December 15, 1995 although earlier adoption is permitted. Based on present circumstances, no adjustment to the recorded amounts for System net property and equipment, franchise costs or goodwill was necessary when Statement 121 was adopted as of November 29, 1996.

 Cash and Cash Equivalents

  The System considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

 Income Taxes

  The accompanying financial statements do not include a provision for income taxes because the taxable income or loss of the System is included in the tax returns of the partners.

 Management Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires the use of management's estimates and assumptions. Actual results could differ from these estimates.

3.PROPERTY AND EQUIPMENT

  Property and equipment consisted of the following:

                                                     NOVEMBER 29,  DECEMBER 31,
                                                         1996          1995
                                                     ------------  ------------
Property and equipment:
 Land                                                $        --   $        --
 Buildings and improvements                                   --            --
 Cable distribution systems.........................   19,309,052    18,165,951
 Other equipment....................................      199,851       205,668
                                                     ------------  ------------
                                                       19,508,903    18,371,619
 Accumulated depreciation...........................  (17,007,024)  (15,059,466)
                                                     ------------  ------------
Net property and equipment.......................... $  2,501,879  $  3,312,153
                                                     ============  ============

4.NOTES PAYABLE TO THE SYSTEM

  For purposes of the financial statements presented herein, the System has been allocated a portion of the term loan and subordinated note payable by Masada and associated interest and fees. This allocation was determined by applying the ratio of total System assets to total Masada assets at November 29, 1996 and December 31, 1995 and 1994. The calculation resulted in 49%, 62% and 42% of the debt and related interest

          MISSOURI CABLE TELEVISION SYSTEM TO BE SOLD BY MASADA CABLE PARTNERS, L.P. TO CHARTER COMMUNICATIONS ENTERTAINMENT I, L.P.

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

expense being allocated to the Missouri Cable System at November 29, 1996 and December 31, 1995 and 1994 respectively. In the opinion of management, this method of allocation is reasonable. Since such debt does not represent a liability of the System, but rather an allocation of Masada long term debt, and there are neither repayment terms nor a formal agreement between the System and Masada, such debt has been classified as noncurrent. Management believes the market value of its notes payable approximates the carrying value in the accompanying balance sheets due to the variable rate of interest on the notes payable.

  Notes payable allocated to the System consisted of the following:

                                                         NOVEMBER    DECEMBER
                                                         29, 1996    31, 1995
                                                        ----------- -----------
Revolving credit and term loan......................... $12,295,000 $15,500,000
Subordinated note payable..............................         --          --
                                                        ----------- -----------
                                                        $12,295,000 $15,500,000
                                                        =========== ===========

  The terms and conditions of Masada's total term loan and subordinated debt which has been allocated to the System, as described above, are summarized below.

 Revolving Credit and Term Loan

  Masada had a revolving credit and term loan agreement (Term Loan Agreement) with three financial institutions which provided for aggregate borrowings of up to $53,000,000 on a revolving basis through March 31, 1993. At that time the then outstanding loan balance of $50,150,000 converted to a term loan note, scheduled to be paid in twenty-five quarterly installments in amounts varying from 2.25% to 7.67% of the original principal balance beginning September 30, 1993.

  Concurrent with the sale of the Georgia Cable Television System by Masada in July 1995, the purchaser remitted directly to Canadian Imperial Bank of Commerce $17,752,875 towards the principal resulting in a new principal balance of $25,000,000. On the same day, the existing term loan was replaced with a new facility for the remaining $25 million, secured by substantially all remaining transferable assets of Masada as noted below. Interest on the loan is payable quarterly and the entire principal balance is due on January 31, 1997.

  Under the terms of the Term Loan Agreement, Masada has the option to have interest computed using a LIBOR rate and/or a variable rate. With the LIBOR selection, the Term Loan Agreement provides for interest to be paid quarterly at a rate based on LIBOR plus a variable margin ranging from 3.00% to 3.50%. The LIBOR rate was in effect at November 29, 1996 for all of the principal amount outstanding and was 8.375 %.

  Borrowings under the Term Loan Agreement are secured by senior liens, in favor of the lender, on substantially all transferable assets of Masada. Under the terms of the agreement, Masada pays a one-time fee of 1% of the outstanding balance of the term loans one year after the effective date of the new loan.

  Under the provisions of the agreement, Masada is required to maintain certain levels of annualized net operating income, as defined, as compared to total debt (total leverage), senior debt (senior leverage) and net cash flow, as defined, as compared to debt service (debt service coverage) and certain ratios of cable subscribers to total debt. Masada is also required to limit capital expenditures, management and investment banking fees and distributions to the partners to amounts specified in the agreement.

          MISSOURI CABLE TELEVISION SYSTEM TO BE SOLD BY MASADA CABLE PARTNERS, L.P. TO CHARTER COMMUNICATIONS ENTERTAINMENT I, L.P.

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

 Subordinated Notes Payable

  In connection with the execution of the Term Loan Agreement, Masada borrowed $3,000,000 on July 11, 1991 under a subordinated note agreement with an unaffiliated party which is due December 31, 1999. Under the provisions of this subordinated agreement, interest accrues at 25% per annum with interest payments which began on October 31, 1993 under one of three options given to the Partnership, the minimum being the payment of 10% interest quarterly with the remaining 15% being converted to additional principal. Masada also has the option to pay interest currently as it becomes due.

  Borrowings under the subordinated note agreement are secured by subordinate liens, in favor of the lender, on substantially all transferable assets of Masada.

  Proceeds from the sale of another cable television system by Masada in July 1995 have been used to pay the subordinated notes in order to obtain release of the liens on assets subject to the sale.

  Masada is also required to maintain certain ratios of annualized net operating income (as defined) to total debt and to limit capital expenditures, additional indebtedness, management and investment banking fees and distributions to partners to amounts specified in the agreements.

5.  RELATED PARTY TRANSACTIONS

  Masada Cable Management, Inc. provides management services to Masada for a fee of 5% of total revenues. Management fee expense incurred by the System was approximately $219,000 $233,000 and $234,000 in 1996, 1995 and 1994,
respectively, and is included in other expenses in the accompanying statements of operations. Accrued management fees were approximately $21,000, $7,000 and $3,000 at November 29, 1996 and December 31, 1995 and 1994 respectively, and are included in other accrued liabilities in the accompanying balance sheets.

  Bariston Associates, Inc. an affiliate of Bariston, provides ongoing investment banking services to Masada. Fees incurred by the System for these investment banking services amounted to approximately $48,000, $48,000 and $48,000 in 1996, 1995, and 1994, respectively, and are included in other expenses in the accompanying statements of operations.

6.  CONTINGENCIES

  Congress enacted the Cable Television Consumer Protection and Competition Act of 1992 (the 1992 Cable Act), which became effective on December 4, 1992. This legislation caused significant changes to the regulatory environment in which the cable television industry operates. The 1992 Cable Act generally allows for a greater degree of regulation of the cable television industry. Under the 1992 Cable Act's definition of effective competition, nearly all cable systems in the United States are subject to rate regulation of basic cable services. In addition, the 1992 Cable Act allows the Federal Communications Commission (FCC) to regulate rates for nonbasic service tiers other than premium services in response to complaints filed by franchising authorities and/or cable subscribers. In April 1993, the FCC adopted regulations governing rates for basic and nonbasic services. The FCC's rules became effective on September 1, 1993.

          MISSOURI CABLE TELEVISION SYSTEM TO BE SOLD BY MASADA CABLE PARTNERS, L.P. TO CHARTER COMMUNICATIONS ENTERTAINMENT I, L.P.

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

  On February 22, 1994, the FCC adopted several additional rate orders including an order which revised its earlier announced regulatory scheme with respect to rates. The FCC's new regulations will generally require rate reductions, absent a successful cost-of-service showing of 17% of September 30, 1992 rates, adjusted for inflation, channel modifications, equipment costs and increases in programming costs. However, the FCC held rate reductions in abeyance in certain systems. The new regulations became effective on May 15, 1994, but operators could elect to defer rate reductions to July 14, 1994, so long as they made no changes in their rates and did not restructure service offerings between May 15 and July 14, 1994.

  On February 22, 1994, the FCC also adopted interim cost-of-service regulations. Rate reductions will not be required where it is successfully demonstrated that rates for basic and other regulated programming services are justified and reasonable using cost-of-service standards. The FCC established an interim industry-wide 11.25% permitted rate of return, and requested comments on whether this standard and other interim cost-of-service standards should be made permanent.

  Management believes that it has generally complied with all provisions of the 1992 Cable Act, including its cable programming service rate-setting provisions.

                         INDEPENDENT AUDITORS' REPORT

                                                                  July 25, 1996

To the Board of Directors and Stockholders of United Video Cablevision, Inc.

  We have audited the accompanying divisional balance sheets of UNITED VIDEO CABLEVISION, INC.--MASSACHUSETTS AND MISSOURI DIVISIONS as of October 31, 1995 and December 31, 1994 and 1993, and the related statements of divisional operations, cash flows and equity for the ten months ended October 31, 1995 and for the years ended December 31, 1994 and 1993. These financial statements are the responsibility of the Divisions' management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the divisional financial position of United Video Cablevision, Inc.--Massachusetts and Missouri Divisions as of October 31, 1995 and December 31, 1994 and 1993, and the results of its divisional operations and its cash flows for the ten months ending October 31, 1995 and the years ending December 31, 1994 and 1993, in conformity with generally accepted accounting principles.

                                          Piaker & Lyons, P.C.
                                          Vestal, New York

                        UNITED VIDEO CABLEVISION, INC.--
                      MASSACHUSETTS AND MISSOURI DIVISIONS

                           DIVISIONAL BALANCE SHEETS

                                OCTOBER 31, 1995
                           DECEMBER 31, 1994 AND 1993

                                          1995          1994          1993
                                      ------------  ------------  ------------
               ASSETS
Current assets
  Cash and cash equivalents.......... $     31,601  $     21,455  $     56,441
                                      ------------  ------------  ------------
  Accounts receivable (Note 1)
    Accounts receivable--trade.......       30,092       142,218        63,690
    Accounts receivable--other.......        8,024        10,705         3,315
    Less: Allowance for doubtful
     accounts........................      (16,289)      (17,845)      (17,808)
                                      ------------  ------------  ------------
      Net accounts receivable........       21,827       135,078        49,197
                                      ------------  ------------  ------------
  Prepaid expenses...................       95,519        69,250        86,320
                                      ------------  ------------  ------------
      Total current assets...........      148,947       225,783       191,958
                                      ------------  ------------  ------------
Property, plant and equipment--at
 cost
  Land...............................      109,619       109,619       149,747
  Buildings and improvements.........      294,254       285,581       291,413
  Vehicles...........................    1,075,983     1,132,689     1,078,300
  Cable television distribution
   systems...........................   40,601,642    39,334,667    38,100,070
  Office furniture, tools and
   equipment.........................      501,830       497,427       443,763
  Less: Accumulated depreciation
   (Note 1)..........................  (29,962,342)  (27,626,213)  (24,257,829)
                                      ------------  ------------  ------------
      Net property, plant and
       equipment.....................   12,620,986    13,733,770    15,805,464
                                      ------------  ------------  ------------
Intangible Assets
  Goodwill...........................   15,867,456    15,867,456    15,867,456
  Franchise rights...................      706,532       706,532       719,375
  Non compete agreements.............      742,068       742,068       700,510
  Deferred loan costs................      190,666       190,666           --
  Less: Accumulated amortization
   (Note 1)..........................   (4,026,772)   (3,579,220)   (2,922,892)
                                      ------------  ------------  ------------
      Net intangible assets..........   13,479,950    13,927,502    14,364,449
                                      ------------  ------------  ------------
      Total assets................... $ 26,249,883  $ 27,887,055  $ 30,361,871
                                      ============  ============  ============
  LIABILITIES AND DIVISIONAL EQUITY
Current liabilities
  Accounts payable and accrued
   expenses.......................... $    639,210  $    917,370  $    715,970
  Subscriber deposits and unearned
   income............................      728,280       795,177       860,701
  Accrued franchise fees.............      103,056       182,848        75,958
  Accrued programming fees...........      366,494       357,622       338,618
                                      ------------  ------------  ------------
      Total current liabilities......    1,837,040     2,253,017     1,991,247
Divisional equity....................   24,412,843    25,634,038    28,370,624
                                      ------------  ------------  ------------
      Total liabilities and
       divisional equity............. $ 26,249,883  $ 27,887,055  $ 30,361,871
                                      ============  ============  ============

         See the accompanying notes to divisional financial statements.

                        UNITED VIDEO CABLEVISION, INC.--
                      MASSACHUSETTS AND MISSOURI DIVISIONS

                      STATEMENTS OF DIVISIONAL OPERATIONS

                 FOR THE TEN MONTHS ENDED OCTOBER 31, 1995 AND
                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993

                                           1995         1994         1993
                                        -----------  -----------  -----------
Revenues (Note 1)...................... $15,632,849  $17,790,050  $17,329,551
Operating expenses
  Programming..........................   3,676,125    4,131,467    3,931,693
  Plant and operation..................   1,701,840    2,281,757    2,308,160
  General and administrative...........   2,188,773    2,795,654    2,720,003
  Marketing and advertising............     128,859      254,671      288,307
  Corporate overhead (Note 3)..........     627,768      678,582      736,081
  Depreciation and amortization (Note
   1)..................................   3,004,770    4,847,490    4,482,391
                                        -----------  -----------  -----------
    Total expenses.....................  11,328,135   14,989,621   14,466,635
                                        -----------  -----------  -----------
Operating income.......................   4,304,714    2,800,429    2,862,916
                                        -----------  -----------  -----------
Other (income) expense
  Interest expense (Note 1)............   2,827,886    3,599,961    3,638,186
  Gain on sale of fixed assets.........      (4,181)     (25,805)     (13,725)
                                        -----------  -----------  -----------
    Total other (income) expense.......   2,823,705    3,574,156    3,624,461
                                        -----------  -----------  -----------
Income (loss) before provision for in-
 come taxes............................   1,481,009     (773,727)    (761,545)
  Provision for income taxes (Note 1)..      13,424       11,718      (32,927)
                                        -----------  -----------  -----------
Net income (loss)...................... $ 1,467,585  $  (785,445) $  (728,618)
                                        ===========  ===========  ===========


         See the accompanying notes to divisional financial statements.

                        UNITED VIDEO CABLEVISION, INC.--
                      MASSACHUSETTS AND MISSOURI DIVISIONS

                      STATEMENTS OF DIVISIONAL CASH FLOWS

                 FOR THE TEN MONTHS ENDED OCTOBER 31, 1995 AND
                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993

                                           1995         1994         1993
                                        -----------  -----------  -----------
INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS
Operating activities:
 Net income (loss)..................... $ 1,467,585  $  (785,445) $  (728,618)
                                        -----------  -----------  -----------
Adjustments to reconcile net income
 (loss) to net cash provided by
 operations:
  Depreciation.........................   2,557,217    4,256,041    3,878,639
  Amortization of intangibles..........     447,553      591,449      603,752
  Allowance for doubtful accounts......      (1,556)          37       (1,226)
  Gain on sale of assets...............      (4,181)     (25,805)     (13,725)
  Changes in operating assets and
   liabilities,
   Net of effects from acquisition of
    corporate entities:
     Accounts receivable and other
      receivables......................     114,807      (85,918)      78,207
     Prepaid expenses..................     (26,269)      17,070       (9,165)
     Accounts payable and accrued
      expenses.........................    (349,080)     327,294     (250,526)
     Subscriber deposits and unearned
      income...........................     (66,897)     (65,524)     (77,909)
                                        -----------  -----------  -----------
      Total adjustments................   2,671,594    5,014,644    4,208,047
                                        -----------  -----------  -----------
      Net cash provided by operating
       activities......................   4,139,179    4,229,199    3,479,429
                                        -----------  -----------  -----------
Cash flows from investing activities:
 Purchase of property, plant and
  equipment............................  (1,480,206)  (2,559,469)  (2,958,045)
 Acquisqition of intangible assets.....         --      (154,505)     (12,843)
 Proceeds from sale of assets..........      39,953      400,930       17,050
                                        -----------  -----------  -----------
      Net cash used in investing
       activities......................  (1,440,253)  (2,313,044)  (2,953,838)
                                        -----------  -----------  -----------
Cash flows from financing activities:
 Payments to corporate division, net...  (2,688,780)  (1,951,141)    (537,630)
                                        -----------  -----------  -----------
Net increase (decrease) in cash and
 cash equivalents......................      10,146      (34,986)     (12,039)
 Cash and cash equivalents at beginning
  of year..............................      21,455       56,441       68,480
                                        -----------  -----------  -----------
 Cash and cash equivalents at end of
  year................................. $    31,601  $    21,455  $    56,441
                                        ===========  ===========  ===========
Supplemental disclosures of cash flow
 information:
 Interest paid, net of amount
  capitalized.......................... $ 2,832,391  $ 3,599,555  $ 3,857,328
 Income taxes paid.....................         --           --           --

DISCLOSURE OF ACCOUNTING POLICY:

  For the purposes of cash flows, the Divisions consider a highly liquid debt instrument purchased with a maturity of three months or less to be cash equivalents.

         See the accompanying notes to divisional financial statements.

                        UNITED VIDEO CABLEVISION, INC.--
                      MASSACHUSETTS AND MISSOURI DIVISIONS

                        STATEMENTS OF DIVISIONAL EQUITY

                 FOR THE TEN MONTHS ENDED OCTOBER 31, 1995 AND
                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993

                                             1995         1994         1993
                                          -----------  -----------  -----------
Balance, January 1....................... $25,634,038  $28,370,624  $29,636,872
Net income (loss)........................   1,467,585     (785,445)    (728,618)
Decrease in divisional equity............  (2,688,780)  (1,951,141)    (537,630)
                                          -----------  -----------  -----------
Balance--Ending.......................... $24,412,843  $25,634,038  $28,370,624
                                          ===========  ===========  ===========



         See the accompanying notes to divisional financial statements.

                       UNITED VIDEO CABLEVISION, INC.--
                     MASSACHUSETTS AND MISSOURI DIVISIONS

                   NOTES TO DIVISIONAL FINANCIAL STATEMENTS

                               OCTOBER 31, 1995

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Business Activity--The accompanying divisional financial statements include the Massachusetts and Missouri Divisions of United Video Cablevision, Inc. (The "Divisions"). The Divisions are engaged in providing cable television programming services to subscribers in its franchised areas. The Corporate division allocates debt to the operating divisions based upon the respective acquisition and construction costs relative to the debt incurred. Accordingly, interest has been allocated to the operating divisions by the Corporate division, in that manner. For the purpose of the divisional financial statements, no debt has been allocated to the Divisions from the corporate division of United Video Cablevision, Inc.

  Concentrations of Credit Risk--The Divisions' trade receivables are comprised of amounts due from subscribers in varying regions throughout the states. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Divisions' customer base and geographic dispersion.

  Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Revenue Recognition--The Divisions recognize service revenues on the accrual basis in the month in which the service is to be provided. Payments received in advance are included in deferred revenue until the month they become due at which time they are recognized as income.

  Capitalization and Depreciation--In accordance with Statement #51 of the Financial Accounting Standards Board, the Divisions have adopted the policy of capitalizing certain expenses applicable to the construction and operation of a cable television system during the period while the cable television system is partially under construction and partially in service. During 1995, 1994 and 1993, the total capitalized costs amounted to $189,399, $120,406 and $45,912, respectively.

  The Divisions, for financial reporting purposes, provide depreciation on the straight-line method, which is considered adequate for the recovery of the cost of the properties over their estimated useful lives. For income tax purposes, however, the Divisions utilize both accelerated methods and the accelerated cost recovery system. For the ten months ended October 31, 1995 and the years ended December 31, 1994 and 1993, the provision for depreciation in the accompanying statements of operations amounted to $2,557,217, $4,256,041 and $3,878,639, respectively.

     UNITED VIDEO CABLEVISION, INC.-- MASSACHUSETTS AND MISSOURI DIVISIONS

  Depreciation lives for financial statement purposes are as follows:

     Headend equipment
       Tower........................................................... 12 Years
       Antennae........................................................  7 Years
       Other headend equipment.........................................  8 Years
     Trunk and distribution equipment
       Traps, descramblers, converters, decoders.......................  5 Years
       Other trunk and distribution equipment..........................  8 Years
     Test equipment....................................................  5 Years
     Local origination equipment.......................................  8 Years
     Vehicles..........................................................  3 Years
     Furniture and fixtures............................................ 10 Years
     Leasehold improvements............................................  8 Years
     Computer and EDP equipment........................................  5 Years

  Amortization--The Divisions are amortizing to expense various intangible assets acquired and incurred on a straight-line basis, generally from 5 to 40 years. For the ten months ended October 31, 1995 and the years ended December 31, 1994 and 1993, the provision for amortization in the accompanying statements of operations amounted to $447,553, $591,449 and $603,752, respectively.

  Income Taxes--The Divisions are a part of United Video Cablevision, Inc. which has elected to be taxed as a small business corporation under "Sub-Chapter S" of the Internal Revenue Code effective January 1, 1987, wherein the stockholders of United Video Cablevision, Inc. are taxed on any earnings or losses of the Company.

  Bad Debts--The Divisions have adopted the reserve method for recognizing bad debts for financial statement purposes and continues to utilize the direct write-off method for tax purposes.

NOTE 2--COMMITMENTS

  The Divisions are committed to annual pole rentals of approximately $300,000, $400,000 and $200,000 at October 31, 1995 and December 31, 1994 and
1993, respectively, to various utilities. These agreements are subject to termination rights by both parties.

  The Divisions lease in various systems the land upon which its towers and antennae are constructed. The annual rental payments under these leases amount to approximately $17,000, $19,000 and $21,000 at October 31, 1995 and December 31, 1994 and 1993, respectively.

NOTE 3--MANAGEMENT AGREEMENT WITH RELATED PARTY

  The Divisions are being provided with certain management and technical services by a related party by means of a management agreement. During 1995, 1994 and 1993, the allocated billings amounted to $551,548, $667,077 and $736,081, respectively.

NOTE 4--EMPLOYEES PROFIT SHARING AND 401(K) PLAN

  The Divisions participated in a contributory employees' profit sharing plan for eligible employees until July 1994. Prior to the plan's termination in 1994, the Divisions' contributions to the plan were at the discretion of the Board of Directors, but could not exceed the maximum allowable deduction permitted under the Internal

                       UNITED VIDEO CABLEVISION, INC.--
                     MASSACHUSETTS AND MISSOURI DIVISIONS

             NOTES TO DIVISIONAL FINANCIAL STATEMENTS--(CONTINUED)

Revenue Code at the time of the contribution. During 1991, the profit sharing plan was amended to incorporate a 401(K) feature. The Divisions provided $35,920, $28,657 and $67,601 in the form of employer matching contributions and profit sharing contributions for 1995, 1994 and 1993, respectively.

  In order to be eligible to participate in the plans, employees must complete one year of service and attain 21 years of age.

NOTE 5--SALE OF DIVISIONS

  On July 13, 1995, United Video Cablevision, Inc. entered into an agreement by which it sold substantially all of the net assets and associated current liabilities in its Massachusetts and Missouri franchise areas (the Divisions) for approximately $94,000,000. Upon the completion of the transaction, United Video Cablevision, Inc. realized a gain of approximately $63,000,000.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Crown Media, Inc.:

  We have audited the accompanying balance sheets of Crown Media, Inc.-- Western Connecticut as of December 31, 1994 and 1993, and the related statements of operations, division equity and cash flows for the year ended December 31, 1994 and the period from December 28, 1992 through December 31, 1993. These financial statements are the responsibility of the management of Crown Media, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Crown Media, Inc.--Western Connecticut as of December 31, 1994 and 1993 and the results of its operations and its cash flows for the year ended December 31, 1994 and the period from December 28, 1992 through December 31, 1993 in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Dallas, Texas
January 18, 1995

                     CROWN MEDIA, INC.--WESTERN CONNECTICUT

                                 BALANCE SHEETS

                           DECEMBER 31, 1994 AND 1993

                                                           1994        1993
                                                        ----------- -----------
                        ASSETS
Current assets:
  Cash and cash equivalents............................ $   102,205 $       --
  Accounts receivable, net of allowance for doubtful
   accounts of $65,862 and $71,776.....................     589,681     483,473
  Prepaid expenses.....................................      23,002     219,777
                                                        ----------- -----------
    Total current assets...............................     714,888     703,250
Property and equipment, net (note 3)...................  45,043,268  35,548,957
Intangible assets, net (note 4)........................  39,500,660  45,000,112
                                                        ----------- -----------
                                                        $85,258,816 $81,252,319
                                                        =========== ===========
            LIABILITIES AND DIVISION EQUITY
Current liabilities:
  Bank overdraft....................................... $       --  $ 3,897,629
  Accounts payable and accrued expenses................   4,003,405   3,006,730
                                                        ----------- -----------
    Total current liabilities..........................   4,003,405   6,904,359
Division equity (note 5)...............................  81,255,411  74,347,960
Commitments and contingencies (note 6)
                                                        ----------- -----------
                                                        $85,258,816 $81,252,319
                                                        =========== ===========


                See accompanying notes to financial statements.

                     CROWN MEDIA, INC.--WESTERN CONNECTICUT

                            STATEMENTS OF OPERATIONS

                                                                  THE PERIOD FROM
                                                                   DECEMBER 28,
                                                     YEAR ENDED    1992 THROUGH
                                                    DECEMBER 31,   DECEMBER 31,
                                                        1994           1993
                                                    ------------  ---------------
Service revenues................................... $20,398,196     $19,744,788
                                                    -----------     -----------
Operating expenses:
  Operating, general and administrative (note 6)...  12,240,210      11,681,267
  Depreciation and amortization....................   9,031,362       8,458,969
                                                    -----------     -----------
    Total operating expenses.......................  21,271,572      20,140,236
                                                    -----------     -----------
    Loss from operations...........................    (873,376)       (395,448)
                                                    -----------     -----------
Other income (expense):
  Interest expense.................................  (2,736,146)     (1,983,285)
  Other, net.......................................    (186,000)         47,784
                                                    -----------     -----------
                                                     (2,922,146)     (1,935,501)
                                                    -----------     -----------
    Net loss....................................... $(3,795,522)    $(2,330,949)
                                                    ===========     ===========


                See accompanying notes to financial statements.

                     CROWN MEDIA, INC.--WESTERN CONNECTICUT

                         STATEMENTS OF DIVISION EQUITY

                YEAR ENDED DECEMBER 31, 1994 AND THE PERIOD FROM
                  DECEMBER 28, 1992 THROUGH DECEMBER 31, 1993

Acquisition of assets on December 28, 1992 (note 2)................ $78,187,793
Net change in current accounts with Parent.........................  (1,508,884)
Net loss...........................................................  (2,330,949)
                                                                    -----------
  Division equity at December 31, 1993.............................  74,347,960
Net change in current accounts with Parent.........................  10,702,973
Net loss...........................................................  (3,795,522)
                                                                    -----------
  Division equity at December 31, 1994............................. $81,255,411
                                                                    ===========



                See accompanying notes to financial statements.

                     CROWN MEDIA, INC.--WESTERN CONNECTICUT

                            STATEMENTS OF CASH FLOWS

                                                                THE PERIOD FROM
                                                                 DECEMBER 28,
                                                   YEAR ENDED    1992 THROUGH
                                                  DECEMBER 31,   DECEMBER 31,
                                                      1994           1993
                                                  ------------  ---------------
Cash flows from operating activities:
  Net loss....................................... $ (3,795,522)  $ (2,330,949)
  Adjustments to reconcile net loss to net cash
   provided by operating activities:
    Depreciation and amortization................    9,031,362      8,458,969
    Changes in current assets and liabilities:
      Accounts receivable, net...................     (106,208)      (483,473)
      Prepaid expenses...........................      196,775       (219,777)
      Accounts payable and accrued expenses......      996,675      2,706,730
                                                  ------------   ------------
        Net cash provided by operating activi-
         ties....................................    6,323,082      8,131,500
                                                  ------------   ------------
Cash flows from investing activities:
  Purchase of equipment..........................  (13,053,554)   (10,400,938)
  Other..........................................       27,333       (119,307)
                                                  ------------   ------------
        Net cash used in investing activities....  (13,026,221)   (10,520,245)
                                                  ------------   ------------
Cash flows from financing activities:
  Net change in current accounts with Parent.....   10,702,973     (1,508,884)
  Increase (decrease) in bank overdraft..........   (3,897,629)     3,897,629
                                                  ------------   ------------
        Net cash provided by financing
         activities..............................    6,805,344      2,388,745
                                                  ------------   ------------
Net increase in cash and cash equivalents........      102,205            --
Cash and cash equivalents, beginning of the
 year............................................          --             --
                                                  ------------   ------------
Cash and cash equivalents, end of the year....... $    102,205   $        --
                                                  ============   ============
Cash paid for interest........................... $  2,394,715   $  1,983,285
                                                  ============   ============


                See accompanying notes to financial statements.

                    CROWN MEDIA, INC.--WESTERN CONNECTICUT

                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 1994 AND 1993

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Organization

  On December 28, 1992, Crown Media, Inc. (the "Parent") acquired from the former owner the New Milford, Housatonic and Mid-Connecticut cable television franchises located in western Connecticut. Subsequent to acquisition, these franchises were consolidated into one franchise which is referred to as Crown Media, Inc.--Western Connecticut (the "Division"). The Division's financial statements reflect the operations of the cable television systems comprising the consolidated franchise from the date of acquisition.

  On January 18, 1995, the Parent, including the Division, was sold to two unaffiliated third parties.

 (b) Basis of Accounting

  The financial information as of December 31, 1994 and 1993 presented herein reflects the financial position and results of operations of the Division and is not necessarily indicative of the financial position or results of operations had the Division operated as a separate, stand-alone entity during the reporting period. The results of operations for such period do not necessarily reflect any trends or future prospects for the Division as an independent entity.

 (c) Revenue Recognition

  Revenues are recognized when the related services are provided.

 (d) Property and Equipment

  Property and equipment is carried at cost, including acquisition cost allocated to tangible assets acquired. The Division charges depreciation to operations using the composite method on a straight-line basis over the estimated useful lives of the related property and equipment as follows:

     Trunk and distribution systems.................................. 5-15 years
     Subscriber installations........................................ 5-15 years
     Buildings and headends.......................................... 5-20 years
     Converters......................................................    5 years
     Vehicles and equipment..........................................  3-8 years
     Office equipment................................................ 5-10 years

  Replacements, renewals and improvements are capitalized and repairs are charged to expense as incurred.

 (e) Intangible Assets

  Costs incurred in obtaining and renewing cable franchises are initially deferred and amortized over the legal lives of the franchises. Franchise rights acquired through the purchase of cable systems are stated at estimated fair value at the date of acquisition and amortized using the straight-line method over the estimated remaining term of the individual original franchises acquired. Goodwill is amortized using the straight-line method over 40 years.

  The Division continually evaluates the recoverability of its intangible assets as well as their useful lives using an analysis of projected undiscounted cash flows from Division operations over the remaining carrying lives of its intangible assets.

 (f) Income Taxes

  Income taxes are not provided in the accompanying financial statements as such taxes are the responsibility of the Parent.

                    CROWN MEDIA, INC.--WESTERN CONNECTICUT

 (g) Cash Management and Equity Account

  The cash management function for the Division is performed by the Parent. Excess cash funds are transferred to the Parent using the Division equity account. In addition, the Parent makes disbursements on behalf of the Division for items such as payroll, payroll taxes, employee benefits and other costs. Such amounts are transferred to the Division through the equity account and recognized in the accompanying statements of operations.

(2) ACQUISITION

  On December 28, 1992, the Division, through its Parent, acquired the assets of certain cable television systems for consideration of $78,187,793 in a transaction accounted for as a purchase. Assets of the Division were revalued based on their estimated fair market values at the date of purchase. The purchase price was allocated to the Division's assets and liabilities as follows:

     Property and equipment........................................ $28,063,232
     Franchise costs...............................................  47,954,589
     Goodwill......................................................   2,469,972
     Accrued expenses..............................................    (300,000)
                                                                    -----------
       Initial Division equity..................................... $78,187,793
                                                                    ===========

(3) PROPERTY AND EQUIPMENT

  Property and equipment consists of the following at December 31, 1994 and 1993:

                                                        1994         1993
                                                     -----------  -----------
     Trunk and distribution systems................. $34,234,112  $24,852,634
     Subscriber installations.......................   5,293,292    3,738,961
     Land, buildings and headends...................   5,499,520    4,845,004
     Converters.....................................   4,602,877    3,477,669
     Vehicles and equipment.........................   1,478,411    1,249,491
     Office equipment...............................     358,154      300,411
     Materials, supplies and distribution equip-
      ment..........................................      15,215          --
                                                     -----------  -----------
       Property and equipment, at cost..............  51,481,581   38,464,170
     Accumulated depreciation.......................  (6,438,313)  (2,915,213)
                                                     -----------  -----------
       Property and equipment, net.................. $45,043,268  $35,548,957
                                                     ===========  ===========

(4) INTANGIBLE ASSETS

  Intangible assets consist of the following at December 31, 1994 and 1993:

                                                        1994         1993
                                                     -----------  -----------
     Franchise costs, net of accumulated amortiza-
      tion of $10,919,212 and $5,481,509............ $37,154,687  $42,592,387
     Goodwill, net of accumulated amortization of
      $123,999 and $62,247..........................   2,345,973    2,407,725
                                                     -----------  -----------
                                                     $39,500,660  $45,000,112
                                                     ===========  ===========

                    CROWN MEDIA, INC.--WESTERN CONNECTICUT

(5) DIVISION EQUITY

  Division equity consists of the following at December 31, 1994 and 1993:

                                                          1994         1993
                                                       -----------  -----------
     Interest-bearing investment by Parent............ $52,087,793  $52,087,793
     Noninterest-bearing investment by Parent.........  26,100,000   26,100,000
     Current accounts with Parent.....................   9,194,089   (1,508,884)
     Accumulated losses...............................  (6,126,471)  (2,330,949)
                                                       -----------  -----------
                                                       $81,255,411  $74,347,960
                                                       ===========  ===========

  The Division is charged interest by the Parent on $52,087,793 of the Parent's investment at the lesser of the LIBOR rate plus .5% or a base rate determined by a specific bank. The interest is paid by crediting the Division equity account on a quarterly basis. At December 31, 1994, the interest rate was under the LIBOR-based option and was 6%. The remainder of the Division equity account is noninterest-bearing.

(6) COMMITMENTS AND CONTINGENCIES

  The Division leases certain facilities and equipment under non-cancelable operating leases. Rent expense incurred under these leases for the years ended December 31, 1994 and 1993 was $102,596 and $79,457, respectively. These lease agreements, which expire on various dates through 2005, require future annual minimum rental payments of less than $81,000.

  The Parent allocates to the Division a portion of corporate expenses incurred by the Parent based on the relative number of subscribers in the Division's cable television systems. Such allocation is paid by the Division through its equity account and totaled approximately $537,720 and $473,000 for the years ended December 31, 1994 and 1993, respectively.

  In October 1992, Congress enacted the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act"). During May 1993, pursuant to authority granted to it under the 1992 Cable Act, the Federal Communications Commission (the "FCC") issued its rate regulation rules which became effective September 1, 1993. These rules required cable systems not subject to effective competition, as defined, to set rates for basic and cable programming services, as well as related equipment and installations, pursuant to general cost-of-service standards or FCC prescribed benchmarks. These FCC benchmarks were based on an average 10% competitive differential between competitive and non-competitive systems. Effective September 1, 1993, cable systems not electing cost-of-service were required to reduce rates to the higher of the prescribed benchmarks or rates that were 10% below those in effect on September 1, 1992.

  In February 1994, the FCC announced further changes in its rate regulation rules and announced its interim cost-of-service standards. In connection with these changes, the FCC issued revised benchmark formulas, based on a revised competitive differential of 17%, which became effective May 15, 1994 or July 14, 1994, if certain conditions were met. Regulated cable systems were required to reduce rates to the higher of the new FCC prescribed benchmarks or rates that are 17% below those in effect on September 1, 1992.

  The Division believes that it has complied with all of the material provisions of the 1992 Cable Act, including the rate regulation rules currently in effect. Under the 1992 Cable Act, Congress delegated regulatory responsibility for the basic service tier and related equipment and installations to the local franchising authority and regulatory responsibility for the cable programming service tier to the FCC. If it is determined by the respective regulatory authority that the rates charged for such regulated services are inconsistent with the rate regulation rules, the Division could be responsible for refund liability. The amount of such refunds, if any, is not currently estimable by the Division.

                         INDEPENDENT AUDITORS' REPORT

The Partners
Crown Cable, L.P.:

  We have audited the accompanying balance sheets of Crown Cable, L.P. as of December 31, 1994 and 1993, and the related statements of operations, partners' capital and cash flows for the year ended December 31, 1994 and the period from December 10, 1992 through December 31, 1993. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Crown Cable, L.P. as of December 31, 1994 and 1993, and the results of its operations and its cash flows for the year ended December 31, 1994 and the period from December 10, 1992 through December 31, 1993 in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Dallas, Texas
January 18, 1995

                               CROWN CABLE, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                                 BALANCE SHEETS

                           DECEMBER 31, 1994 AND 1993

                                                           1994        1993
                                                        ----------- -----------
                        ASSETS
Current assets:
  Cash and cash equivalents............................ $   142,165 $       --
  Accounts receivable, net of allowance for doubtful
   accounts of $20,828 and $50,958, respectively.......     300,424     309,194
  Prepaid expenses.....................................      28,610      23,956
  Intercompany receivable from parent..................   4,845,742   3,624,115
                                                        ----------- -----------
    Total current assets...............................   5,316,941   3,957,265
Property and equipment, net (note 3)...................  12,579,329  12,073,161
Intangibles and other assets, net (note 4).............  26,974,928  34,570,187
                                                        ----------- -----------
                                                        $44,871,198 $50,600,613
                                                        =========== ===========
           LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
  Bank overdraft....................................... $       --  $ 1,169,636
  Accounts payable and accrued expenses................   1,935,249   1,648,088
                                                        ----------- -----------
    Total current liabilities..........................   1,935,249   2,817,724
                                                        ----------- -----------
Long-term debt (note 5)................................  41,175,652  41,175,652
Partners' capital (note 6)
  General partner......................................   1,742,695   6,541,165
  Limited partner......................................      17,602      66,072
                                                        ----------- -----------
    Total partners' capital............................   1,760,297   6,607,237
Commitments and contingencies (note 7)
                                                        ----------- -----------
                                                        $44,871,198 $50,600,613
                                                        =========== ===========


                See accompanying notes to financial statements.

                               CROWN CABLE, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                            STATEMENTS OF OPERATIONS

                                                                   PERIOD FROM
                                                                   DECEMBER 10,
                                                      YEAR ENDED   1992 THROUGH
                                                     DECEMBER 31,  DECEMBER 31,
                                                         1994          1993
                                                     ------------  ------------
Service revenues.................................... $11,596,931   $11,600,781
                                                     -----------   -----------
Operating expenses:
  Operating, general and administrative.............   5,298,470     5,760,704
  Depreciation and amortization.....................   8,955,775     9,404,808
                                                     -----------   -----------
    Total operating expenses........................  14,254,245    15,165,512
                                                     -----------   -----------
    Loss from operations............................  (2,657,314)   (3,564,731)
                                                     -----------   -----------
Other income (expense):
  Interest expense..................................  (2,162,839)   (1,666,836)
  Other, net........................................     (26,787)       38,804
                                                     -----------   -----------
                                                      (2,189,626)   (1,628,032)
                                                     -----------   -----------
    Net loss........................................ $(4,846,940)  $(5,192,763)
                                                     ===========   ===========


                See accompanying notes to financial statements.

                               CROWN CABLE, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                        STATEMENTS OF PARTNERS' CAPITAL

                YEAR ENDED DECEMBER 31, 1994 AND THE PERIOD FROM
                  DECEMBER 10, 1992 THROUGH DECEMBER 31, 1993

                                              GENERAL    LIMITED
                                              PARTNER    PARTNER      TOTAL
                                            -----------  --------  -----------
Initial capital contribution, December 10,
 1992.....................................  $11,682,000  $118,000  $11,800,000
Net loss..................................   (5,140,835)  (51,928)  (5,192,763)
                                            -----------  --------  -----------
Balance, December 31, 1993................    6,541,165    66,072    6,607,237
Net loss..................................   (4,798,470)  (48,470)  (4,846,940)
                                            -----------  --------  -----------
Balance, December 31, 1994................  $ 1,742,695  $ 17,602  $ 1,760,297
                                            ===========  ========  ===========



                See accompanying notes to financial statements.

                               CROWN CABLE, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                            STATEMENTS OF CASH FLOWS

                                                                    PERIOD FROM
                                                                    DECEMBER 10,
                                                       YEAR ENDED   1992 THROUGH
                                                      DECEMBER 31,  DECEMBER 31,
                                                          1994          1993
                                                      ------------  ------------
Cash flows from operating activities:
  Net loss........................................... $(4,846,940)  $(5,192,763)
  Adjustments to reconcile net loss to net cash
   provided by operating activities:
   Depreciation and amortization.....................   8,955,775     9,404,808
   Changes in certain assets and liabilities:
    Accounts receivable, net.........................       8,770      (460,797)
    Prepaid expenses.................................      (4,654)      121,458
    Accounts payable and accrued expenses............     287,161       (66,054)
                                                      -----------   -----------
     Net cash provided by operating activities.......   4,400,112     3,806,652
                                                      -----------   -----------
Cash flows from investing activities:
  Purchase of equipment..............................  (1,803,173)   (1,258,685)
  Other..............................................     (63,511)      (93,488)
                                                      -----------   -----------
    Net cash used in investing activities............  (1,866,684)   (1,352,173)
                                                      -----------   -----------
Cash flows from financing activities:
  Advances to parent, net............................  (1,221,627)   (3,624,115)
  Change in bank overdraft...........................  (1,169,636)    1,169,636
                                                      -----------   -----------
    Net cash used in financing activities............  (2,391,263)   (2,454,479)
                                                      -----------   -----------
Net change in cash and cash equivalents..............     142,165           --
Cash and cash equivalents:
  Beginning of year..................................         --            --
                                                      -----------   -----------
  End of year........................................ $   142,165   $       --
                                                      ===========   ===========
Cash paid for interest............................... $ 1,893,034   $ 1,666,836
                                                      ===========   ===========


                See accompanying notes to financial statements.

                               CROWN CABLE, L.P.
                       (A DELAWARE LIMITED PARTNERSHIP)

                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 1994 AND 1993

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Organization

  Crown Cable, L.P., a Delaware limited partnership (the "Partnership"), formerly Tele-Media Company of Northeast Connecticut, L.P. ("Tele-Media"), was formed on May 10, 1982 for the purpose of owning and operating existing cable television systems. The name of the Partnership was changed, effective December 10, 1992 (note 2). The Partnership will terminate no later than December 31, 2014 as provided in the Partnership Agreement. The general partner is Crown Cable Company of Northeastern Connecticut, a wholly-owned subsidiary of Crown Media, Inc. (the "Parent").

 (b) Revenue Recognition

  Revenues are recognized when the related services are provided.

 (c) Property and Equipment

  Property and equipment is carried at cost, including acquisition cost allocated to tangible assets acquired. The Partnership charges depreciation to operations using the composite method on a straight-line basis over the estimated useful lives of the related property and equipment as follows:

     Trunk and distribution systems.................................. 5-15 years
     Subscriber installations........................................ 5-15 years
     Buildings and headends.......................................... 5-20 years
     Converters......................................................    5 years
     Vehicles and equipment..........................................  3-8 years
     Office equipment................................................ 5-10 years

  Replacements, renewals and improvements are capitalized and repairs are charged to expense as incurred.

 (d) Intangible and Other Assets

  Costs incurred in obtaining and renewing cable franchises are initially deferred and amortized over the legal lives of the franchises. Franchise rights acquired through purchase of cable systems are stated at estimated fair value at the date of acquisition and amortized using the straight-line method over the estimated remaining term of the individual franchises. Goodwill is amortized using the straight-line method over 40 years. Noncompete agreements are amortized on a straight-line basis over the original term of the agreements.

  The Partnership continually evaluates the recoverability of its intangible assets as well as their useful lives using an analysis of projected undiscounted cash flows from operations over the remaining carrying lives of its intangible assets.

 (e) Income Taxes

  Income taxes are not provided in the accompanying financial statements as such taxes are the responsibility of the partners.

 (f) Cash Management and Intercompany Account

  The cash management function for the Partnership is performed by the Parent. Excess cash funds are transferred to the Parent using the Partnership's intercompany account. In addition, the Parent makes disbursements on behalf of the Partnership for items such as payroll, payroll taxes, employee benefits and other costs. To the extent that the disbursements represent expenses applicable to the business of the Partnership, such amounts are transferred to the Partnership through its intercompany account and recognized in the accompanying statement of operations. The net intercompany receivable is unsecured and non-interest bearing.

                               CROWN CABLE, L.P.
                       (A DELAWARE LIMITED PARTNERSHIP)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

(2) ACQUISITION

  On December 10, 1992, the general partner and sole limited partner (also a wholly-owned subsidiary of the Parent) acquired all outstanding partnership interests of Tele-Media for consideration of $11,800,000 in a transaction accounted for as a purchase. Assets and liabilities of the Partnership were revalued based on their estimated fair market values at the date of purchase. The purchase price was allocated to the Partnership's assets and liabilities as follows:

     Net working capital deficit assumed......................... $ (1,727,308)
     Property and equipment......................................   12,205,962
     Franchise costs.............................................   32,520,431
     Noncompete agreements.......................................    5,425,000
     Goodwill....................................................    4,544,590
     Other assets................................................        6,977
     Long-term debt..............................................  (41,175,652)
                                                                  ------------
       Initial capital contribution.............................. $ 11,800,000
                                                                  ============

(3) PROPERTY AND EQUIPMENT

  Property and equipment consists of the following at December 31, 1994 and 1993:

                                                          1994         1993
                                                       -----------  -----------
     Trunk and distribution systems................... $ 9,164,749  $ 8,396,269
     Subscriber installations.........................   1,563,975    1,092,307
     Land, buildings and headends.....................   1,477,223    1,349,184
     Converters.......................................   2,579,715    2,218,852
     Vehicles and equipment...........................     409,364      294,526
     Office equipment.................................     125,954      113,509
                                                       -----------  -----------
       Property and equipment, at cost................  15,320,980   13,464,647
     Accumulated depreciation.........................  (2,741,651)  (1,391,486)
                                                       -----------  -----------
       Property and equipment, net.................... $12,579,329  $12,073,161
                                                       ===========  ===========

(4) INTANGIBLES AND OTHER ASSETS

  Intangibles and other assets consist of the following at December 31, 1994 and 1993:

                                                           1994        1993
                                                        ----------- -----------
   Franchise costs, net of accumulated amortization of
    $11,656,186 and $5,982,876........................  $20,957,733 $26,631,043
   Goodwill, net of accumulated amortization of
    $233,645 and $120,029.............................    4,310,945   4,424,561
   Noncompete agreements, net of accumulated
    amortization of $3,718,750 and $1,910,417.........    1,706,250   3,514,583
                                                        ----------- -----------
                                                        $26,974,928 $34,570,187
                                                        =========== ===========

(5) LONG-TERM DEBT

  The Partnership has a long-term interest bearing payable with the Parent in the amount of $41,175,652 as a result of the purchase of partnership interests on December 10, 1992 (note 2). The liability is unsecured and bears interest at the lesser of the LIBOR rate plus .5% or a base rate determined by a specified bank. Interest is

                               CROWN CABLE, L.P.
                        (A DELAWARE LIMITED PARTNERSHIP)

                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

paid quarterly through the Partnership's intercompany account. At December 31, 1994, the interest rate was under the LIBOR-based option and was 6%. The liability was due in January 1996; however, as a result of the sale of the Parent on January 18, 1995, the liability was cancelled.

(6) DISTRIBUTIONS AND ALLOCATIONS

  Profits and losses are allocated in proportion to the partners' original capital contributions on December 10, 1992. Losses are allocated to the limited partner only to the extent that such allocation would reduce the limited partner's capital account to zero. All remaining losses are allocated to the general partner.

  The Partnership is required to distribute all cash available for distribution. Distributions are to be made within 120 days after the end of each fiscal year and are allocated in the same proportion as profits and losses.

  The Parent charges the Partnership a management fee based on the number of subscribers in the Partnership's cable systems. Such management fee is paid by the Partnership through its intercompany account and totaled approximately $331,000 in 1994 and $299,000 in 1993.

(7) COMMITMENTS AND CONTINGENCIES

  The Partnership leases certain facilities and equipment under non-cancelable operating leases. Rent expense incurred under these leases for the years ended December 31, 1994 and 1993 were $74,000 and $49,000, respectively. These lease agreements, which expire on various dates through 2005, require future annual minimum rental payments of less than $84,000.

  The Partnership is a party to lawsuits which are generally incidental to its business. In the opinion of management, after consulting with legal counsel, the outcome of these lawsuits will not have a material adverse effect on the Partnership's financial position.

  In October 1992, Congress enacted the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act"). During May 1993, pursuant to authority granted to it under the 1992 Cable Act, the Federal Communications Commission (the "FCC") issued its rate regulation rules which became effective September 1, 1993. These rate regulation rules required cable systems not subject to effective competition, as defined, to set rates for basic and cable programming services, as well as related equipment and installations, pursuant to general cost-of-service standards or FCC prescribed benchmarks. These FCC benchmarks were based on an average 10% competitive differential between competitive and non-competitive systems. Effective September 1, 1993, cable systems not electing cost-of-service were required to reduce rates to the higher of the prescribed benchmarks or rates that were 10% below those in effect on September 1, 1992.

  In February 1994, the FCC announced further changes in its rate regulation rules and announced its interim cost-of-service standards. In connection with these changes, the FCC issued revised benchmark formulas, based on a revised competitive differential of 17%, which became effective May 15, 1994 or July 14, 1994, if certain conditions were met. Regulated cable systems were required to reduce rates to the higher of the new FCC prescribed benchmarks or rates that are 17% below those in effect on September 1, 1992.

  The Partnership believes that it has complied with all of the provisions of the 1992 Cable Act, including the rate regulation rules currently in effect. Under the 1992 Cable Act, Congress delegated regulatory responsibility for the basic service tier and related equipment and installations to the local franchising authority and regulatory responsibility for the cable programming service tier to the FCC. If it is determined by the respective regulatory authority that the rates charged for such regulated services are inconsistent with the rate regulation rules, the Partnership could be responsible for refund liability. The amount of such refunds, if any, is not currently estimable by the Partnership.

                    INDEX TO UNAUDITED FINANCIAL STATEMENTS

CCA HOLDINGS CORP. AND SUBSIDIARIES:
  Condensed Consolidated Balance Sheet as of March 31, 1997 (Unaudited).. F-176
  Condensed Consolidated Statements of Operations for the Three Months
   Ended March 31, 1997 and 1996 (Unaudited)............................. F-177
  Condensed Consolidated Statement of Shareholders' Investment for the
   Three Months Ended March 31, 1997 (Unaudited)......................... F-178
  Condensed Consolidated Statements of Cash Flows for the Three Months
   Ended March 31, 1997 and 1996 (Unaudited)............................. F-179
  Notes to Unaudited Condensed Consolidated Financial Statements
   (Unaudited)........................................................... F-180
CCA ACQUISITION CORP. AND SUBSIDIARIES:
  Condensed Consolidated Balance Sheet as of March 31, 1997 (Unaudited).. F-181
  Condensed Consolidated Statements of Operations for the Three Months
   Ended March 31, 1997 and 1996 (Unaudited)............................. F-182
  Condensed Consolidated Statement of Shareholder's Investment for the
   Three Months Ended March 31, 1997 (Unaudited)......................... F-183
  Condensed Consolidated Statements of Cash Flows for the Three Months
   Ended March 31, 1997 and 1996 (Unaudited)............................. F-184
  Notes to Unaudited Condensed Consolidated Financial Statements
   (Unaudited)........................................................... F-185
CENCOM CABLE ENTERTAINMENT INC.:
  Balance Sheet as of March 31, 1997 (Unaudited)......................... F-186
  Statements of Operations for the Three Months Ended March 31, 1997 and
   1996 (Unaudited)...................................................... F-187
  Statement of Shareholder's Investment for the Three Months Ended March
   31, 1997 (Unaudited).................................................. F-188
  Statements of Cash Flows for the Three Months Ended March 31, 1997 and
   1996 (Unaudited)...................................................... F-189
  Notes to Unaudited Financial Statements (Unaudited).................... F-190
CHARTER COMMUNICATIONS ENTERTAINMENT, L.P.:
  Balance Sheet as of March 31, 1997 (Unaudited)......................... F-191
  Statements of Operations for the Three Months Ended March 31, 1997 and
   1996 (Unaudited)...................................................... F-192
  Statement of Partners' Capital for the Three Months Ended March 31,
   1997 (Unaudited)...................................................... F-193
  Statements of Cash Flows for the Three Months Ended March 31, 1997 and
   1996 (Unaudited)...................................................... F-194
  Notes to Unaudited Financial Statements (Unaudited).................... F-195
CHARTER COMMUNICATIONS ENTERTAINMENT I, L.P.:
  Condensed Consolidated Balance Sheet as of March 31, 1997 (Unaudited).. F-196
  Condensed Consolidated Statements of Operations for the Three Months
   Ended March 31, 1997 and 1996 (Unaudited)............................. F-197
  Condensed Consolidated Statement of Partners' Capital for the Three
   Months Ended March 31, 1997 (Unaudited)............................... F-198
  Condensed Consolidated Statements of Cash Flows for the Three Months
   Ended March 31, 1997 and 1996 (Unaudited)............................. F-199
  Notes to Unaudited Condensed Consolidated Financial Statements
   (Unaudited)........................................................... F-200
CHARTER COMMUNICATIONS ENTERTAINMENT II, L.P.:
  Condensed Balance Sheet as of March 31, 1997 (Unaudited)............... F-201
  Condensed Statement of Operations for the Three Months Ended March 31,
   1997 (Unaudited)...................................................... F-202
  Condensed Statement of Partners' Capital for the Three Months Ended
   March 31, 1997 (Unaudited)............................................ F-203
  Condensed Statement of Cash Flows for the Three Months Ended March 31,
   1997 (Unaudited)...................................................... F-204
  Notes to Unaudited Condensed Financial Statements (Unaudited).......... F-205

                      CCA HOLDINGS CORP. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)

                                                                   MARCH 31,
                                                                      1997
                                                                  ------------
                             ASSETS
Current Assets:
  Cash and cash equivalents...................................... $  1,017,528
  Accounts receivable, net of allowances for doubtful accounts of
   $573,206......................................................    4,213,585
  Prepaid expenses and other.....................................      901,865
  Net assets of discontinued operation...........................      108,827
                                                                  ------------
    Total current assets.........................................    6,241,805
                                                                  ------------
Investment in Cable Television Properties:
  Property, plant and equipment, net of accumulated depreciation of $49,709,267................................................  207,392,240
  Franchise costs, net of accumulated amortization of
   $59,965,282...................................................  431,204,094
                                                                  ------------
                                                                   638,596,334
                                                                  ------------
Other Assets, net of accumulated amortization of $22,615,466.....    9,364,765
                                                                  ------------
Net Noncurrent Assets of Discontinued Operation..................    1,760,015
                                                                  ------------
Investment in Unconsolidated Limited Partnerships................   76,159,890
                                                                  ------------
                                                                  $732,122,809
                                                                  ============
              LIABILITIES AND SHAREHOLDERS' INVESTMENT (DEFICIT)
Current Liabilities, including payables to affiliates of
 $2,532,659 and current maturities of long term debt of
 $12,286,250..................................................... $ 31,437,904
                                                                  ------------
Deferred Revenue.................................................    1,060,234
                                                                  ------------
Deferred Management Fees Payable to Affiliate....................    1,755,000
                                                                  ------------
Deferred Income Taxes............................................   55,500,000
                                                                  ------------
Note Payable to Seller...........................................   82,000,000
                                                                  ------------
Accrued Interest on Note Payable to Seller.......................   26,250,910
                                                                  ------------
Long Term Debt, less current maturities..........................  455,713,750
                                                                  ------------
Minority Interest in Subsidiary..................................   87,558,137
                                                                  ------------
Commitments and Contingencies....................................
Shareholders' Investment (Deficit)...............................   (9,153,126)
                                                                  ------------
                                                                  $732,122,809
                                                                  ============

   The accompanying notes are an integral part of this condensed consolidated balance sheet.

                      CCA HOLDINGS CORP. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

            FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                                  (UNAUDITED)

                                                        1997          1996
                                                    ------------  ------------
Service Revenues................................... $ 40,486,734  $ 30,812,824
                                                    ------------  ------------
Expenses:
  Operating, general and administrative............   20,664,445    15,929,758
  Depreciation and amortization....................   15,218,022    15,106,492
  Management and financial advisory service fees--
   related parties.................................    1,331,232     1,106,250
                                                    ------------  ------------
    Total operating expenses.......................   37,213,699    32,142,500
                                                    ------------  ------------
    Income (loss) from operations..................    3,273,035    (1,329,676)
                                                    ------------  ------------
Other Income (Expense):
  Interest income..................................        1,154        66,813
  Interest expense.................................  (12,894,299)  (10,446,407)
  Other, net.......................................       56,921      (516,456)
                                                    ------------  ------------
                                                     (12,836,224)  (10,896,050)
                                                    ------------  ------------
    Loss before equity in loss of unconsolidated
     limited partnerships, provision for income
     taxes and minority interest in loss of
     subsidiary....................................   (9,563,189)  (12,225,726)
Equity in Loss of Unconsolidated Limited Partner-
 ships.............................................   (1,909,926)   (1,838,272)
                                                    ------------  ------------
    Loss before provision for income taxes and
     minority interest in loss of subsidiary.......  (11,473,115)  (14,063,998)
Provision for Income Taxes.........................          --            --
                                                    ------------  ------------
    Loss before minority interest in loss of sub-
     sidiary.......................................  (11,473,115)  (14,063,998)
Minority Interest in Loss of Subsidiary............    2,715,214     4,112,354
                                                    ------------  ------------
    Net loss....................................... $ (8,757,901) $ (9,951,644)
                                                    ============  ============


  The accompanying notes are an integral part of these condensed consolidated statements.

                      CCA HOLDINGS CORP. AND SUBSIDIARIES

     CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS' INVESTMENT (DEFICIT)

                 FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                  (UNAUDITED)

                                         ADDITIONAL
                                  COMMON   PAID-IN   ACCUMULATED
                                  STOCK    CAPITAL     DEFICIT        TOTAL
                                  ------ ----------- ------------  -----------
Balance, December 31, 1996.......  $800  $79,999,200 $(80,395,225) $  (395,225)
  Net loss.......................   --           --    (8,757,901)  (8,757,901)
                                   ----  ----------- ------------  -----------
Balance, March 31, 1997..........  $800  $79,999,200 $(89,153,126) $(9,153,126)
                                   ====  =========== ============  ===========



   The accompanying notes are an integral part of this condensed consolidated statement.

                      CCA HOLDINGS CORP. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                                  (UNAUDITED)

                                                       1997          1996
                                                    -----------  -------------
Cash Flows from Operating Activities:
 Net loss.......................................... $(8,757,901) $  (9,951,644)
 Adjustments to reconcile net loss to net cash
  provided by (used in) operating activities--
  Amortization of debt issuance costs..............     279,234            --
  Depreciation and amortization....................  15,218,022     15,106,492
  Equity in loss of unconsolidated limited
   partnerships....................................   1,909,926      1,838,272
  Minority interest in loss of subsidiary..........  (2,715,214)    (4,112,354)
  Loss on disposal of fixed assets.................         --         586,391
  Changes in assets and liabilities, net of effects
   from acquisitions--
   Accounts receivable, net........................   1,252,165     (1,099,394)
   Prepaid expenses and other......................    (411,422)      (381,015)
   Other assets, net...............................     (67,772)           --
   Current liabilities.............................  (4,244,349)    (2,893,069)
   Deferred revenue................................     351,895          3,283
   Accrued interest on note payable to seller......   3,407,508      3,004,261
                                                    -----------  -------------
    Net cash provided by (used in) operating
     activities....................................   6,222,092      2,101,223
                                                    -----------  -------------
Cash Flows from Investing Activities:
 Purchases of property, plant and equipment........  (7,964,230)   (10,377,702)
 Payments for acquisitions of cable television
  systems, net of cash acquired and deferred income
  taxes assumed....................................         --     (90,484,489)
 Restricted funds held in escrow...................         --         301,598
 Increase in franchise costs.......................    (175,273)      (285,614)
 Proceeds from sale of property, plant and
  equipment........................................         --         654,755
                                                    -----------  -------------
    Net cash used in investing activities..........  (8,139,503)  (100,191,452)
                                                    -----------  -------------
Cash Flows from Financing Activities:
 Payments of debt issuance costs...................         --      (1,756,965)
 Payments under revolving credit agreement.........  (3,700,000)           --
 Borrowings under revolving credit agreement.......   3,700,000     88,000,000
 Bank overdrafts...................................         --         416,263
                                                    -----------  -------------
    Net cash provided by financing activities......         --      86,659,298
                                                    -----------  -------------
Net Decrease in Cash and Cash Equivalents..........  (1,917,411)   (11,430,931)
Cash and Cash Equivalents, beginning of period.....   2,934,939     11,430,931
                                                    -----------  -------------
Cash and Cash Equivalents, end of period........... $ 1,017,528  $         --
                                                    ===========  =============
Cash Paid for Interest............................. $ 7,657,603  $   8,929,146
                                                    ===========  =============
Cash Paid for Taxes................................ $       --   $         --
                                                    ===========  =============

  The accompanying notes are an integral part of these condensed consolidated statements.

                      CCA HOLDINGS CORP. AND SUBSIDIARIES

        NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                MARCH 31, 1997
                                  (UNAUDITED)

1. ORGANIZATION AND BASIS OF PRESENTATION:

  CCA Holdings Corp. (CCA Holdings), a Delaware corporation, was formed on November 17, 1994. CCA Holdings commenced operations in January 1995 upon consummation of the acquisition of certain cable television systems from Crown Media, Inc., a subsidiary of Hallmark Cards, Incorporated. The accompanying unaudited condensed consolidated financial statements include the accounts of CCA Holdings; its wholly owned subsidiary, CCA Acquisition Corp. (CAC); CAC's wholly owned subsidiary, Cencom Cable Entertainment, Inc. (CCE) and Charter Communications Entertainment I, L.P. (CCE-I), which is controlled by CAC through its general partnership interest (collectively referred to as the "Company"). CCA Holdings is owned by Kelso Investment Associates V, L.P., an investment fund, together with an affiliate and certain other individuals, and by Charter Communications, Inc., manager of CCE-I's cable television systems.

  The accompanying unaudited financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

2. RESPONSIBILITY FOR FINANCIAL STATEMENTS:

  The financial statements as of March 31, 1997, and for the three months ended March 31, 1997 and 1996, are unaudited; however, in the opinion of management, such statements include all adjustments necessary for a fair presentation of the financial position and results of operations for the periods presented. These financial statements should be read in conjunction with the financial statements and notes thereto as of and for the year ended December 31, 1996. Interim results are not necessarily indicative of results for a full year.

                     CCA ACQUISITION CORP. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)

                                                                   MARCH 31,
                                                                      1997
                                                                  ------------
                             ASSETS
Current Assets:
  Cash and cash equivalents...................................... $  1,017,528
  Accounts receivable, net of allowance for doubtful accounts of
   $573,206......................................................    4,213,585
  Prepaid expenses and other.....................................      901,865
  Net assets of discontinued operation...........................      108,827
                                                                  ------------
    Total current assets.........................................    6,241,805
                                                                  ------------
Investment in Cable Television Properties:
  Property, plant and equipment, net of accumulated depreciation of $49,709,267................................................  207,392,240
  Franchise costs, net of accumulated amortization of
   $59,965,282...................................................  431,204,094
                                                                  ------------
                                                                   638,596,334
                                                                  ------------
Other Assets, net of accumulated amortization of $22,615,466.....    9,364,765
                                                                  ------------
Net Noncurrent Assets of Discontinued Operation..................    1,760,015
                                                                  ------------
Investment in Unconsolidated Limited Partnerships................   76,159,890
                                                                  ------------
                                                                  $732,122,809
                                                                  ============
       LIABILITIES AND SHAREHOLDER'S INVESTMENT (DEFICIT)
Current Liabilities, including payables to affiliates of
 $2,532,659 and current maturities of
 long-term debt of $12,286,250................................... $ 30,943,504
                                                                  ------------
Deferred Revenue.................................................    1,060,234
                                                                  ------------
Deferred Management Fees Payable to Affiliate....................    1,755,000
                                                                  ------------
Deferred Income Taxes............................................   55,500,000
                                                                  ------------
Note Payable to Seller...........................................   82,000,000
                                                                  ------------
Accrued Interest on Note Payable to Seller.......................   26,250,910
                                                                  ------------
Long Term Debt, less current maturities..........................  455,713,750
                                                                  ------------
Minority Interest in Subsidiary..................................   87,558,137
                                                                  ------------
Commitments and Contingencies
Shareholder's Investment (Deficit)...............................   (8,658,726)
                                                                  ------------
                                                                  $732,122,809
                                                                  ============

   The accompanying notes are an integral part of this condensed consolidated balance sheet.

                     CCA ACQUISITION CORP. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                                  (UNAUDITED)

                                                        1997          1996
                                                    ------------  ------------
Service Revenues................................... $ 40,486,734  $ 30,812,824
                                                    ------------  ------------
Expenses:
  Operating, general and administrative............   20,542,573    15,847,258
  Depreciation and amortization....................   15,218,022    15,106,492
  Management and financial advisory service fees--
   related parties.................................    1,331,232     1,106,250
                                                    ------------  ------------
    Total operating expenses.......................   37,091,827    32,060,000
                                                    ------------  ------------
    Income (loss) from operations..................    3,394,907    (1,247,176)
                                                    ------------  ------------
Other Income (Expense):
  Interest income..................................        1,154        66,813
  Interest expense.................................  (12,894,299)  (10,446,407)
  Other, net.......................................       56,921      (516,456)
                                                    ------------  ------------
                                                     (12,836,224)  (10,896,050)
                                                    ------------  ------------
    Loss before equity in loss of unconsolidated
     limited partnerships, provision for income
     taxes and minority interest on loss of
     subsidiary....................................   (9,441,317)  (12,143,226)
Equity in Loss of Unconsolidated Limited
 Partnerships......................................   (1,909,926)   (1,838,272)
                                                    ------------  ------------
    Loss before provision for income taxes and
     minority interest in loss of subsidiary.......  (11,351,243)  (13,981,498)
Provision for Income Taxes.........................          --            --
                                                    ------------  ------------
    Loss before minority interest in loss of
     subsidiary....................................  (11,351,243)  (13,981,498)
Minority Interest in Loss of Subsidiary............    2,715,214     4,112,354
                                                    ------------  ------------
    Net loss....................................... $ (8,636,029) $ (9,869,144)
                                                    ============  ============


  The accompanying notes are an integral part of these condensed consolidated statements.

                     CCA ACQUISITION CORP. AND SUBSIDIARIES

     CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDER'S INVESTMENT (DEFICIT)

                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                  (UNAUDITED)

                                         ADDITIONAL
                                  COMMON   PAID-IN   ACCUMULATED
                                  STOCK    CAPITAL     DEFICIT        TOTAL
                                  ------ ----------- ------------  -----------
Balance, December 31, 1996.......  $  1  $79,999,999 $(80,022,697) $   (22,697)
  Net loss.......................   --           --    (8,636,029)  (8,636,029)
                                   ----  ----------- ------------  -----------
Balance, March 31, 1997..........  $  1  $79,999,999 $(88,658,726) $(8,658,726)
                                   ====  =========== ============  ===========



   The accompanying notes are an integral part of this condensed consolidated statement.

                     CCA ACQUISITION CORP. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                                  (UNAUDITED)

                                                       1997          1996
                                                    -----------  -------------
Cash Flows from Operating Activities:
 Net loss.......................................... $(8,636,029) $  (9,869,144)
 Adjustments to reconcile net loss to net cash
  provided by (used in) operating activities--
  Amortization of debt issuance costs..............     279,234            --
  Depreciation and amortization....................  15,218,022     15,106,492
  Equity in loss of unconsolidated subsidiaries....   1,909,926      1,838,272
  Minority interest in loss of subsidiary..........  (2,715,214)    (4,112,354)
  Loss on disposal of fixed assets.................         --         586,391
  Changes in assets and liabilities, net of effects
   from acquisitions--
   Accounts receivable, net........................   1,252,165     (1,099,394)
   Prepaid expenses and other......................    (411,422)      (381,015)
   Other assets, net...............................     (67,772)           --
   Current liabilities.............................  (4,366,221)    (2,975,569)
   Deferred revenue................................     351,895          3,283
   Accrued interest on note payable to seller......   3,407,508      3,004,261
                                                    -----------  -------------
    Net cash provided by (used in) operating
     activities....................................   6,222,092      2,101,223
                                                    -----------  -------------
Cash Flows from Investing Activities:
 Purchases of property, plant and equipment........  (7,964,230)   (10,377,702)
 Payments for acquisitions of cable television
  systems, net of cash acquired and deferred income
  taxes assumed....................................         --     (90,484,489)
 Restricted funds held in escrow...................         --         301,598
 Increase in franchise costs.......................    (175,273)      (285,614)
 Proceeds from sale of property, plant and
  equipment........................................         --         654,755
                                                    -----------  -------------
    Net cash used in investing activities..........  (8,139,503)  (100,191,452)
                                                    -----------  -------------
Cash Flows from Financing Activities:
 Payments of debt issuance costs...................         --      (1,756,965)
 Payments under revolving credit agreement.........  (3,700,000)           --
 Borrowings under revolving credit and term loan
  facility.........................................   3,700,000     88,000,000
 Bank overdrafts...................................         --         416,263
                                                    -----------  -------------
    Net cash provided by financing activities......         --      86,659,298
                                                    -----------  -------------
Net Decrease in Cash and Cash Equivalents..........  (1,917,411)   (11,430,931)
Cash and Cash Equivalents, beginning of period.....   2,934,939     11,430,931
                                                    -----------  -------------
Cash and Cash Equivalents, end of period........... $ 1,017,528  $         --
                                                    ===========  =============
Cash Paid for Interest............................. $ 7,657,603  $   8,929,146
                                                    ===========  =============
Cash Paid for Taxes................................ $       --   $         --
                                                    ===========  =============

  The accompanying notes are an integral part of these condensed consolidated statements.

                    CCA ACQUISITION CORP. AND SUBSIDIARIES

        NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                MARCH 31, 1997
                                  (UNAUDITED)

1. ORGANIZATION AND BASIS OF PRESENTATION:

  CCA Acquisition Corp. (CAC), a Delaware corporation, was formed on June 27, 1994, and is a wholly-owned subsidiary of CCA Holdings Corp. (CCA Holdings). CAC commenced operations in January 1995 in connection with consummation of the Crown Transaction (as defined below). The accompanying consolidated financial statements include the accounts of CAC; its wholly-owned subsidiary, Cencom Cable Entertainment, Inc.; and Charter Communications Entertainment I, L.P. (CCE-I), which is controlled by CAC through its general partnership interest (collectively referred to as the "Company"). CCA Holdings is owned by Kelso Investment Associates V, L.P., an investment fund, together with an affiliate and certain other individuals, and by Charter Communications, Inc., manager of CCE-I's cable television systems.

  The accompanying unaudited financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

2. RESPONSIBILITY FOR FINANCIAL STATEMENTS:

  The financial statements as of March 31, 1997, and for the three months ended March 31, 1997 and 1996, are unaudited; however, in the opinion of management, such statements include all adjustments necessary for a fair presentation of the financial position and results of operations for the periods presented. These financial statements should be read in conjunction with the financial statements and notes thereto for the year ended December 31, 1996. Interim results are not necessarily indicative of results for a full year.

                        CENCOM CABLE ENTERTAINMENT, INC.

                                 BALANCE SHEET
                                  (UNAUDITED)

                                                                    MARCH 31,
                                                                       1997
                                                                   ------------
                              ASSETS
Investment in Unconsolidated Limited Partnership.................. $119,675,705
                                                                   ------------
                                                                   $119,675,705
                                                                   ============
        LIABILITIES AND SHAREHOLDER'S INVESTMENT (DEFICIT)
Note Payable...................................................... $ 82,000,000
                                                                   ------------
Accrued Interest on Note Payable..................................   26,250,911
                                                                   ------------
Deferred Income Taxes.............................................   55,500,000
                                                                   ------------
Commitments and Contingencies
Shareholder's Investment (Deficit)................................  (44,075,206)
                                                                   ------------
                                                                   $119,675,705
                                                                   ============


       The accompanying notes are an integral part of this balance sheet.

                        CENCOM CABLE ENTERTAINMENT, INC.

                            STATEMENTS OF OPERATIONS

               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                                  (UNAUDITED)

                                                        1997         1996
                                                     -----------  -----------
Equity in Loss of Unconsolidated Limited
 Partnership........................................ $(2,906,593) $(3,854,134)
Interest Expense....................................  (3,407,508)  (3,004,261)
                                                     -----------  -----------
    Net loss........................................ $(6,314,101) $(6,858,395)
                                                     ===========  ===========



        The accompanying notes are an integral part of these statements.

                        CENCOM CABLE ENTERTAINMENT, INC.

                STATEMENT OF SHAREHOLDER'S INVESTMENT (DEFICIT)

                   FOR THE THREE MONTHS ENDED MARCH 31, 1997

                                (UNAUDITED)

                                        ADDITIONAL
                                COMMON    PAID-IN   ACCUMULATED
                                STOCK     CAPITAL     DEFICIT        TOTAL
                               -------- ----------- ------------  ------------
Balance, December 31, 1996.... $245,973 $21,954,139 $(59,961,217) $(37,761,105)
  Net loss....................      --          --    (6,314,101)   (6,314,101)
                               -------- ----------- ------------  ------------
Balance, March 31, 1997....... $245,973 $21,954,139 $(66,275,318) $(44,075,206)
                               ======== =========== ============  ============



         The accompanying notes are an integral part of this statement.

                        CENCOM CABLE ENTERTAINMENT, INC.

                            STATEMENTS OF CASH FLOWS

               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                                  (UNAUDITED)

                                                         1997         1996
                                                      -----------  -----------
Cash Flows from Operating Activities:
 Net loss............................................ $(6,314,101) $(6,858,395)
 Adjustments to reconcile net loss to net cash
  provided by operating activities--
  Equity in loss of unconsolidated limited
   partnership.......................................   2,906,593    3,854,134
  Changes in assets and liabilities--
   Accrued interest on note payable..................   3,407,508    3,004,261
                                                      -----------  -----------
    Net cash provided by operating activities........         --           --
                                                      -----------  -----------
Cash Flows from Investing Activities.................         --           --
                                                      -----------  -----------
Cash Flows from Financing Activities.................         --           --
                                                      -----------  -----------
Cash, beginning and end of period.................... $       --   $       --
                                                      ===========  ===========
Cash Paid for Interest............................... $       --   $       --
                                                      ===========  ===========
Cash Paid for Taxes.................................. $       --   $       --
                                                      ===========  ===========


        The accompanying notes are an integral part of these statements.

                       CENCOM CABLE ENTERTAINMENT, INC.

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

                                MARCH 31, 1997
                                  (UNAUDITED)

1. ORGANIZATION AND BASIS OF PRESENTATION:

  Cencom Cable Entertainment, Inc. (CCE), a Delaware corporation, is a wholly owned subsidiary of CCA Acquisition Corp. (CAC). CAC is a wholly owned subsidiary of CCA Holdings Corp. (CCA Holdings). CCA Holdings is owned by Kelso Investment Associates V, L.P., an investment fund, together with an affiliate and certain other individuals, and by Charter Communications, Inc., manager of Charter Communications Entertainment I, L.P.'s (CCE-I) and Charter Communications Entertainment II, L.P.'s (CCE-II) cable television systems.

  Effective January 1995, CAC completed certain acquisitions, including stock and asset acquisitions of CCE and cable television systems located in Connecticut from Crown Media, Inc., a subsidiary of Hallmark Cards, Incorporated (the "Crown Transaction"). CCE's assets were comprised primarily of cable television systems serving communities in St. Louis County, Missouri. On September 29, 1995, CAC and CCT Holdings Corp. (CCT Holdings), an entity affiliated with CCA Holdings by common ownership, entered into an Asset Exchange Agreement whereby CAC exchanged a 1% undivided interest in all of its assets (including CCE's assets) for a 1.22% undivided interest in certain assets to be acquired by CCT Holdings from an affiliate of Gaylord Entertainment Company, Inc. (Gaylord). Effective September 30, 1995, CCT Holdings acquired certain cable television systems from Gaylord. Upon execution of the Asset Purchase Agreement, CAC and CCT Holdings entered into a series of agreements to contribute their assets to Charter Communications Entertainment, L.P. (CCE, L.P.). CCE, L.P. immediately contributed the assets acquired under the Crown Transaction to CCE-I and certain assets acquired in the Gaylord acquisition to CCE-II.

  The accompanying unaudited financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

2. RESPONSIBILITY FOR FINANCIAL STATEMENTS:

  The financial statements as of March 31, 1997, and for the three months ended March 31, 1997 and 1996, are unaudited; however, in the opinion of management, such statements include all adjustments necessary for a fair presentation of the financial position and results of operations for the periods presented. These financial statements should be read in conjunction with the financial statements and notes thereto as of and for the year ended December 31, 1996. Interim results are not necessarily indicative of results for a full year.

                   CHARTER COMMUNICATIONS ENTERTAINMENT, L.P.

                                 BALANCE SHEET
                                  (UNAUDITED)

                                                                   MARCH 31,
                                                                      1997
                                                                  ------------
                             ASSETS
Investment in Unconsolidated Limited Partnerships................ $270,559,431
Subordinated Note Receivable from Unconsolidated Limited
 Partnership.....................................................   25,000,000
Interest Receivable from Unconsolidated Limited Partnership......    2,905,500
                                                                  ------------
                                                                  $298,464,931
                                                                  ============
                LIABILITIES AND PARTNERS' CAPITAL
Note Payable..................................................... $ 82,000,000
                                                                  ------------
Accrued Interest on Note Payable.................................   26,250,911
                                                                  ------------
Commitments and Contingencies
Partners' Capital:
  General partners...............................................          --
  Limited partners--
   Ordinary Capital Account......................................          --
   Preferred Capital Account.....................................  190,214,020
                                                                  ------------
    Total partners' capital......................................  190,214,020
                                                                  ------------
                                                                  $298,464,931
                                                                  ============


       The accompanying notes are an integral part of this balance sheet.

                   CHARTER COMMUNICATIONS ENTERTAINMENT, L.P.

                            STATEMENTS OF OPERATIONS

               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                                  (UNAUDITED)

                                                       1997          1996
                                                   ------------  ------------
Equity in Loss of Unconsolidated Limited
 Partnerships..................................... $ (9,295,359) $(12,204,194)
Interest Expense..................................   (3,407,508)   (3,004,261)
Interest Income--Unconsolidated Limited
 Partnership......................................      487,500       525,000
                                                   ------------  ------------
    Net loss...................................... $(12,215,367) $(14,683,455)
                                                   ============  ============



        The accompanying notes are an integral part of these statements.

                   CHARTER COMMUNICATIONS ENTERTAINMENT, L.P.

                         STATEMENT OF PARTNERS' CAPITAL

                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                  (UNAUDITED)

                                          LIMITED PARTNERS
                                      -------------------------
                                       ORDINARY     PREFERRED
                            GENERAL     CAPITAL      CAPITAL
                           PARTNERS    ACCOUNTS      ACCOUNT        TOTAL
                           ---------  -----------  ------------  ------------
Balance, December 31,
 1996..................... $ 624,614  $10,543,510  $191,261,263  $202,429,387
  Allocation of net loss..  (458,677)  (7,741,936)   (4,014,754)  (12,215,367)
  Preference allocation...  (165,937)  (2,801,574)    2,967,511           --
                           ---------  -----------  ------------  ------------
Balance, March 31, 1997... $     --   $       --   $190,214,020  $190,214,020
                           =========  ===========  ============  ============



         The accompanying notes are an integral part of this statement.

                   CHARTER COMMUNICATIONS ENTERTAINMENT, L.P.

                            STATEMENTS OF CASH FLOWS

               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                                  (UNAUDITED)

                                                        1997          1996
                                                    ------------  ------------
Cash Flows from Operating Activities:
 Net loss.......................................... $(12,215,367) $(14,683,455)
 Adjustments to reconcile net loss to net cash
  provided by operating activities--
  Equity in loss of unconsolidated limited
   partnerships....................................    9,295,359    12,204,194
  Changes in assets and liabilities--
   Interest receivable from unconsolidated limited
    partnership....................................     (487,500)     (525,000)
   Accrued interest on note payable................    3,407,508     3,004,261
                                                    ------------  ------------
    Net cash provided by operating activities......          --            --
                                                    ------------  ------------
Cash Flows from Investing Activities...............          --            --
                                                    ------------  ------------
Cash Flows from Financing Activities...............          --            --
                                                    ------------  ------------
Cash, beginning and end of period.................. $        --   $        --
                                                    ============  ============
Cash Paid for Interest............................. $        --   $        --
                                                    ============  ============
Cash Paid for Taxes................................ $        --   $        --
                                                    ============  ============


        The accompanying notes are an integral part of these statements.

                  CHARTER COMMUNICATIONS ENTERTAINMENT, L.P.

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

                                MARCH 31, 1997
                                  (UNAUDITED)

1. ORGANIZATION AND BASIS OF PRESENTATION:

  In connection with a reorganization under common control, the assets of certain cable television systems located in Connecticut and Missouri were contributed from CCA Acquisition Corp. (CAC) and its wholly owned subsidiary, Cencom Cable Entertainment, Inc. (CCE), respectively, to Charter Communications Entertainment, L.P. (the "Partnership"). CAC and CCE owned and operated the systems during the first nine months of 1995. These systems were immediately contributed to a newly formed partnership, Charter Communications Entertainment I, L.P. (CCE-I). The Partnership, CAC, CCE and CCE-I are all owned by Kelso Investment Associates V, L.P. an investment fund, together with an affiliate and certain other individuals, and by Charter Communications, Inc. Therefore, this series of transactions is a reorganization of entities under common control and has been accounted for in a manner similar to a pooling of interests. Accordingly, the financial statements reflect the activity of these systems for the entire year.

  In January 1995, CAC completed the acquisition of certain cable television systems from Crown Media, Inc. (Crown), a subsidiary of Hallmark Cards, Incorporated (Hallmark) (the "Crown Transaction"). On September 29, 1995, CAC and CCT Holdings Corp. (CCT Holdings), an entity affiliated with CCA Holdings Corp. (CCA Holdings) by common ownership, entered into an Asset Exchange Agreement whereby CAC exchanged a 1% undivided interest in all of its assets for a 1.22% undivided interest in certain assets to be acquired by CCT Holdings from an affiliate of Gaylord Entertainment Company, Inc. (Gaylord). In September 1995, CCT Holdings acquired certain cable television systems from Gaylord. Upon execution of the Asset Purchase Agreement, CAC and CCT Holdings entered into a series of agreements to contribute the assets acquired under the Crown Transaction (see Note 3) to CCE-I and certain assets acquired in the Gaylord acquisition (see Note 3) to Charter Communications II, L.P. (CCE-II). As a result of entering into these agreements, CCA Holdings, the parent company of CAC, owns a 55% interest and CCT Holdings owns a 45% interest in the combined operations of CCE-I and CCE-II, respectively. The net loss of CCE-I for the period prior to September 29, 1995, was allocated entirely to CCA Holdings.

  As a result of these transactions, CCE owns a 33% limited partnership interest in the Partnership, CAC owns a 21% limited partnership interest in the Partnership and CCT Holdings owns a 44% limited partnership interest in the Partnership. CAC and CCT Holdings each own a 1% general partnership interest in the Partnership.

  The Partnership will terminate no later than December 31, 2055, as provided in its partnership agreement (the "Partnership Agreement").

  The accompanying unaudited financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

2. RESPONSIBILITY FOR FINANCIAL STATEMENTS:

  The financial statements as of March 31, 1997, and for the three months ended March 31, 1997 and 1996, are unaudited; however, in the opinion of management, such statements include all adjustments necessary for a fair presentation of the financial position and results of operations for the periods presented. These financial statements should be read in conjunction with the financial statements and notes thereto as of and for the year ended December 31, 1996. Interim results are not necessarily indicative of results for a full year.

3. PARTNERS' CAPITAL:

  CCT Holdings is entitled to a portion of an annual preferred return computed in accordance with the provisions in the Partnership Agreement. A portion of the 1997 preferred return totalling approximately $6,550,000 has not been reflected in CCT Holdings' capital account as of March 31, 1997, since the General Partner's capital account and Limited Partners' ordinary capital account have been reduced to $-0-

                  CHARTER COMMUNICATIONS ENTERTAINMENT I, L.P.

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)

                                                                    MARCH 31,
                                                                       1997
                                                                   ------------
                              ASSETS
Current Assets:
  Cash and cash equivalents....................................... $  1,017,528
  Accounts receivable, net of allowances for doubtful accounts of
   $573,206.......................................................    4,213,585
  Prepaid expenses and other......................................      901,865
  Net current assets of discontinued operation....................      108,827
                                                                   ------------
    Total current assets..........................................    6,241,805
                                                                   ------------
Investment in Cable Television Properties:
  Property, plant and equipment, net of accumulated depreciation of $49,709,267.................................................  207,392,240
  Franchise costs, net of accumulated amortization of
   $59,965,282....................................................  431,204,094
                                                                   ------------
                                                                    638,596,334
                                                                   ------------
Other Assets, net of accumulated amortization of $22,615,466......    9,364,765
                                                                   ------------
Net Noncurrent Assets of Discontinued Operation...................    1,760,015
                                                                   ------------
                                                                   $655,962,919
                                                                   ============
                LIABILITIES AND PARTNERS' CAPITAL
Current Liabilities, including payables to affiliates of
 $2,532,659 and current maturities of long-term debt of
 $12,286,250...................................................... $ 30,943,504
                                                                   ------------
Deferred Revenue..................................................    1,060,234
                                                                   ------------
Deferred Management Fees Payable to Affiliate.....................    1,755,000
                                                                   ------------
Long-Term Debt, less current maturities...........................  455,713,750
                                                                   ------------
Commitments and Contingencies
Partners' Capital:
  General partner.................................................    1,678,598
  Limited partners................................................  164,811,833
                                                                   ------------
    Total partners' capital.......................................  166,490,431
                                                                   ------------
                                                                   $655,962,919
                                                                   ============


   The accompanying notes are an integral part of this condensed consolidated balance sheet.

                  CHARTER COMMUNICATIONS ENTERTAINMENT I, L.P.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                                  (UNAUDITED)

                                                         1997         1996
                                                      -----------  -----------
Service Revenues..................................... $40,486,734  $30,812,824
                                                      -----------  -----------
Expenses:
  Operating, general and administrative..............  20,542,573   15,847,258
  Depreciation and amortization......................  15,218,022   15,106,492
  Management and financial advisory service fees--
   related parties...................................   1,331,232    1,106,250
                                                      -----------  -----------
                                                       37,091,827   32,060,000
                                                      -----------  -----------
    Income (loss) from operations....................   3,394,907   (1,247,176)
                                                      -----------  -----------
Other Income (Expense):
  Interest income....................................       1,154       66,813
  Interest expense...................................  (9,486,791)  (7,442,146)
  Other, net.........................................      56,921     (516,456)
                                                      -----------  -----------
                                                       (9,428,716)  (7,891,789)
                                                      -----------  -----------
    Net loss......................................... $(6,033,809) $(9,138,965)
                                                      ===========  ===========


  The accompanying notes are an integral part of these condensed consolidated statements.

                  CHARTER COMMUNICATIONS ENTERTAINMENT I, L.P.

             CONDENSED CONSOLIDATED STATEMENT OF PARTNERS' CAPITAL

                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                  (UNAUDITED)

                                            LIMITED PARTNERS
                                        -------------------------
                                         ORDINARY     PREFERRED
                             GENERAL      CAPITAL      CAPITAL
                             PARTNER     ACCOUNTS      ACCOUNT       TOTAL
                            ----------  -----------  ------------ ------------
Balance, December 31,
 1996...................... $1,862,703  $65,818,135  $104,843,402 $172,524,240
  Allocation of net loss...   (117,659)  (5,916,150)          --    (6,033,809)
  Allocation of preference
   return..................    (66,446)  (3,341,062)    3,407,508          --
                            ----------  -----------  ------------ ------------
Balance, March 31, 1997.... $1,678,598  $56,560,923  $108,250,910 $166,490,431
                            ==========  ===========  ============ ============



   The accompanying notes are an integral part of this condensed consolidated statement.

                  CHARTER COMMUNICATIONS ENTERTAINMENT I, L.P.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                                  (UNAUDITED)

                                                        1997          1996
                                                     -----------  ------------
Cash Flows from Operating Activities:
 Net loss........................................... $(6,033,809) $ (9,138,965)
 Adjustments to reconcile net loss to net cash
  provided by (used in) operating activities--
  Amortization of debt issuance costs...............     279,234           --
  Depreciation and amortization.....................  15,218,022    15,106,492
  Loss on disposal of fixed assets..................         --        586,391
  Changes in assets and liabilities, net of effects
   from acquisitions--
   Accounts receivable, net.........................   1,252,165    (1,099,394)
   Prepaid expenses and other.......................    (411,422)     (381,015)
   Other assets.....................................     (67,772)          --
   Current liabilities..............................  (4,366,221)   (2,975,569)
   Deferred revenue.................................     351,895         3,283
                                                     -----------  ------------
    Net cash provided by (used in) operating
     activities.....................................   6,222,092     2,101,223
                                                     -----------  ------------
Cash Flows from Investing Activities:
 Purchases of property, plant and equipment.........  (7,964,230)  (10,377,702)
 Payments for acquisitions of cable television
  systems, net of cash acquired.....................         --    (90,484,489)
 Restricted funds held in escrow....................         --        301,598
 Increase in franchise costs........................    (175,273)     (285,614)
 Proceeds from sale of property, plant and
  equipment.........................................         --        654,755
                                                     -----------  ------------
    Net cash used in investing activities...........  (8,139,503) (100,191,452)
                                                     -----------  ------------
Cash Flows from Financing Activities:
 Payments of debt issuance costs....................         --     (1,756,965)
 Payments under revolving credit and term loan
  facility..........................................  (3,700,000)          --
 Borrowings under revolving credit and term loan
  facility..........................................   3,700,000    88,000,000
 Bank overdrafts....................................         --        416,263
                                                     -----------  ------------
    Net cash provided by financing activities.......         --     86,659,298
                                                     -----------  ------------
Net Decrease in Cash and Cash Equivalents...........  (1,917,411)  (11,430,931)
Cash and Cash Equivalents, beginning of period......   2,934,939    11,430,931
                                                     -----------  ------------
Cash and Cash Equivalents, end of period............ $ 1,017,528  $        --
                                                     ===========  ============
Cash Paid for Interest.............................. $ 7,657,603  $  8,929,146
                                                     ===========  ============
Cash Paid for Taxes................................. $       --   $        --
                                                     ===========  ============

  The accompanying notes are an integral part of these condensed consolidated statements.

                 CHARTER COMMUNICATIONS ENTERTAINMENT I, L.P.

        NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                MARCH 31, 1997
                                  (UNAUDITED)

1. ORGANIZATION AND BASIS OF PRESENTATION:

  Charter Communications Entertainment I, L.P. (the "Partnership"), a Delaware limited partnership, was formed effective January 1995, for purpose of acquiring and operating existing cable television systems. The Partnership commenced operations effective January 1995, with the assignment of its general and limited partnership interests. The Partnership will terminate no later than December 31, 2055, as provided in its partnership agreement.

  CCA Acquisition Corp. (CAC), the General Partner, holds a 1.22% interest in the Partnership. CAC is a wholly owned subsidiary of CCA Holdings Corp. (CCA Holdings). Charter Communications Entertainment, L.P. (CCE) and CCT Holdings Corp. (CCT Holdings) hold limited partnership interests of 97.78% and 1%, respectively, in the Partnership. CCT Holdings and CCA Holdings hold partnership interests of 45% and 55%, respectively, in CCE. CCA Holdings and CCT Holdings are each owned by Kelso Investment Associates V, L.P., an investment fund, together with an affiliate and certain other individuals, and Charter Communications, Inc., manager of the Partnership's cable television systems.

  The accompanying unaudited financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

2. RESPONSIBILITY FOR FINANCIAL STATEMENTS:

  The financial statements as of March 31, 1997, and for the three months ended March 31, 1997 and 1996, are unaudited; however, in the opinion of management, such statements include all adjustments necessary for a fair presentation of the financial position and results of operations for the periods presented. These financial statements should be read in conjunction with the financial statements and notes thereto as of and for the year ended December 31, 1996. Interim results are not necessarily indicative of results for a full year.

                 CHARTER COMMUNICATIONS ENTERTAINMENT II, L.P.

                            CONDENSED BALANCE SHEET
                                  (UNAUDITED)

                                                                    MARCH 31,
                                                                       1997
                                                                   ------------
                              ASSETS
Current Assets:
  Cash and cash equivalents....................................... $  5,321,051
  Accounts receivable, net of allowance for doubtful accounts of
   $246,668.......................................................    2,515,174
  Prepaid expenses and other......................................      987,653
                                                                   ------------
    Total current assets..........................................    8,823,878
                                                                   ------------
Investment in Cable Television Properties:
  Property, plant and equipment, net of accumulated depreciation of $23,045,168.................................................  121,480,476
  Franchise costs, net of accumulated amortization of
   $23,527,820....................................................  211,580,838
                                                                   ------------
                                                                    333,061,314
                                                                   ------------
Other Assets, net of accumulated amortization of $777,118.........    3,316,289
                                                                   ------------
                                                                   $345,201,481
                                                                   ============
                LIABILITIES AND PARTNERS' CAPITAL
Current Liabilities, including payables to affiliates of
 $1,052,375....................................................... $ 10,288,028
                                                                   ------------
Deferred Revenue..................................................      358,563
                                                                   ------------
Long-Term Debt....................................................  195,800,000
                                                                   ------------
Subordinated Note Payable to Limited Partner......................   27,905,500
                                                                   ------------
Commitments and Contingencies
Partners' Capital:
  General partner.................................................          --
  Limited partners................................................  110,849,390
                                                                   ------------
    Total partners' capital.......................................  110,849,390
                                                                   ------------
                                                                   $345,201,481
                                                                   ============


  The accompanying notes are an integral part of this condensed balance sheet.

                 CHARTER COMMUNICATIONS ENTERTAINMENT II, L.P.

                       CONDENSED STATEMENTS OF OPERATIONS

               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                                  (UNAUDITED)

                                                         1997         1996
                                                      -----------  -----------
Service Revenues..................................... $22,669,563  $21,975,113
                                                      -----------  -----------
Expenses:
  Operating, general and administrative..............  12,954,278   12,502,557
  Depreciation and amortization......................   8,232,426    7,670,709
  Management and financial advisory service fees--
   related parties...................................     900,000      900,000
                                                      -----------  -----------
                                                       22,086,704   21,073,266
                                                      -----------  -----------
    Income from operations...........................     582,859      901,847
                                                      -----------  -----------
Interest Income (Expense):
  Interest income....................................      66,677       28,990
  Interest expense...................................  (4,122,129)  (4,273,150)
                                                      -----------  -----------
                                                       (4,055,452)  (4,244,160)
                                                      -----------  -----------
    Net loss......................................... $(3,472,593) $(3,342,313)
                                                      ===========  ===========


   The accompanying notes are an integral part of these condensed statements.

                 CHARTER COMMUNICATIONS ENTERTAINMENT II, L.P.

                    CONDENSED STATEMENT OF PARTNERS' CAPITAL

                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                  (UNAUDITED)

                                              LIMITED PARTNERS
                                            ---------------------
                                            ORDINARY  PREFERRED
                                    GENERAL CAPITAL    CAPITAL
                                    PARTNER ACCOUNTS   ACCOUNT        TOTAL
                                    ------- -------- ------------  ------------
Balance, December 31, 1996.........  $ --    $ --    $114,321,983  $114,321,983
  Allocation of net loss...........    --      --      (3,472,593)   (3,472,593)
                                     -----   -----   ------------  ------------
Balance, March 31, 1997............  $ --    $ --    $110,849,390  $110,849,390
                                     =====   =====   ============  ============



    The accompanying notes are an integral part of this condensed statement.

                 CHARTER COMMUNICATIONS ENTERTAINMENT II, L.P.

                       CONDENSED STATEMENTS OF CASH FLOWS

               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                                  (UNAUDITED)

                                                         1997         1996
                                                     ------------  -----------
Cash Flows from Operating Activities:
 Net loss........................................... $ (3,472,593) $(3,342,313)
 Adjustments to reconcile net loss to net cash
  provided by operating activities--
  Depreciation and amortization.....................    8,232,426    7,670,709
  Changes in assets and liabilities--
   Accounts receivable, net.........................      971,244    1,086,787
   Prepaid expenses and other.......................      380,109      412,019
   Current liabilities..............................   (2,810,170)  (4,751,089)
   Deferred revenue.................................      (24,507)     (22,386)
   Accrued interest on subordinated note payable to
    limited partner.................................      487,500      525,000
   Other assets, net................................       (5,596)     (74,647)
                                                     ------------  -----------
    Net cash provided by operating activities.......    3,758,413    1,504,080
                                                     ------------  -----------
Cash Flows from Investing Activities:
 Purchases of property, plant and equipment.........   (6,071,723)  (4,735,293)
 Increase in franchise costs........................     (216,289)     (27,048)
 Restricted funds held in escrow....................   (4,000,000)         --
                                                     ------------  -----------
    Net cash used in investing activities...........  (10,288,012)  (4,762,341)
                                                     ------------  -----------
Cash Flows from Financing Activities:
 Payments of long-term debt.........................     (500,000)         --
 Borrowings of long-term debt.......................    2,300,000          --
 Payments of debt issuance costs....................          --      (125,000)
                                                     ------------  -----------
    Net cash provided by (used in) financing
     activities.....................................    1,800,000     (125,000)
                                                     ------------  -----------
Net Decrease in Cash and Cash Equivalents...........   (4,729,599)  (3,383,261)
Cash and Cash Equivalents, beginning of period......    6,050,650    5,897,105
                                                     ------------  -----------
Cash and Cash Equivalents, end of period............ $  1,321,051  $ 2,513,844
                                                     ============  ===========
Cash Paid for Interest.............................. $  4,137,885  $ 5,360,246
                                                     ============  ===========
Cash Paid for Taxes................................. $        --   $       --
                                                     ============  ===========

   The accompanying notes are an integral part of these condensed statements.

                 CHARTER COMMUNICATIONS ENTERTAINMENT II, L.P.

               NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

                                MARCH 31, 1997
                                  (UNAUDITED)

1. ORGANIZATION AND BASIS OF PRESENTATION:

  Charter Communications Entertainment II, L.P. (the "Partnership"), a Delaware limited partnership, was formed on April 20, 1995, for the purpose of acquiring and operating existing cable television systems. The Partnership commenced operations effective September 30, 1995, through the acquisition of certain cable television systems in southern California. The Partnership will terminate no later than December 31, 2055, as provided in the partnership agreement.

  CCT Holdings Corp. (CCT Holdings), the General Partner, holds a 1% interest in the Partnership. Charter Communications Entertainment, L.P. (CCE) and CCA Acquisition Corp. (CAC) hold limited partnership interests of 97.78% and 1.22%, respectively, in the Partnership. CCT Holdings and CAC hold partnership interests of 45% and 55%, respectively, in CCE. CAC is a wholly owned subsidiary of CCA Holdings Corp. (CCA Holdings). CCA Holdings and CCT Holdings are each owned by Kelso Investment Associates V, L.P., an investment fund, together with an affiliate and certain other individuals, and Charter Communications, Inc., manager of the Partnership's cable television systems.

  The accompanying unaudited financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.

2. RESPONSIBILITY FOR FINANCIAL STATEMENTS:

  The financial statements as of March 31, 1997, and for the three months ended March 31, 1997 and 1996, are unaudited; however, in the opinion of management, such statements include all adjustments necessary for a fair presentation of the financial position and results of operations for the periods presented. These financial statements should be read in conjunction with the financial statements and notes thereto as of and for the year ended December 31, 1996. Interim results are not necessarily indicative of results for a full year.

3. LONG BEACH INVESTMENT

  In May 1997, the Partnership made a $25.0 million investment (the "Long Beach Investment") in Long Beach Acquisition Corp. (LBAC), in connection with the acquisition of LBAC by Charter Communications Long Beach, Inc. (CC-LB), an affiliate of the Partnership. LBAC owns cable television systems serving communities in Long Beach, California. The Long Beach Investment was in the form of a loan convertible into 27.5% of the stock of LBAC. In connection with the Long Beach Investment, the Partnership and LBAC became jointly and severally liable under the Partnership's credit facility, which was increased by approximately $140.0 million, and CCE-II borrowed $25.0 million under the Partnership's credit facility in order to make the Long Beach Investment.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 NO DEALER, SALESPERSON OR ANY OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE ISSUER SINCE THE DATE HEREOF.

                               ----------------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Prospectus Summary........................................................   2
Risk Factors..............................................................  23
The Exchange Offer .......................................................  32
The Company...............................................................  38
Capitalization............................................................  39
Unaudited Selected Historical and Unaudited Pro Forma Financial Data......  40
Unaudited Pro Forma Financial Statements .................................  43
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations...............................................................  46
Business..................................................................  57
Management................................................................  82
Certain Relationships and Related
 Transactions.............................................................  85
Principal Securityholders.................................................  88
Description of Notes......................................................  89
Certain Federal Income Tax Consequences................................... 106
Description of Other Indebtedness......................................... 110
Plan of Distribution...................................................... 115
Legal Matters............................................................. 116
Independent Certified Public Accountants.................................. 116
Glossary.................................................................. 117
List of Entities.......................................................... 118
Index to Audited Financial Statements..................................... F-1

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                An Affiliate of

                                     LOGO
                          [of Charter Communications]

                                  $82,000,000

                              CCA HOLDINGS CORP.

                      SENIOR SUBORDINATED NOTES DUE 1999

                           ------------------------

                                  PROSPECTUS

                           ------------------------

                              JULY   , 1997

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in god faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful, provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances. CCA's Certificate of Incorporation provides that CCA shall indemnify its directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. CCA's Certificate of Incorporation also provides that no director shall be liable to the Company or its stockholders for monetary damages for breach of his fiduciary duty as director, except for liability (i) of any breach of the director's duty of loyalty to CCA or its stockholders,
(ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction in which the director derived an improper personal benefit.

  CAC's Certificate of Incorporation provides that CAC shall indemnify its directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. CAC's Certificate of Incorporation also provides that no director shall be liable to the Company or its stockholders for monetary damages for breach of his fiduciary duty as director, except for liability (i) for any breach of the director's duty or loyalty to CAC or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction in which the director derived an improper personal benefit.

  Cencom Cable's Certificate of Incorporation provides that Cencom Cable shall indemnify its directors and officers to the fullest extent permitted by
Section 145 of the Delaware General Corporation Law. Cencom Cable's Certificate of Incorporation also provides that no director shall be liable to the Company or its stockholders for monetary damages for breach of his fiduciary duty as director, except for liability (i) of any breach of the director's duty of loyalty to Cencom Cable's or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction in which the director derived an improper personal benefit.

  Section 17-108 of the Revised Limited Partnership Act of the State of Delaware provides that subject to such standards and restrictions, if any, as are set forth in its a partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

  CCE, L.P.'s Agreement of Limited Partnership provides that CCE, L.P. shall indemnify its directors and officers to the fullest extent permitted by applicable law. CCE, L.P.'s Agreement of Limited Partnership also provides that none of the general partners or any of their affiliates or the partners, officers, directors or employees of such general partner or affiliate shall be liable to the partnership or any partner for any act or omission taken or omitted by such person in good faith, provided that such act or omission did not constitute gross negligence, fraud, willful violation of the law, willful violation of the Agreement of Limited Partnership or reckless disregard of the duties of such person.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits.

 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
   *1.1  Placement Agreement, dated February 10, 1997, among CCA Holdings
         Corp., HC Crown Corp. and Furman Selz LLC
   *3.1  Amended and Restated Certificate of Incorporation of CCA Holdings
         Corp.
   *3.2  Amended and Restated By-laws of CCA Holdings Corp.
   *3.3  Certificate of Incorporation of CCA Acquisition Corp.
   *3.4  Amended and Restated By-laws of CCA Acquisition Corp.
   *3.5  Certificate of Incorporation of Cencom Cable Entertainment, Inc.
   *3.6  Amended and Restated By-laws of Cencom Cable Entertainment, Inc.
   *3.7  Certificate of Limited Partnership of Charter Communications
         Entertainment, L.P.
   *3.8  Amendment to Certificate of Limited Partnership of Charter
         Communications Entertainment, L.P.
   *3.9  Agreement of Limited Partnership of Charter Communications
         Entertainment, L.P.
   *4.1  Indenture, dated February 13, 1997, between CCA Holdings Corp. and
         Harris Trust and Savings Bank, as Trustee
   *4.2  Second Amended and Restated Guaranty, dated February 13, 1997, issued by CCA Acquisition Corp.
   *4.3  Second Amended and Restated Guaranty, dated February 13, 1997, issued by Cencom Cable Entertainment, Inc.
   *4.4  Second Amended and Restated Guaranty, dated February 13, 1997, issued by Charter Communications Entertainment, L.P.
   *4.5  Second Amended and Restated Subordination Agreement between Harris
         Trust and Savings Bank, as Trustee, CCA Holdings Corp. and Toronto
         Dominion (Texas) Inc., as Administrative Agent, dated February 13,
         1997
   *4.6  Letter Agreement, dated November 15, 1996, between CCA Holdings Corp.
         and HC Crown Corp.
   *4.7  Form of Old Note (included in Exhibit 4.1)
   *4.8  Form of New Note (included in Exhibit 4.1)
  **5.1  Legal Opinion
  *10.1  Amended and Restated Loan Agreement dated as of September 29, 1995
         (the "CCE-I Loan Agreement") among Charter Communications
         Entertainment I, L.P., as Borrower, Toronto Dominion (Texas), Inc. and
         Chemical Bank, as Documentation Agents, Toronto Dominion (Texas),
         Inc., Chemical Bank, CIBC Inc., Credit Lyonnais Cayman Island Branch
         and Nationsbank, N.A. (Carolinas), as Managing Agents, Banque Paribas
         and Union Bank, as Co-Agents, the Signatory Banks thereto, and Toronto
         Dominion (Texas), Inc., as Administrative Agent
  *10.2  First Amendment to the CCE-I Loan Agreement dated as of October 31,
         1995
  *10.3  Second Amendment to the CCE-I Loan Agreement dated as of January 16,
         1996
  *10.4  Third Amendment to the CCE-I Loan Agreement dated as of March 29, 1996
  *10.5  Fourth Amendment to the CCE-I Loan Agreement dated as of May 24, 1996
  *10.6  Fifth Amendment to the CCE-I Loan Agreement dated as of November 29,
         1996
  *10.7  Sixth Amendment to the CCE-I Loan Agreement dated as of February 7,
         1997

 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
  *10.8  Amended and Restated Shareholders' Agreement dated as of November 15,
         1996 between Kelso & Company, L.P., Charter Communications, Inc. and
         HC Crown Corp.
  *10.9  Amended and Restated Management Agreement dated as of September 29,
         1995 between Charter Communications Entertainment I, L.P. and Charter
         Communications, Inc.
  *10.10 Amendment Number One to Amended and Restated Management Agreement
         dated as of October 31, 1995 between Charter Communications
         Entertainment I, L.P. and Charter Communications, Inc.
  *10.11 Amendment Number Two to Amended and Restated Management Agreement
         dated as of March 29, 1996 between Charter Communications
         Entertainment I, L.P. and Charter Communications, Inc.
  *10.12 Amendment Number Three to Amended and Restated Management Agreement
         dated as of November 29, 1996 between Charter Communications
         Entertainment I, L.P. and Charter Communications, Inc.
  *10.13 Certificate of Limited Partnership of Charter Communications
         Entertainment I, L.P.
  *10.14 Amendment to the Certificate of Limited Partnership of Charter
         Communications Entertainment I, L.P.
  *10.15 Agreement of Limited Partnership of Charter Communications
         Entertainment I, L.P.
  *10.16 Certificate of Limited Partnership of Charter Communications
         Entertainment II, L.P.
  *10.17 Agreement of Limited Partnership of Charter Communications
         Entertainment II, L.P.
  *10.18 Contingent Payment Agreement dated as of September 29, 1995 among
         Charter Communications Entertainment, L.P., CCT Holdings Corp. and
         Cencom CableTelevision, Inc.
  *10.19 Amended and Restated Stockholders' Agreement dated as of September 29,
         1995 among CCA Holdings Corp., Kelso Investment Associates V, L.P.,
         Kelso Equity Partners V, L.P. and Charter Communications, Inc.
  *10.20 Registration Rights Agreement dated as of January 18, 1995 (the
         "Registration Rights Agreement") among CCA Holdings Corp., Kelso
         Investment Associates V, L.P., Kelso Equity Partners V, L.P. and
         Charter Communications, Inc.
  *10.21 Amendment Number One to the Registration Rights Agreement dated as of
         September 29, 1995
  *12.1  Crown Systems, Ratio of Earnings to Fixed Charges Calculation
  *12.2  CCA Holdings Corp. and subsidiaries, Ratio of Earnings to Fixed
         Charges Calculation
  *21.1  List of Subsidiaries of Registrants
 **23.1  Consent of Arthur Andersen LLP.
 **23.2  Consent of Ernst & Young LLP
 **23.3  Consent of KPMG Peat Marwick LLP
 **23.4  Consent of Piaker & Lyons, P.C.
 **23.5  Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit
         5.1)
  *25.1  Statement of Eligibility of Harris Trust and Savings Bank, as Trustee,
         on Form T-1
  *27.1  Financial Data Schedule CCA Holdings Corp.
  *27.2  Financial Data Schedule CCA Acquisition Corp.
  *27.3  Financial Data Schedule Cencom Cable Entertainment, Inc.
  *27.4  Financial Data Schedule Charter Communications Entertainment, L.P.
 **99.1  Letter of Transmittal

--------

 *Previously filed.

**Filed herewith.

  (b) Financial Statement Schedules.

    Reports of Independent Certified Public Accountants incorporated by reference herein.

ITEM 22. UNDERTAKINGS

  The undersigned hereby undertake with respect to the securities offered by them:

    1. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted as to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions or otherwise, the Registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its respective counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    2. The Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    3. The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    4. The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of each of the Registrants' annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned Registrants hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 8th day of July, 1997.

                                          CCA Holdings Corp.

                                               /s/ Jerald L. Kent
                                          By: _________________________________
                                              Name: Jerald L. Kent
                                              Title: President

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

              SIGNATURE                  TITLE                       DATE


         /s/ Jerald L. Kent            President, Chief          July 8, 1997
-------------------------------------   Executive Officer
           JERALD L. KENT               and Director

         /s/ Howard L. Wood            Vice Chairman of the      July 8, 1997
-------------------------------------   Board and Director
           HOWARD L. WOOD

        /s/ Kent D. Kalkwarf           Senior Vice               July 8, 1997
-------------------------------------   President and Chief
          KENT D. KALKWARF              Financial Officer
                                        (Principal
                                        Financial Officer)

         /s/ Ralph G. Kelly            Senior Vice               July 8, 1997
-------------------------------------   President--
           RALPH G. KELLY               Treasurer
                                        (Principal
                                        Accounting
                                        Officer)

       /s/ George E. Matelich          Director                  July 8, 1997
-------------------------------------
         GEORGE E. MATELICH

        /s/ Frank T. Nickell           Director                  July 8, 1997
-------------------------------------
          FRANK T. NICKELL

        /s/ Thomas R. Wall IV          Director                  July 8, 1997
-------------------------------------
          THOMAS R. WALL IV

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 8th day of July, 1997.

                                          CCA Acquisition Corp.

                                                /s/ Jerald L. Kent
                                          By: _________________________________
                                              Name: Jerald L. Kent
                                              Title: President

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

              SIGNATURE                         TITLE
                                                                     DATE

         /s/ Jerald L. Kent            President, Chief          July 8, 1997
-------------------------------------   Executive Officer
           JERALD L. KENT               and Director

         /s/ Howard L. Wood            Vice Chairman of the      July 8, 1997
-------------------------------------   Board and Director
           HOWARD L. WOOD

        /s/ Kent D. Kalkwarf           Senior Vice               July 8, 1997
-------------------------------------   President and Chief
          KENT D. KALKWARF              Financial Officer
                                        (Principal
                                        Financial Officer)

         /s/ Ralph G. Kelly            Senior Vice               July 8, 1997
-------------------------------------   President--
           RALPH G. KELLY               Treasurer
                                        (Principal
                                        Accounting Officer)

       /s/ George E. Matelich          Director                  July 8, 1997
-------------------------------------
         GEORGE E. MATELICH

        /s/ Frank T. Nickell           Director                  July 8, 1997
-------------------------------------
          FRANK T. NICKELL

        /s/ Thomas R. Wall IV          Director                  July 8, 1997
-------------------------------------
          THOMAS R. WALL IV

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 8th day of July, 1997.

                                          Cencom Cable Entertainment, Inc.

                                                /s/ Jerald L. Kent
                                          By: _________________________________
                                              Name: Jerald L. Kent
                                              Title: President

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

              SIGNATURE                         TITLE                DATE


         /s/ Jerald L. Kent            President, Chief          July 8, 1997
-------------------------------------   Executive Officer
           JERALD L. KENT               and Director

         /s/ Ralph G. Kelly            Senior Vice               July 8, 1997
-------------------------------------   President--
           RALPH G. KELLY               Treasurer
                                        (Principal
                                        Accounting Officer)

        /s/ Kent D. Kalkwarf           Senior Vice               July 8, 1997
-------------------------------------   President and Chief
          KENT D. KALKWARF              Financial Officer
                                        (Principal
                                        Financial Officer)

        /s/ Barry L. Babcock           Chairman of the           July 8, 1997
-------------------------------------   Board
          BARRY L. BABCOCK              and Director

         /s/ Howard L. Wood            Vice Chairman of the      July 8, 1997
-------------------------------------   Board and Director
           HOWARD L. WOOD

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 8th day of July, 1997.

                                          Charter Communications
                                           Entertainment, L.P.

                                                   CCA Acquisition Corp.,
                                                   its General Partner
                                          By: _________________________________

                                                  /s/ Jerald L. Kent
                                          By: _________________________________
                                              Name: Jerald L. Kent
                                              Title: President

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

              SIGNATURE                         TITLE                DATE


         /s/ Jerald L. Kent            President, Chief          July 8, 1997
-------------------------------------   Executive Officer
           JERALD L. KENT               and Director

         /s/ Howard L. Wood            Vice Chairman of the      July 8, 1997
-------------------------------------   Board and Director
           HOWARD L. WOOD

        /s/ Kent D. Kalkwarf           Senior Vice               July 8, 1997
-------------------------------------   President and Chief
          KENT D. KALKWARF              Financial Officer
                                        (Principal
                                        Financial Officer)

         /s/ Ralph G. Kelly            Senior Vice               July 8, 1997
-------------------------------------   President--
           RALPH G. KELLY               Treasurer
                                        (Principal
                                        Accounting Officer)

       /s/ George E. Matelich          Director                  July 8, 1997
-------------------------------------
         GEORGE E. MATELICH

        /s/ Frank T. Nickell           Director                  July 8, 1997
-------------------------------------
          FRANK T. NICKELL

        /s/ Thomas R. Wall IV          Director                  July 8, 1997
-------------------------------------
          THOMAS R. WALL IV

                                 EXHIBIT INDEX

                              CCA HOLDINGS, CORP.

 EXHIBIT                                                             SEQUENTIAL
   NO.                          DESCRIPTION                           PAGE NO.
 -------                        -----------                          ----------
  *1.1   Placement Agreement, dated February 10, 1997, among CCA
         Holdings Corp., HC Crown Corp. and Furman Selz LLC.......
  *3.1   Amended and Restated Certificate of Incorporation of CCA
         Holdings Corp............................................
  *3.2   Amended and Restated By-laws of CCA Holdings Corp........
  *3.3   Certificate of Incorporation of CCA Acquisition Corp.....
  *3.4   Amended and Restated By-laws of CCA Acquisition Corp.....
  *3.5   Certificate of Incorporation of Cencom Cable
         Entertainment, Inc.......................................
  *3.6   Amended and Restated By-laws of Cencom Cable
         Entertainment, Inc.......................................
  *3.7   Certificate of Limited Partnership of Charter
         Communications Entertainment, L.P........................
  *3.8   Amendment to Certificate of Limited Partnership of
         Charter Communications
         Entertainment, L.P.......................................
  *3.9   Agreement of Limited Partnership of Charter
         Communications Entertainment, L.P........................
  *4.1   Indenture, dated February 13, 1997, between CCA Holdings
         Corp. and Harris Trust and Savings Bank, as Trustee......
  *4.2   Second Amended and Restated Guaranty, dated February 13,
         1997, issued by CCA Acquisition Corp. ...................
  *4.3   Second Amended and Restated Guaranty, dated February 13,
         1997, issued by Cencom Cable Entertainment, Inc. ........
  *4.4   Second Amended and Restated Guaranty, dated February 13,
         1997, issued by Charter Communications Entertainment,
         L.P. ....................................................
  *4.5   Second Amended and Restated Subordination Agreement
         between Harris Trust and Savings Bank, as Trustee, CCA
         Holdings Corp. and Toronto Dominion (Texas) Inc., as
         Administrative Agent, dated February 13, 1997............
  *4.6   Letter Agreement, dated November 15, 1996, between CCA
         Holdings Corp. and
         HC Crown Corp............................................
  *4.7   Form of Old Note (included in Exhibit 4.1)...............
  *4.8   Form of New Note (included in Exhibit 4.1)...............
 **5.1   Legal Opinion............................................
 *10.1   Amended and Restated Loan Agreement dated as of September
         29, 1995 (the "CCE-I Loan Agreement") among Charter
         Communications Entertainment I, L.P., as Borrower,
         Toronto Dominion (Texas), Inc. and Chemical Bank, as
         Documentation Agents, Toronto Dominion (Texas), Inc.,
         Chemical Bank, CIBC Inc., Credit Lyonnais Cayman Island
         Branch and Nationsbank, N.A. (Carolinas), as Managing
         Agents, Banque Paribas and Union Bank, as Co-Agents, the
         Signatory Banks thereto, and Toronto Dominion (Texas),
         Inc., as Administrative Agent............................
 *10.2   First Amendment to the CCE-I Loan Agreement dated as of
         October 31, 1995.........................................
 *10.3   Second Amendment to the CCE-I Loan Agreement dated as of
         January 16, 1996.........................................
 *10.4   Third Amendment to the CCE-I Loan Agreement dated as of
         March 29, 1996...........................................
 *10.5   Fourth Amendment to the CCE-I Loan Agreement dated as of
         May 24, 1996.............................................
 *10.6   Fifth Amendment to the CCE-I Loan Agreement dated as of
         November 29, 1996........................................
 *10.7   Sixth Amendment to the CCE-I Loan Agreement dated as of
         February 7, 1997.........................................
 *10.8   Amended and Restated Shareholders' Agreement dated as of
         November 15, 1996 between Kelso & Company, L.P., Charter
         Communications, Inc. and HC Crown Corp. .................
 *10.9   Amended and Restated Management Agreement dated as of
         September 29, 1995 between Charter Communications
         Entertainment I, L.P. and Charter Communications, Inc. ..
 *10.10  Amendment Number One to Amended and Restated Management
         Agreement dated as of October 31, 1995 between Charter
         Communications Entertainment I, L.P. and Charter
         Communications, Inc. ....................................

 EXHIBIT                                                             SEQUENTIAL
   NO.                          DESCRIPTION                           PAGE NO.
 -------                        -----------                          ----------
  *10.11 Amendment Number Two to Amended and Restated Management
         Agreement dated as of March 29, 1996 between Charter
         Communications Entertainment I, L.P. and Charter
         Communications, Inc. ....................................
  *10.12 Amendment Number Three to Amended and Restated Management
         Agreement dated as of November 29, 1996 between Charter
         Communications Entertainment I, L.P. and Charter
         Communications, Inc. ....................................
  *10.13 Certificate of Limited Partnership of Charter
         Communications Entertainment I, L.P. ....................
  *10.14 Amendment to the Certificate of Limited Partnership of
         Charter Communications Entertainment I, L.P. ............
  *10.15 Agreement of Limited Partnership of Charter
         Communications Entertainment I, L.P. ....................
  *10.16 Certificate of Limited Partnership of Charter
         Communications Entertainment II, L.P. ...................
  *10.17 Agreement of Limited Partnership of Charter
         Communications Entertainment II, L.P. ...................
  *10.18 Contingent Payment Agreement dated as of September 29,
         1995 among Charter Communications Entertainment, L.P.,
         CCT Holdings Corp. and Cencom Cable
         Television, Inc. ........................................
  *10.19 Amended and Restated Stockholders' Agreement dated as of
         September 29, 1995 among CCA Holdings Corp., Kelso
         Investment Associates V, L.P., Kelso Equity Partners V,
         L.P. and Charter Communications, Inc.....................
  *10.20 Registration Rights Agreement dated as of January 18,
         1995 (the "Registration Rights Agreement") among CCA
         Holdings Corp., Kelso Investment Associates V, L.P.,
         Kelso Equity Partners V, L.P. and Charter Communications,
         Inc......................................................
  *10.21 Amendment Number One to the Registration Rights Agreement
         dated as of September 29, 1995...........................
  *12.1  Crown Systems, Ratio of Earnings to Fixed Charges
         Calculation..............................................
  *12.2  CCA Holdings Corp. and subsidiaries, Ratio of Earnings to
         Fixed Charges Calculation................................
  *21.1  List of Subsidiaries of Registrants......................
 **23.1  Consent of Arthur Andersen LLP...........................
 **23.2  Consent of Ernst & Young LLP.............................
 **23.3  Consent of KPMG Peat Marwick LLP.........................
 **23.4  Consent of Piaker & Lyons, P.C...........................
 **23.5  Consent of Paul, Hastings, Janofsky & Walker LLP
         (included in Exhibit 5.1)................................
  *25.1  Statement of Eligibility of Harris Trust and Savings
         Bank, as Trustee, on Form T-1............................
  *27.1  Financial Data Schedule CCA Holdings Corp. ..............
  *27.2  Financial Data Schedule CCA Acquisition Corp. ...........
  *27.3  Financial Data Schedule Cencom Cable Entertainment,
         Inc. ....................................................
  *27.4  Financial Data Schedule Charter Communications
         Entertainment, L.P. .....................................
 **99.1  Letter of Transmittal....................................

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 *Previously filed.

**Filed herewith.